    As Filed with the Securities and Exchange Commission on January 25, 2001
                                                      Registration No. 333-

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                                    FORM S-4

                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                                ---------------

                          MIDWAY AIRLINES CORPORATION
             (Exact name of registrant as specified in its charter)

            Delaware                              4512                          36-3915637
 (State or other jurisdiction of      (Primary Standard Industrial           (I.R.S. Employer
 incorporation or organization)       Classification Code Number)           Identification No.)

                          2801 Slater Road, Suite 200
                       Morrisville, North Carolina 27560
                                 (919) 595-6000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ---------------

                                               Copies of Correspondence to:

          JONATHAN S. WALLER, ESQ.                          ROY L. GOLDMAN, ESQ.
  Senior Vice President and General Counsel                SEAN F. CORRIGAN, ESQ.
         Midway Airlines Corporation                    Fulbright & Jaworski L.L.P.
         2801 Slater Road, Suite 200                          666 Fifth Avenue
      Morrisville, North Carolina 27560                   New York, New York 10103
               (919) 595-6000                                  (212) 318-3000

(Name, address, including zip code and telephone number, including area code, of agent for service)

                                ---------------

   Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

   If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                                ---------------

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

 Title of each class of                Proposed maximum Proposed maximum
    securities to be     Amount to be   offering price      aggregate        Amount of
       registered        registered(1)   per unit(2)    offering price(2) registration fee
------------------------------------------------------------------------------------------
8.82% 2000-1A Pass
 Through Certificates... $129,801,000        100%         $129,801,000       $32,450.25
10.07% 2000-1B Pass
 Through Certificates...   51,110,000        100            51,110,000        12,777.50
11.19% 2000-1C Pass
 Through Certificates...   16,661,000        100            16,661,000         4,165.25
                         ------------                     ------------       ----------
                         $197,572,000                     $197,572,000       $49,393.00

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) Aggregate principal amount of the Pass Through Certificates being registered.
(2) Estimated solely for purposes of calculating the registration fee.

                                ---------------

   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and we are not soliciting offers to buy these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                 SUBJECT TO COMPLETION, DATED JANUARY 25, 2001

PROSPECTUS
                                  $197,572,000

                                     [LOGO]

                           2000-1 PASS THROUGH TRUSTS
                    PASS THROUGH CERTIFICATES, SERIES 2000-1

                               OFFER TO EXCHANGE

                $129,801,000 Class A Pass Through Certificates,
               $51,110,000 Class B Pass Through Certificates and
                 $16,661,000 Class C Pass Through Certificates

                                      FOR

                                A Like Amount of
       Registered Class A, Class B and Class C Pass Through Certificates

        The exchange offer will expire at 5:00 p.m., New York City time,
                        on      , 2001, unless extended.

                                  -----------

  We are offering to exchange each class of outstanding pass through certificates, series 2000-1, issued by three separate pass through trusts for new certificates issued by the same pass through trusts having terms identical in all material respects to the terms of the outstanding certificates that they are replacing, except that the new certificates will not contain terms with respect to transfer restrictions or certain interest rate increases, and will be available only in book-entry form. You should read the section called "The Exchange Offer" for information on how to exchange your old certificates for new, registered certificates, and the section called "Description of the Exchange Certificates" for information about the new certificates to be issued in the exchange offer.

                                  -----------

  Please see "Risk Factors" beginning on page 18 for a description of certain factors you should consider in connection with the exchange offer.

                                          Principal   Interest  Final Expected
Pass Through Certificates                   Amount      Rate   Distribution Date
-------------------------                ------------ -------- -----------------
2000-1A................................. $129,801,000   8.82%    April 1, 2019
2000-1B.................................   51,110,000  10.07     April 1, 2014
2000-1C.................................   16,661,000  11.19     April 1, 2006

                                  -----------

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                  -----------

                      This prospectus is dated     , 2001.

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
Where You Can Get More Information................................          ii
Incorporation of Certain Documents by Reference...................          ii
Special Note Regarding Forward-Looking Statements.................         iii
Summary...........................................................           1
Risk Factors......................................................          18
The Exchange Offer................................................          31
Use of Proceeds...................................................          42
Capitalization....................................................          42
Selected Financial and Operating Data and Glossary................          43
Management's Discussion and Analysis of Financial Condition and
 Results of Operations............................................          47
Business..........................................................          54
Description of the Exchange Certificates..........................          64
Description of the Deposit Agreements.............................          80
Description of the Escrow Agreements..............................          83
Description of the Liquidity Facilities...........................          84
Description of the Intercreditor Agreement........................          90
Description of the Aircraft and the Appraisals....................          96
Description of the Equipment Notes................................          99
Certain U.S. Federal Income Tax Consequences......................         118
Certain Maryland Taxes............................................         123
ERISA Considerations..............................................         124
Plan of Distribution..............................................         126
Legal Matters.....................................................         127
Experts...........................................................         127
Index to Financial Statements.....................................         F-1
Index of Certain Defined Terms....................................  Appendix I
Appraisal Reports................................................. Appendix II

                               ----------------

                      WHERE YOU CAN GET MORE INFORMATION

   We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the SEC: New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60601. Copies of such material can be obtained from the Public Reference Section of the SEC, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Section. The SEC also maintains an Internet Web Site at http://www.sec.gov that contains reports and other information.

   In the event that we are no longer required to file annual, quarterly and special reports, proxy statements, and other information with the SEC, we have agreed to file with the SEC (unless the SEC will not accept such a filing) and provide to the trustee for the 2000-1 pass through trusts and the holders of the pass through certificates annual reports and the information, documents and other reports otherwise required pursuant to Sections 13 and 15(d) of the Exchange Act.

   We have filed with the SEC a registration statement on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act"), covering the new pass through certificates to be issued in the exchange offer. As permitted by the rules and regulations of the SEC, this prospectus omits certain information included in the registration statement. For further information pertaining to the pass through certificates, we refer you to the registration statement, including its exhibits. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is not necessarily complete. If we have filed any such contract, agreement or document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document. You may review and obtain a copy of this registration statement as set forth in the first paragraph above.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   The following documents have been filed by Midway with the SEC under the Exchange Act, and are incorporated herein by reference:

     1. Midway's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

     2. Midway's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2000;

     3. Midway's Current Report on Form 8-K reporting settlement of a pending lawsuit, filed on January 6, 2000;

     4. Midway's Current Report on Form 8-K reporting January 2000 traffic, filed on February 14, 2000;

     5. Midway's Current Report on Form 8-K reporting exercise of option to terminate the lease of four aircraft, filed on March 15, 2000;

     6. Midway's Current Report on Form 8-K reporting the closing of loan from Reedy Creek Investments LLC, filed on April 14, 2000;

     7. Midway's Current Report on Form 8-K reporting the record date for a rights offering, filed on June 8, 2000;

     8. Midway's Current Report on Form 8-K reporting a term sheet to lease three aircraft, filed on July 19, 2000;

     9. Midway's Current Report on Form 8-K reporting the number of shares of common stock to be issued as a result of the closing of the rights offering, filed on August 2, 2000;

     10. Midway's Current Report on Form 8-K reporting the closing of the private sale of the pass through certificates, acceptance of an aircraft and the closing of the leveraged lease transaction for that aircraft, filed on September 29, 2000; and

     11. Midway's Current Report on Form 8-K reporting a term sheet to lease two recently manufactured Boeing 737-700 aircraft and the release of an option to purchase fourteen additional Canadair Regional Jets, filed on October 11, 2000.

   All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this exchange offer are incorporated by reference and become a part of this prospectus from their date of filing. Any statement contained in this prospectus or in a document incorporated by reference is modified or superseded for purposes of this prospectus to the extent that a statement contained in any such document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

   On request, we will provide you with a copy of any or all of the documents incorporated in this prospectus by reference. Written or telephone requests for such copies should be directed to our principal office: Midway Airlines Corporation, 2801 Slater Road, Morrisville, North Carolina 27560, Attention:
General Counsel (telephone (919) 595-6009 and facsimile (919) 595-1705).

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

   This prospectus includes or incorporates forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Many of these statements may be identified by the use of forward-looking words such as "believe", "expect", "anticipate", "should", "plan", "estimate", and "potential", among others. These forward-looking statements are subject to risks, uncertainties and assumptions including, among other things, those discussed under "Risk Factors" and elsewhere in this prospectus.

   To the extent that any of the statements contained herein relating to Midway's expectations, assumptions and other matters relating to Midway are forward-looking, they are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations that involve a number of uncertainties and risks that could cause actual results to differ materially from those projected in the forward-looking statements, including, but not limited to, risks associated with:

  . our significant debt and lease obligations;

  . the impact of competitors and competitive aircraft and aircraft financing availability;

  . the ability to recruit and retain employees at a time when unemployment rates are at extremely low levels and the cost of labor is increasing;

  . our dependence on the Raleigh-Durham market;

  . aircraft operating costs, particularly fuel costs;

  . management of growth and complying with Federal Aviation Administration
    ("FAA")policies;

  . the continued productivity of our workforce;

  . dependence on key personnel; and

  . other regulatory requirements.

   As a result of the foregoing and other factors, no assurance can be given as to Midway's future results and achievements. We will not update these forward-looking statements, even though our situation may change in the future.

                                    SUMMARY

   This summary contains basic information about us and this exchange offer, but may not contain all the information that may be important to you, and is qualified in its entirety by the detailed information and financial statements (including the notes thereto) appearing elsewhere or incorporated by reference in this prospectus. We urge you to carefully read and review the entire prospectus before making any decision to participate in the exchange offer.

   Except as otherwise required by the context, references in this prospectus to "we," "us," or "Midway" mean Midway Airlines Corporation. We purchased the Midway name from Midway Airlines, Inc., a carrier which sought bankruptcy protection in 1991. We are otherwise not affiliated or in any way connected with Midway Airlines, Inc.

   For convenience, throughout this prospectus, "Old Certificates" refers to the pass through certificates, series 2000-1, that were issued on September 27, 2000, "Exchange Certificates" refers to the new pass through certificates, series 2000-1, which have been registered under the Securities Act, "Certificates" refers the Old Certificates and the Exchange Certificates collectively, and "Exchange Offer" refers to our offer to exchange the Old Certificates for the Exchange Certificates. Certain other capitalized terms used in this prospectus are defined elsewhere in this prospectus on the pages indicated in the "Index of Certain Defined Terms" attached as Appendix I.

                                  About Midway

   We are an all jet aircraft operator serving 25 destinations in 15 states and the District of Columbia from our hub at Raleigh Durham International Airport ("RDU") in North Carolina, where we currently carry more passengers and operate more flights than any other airline. We organize our business to attract and retain business travelers by providing frequent non-stop service from RDU to major business destinations, maintaining a high level of service and offering American Airlines Inc. ("American") AAdvantage(R) frequent flyer miles.

   We operate one of the youngest all jet fleets in the United States with eight 98-seat Fokker F100s ("F100s"), 24 50-seat Canadair Regional Jets ("CRJs"), three 128-seat Boeing 737-700 aircraft and three 120-seat Boeing 737-700 aircraft (collectively, "737s"). We have firm orders for two additional CRJs to be delivered by December 2001 and twelve 737s to be delivered by October 2002. In addition, we have agreed to lease four additional 737s under five-year operating leases. These aircraft will be delivered one in each of January, July, October and November 2001. The additional aircraft will be utilized to replace some or all of the F100s, to serve existing Midway destinations with greater frequency, and to enter new routes, providing our customers with more non-stop jet destinations. We have options to acquire 10 additional 737s. On February 29, 2000, we exercised our option to terminate four F100 leases prior to their scheduled termination dates. We will return these four aircraft in the first half of 2001 at a pre-tax cost of $2.1 million per aircraft.

   RDU has been our base of operations since March 1995, when we relocated from Chicago following American's reduction in service in the Raleigh-Durham market. RDU offers modern facilities with room for us to grow. We lease 19 of the 26 gates at one of RDU's two terminals, Terminal C. The remaining seven gates in Terminal C are used or controlled by American. Substantially all of the gates at RDU's other terminal are now occupied, but an expansion of that facility which is nearly completed will add five new gates in the spring of 2001 and there are plans to add up to 15 new gates by the end of 2006.

   We supplement our service pattern and support our hub at RDU with feeder service provided through a code share agreement with Corporate Flight Management, Inc. d/b/a Corporate Airlines ("Corporate

Airlines"). Corporate Airlines began providing code share services using our code in May 1997, and now provides these services to seven cities using turboprop aircraft.

   We maintain significant relationships with American Airlines that allow us to participate in the AAdvantage(R) frequent flyer program and accept AAirpass(R) tickets and American first class upgrades from passengers. We also sublease our gates and other space at Raleigh-Durham International Airport from American, and purchase a number of important services, including yield management and ground handling, from American.

   We were incorporated under the laws of the State of Delaware in 1983 as Jet Express Inc. and renamed Midway Airlines Corporation in November 1993 in connection with our commencement of jet operations. Our address is Midway Airlines Corporation, 2801 Slater Road, Morrisville, North Carolina 27560, and our telephone number is (919) 595-6000.

                               The Exchange Offer

   On September 27, 2000, Trusts formed by us completed the private offering of $197,572,000 principal amount of Old Certificates.

   In connection with the sale of the Old Certificates, Midway, Allfirst Bank, as Trustee under each of the Trust Agreements, and Morgan Stanley & Co. Incorporated and Seabury Securities LLC (together, the "Placement Agents") entered into a registration rights agreement (the "Registration Rights Agreement") in which we agreed, among other things, to deliver to you this prospectus and to complete the Exchange Offer on or prior to April 25, 2001. As a holder of Old Certificates, you are entitled to exchange in the Exchange Offer your Old Certificates for Exchange Certificates with substantially identical terms which have been registered under the Securities Act. If the Exchange Offer is not completed (or, in the alternative, if a shelf registration statement (the "Shelf Registration Statement") registering resales of the Certificates has not been filed and declared effective by the SEC) on or prior to April 25, 2001, the interest rate on the Old Certificates will be increased by 0.5% per year until the time that the Exchange Offer is consummated or the Shelf Registration Statement is declared effective by the SEC. You should read the discussion under the heading "--Summary of Terms of the Exchange Certificates" and "Description of the Exchange Certificates" for further information regarding the Exchange Certificates.

   We believe that the Exchange Certificates issued in the Exchange Offer may be resold by you without compliance with the registration and prospectus delivery provisions of the Securities Act, subject to certain conditions. Following the Exchange Offer, any Old Certificates held by you that are not exchanged in the Exchange Offer will continue to be subject to the existing restrictions on transfer on the Old Certificates and, except in certain circumstances, we will have no further obligation to you to provide for registration under the Securities Act of transfers of Old Certificates held by you. You should read the discussion under the headings "--Summary of the Exchange Offer" and "The Exchange Offer" for further information regarding the Exchange Offer and the resale of Certificates.

                      Summary of Terms of the Certificates

                                 Class A               Class B               Class C
                              Certificates          Certificates          Certificates
                          --------------------- --------------------- ---------------------
Aggregate Face Amount...      $129,801,000           $51,110,000           $16,661,000
Interest Rate...........          8.82%                10.07%                11.19%
Ratings:
  Moody's...............          Baa1                   Ba1                   Ba2
  Standard & Poor's.....           A-                   BBB-                   BB+
Initial Loan to Aircraft
 Value
 (cumulative)(/1/)......          39.5%                 55.5%                 59.3%
Expected Principal
 Distribution Window (in
 years).................        0.5-18.5              0.5-13.5               0.5-5.5
Initial Average Life (in
 years).................          12.2                   8.2                   3.0
Regular Distribution
 Dates..................  April 1 and October 1 April 1 and October 1 April 1 and October 1
Final Expected
 Distribution Date......      April 1, 2019         April 1, 2014         April 1, 2006
Final Legal Distribution
 Date...................     October 1, 2020       October 1, 2015       October 1, 2007
Minimum Denomination....        $100,000              $100,000              $100,000
(S) 1110 Protection.....           Yes                   Yes                   Yes
Liquidity Facility            3 semiannual          3 semiannual          3 semiannual
 Coverage...............    interest payments     interest payments     interest payments

--------
(1) These percentages are calculated as of October 1, 2001, the first Regular Distribution Date after all Aircraft are scheduled to have been delivered. In making such calculations, we have assumed that all Aircraft are delivered prior to such date, that the maximum principal amount of the Equipment Notes is issued and that the aggregate appraised Aircraft base value is $319,473,800 as of such date. The appraised base value is only an estimate and reflects certain assumptions, which assumptions may not reflect current market conditions. See "Description of the Aircraft and the Appraisals--Appraised Value."

                        Equipment Notes and the Aircraft

   Set forth below is certain information about the Equipment Notes expected to be held in the Trusts and the aircraft (the "Aircraft") expected to secure such Equipment Notes:

                   Expected                                   Maximum Principal
                 Registration Expected Aircraft   Appraised       Amount of
 Aircraft Type    Number (1)  Delivery Month (2)  Value (3)  Equipment Notes (4)
 --------------  ------------ ------------------ ----------- -------------------
 Boeing 737-700     N361ML    September, 2000(5) $39,790,000     $23,968,000(8)
 Boeing 737-700     N362ML     October, 2000(6)   40,026,667      24,163,000(8)
 Boeing 737-700     N363ML    November, 2000(7)   40,056,667      24,351,000(8)
 Boeing 737-700     N364ML      January, 2001     40,300,000      25,389,000
 Boeing 737-700     N365ML      February, 2001    40,363,333      25,428,900
 Boeing 737-700     N366ML       April, 2001      40,693,333      25,636,800
 Boeing 737-700     N367ML        June, 2001      40,786,667      25,695,600
 Boeing 737-700     N368ML       August, 2001     41,053,333      25,863,600

--------
(1) The tail number identified with respect to each Aircraft is a projection only, based on the current manufacturing schedule of the manufacturer. A different aircraft may actually be delivered to Midway by the manufacturer on any delivery date and in such case such substituted aircraft shall be an "Aircraft" for purposes of the offering contemplated hereby. In addition, the financing of an Aircraft may not take place on the date such Aircraft is actually delivered from the manufacturer, provided that such financing will occur prior to November 30, 2001 (the "Delivery Period Termination Date"), provided that, if a labor strike occurs at The Boeing Company prior to the scheduled Delivery Period Termination Date, the Delivery Period Termination Date will be extended by the number of days such strike continued in effect.
(2) Except as otherwise indicated, the dates for Aircraft delivery reflect the scheduled delivery months under Midway's purchase agreement with the manufacturer. The actual delivery date of any Aircraft may be subject to delay.
(3) The appraised base value of each Aircraft set forth above is the lesser of the average and median values of such Aircraft as appraised by three independent appraisal and consulting firms, projected as of the scheduled delivery month of each Aircraft. Such appraisals are based upon varying assumptions (which may not reflect current market conditions) and upon varying methodologies. An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value. See "Risk Factors-- Risk Factors Related to the Certificates and the Exchange Offer--The realizable value of an Aircraft may be less than its appraised value."
(4) The actual principal amount may be less depending on the circumstances of the financing of such Aircraft. The aggregate principal amount of all of the Equipment Notes will not exceed the aggregate face amount of the Certificates.
(5) Delivered on September 29, 2000.
(6) Delivered on October 19, 2000.
(7) Delivered on November 29, 2000.
(8) Reflects principal amount of Equipment Notes issued.

                              Cash Flow Structure

   Set forth below is a diagram illustrating the structure of the Certificates and certain cash flows.

      [DIAGRAM ILLUSTRATING STRUCTURE OF THE CERTIFICATES AND CASH FLOWS]

                              --------------------------------------
                                    MIDWAY AIRLINES CORPORATION
                              --------------------------------------
                                                |
           Lease Rental Payments Assigned       |
           by Lessor on Leased Aircraft         |
           and Mortgage Payments on Owned       |
           Aircraft                             |
                              -----------------------------------------
                                            Loan Trustees
                   __________ For Leased Aircraft and Owned Aircraft (1)
   Excess Rental   |          -----------------------------------------
   Payments        |             Series A      Series B      Series C
                   |            Equipment     Equipment     Equipment
     ---------------              Notes        Notes         Notes
       Lessors for            ------------   ------------  ------------
     Leased Aircraft                       |
     ---------------                       |
                                           |
                          Equipment Note   |     Advances and
                           Payments on     |    Reimbursements
                           all Aircraft    |       (if any)
                                           |
                                     -------------         --------------
     ----------------                Subordination ________  Liquidity
      Depositary (2)                    Agent               Provider (3)
     ----------------                -------------         --------------
             |         Principal, Premium  |
 Interest    |         (if any) and        |
 Payments on |         Interest            |
 Deposit     |         Distribution        |
             |                       ______|_________________________
     ----------------                |              |               |
         Escrow                -------------   -------------  -------------
         Agent                 Pass Through    Pass Through   Pass Through
     ----------------          Trustee for     Trustee for    Trustee for
            |                  Class A Trust   Class B Trust  Class C Trust
            |                  -------------   -------------  -------------
            |
            |                  -------------   -------------  -------------
            |                   Holders of      Holders of      Holders of
            |                     Class A          Class B         Class C
            |                  Certificates    Certificates    Certificates
            |                  -------------   -------------  -------------
            |                        |               |               |
            |________________________|_______________|_______________|

--------
(1) Each Leased Aircraft will be subject to a separate Lease and a related Indenture; each Owned Aircraft will be subject to a separate Indenture.
(2) Funds held as Deposits relating to each Trust will be withdrawn to purchase Equipment Notes on behalf of such Trust from time to time during the Delivery Period as each Aircraft is delivered to us. If any funds remain as Deposits with respect to any Trust at the Delivery Period Termination Date, such funds will be withdrawn by the Escrow Agent and distributed to the holders of the Certificates issued by such Trust, together with accrued and unpaid interest thereon and, in certain circumstances, a Deposit Make-Whole Premium payable by us with respect to the remaining Deposits applicable to such Trust.
(3) The Liquidity Facility for each Trust will cover three consecutive semiannual interest payments with respect to the Certificates issued by such Trust.

                         Summary of the Exchange Offer

Securities Offered........  $197,572,000 aggregate principal amount of pass through certificates, series 2000-1, which have been registered under the Securities Act, consisting of:

                            . $129,801,000 principal amount of Class A Exchange
                              Certificates;

                            . $51,110,000 principal amount of Class B Exchange
                              Certificates; and

                            . $16,661,000 principal amount of Class C Exchange
                              Certificates.

Registration Rights         You are entitled to exchange your Old Certificates
Agreement.................  for registered Exchange Certificates with substantially identical terms. The Exchange Offer is intended to satisfy this right. After the Exchange Offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your Old Certificates. Under certain circumstances, certain holders of outstanding Old Certificates may require us to file a shelf registration statement under the Securities
                            Act.

The Exchange Offer........  We are offering to exchange $1,000 principal amount of Exchange Certificates for each $1,000 principal amount of outstanding Old Certificates which were issued by us in September 2000 in a private offering. In order to be exchanged, an outstanding certificate must be properly tendered and accepted. All outstanding certificates that are validly tendered and not validly withdrawn will be exchanged.

                            $197,572,000 principal amount of Old Certificates are outstanding, of which $129,801,000 are Class A Certificates, $51,110,000 are Class B Certificates and $16,661,000 are Class C Certificates. If you elect to participate in the Exchange Offer, you will receive Exchange Certificates of the same Class as your Old Certificates. We will issue the Exchange Certificates on or promptly after the expiration of the Exchange Offer.

Resale of the Exchange
Certificates..............  Based on the interpretations by the staff of the
                            SEC, as set forth in no-action letters issued to certain third parties unrelated to us, we believe that the Exchange Certificates issued in the Exchange Offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act provided that:

                            . the Exchange Certificates issued in the Exchange
                              Offer are being acquired by you in the ordinary course of your business;

                            . you are not participating, do not intend to
                              participate and have no arrangement or
                              understanding with any person to participate in the distribution of the Exchange Certificates issued to you in the Exchange Offer; and

                            . you are not an "affiliate" of our company.

                            However, the SEC has not considered the Exchange Offer in the context of a no-action letter and we cannot be sure the staff of the SEC would make a similar determination with respect to the Exchange Offer as in such other circumstances. If our belief is inaccurate and you transfer any Exchange Certificate issued to you in the Exchange Offer without delivering a prospectus meeting the requirements of the Securities Act or without an exemption of your Exchange Certificate from such requirements, you may incur liability under the Securities Act. We do not assume, or indemnify you against, such liability.

                            Each broker-dealer that is issued Exchange
                            Certificates in the Exchange Offer for its own account in exchange for Old Certificates which were acquired by such broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the Exchange Certificates issued in the Exchange Offer. A broker-dealer may use this prospectus for an offer to resell, resale or other retransfer of the Exchange Certificates issued to it in the Exchange Offer for a period of 90 days following the Expiration Date.

                            The Exchange Offer is not being made to, nor will we accept surrenders for exchange from, holders of Old Certificates in any jurisdiction in which this Exchange Offer or the acceptance thereof would not be in compliance with the applicable securities or "blue sky" laws of such jurisdiction.

Expiration Date...........  The Exchange Offer will expire at 5:00 p.m., New
                            York City time, on     , 2001, unless extended, in
                            which case the term "Expiration Date" shall mean the latest date and time to which we extend the Exchange Offer.

Conditions to the
Exchange Offer............  The Exchange Offer is subject to certain customary conditions, which may be waived by us. The Exchange Offer is not conditioned upon any minimum principal amount of Old Certificates being tendered.

Procedures for Tendering
Old Certificates..........  If you wish to tender your certificates for exchange pursuant to the Exchange Offer you must transmit to Allfirst Bank, as Exchange Agent, on or before the Expiration Date, either

                            . a properly completed and duly executed letter of
                              transmittal ("Letter of Transmittal"), which accompanies this prospectus, or a facsimile of the Letter of Transmittal, together with your Old Certificates and any other required documentation, to the Exchange Agent at the address set forth in this prospectus under the heading "The Exchange Offer--Exchange Agent," and on the front cover of the Letter of Transmittal; or

                            . a computer generated message transmitted by means
                              of the Automated Tender Offer Program system of The Depository Trust Company (the "DTC") and received by the Exchange Agent and forming a part of a confirmation of book-entry transfer in which you acknowledge and agree to be bound by the terms of the Letter of Transmittal.

                            If either of these procedures cannot be satisfied on a timely basis, then you should comply with the guaranteed delivery procedures described below.

                            By executing the Letter of Transmittal, you will make certain representations to us, including that:

                            . any Exchange Certificates which you receive will
                              be acquired in the ordinary course of business;

                            . you have no arrangements or understanding with
                              any person or entity to participate in the distribution of the Exchange Certificates;

                            . you are not an affiliate of our company (or, if
                              you are an affiliate, you will comply with any applicable registration and prospectus delivery requirements of the Securities Act);

                            . if you are not a broker-dealer, you are not
                              engaged in, and you do not intend to engage in, a distribution of the Exchange Certificates; and

                            . if you are a broker-dealer, you will receive the
                              Exchange Certificates for your own account in exchange for Old Certificates that were acquired as a result of market-making or other trading activities and you acknowledge that you will be required to deliver a prospectus in connection with any resale of the Exchange Certificates.

                            See "The Exchange Offer--Purpose and Effect of the Exchange Offer."

Special Procedures for
Beneficial Owners.........  If you are a beneficial owner whose Old
                            Certificates are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your Old Certificates in the Exchange Offer, you should contact such registered holder promptly and instruct such registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the Letter of Transmittal and delivering your certificates, either make appropriate arrangements to register ownership of the Old Certificates in your name or obtain a properly completed bond power from the registered holder.

                            The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration Date.

Guaranteed Delivery
Procedures................  If you wish to tender your Old Certificates and time will not permit the documents required by the Letter of Transmittal to reach the Exchange Agent prior to the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, you must tender your Old Certificates according to the guaranteed delivery procedures described in this prospectus under the heading "The Exchange Offer--Guaranteed Delivery Procedures."

Acceptance of Old
Certificates and
Delivery of Exchange
Certificates..............  Subject to certain conditions (as described more fully in "The Exchange Offer--Conditions"), we will accept for exchange any and all Old Certificates which are validly tendered in the Exchange Offer and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date.

Withdrawal Rights.........  You may withdraw the tender of your Old
                            Certificates at any time prior to 5:00 p.m., New York City time, on the Expiration Date, subject to compliance with the procedures for withdrawal described in this prospectus under the heading "The Exchange Offer--Withdrawal of Tenders."

Certain U.S. Federal
Income Tax Consequences...  The exchange of Old Certificates for Exchange
                            Certificates will generally not be a taxable exchange for U.S. federal income tax purposes. We believe you will not recognize any taxable gain or loss or any interest income as a result of such exchange. There are no U.S. federal income tax consequences to a holder of Old Certificates that does not participate in the Exchange Offer. See "Certain U.S. Federal Income Tax Consequences."

Exchange Agent............  Allfirst Bank, the Trustee under the Trusts pursuant to which the Old Certificates were issued, is serving as the Exchange Agent. The address, telephone number and facsimile number of the Exchange Agent are set forth in this prospectus under the heading "The Exchange Offer--Exchange Agent."

Consequences of Failure
to Exchange Old
Certificates..............  If you do not exchange your Old Certificates for
                            Exchange Certificates pursuant to the Exchange Offer, you will continue to be subject to the restrictions on transfer provided in the Old Certificates and in the Trusts governing the Old Certificates. In general, the Old Certificates may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently plan to register the Old Certificates for resale under the Securities Act. To the extent that Old Certificates are tendered and accepted in the Exchange Offer, your ability to sell Old Certificates could be adversely affected.

   See "The Exchange Offer" for more detailed information concerning the Exchange Offer.

                 Summary of Terms of the Exchange Certificates

   The Exchange Offer relates to the exchange of up to $197,572,000 aggregate principal amount of Exchange Certificates for up to an equal principal amount of outstanding Old Certificates. The form and terms of the Exchange Certificates are the same as the form and terms of the outstanding Old Certificates, except that the Exchange Certificates will be registered under the Securities Act, will not contain terms with respect to transfer restrictions or certain interest rate increases, and will be available only in book-entry form. The Exchange Certificates issued in the Exchange Offer will evidence the same debt as the outstanding Old Certificates and the Exchange Certificates of each Class will be governed by the same Trust as the Old Certificates of such Class.

Trusts....................  The Class A Trust, the Class B Trust and the Class
                            C Trust were each formed pursuant to a separate Pass Through Trust Agreement between Midway and Allfirst Bank, as trustee under each Trust.

Certificates Offered......  Class A Exchange Certificates
                            Class B Exchange Certificates
                            Class C Exchange Certificates
                            Each Old Certificate represents, and each Exchange Certificate will represent, a fractional undivided interest in a related Trust.

Use of Proceeds...........  We will not receive any of the proceeds from the
                            Exchange Offer. The proceeds from the sale of the Old Certificates were initially placed in escrow and deposited with the Depositary. Each Trust has withdrawn and will withdraw funds from the escrow relating to that Trust to acquire Equipment Notes to be used in connection with the financing of a portion of the purchase price of eight new Boeing model 737-700 aircraft. As of the date of this prospectus, three of the Aircraft have been delivered to and leased by us, and the Trusts have withdrawn $72,482,000 from the escrow in respect of the financing of such Aircraft. The remaining five Aircraft are scheduled to be delivered to us on or before August 2001. We intend to either lease or purchase the remaining Aircraft.

Subordination Agent,
Trustee, Paying Agent and
Loan Trustee..............  Allfirst Bank.

Escrow Agent..............  First Union Trust Company, National Association.

Depositary................  Allfirst Bank.

Initial Liquidity
Provider..................  Morgan Stanley Capital Services Inc. ("MSCS") is
                            providing a separate liquidity facility for the benefit of each Trust. The obligations of MSCS under its liquidity facilities are fully and unconditionally guaranteed by its parent company, Morgan Stanley Dean Witter & Co. ("MSDW"), which is also the parent company of Morgan Stanley & Co. Incorporated, one of the Placement Agents for the Old Certificates.

Trust Property............  The property of each Trust will include:

                            . Equipment Notes acquired by such Trust;

                            . All rights of such Trust to acquire Equipment
                              Notes under the Note Purchase Agreement;

                            . All rights of such Trust under the related Escrow
                              and Paying Agent Agreement;

                            . All rights of such Trust under an intercreditor
                              agreement (including all monies receivable pursuant to such rights);

                            . All monies receivable under the Liquidity
                              Facilities for such Trust; and

                            . Funds from time to time deposited with the
                              Trustee in accounts relating to such Trust.

Regular Distribution        April 1 and October 1, commencing April 1, 2001.
Dates.....................

Record Dates..............  The fifteenth (15th) day preceding a related
                            Distribution Date.

Distributions.............  The Trustee and the Paying Agent, as applicable, will distribute all payments of principal, premium (if any) and interest received on the Equipment Notes held in each Trust and all payments of principal (if any) interest and Deposit Make-Whole Premium (if any) on the Deposits relating to each Trust to the holders of the Certificates of such Trust, subject, in the case of payments on the Equipment Notes, to the subordination provisions applicable to the Certificates.

                            Subject to the subordination provisions applicable to the Certificates, scheduled payments of principal and interest made on the Equipment Notes will be distributed on the applicable Regular Distribution Dates.

                            Subject to the subordination provisions applicable to the Certificates, payments of principal, premium (if any) and interest made on the Equipment Notes resulting from any early redemption or purchase of such Equipment Notes will be distributed on a special distribution date after not less than fifteen (15) days' notice to holders of the related Certificates.

Escrowed Funds............  Funds from the sale of the Old Certificates were deposited with the applicable Depositary and are held as Deposits pursuant to separate Deposit Agreements for each Trust. Funds have been and may be withdrawn by the Escrow Agent at the direction of the applicable Trustee from time to time to purchase Equipment Notes prior to the Delivery Period Termination Date. On each Regular Distribution Date, the applicable Depositary will pay to the Paying Agent interest accrued on the Deposits relating to each Trust at a rate per annum equal to the interest rate applicable to the Certificates issued by such Trust. The Paying Agent, on behalf of the Escrow Agent, will pay such interest to the applicable Receiptholders. The Deposits relating to a Trust and interest paid thereon will not be subject to the subordination provisions applicable to the Certificates. The Deposits cannot be used to pay any other amount in respect of the Certificates.

Unused Escrow Funds.......  It is possible that less than all of the Deposits held in escrow will be used to purchase Equipment Notes by the deadline established for purposes of the offering of the Certificates. This may occur because of delays in the delivery of Aircraft, variations in the terms of each Aircraft financing or other reasons. See "Description of the Exchange Certificates--Obligation to Purchase Equipment Notes." If any funds remain as Deposits with respect to any Trust at the Delivery Period Termination Date (or earlier under certain circumstances), such funds will be withdrawn at such time by the Escrow Agent for such Trust and distributed, with accrued and unpaid interest, to the Certificateholders of such Trust after at least fifteen (15) days' prior written notice. If unused Deposits distributed with respect to all of the Trusts exceed $3 million (the "Par Redemption Amount") such distribution will include a premium on any excess unused Deposits above the Par Redemption Amount payable by Midway equal to the Deposit Make-Whole Premium, provided that no premium shall be paid with respect to Deposits relating to Aircraft that are not or will not be delivered by the manufacturer prior to the Delivery Period Termination Date due to any reason not occasioned by Midway's fault or negligence (such Deposits, in the aggregate, the "Non-Delivery Redemption Amount"). See "Description of the Deposit Agreements--Unused Deposits; Prepayment of Deposits."


Obligation to Purchase
Equipment Notes...........  Pursuant to the Note Purchase Agreement, the Class
                            A, Class B and Class C Trustees, respectively, are obligated to purchase the Series A, Series B and Series C Equipment Notes issued with respect to each Aircraft. Midway may enter into a leveraged lease financing or a secured debt financing with respect to any of the Aircraft. Each financing has been and will be made pursuant to forms of financing agreements attached to the Note Purchase Agreement. In the case of a Leased Aircraft, the terms of the financing agreements entered into may differ from the forms of such agreements described in this prospectus because a third party--the Owner Participant--will provide a portion of the financing of the Aircraft and may request changes. However, under the Note Purchase Agreement, the terms of such financing agreements must (1) contain the Mandatory Document Terms set forth in the Note Purchase Agreement and (2) not vary the Mandatory Economic Terms set forth in the Note Purchase Agreement. In addition, Midway must (1) certify to the Trustees that any such modifications do not materially and adversely affect the Certificateholders or (2) if such agreements are modified in any material respect, obtain written confirmation from each Rating Agency that the use of versions of such agreements modified in any material respect will not result in a withdrawal, suspension or downgrading of the rating of any Class of Certificates. The Trustees will not be obligated to purchase Equipment Notes if, at the time of issuance, Midway is in bankruptcy or certain other specified events have occurred. The Trustees will have no right or obligation to purchase Equipment Notes after the Delivery Period Termination Date. See

                            "Description of the Exchange Certificates--
                            Obligation to Purchase Equipment Notes."

Liquidity Facilities......  Under the Liquidity Facility for each Trust, the
                            Liquidity Provider will, if necessary, make advances in an aggregate amount sufficient to pay interest on the applicable Class of Certificates on up to three successive semiannual Regular Distribution Dates at the applicable Stated Interest Rate for such Certificates. The Liquidity Facilities cannot be used to pay any other amount in respect of the Certificates and will not cover amounts held in escrow as Deposits with a Depositary.

                            Notwithstanding the subordination provisions applicable to the Certificates, the holders of the Old Certificates issued by or of the Exchange Certificates to be issued by each Trust will be entitled to receive and retain the proceeds of drawings under the Liquidity Facility for such Trust.

                            Upon each drawing under any Liquidity Facility to pay interest on the Certificates, the Subordination Agent will reimburse the applicable Liquidity Provider for the amount of such drawing. Such reimbursement obligation and all interest, fees and other amounts owing to the applicable Liquidity Provider under each Liquidity Facility and certain other agreements will rank equally with comparable obligations relating to the other Liquidity Facilities and will rank senior to the Certificates in right of payment.

Subordination.............  The Trusts, the Liquidity Provider and the
                            Subordination Agent have entered into an intercreditor agreement which provides that distributions on the Certificates will be made in the following order:

                            . First, to holders of the Class A Certificates;

                            . Second, to the holders of the Class B
                              Certificates; and

                            . Third, to the holders of the Class C
                              Certificates.

                            Certain payments to the Liquidity Provider will be made prior to payments on all or some of the Certificates as discussed under "Description of the Intercreditor Agreement--Distributions."

                            If Midway is in bankruptcy or certain other specified events have occurred and, in either case, Midway is continuing to meet certain of its obligations, the subordination provisions applicable to the Certificates permit distributions to be made to junior Certificates prior to making distributions in full on the senior Certificates.

Control of Loan Trustee...  The holders of at least a majority of the outstanding principal amount of Equipment Notes issued under each Indenture will be entitled to direct the Loan Trustee under such Indenture in taking action as long as no Indenture Default is continuing thereunder. If an Indenture Default has occurred and is continuing, subject to certain conditions, the Controlling Party will direct the Loan Trustees (including in exercising remedies, such as accelerating such Equipment Notes or foreclosing the lien on the Aircraft securing such Equipment Notes).

                            The "Controlling Party" will be:

                            . The Class A Trustee until payment of final
                              distributions to holders of Class A Certificates; and thereafter,

                            . The Class B Trustee until payment of final
                              distributions to holders of Class B Certificates; and thereafter,

                            . The Class C Trustee; and

                            . Under certain circumstances, the Liquidity
                              Provider with the greatest amount of obligations owed to it.

Purchase Rights of
Certificateholders........
                            If Midway is in bankruptcy or certain other specified events have occurred,

                            . The Class B Certificateholders shall have the
                              right to purchase all, but not less than all, of the Class A Certificates,

                            . The Class C Certificateholders shall have the
                              right to purchase all, but not less than all, of the Class A and Class B Certificates,

                            in each case at a purchase price equal to the outstanding balance of the applicable Class of Certificates plus accrued and unpaid interest.

PTC Events of Default.....  PTC Events of Default are the failure to pay within
                            10 Business Days after it is due:

                            . the outstanding balance of any Class of
                              Certificates on the Final Legal Distribution
                              Date; or

                            . interest due on the applicable Class of
                              Certificates on any Distribution Date (unless the Subordination Agent shall have made an Interest Drawing, or a withdrawal from the Cash Collateral Account for such Class of Certificates, with respect thereto in an aggregate amount sufficient to pay such interest and shall have distributed such amount to the Trustee entitled thereto).

Equipment Notes
   (a) Issuer ............  Leased Aircraft. If we lease an Aircraft, the
                            Aircraft will be owned by an owner trust (each, an "Owner Trust") created by the related Owner Participant and the Equipment Notes for such Aircraft will be issued by the applicable Owner Trustee. The Owner Trustee will not be individually liable for such Equipment Notes. However, our scheduled rental obligations under the related Lease will be in amounts sufficient to pay scheduled payments on such Equipment Notes.

                            Owned Aircraft. If we purchase an Aircraft, the related Equipment Notes will be issued by us.

   (b) Interest...........  The Equipment Notes held in each Trust will accrue interest at the applicable rate per annum for such Trust set forth on the cover page of this prospectus, payable on April 1 and October 1 of each year, commencing on the later of April 1, 2001 and the first such date to occur after the initial issuance thereof, and such interest payments will be passed through to Certificateholders of such Trust on each such date until the final distribution date for such Certificates, in each case subject to the Intercreditor Agreement. Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months. See "Description of the Exchange Certificates--General" and "--Payments and Distributions."

   (c) Principal..........  Principal payments on the Equipment Notes held in each Trust are scheduled to be passed through to the Certificateholders of each such Trust on April 1 or October 1, or both, in certain years. See "Description of the Exchange Certificates--Pool Factors."

   (d) Redemption and
   Purchase ..............
                            Aircraft Event of Loss. If an Event of Loss occurs with respect to an Aircraft, all of the Equipment Notes issued with respect to such Aircraft will be redeemed, unless such Aircraft is replaced by us under the related lease or financing agreements. The redemption price in such case will be the unpaid principal amount of such Equipment Notes, together with accrued interest, but without any premium. See "Description of the Equipment Notes-- Redemption."

                            Optional Redemption. The issuer of the Equipment Notes with respect to an Aircraft may elect to redeem them prior to maturity. The redemption price in such case will be the unpaid principal amount of such Equipment Notes, together with accrued interest plus a Make-Whole Premium. See "Description of the Equipment Notes--Redemption."

                            Purchase by Owner. If an event of default under a Lease is continuing, the applicable Owner Trustee or Owner Participant may elect to purchase all of the Equipment Notes with respect to such Aircraft, subject to the terms of the applicable Indenture. The purchase price in such case will be the unpaid principal amount of such Equipment Notes, together with accrued interest, but without any premium (provided that a Make-Whole Premium will be payable under certain circumstances specified in the applicable Indenture). See "Description of the Equipment Notes--Redemption." Midway, as owner of an Owned Aircraft, has no comparable purchase right under the Owned Aircraft Indentures.

   (e) Security...........  The Equipment Notes issued with respect to each
                            Aircraft will be secured by a security interest in such Aircraft and, in the case of Leased Aircraft, in the related Owner Trustee's rights under the Lease with respect to such Aircraft (with certain limited exceptions).

                            The Equipment Notes issued in respect of an Aircraft will not be secured by any other Aircraft or Leases. This means that any excess proceeds from the sale of an Aircraft or other exercise of remedies with respect to such Aircraft will not be available to cover any shortfall with respect to any other Aircraft.

                            By virtue of the Intercreditor Agreement, the Equipment Notes are cross-subordinated. This means that payments received on a junior series of Equipment Notes issued in respect of one Aircraft may be applied in accordance with the priority of payment provisions set forth in the Intercreditor Agreement to make payments in respect of a more senior Class of Certificates.

                            There will not be cross-default provisions in the Indentures or in the Leases so long as any related Equipment Notes are outstanding thereunder. This means that if the Equipment Notes issued with respect to one or more Aircraft are in default and the Equipment Notes issued with respect to the remaining Aircraft are not in default, no remedies will be exercisable with respect to the remaining Aircraft.

   (f) Section 1110         It is a condition to the Trustees' obligation to
   Protection.............  purchase Equipment Notes with respect to each
                            Aircraft that outside counsel to Midway, which is expected to be Fulbright & Jaworski L.L.P., provide its opinion to the Trustees that:

                            . if such Aircraft is a Leased Aircraft, the Owner
                              Trustee, as lessor under the Lease for such Aircraft, and the related Leased Aircraft Trustee, as assignee of such Owner Trustee's rights under such Lease pursuant to the related Leased Aircraft Indenture, will be entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to the airframe and engines comprising such Aircraft; or

                            . if such Aircraft is an Owned Aircraft, the Owned
                              Aircraft Trustee will be entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to the airframe and engines comprising such Aircraft.


Certain Federal Income
Taxes Consequences........  Each Trust will not be subject to U.S. federal income taxation. Each beneficial owner of a Certificate who is a U.S. Certificateholder (as defined herein) generally will be required to report on its federal income tax return its pro rata share of income from the relevant Deposits at the related Certificate interest rate, income from the Equipment Notes at the interest rate thereon (including amounts paid by the Liquidity Provider) and income on other property held by the related Trust and will be permitted to deduct, subject to applicable limitations, its share of the deductions and losses of the related Trust.

ERISA Considerations......  Each person who acquires a Certificate will be deemed to have represented that either: (a) no employee benefit plan assets have been used to purchase such Certificate or (b) the purchase and holding of such Certificate are exempt from the prohibited transaction restrictions of the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code of 1986 pursuant to one or more prohibited transaction exemptions. See "ERISA Considerations."

Rating of the               The Certificates are rated by Moody's and Standard
Certificates..............  & Poor's, as set forth below. Standard & Poor's has indicated that its rating applies to a unit consisting of Certificates representing the Trust
                            Property and Escrow Receipts initially representing undivided interests in certain rights to the Deposits. Amounts deposited under the Escrow
                            Agreements are not property of Midway and are not entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code. Neither the Certificates nor the Escrow Receipts may be separately assigned or transferred.

                  Certificates             Moody's                     Standard & Poor's
                  ------------             -------                     -----------------
                  Class A                   Baa1                              A-
                  Class B                    Ba1                             BBB-
                  Class C                    Ba2                              BB+

                            A rating is not a recommendation to purchase, hold or sell Certificates, since such rating does not address market price or suitability for a particular investor. There can be no assurance that such ratings will not be lowered or withdrawn by a Rating Agency if, in the opinion of such Rating
                            Agency, circumstances (including the downgrading of Midway or the Liquidity Provider) so warrant. The senior unsecured debt rating of Midway is currently subject to a negative outlook by Standard & Poor's.
                            See "Risk Factors--Risk Factors Related to the
                            Certificates and the Exchange Offer--Ratings of the Certificates are not recommendations to purchase, hold or sell Certificates."

Rating of the
Depositary................  The Depositary is rated as set forth below.

                                           Moody's                     Standard & Poor's
                                           -------                     -----------------
                  Short-term                 P-1                              A-1

Rating of the Initial       MSDW, the guarantor of MSCS' obligations as the
Liquidity Provider (as      Liquidity Provider, meets the threshold rating
guaranteed)...............  requirements.

Threshold Rating of
Liquidity Provider........

                                           Moody's                     Standard & Poor's
                                           -------                     -----------------
                  Short-term                 P-1                              A-1

                                  RISK FACTORS

   You should read carefully this entire prospectus and the documents incorporated by reference in this prospectus before deciding whether to accept the Exchange Offer. The risk factors set forth below (other than "--Risk Factors Related to the Certificates and the Exchange Offer--The trading market for the Old Certificates could be adversely affected following the completion of the Exchange Offer") are generally applicable to the Old Certificates as well as the Exchange Certificates.

Risk Factors Related to Midway and the Airline Industry

 The airline industry is characterized by low gross profit margins and high fixed costs, and is highly competitive.

   Our business, as is typical in the airline industry generally, is characterized by low gross profit margins and high fixed costs, principally for debt service, fuel and personnel. The expenses of each flight do not vary significantly with the number of passengers carried and, therefore, a relatively small change in the number of passengers, or in average fare paid or traffic mix (the ratio of typically high-yielding business passengers to typically low-yielding leisure passengers), could have a disproportionate effect on an airline's operating and financial results. Accordingly, a minor shortfall from expected revenue levels could have a material adverse effect on our results of operations.

 Low fare competition in Raleigh-Durham and the lower fare environment on the East Coast has adversely affected our average fares and our yields since September 30, 1999 and will continue to do so in the future.

   The airline industry is highly competitive and is particularly susceptible to price discounting because airlines incur only nominal costs to provide service to passengers occupying otherwise unsold seats. We currently compete with other air carriers either directly or indirectly on all of our routes. Nearly all of these carriers have greater financial resources than we do, and many of them have lower unit costs than we do. Furthermore, the introduction of service or discounted fares by another airline in markets served by us could also have an adverse impact upon our business, financial condition and results of operations.

   Since late 1997, we have experienced, and likely will continue to experience, increased competition in the Raleigh-Durham market. In 1999, both Southwest Airlines and MetroJet, the low-fare division of US Airways, initiated service at RDU. Southwest began service to five cities from RDU with twelve daily flights and, as of January 1, 2001, operates service to seven cities (Austin, Texas; Baltimore, Maryland; Chicago-Midway, Illinois; Kansas City, Missouri; Nashville, Tennessee; Orlando, Florida and Tampa, Florida) with 18 daily flights. Although MetroJet announced plans to serve six cities from RDU with 17 daily flights and began providing some of these services in 1999, MetroJet has since withdrawn all of its services at RDU.

   Introduction of low fare services at RDU and elsewhere along the East Coast by Southwest and MetroJet in 1999 led to a significantly lower fare environment in all of our markets. For example, our average fare for the nine months ended September 30, 2000 was 12.4% lower than the average fare for the nine months ended September 30, 1999, decreasing from $105 to $92, and our yield decreased 10.8% in the same period. While competition from Southwest and MetroJet at RDU and in other East Coast markets has already adversely impacted fares in all of our markets, increases in Southwest's services at RDU could have a more direct adverse impact on our ability to profitably expand into new markets and upon our traffic and load factors, and may put further downward pressure on our yields, resulting in an adverse impact upon our business, financial condition and results of operations.

   We believe that Southwest's ability to further increase its services at RDU beyond 20 to 24 daily flights is now limited by lack of gate availability at RDU. However, construction of a temporary facility that will add five new gates to RDU's Terminal A by spring 2001 is nearly completed and the Raleigh-Durham Airport Authority has announced its plans to operate the temporary facility while constructing a permanent facility that will add 12 to 15 additional gates at Terminal A. Construction of this facility is to be completed approximately five years after completion of the temporary facility. The construction of the five temporary gates and the 12 to 15 permanent gates at RDU's Terminal A will allow Southwest and other airlines to add new services, or to increase current services, at RDU.

 We have a significant amount of debt and capital lease obligations that could adversely affect our ability to meet our strategic goals.

   We have a large amount of indebtedness when compared to the equity of our stockholders. At September 30, 2000, our long-term debt and capital lease obligations, including current portion, accounted for 61% of our total capitalization. As of December 31, 2000, we had minimum operating and capital lease obligations through the year ending December 31, 2018 aggregating approximately $723 million. In addition, based on current interest rates, we estimate that our operating and capital lease obligations will increase by approximately $41 million annually with the future financing for three CRJs currently on interim lease, and the contemplated financing of the twelve 737s and the two CRJs currently subject to firm orders, which financings are expected to be completed by October 2002. This amount will increase if current interest rates increase during the aircraft delivery period. Furthermore, the four additional 737s we have agreed to lease under five-year operating leases will increase annual lease expenses by approximately $13 million per year. These additional lease obligations, as well as any increase in interest rates, could materially adversely affect our results of operations. The degree to which we are leveraged, as well as our rent expense, could have significant consequences, including the following:

  . our ability to obtain additional financing to support capital expansion plans and for working capital and other purposes could be limited;

  . a substantial portion of our cash flow will be required to service our obligations under securities issued in aircraft financing transactions and rent expense, diverting such cash from our operations; and

  . we will be more vulnerable to adverse changes in general economic and industry conditions and we may be less able to withstand competitive pressures than our competitors that are less highly leveraged.

   Our ability to make scheduled principal and interest payments on or to refinance our obligations underlying securities issued in aircraft financing transactions and our other debt obligations will depend upon our future operating performance and cash flow, which are in turn dependent upon prevailing economic conditions and financial, competitive, regulatory, business and other factors, many of which are beyond our control. There can be no assurance that our cash flows will be sufficient for the payment of our debt and lease obligations. If we are unable to meet interest, principal or lease payments, we could be required to seek renegotiation of such payments or obtain additional equity or debt financing. To the extent we finance our activities with additional debt, we may become subject to certain financial and other covenants that may restrict our ability to pursue our growth strategy. There can be no assurance that any such efforts would be successful or timely or that we could obtain any such financing or refinancing on acceptable terms.

 Increases in aircraft fuel costs will adversely affect our financial results.

   Because fuel costs constitute a significant portion of our total operating expenses before recapitalization and equipment retirement charges (approximately 12.6%, 10.7% and 11.5% for the years ended December 31, 1997, 1998 and 1999, respectively, and 10.3% and 16.4% for the nine months ended September 30, 1999 and 2000, respectively), significant changes in fuel costs will materially affect our results of operations. We estimate that for the year ended December 31, 1999, a ten percent increase in the price per gallon of aircraft fuel would have increased our total operating expenses (excluding equipment retirement charges) in 1999 by 1.1%. Our fuel costs increased approximately 132% for the nine months ended September 30, 2000, from the nine months ended September 30, 1999, primarily as a result of an 88% increase in average fuel prices. This increase, and any further increases in the cost of fuel, will adversely impact our results of operations in 2001 compared to 2000 and 1999.

   Historically, jet fuel costs have been subject to wide price fluctuations. Jet fuel availability is also subject to periods of market surplus and shortage. Because of the effect of such events on price and availability of oil, the cost and future availability of jet fuel cannot be predicted with any degree of certainty.

   Our fuel requirements are met by approximately a dozen different suppliers. We contract with these suppliers as fuel is needed, and the terms vary as to price and quantity. We have not entered into any agreement that fixes the price or guarantees the supply of fuel over any period of time.

   In the event of a fuel supply shortage, higher fuel prices or curtailment of scheduled service could result. There can be no assurance that increases in the price of fuel can be offset by higher fares.

 Our business is labor intensive and the general inflationary trend in labor costs, along with the location of our hub and our position in the industry, will increase our costs and may lead to excessive turn-over and attrition rates.

   Our business, as is typical in the airline industry generally, is labor intensive, with labor costs representing approximately 15.1%, 17.4%, 19.6%, 19.7% and 19.3% of our operating expenses before recapitalization and equipment retirement charges for calendar years 1997, 1998 and 1999 and for the nine months ended September 30, 1999 and 2000, respectively. We are required to carry the same number of crew on our flights regardless of the number of passengers carried. The Raleigh-Durham area has experienced an unemployment rate which is significantly less than the national average over the last several years. We compete for labor against employers in the area that are leaders in the high-technology, medical services, telecommunications, bio-technology and pharmaceutical industries. We also compete for labor in highly skilled positions (such as pilots and mechanics) against major airlines which offer wage and benefit packages that generally exceed our wage and benefit packages. While we maintain an active recruiting program for all job classifications, offer competitive terms of employment and endeavor to maintain positive relationships with our employees, we have in the past and may in the future suffer excessive turn-over and attrition rates, which could have an adverse impact upon our operations. We also expect wages to continue to increase both as a percentage of our overall costs and on a gross basis.

 Our growth strategy involves significant risk.

   Our growth strategy involves increasing the frequency of flights to markets we currently serve, increasing the number of markets served and maximizing connecting opportunities. Opening new markets requires us to commit a substantial amount of resources, both before the new services commence and throughout the early phases of the new operation. There can be no assurance that these efforts will be successful. As part of our growth strategy, we are also increasing the size of the planes we operate. We currently have firm orders to purchase twelve 737s, and have signed agreements to lease four more 737s that will increase the number of either 120 or 128 seat 737s we operate from six to 22 by October 2002. In addition, we may also need to obtain additional slots at certain destinations in order to implement our growth strategy. A slot is an authorization to take off or land at the designated airport within a specified time window. There can be no assurance that we will be able to identify and successfully establish new markets or that we will be able to fill a sufficient number of seats on the larger planes to operate profitably or that we will be able to obtain additional slots on a timely basis or on commercially reasonable prices, if at all. Our failure to implement our growth strategy could have a material adverse effect on our financial condition and results of operations.

 Our business is dependent on the Raleigh-Durham market.

   Our growth has focused and will, at least in the near-term, continue to focus on adding flights to and from our Raleigh-Durham base of operations, established in March 1995. Because all of our current flights have Raleigh-Durham as the origin or destination, we remain highly dependent upon the Raleigh-Durham market. Our growth strategy continues to emphasize the Raleigh-Durham hub. A reduction in our share of the Raleigh-

Durham market or reduced passenger traffic to or from Raleigh-Durham could have a material adverse effect on our financial condition and results of operations. In addition, our dependence on a single hub and on a route network operating largely on the East Coast makes our business more susceptible to adverse weather conditions along the East Coast than some of our competitors that may be better able to spread weather-related risks over larger route systems. For example, the snowstorms in January 2000 that closed our hub at RDU for three and one-half days and effectively closed our route system for another two days, had a significant adverse impact on our results for the first nine months of 2000.

 We operate a limited number of aircraft.

   As of January 23, 2001, we have a fleet of 38 jet aircraft, 33 of which are leased and five of which, all CRJs, are owned. The limited number of aircraft we operate involves financial risks not present for larger carriers that are able to spread their operating costs over more equipment and routes. In addition, the lessor of four of our F100s has the right to terminate each of these leases on six months' prior notice, provided that no lease can be terminated if it would result in a fourth termination of any F100 lease in any 12-month period, including scheduled terminations. Finally, in the event aircraft are removed from service for unscheduled maintenance, repairs or other reasons, any resulting interruption in service could materially and adversely affect our service, reputation and profitability.

 We depend on a limited number of aircraft types.

   As of January 23, 2001:

  . our fleet of 38 aircraft consists of eight 98-seat F100s, 24 50-seat
    CRJs, three 128-seat 737s and three 120-seat 737s;

  . we have firm orders for two additional newly manufactured CRJs, both of which are scheduled to be delivered by December 2001;

  . we have firm orders to purchase twelve additional 737s with deliveries scheduled through October 2002;

  . we have options to acquire ten additional 737s; and

  . we have also agreed to lease four additional newly manufactured 737s scheduled to be delivered in January, July, October and November 2001.

   We intend to acquire up to four CFM 56-7B spare engines to support the operation of the 737 fleet. In December 1999, we settled a pending lawsuit with the lessor of four F100s previously operated by us. As a result of this settlement, we recorded a pre-tax charge of approximately $700,000 during the fourth quarter of 1999 and obtained an option to terminate leases on four other F100s. On February 29, 2000, we exercised this option to terminate the leases on these four F100s prior to their scheduled lease expirations in 2003 and 2004, resulting in a revised scheduled return date of these aircraft in the first half of 2001. Our dependence on the F100s and CRJs for the vast majority of our flights could have a material adverse effect on us in the event of a government directive prohibiting or restricting the use of one of these aircraft types or in the case of adverse public perception of one of these aircraft types. In addition, delay in delivery of the 737s may adversely affect our growth and results of operations.

 We depend in part on landing slots leased from others and temporary slot exemptions.

   The regulations of the FAA currently limit the availability of, but permit the buying, selling, trading and leasing of, certain airline slots at Chicago's O'Hare, New York's LaGuardia and Kennedy International, and Ronald Reagan Washington National airports. We currently lease six of our ten slots at Ronald Reagan Washington National Airport from another airline, and this lease expires on March 31, 2001. To the extent we cannot renew or replace the slot lease expiring on March 31, 2001 at Ronald Reagan Washington National Airport, our business will be harmed. Our route between Raleigh-Durham International Airport and Ronald Reagan Washington National Airport is among our most important, and, as a result, an inability to renew or replace this lease could have a material adverse effect on our financial condition and results of operations.

   With the passage of the Wendell H. Ford Investment and Reform Act of the 21st Century ("AIR-21") in April 2000, we were able to obtain 15 slot exemptions for services at LaGuardia Airport prior to November 1, 2000. However, because of the significant increases in flight activity at LaGuardia and the resulting high level of operating delays since the passage of AIR-21, in December 2000, the FAA imposed a limit on the number of AIR-21 exemptions that could currently be operated at LaGuardia Airport and required all air carriers wishing to operate or continue operating slot exemptions under AIR-21 to participate in a lottery for limited slot exemptions under AIR-21 for use beginning January 31, 2001 and ending September 15, 2001. The lottery was designed to reallocate all existing AIR-21 slot exemptions among eligible air carriers up to a prescribed aggregate limit and, individually, up to the number of AIR-21 slot exemptions each eligible carrier had applied for prior to November 1, 2000. This lottery was held on December 4, 2000 and we were able to select and obtain 15 slot exemptions for use beginning January 31, 2001 and ending September 15, 2001. Combined with the three previously issued slots that we held at LaGuardia Airport, this will allow us to operate nine round trips per day in this important market until at least September 15, 2001. The FAA has advised all eligible carriers, including Midway, that the allocation of operating rights by lottery effective January 31, 2001 is not permanent and that the FAA intends to develop a demand management and market based solution to control delay at LaGuardia Airport with sufficient time for implementation when the lottery allocation expires on September 15, 2001. Our failure to maintain an adequate number of landing slots at LaGuardia Airport after September 15, 2001 could adversely affect our business.

 Many of our employees are represented by labor unions.

   Our pilots, fleet service (ramp) agents, and flight attendants are represented by labor unions. The pilots' representative, the Air Line Pilots Association, was elected in December 1997. The fleet service employees' representative, International Association of Machinists and Aerospace Workers, AFL-CIO (IAM), was elected in June 1998. The flight attendants' representative, the Association of Flight Attendants, AFL-CIO (AFA), was elected in December 1998. Prior to those dates, none of our employees was represented by a union. Our pilots ratified a collective bargaining agreement with us that became effective on April 1, 2000. Our fleet service employees ratified a collective bargaining agreement with us that became effective on January 16, 2001. Negotiations with the AFA have not yet concluded.

   Although we believe a mutually acceptable agreement can be reached with the union representing our flight attendants, the ultimate outcome of the negotiations is unknown at this time. Union representation of any of our employees could result in employee compensation and working condition demands that may increase our operating expenses and adversely affect our profitability.

 We are dependent on our relationships with American Airlines.

   We maintain significant relationships with American Airlines that allow us to participate in the AAdvantage(R) frequent flyer program and accept AAirpass(R) tickets and American first class upgrades from passengers. We also sublease our gates and other space at Raleigh-Durham International Airport from American, and purchase a number of important services, including yield management and ground handling, from American. We cannot predict the effect that American's proposed acquisition of TWA and certain aircraft and routes from US Airways will have on our relationships with American.

   Our contract with American to participate in the AAdvantage(R) frequent flyer program extends through April 30, 2001, and gives us the ability to offer AAdvantage(R) miles on several additional routes, though we may, as part of our growth strategy, select routes that are not covered by our agreement with American. The ability to offer AAdvantage(R) miles on additional routes and the extension of the term of the agreement are the subject of ongoing discussions between us and American. We believe that our participation in the AAdvantage(R) program gives us access to a flexible and extremely powerful marketing tool. However, due to the potential limitations of the agreement (including the number of additional markets and the term of the agreement), there can be no assurance that we will be able to offer AAdvantage(R) frequent flyer benefits to our customers after the expiration of our current contract with American. Our inability to continue to offer AAdvantage(R) frequent flier miles to our customers could adversely affect our business. We are in the process of developing our own frequent flyer program and are considering participation in an alternate program. In the interim, we have developed and implemented a system that gives passengers using our San Jose, California service the opportunity to purchase Midway tickets at discounts or to receive free tickets for using this service.

   American may terminate Midway's participation in the AAdvantage program under several circumstances, including:

  . our commencement of a new frequent flyer program or our participation in another frequent flyer program;

  . any person or group becoming the owner of 20% or more of our outstanding voting securities or any "Disqualified Investor" becoming the owner of 10% or more of our outstanding voting securities;

  . our making a significant acquisition; or

  . our entering into any marketing-oriented collaborative agreement with another airline which American reasonably believes would likely materially adversely affect American's interests or objectives under any of its or its affiliates' agreements with us.

   "Disqualified Investor" is defined as:

  . any other airline or airline-related services company;

  . any person or entity offering a frequent traveler program; or

  . any person or entity that American believes would likely, by virtue of its affiliation with us, materially adversely affect American's interests or objectives under any of its or its affiliates' agreements with us.

   In addition, American may terminate our sublease of the Raleigh-Durham International Airport facility if any person or group acquires 30% or more of our voting securities. Finally, if we pay any dividends or make any other cash or asset distribution to our stockholders without American's consent at any time prior to our payment in full of a certain promissory note to American, then American may terminate the Raleigh-Durham International Airport facility sublease and our ability to offer AAdvantage(R) frequent flyer benefits.

 We are subject to extensive government regulation.

   We are subject to regulation by the United States Department of Transportation ("DOT"), the FAA and certain other governmental agencies. The DOT principally regulates economic issues affecting air service such as air carrier certification and fitness, insurance, consumer protection and competitive practices. The FAA primarily regulates flight operations, in particular matters affecting air safety, such as airworthiness requirements for aircraft and pilot and flight attendant certification. We believe we are in compliance with all requirements necessary to maintain in good standing our operating authority granted by the DOT and our air carrier operating certificate issued by the FAA. Additional laws and regulations have been proposed from time to time that could significantly increase the cost of our airline operations by, for instance, imposing additional requirements or restrictions on operations. There can be no assurance that we will continue to be able to comply with all present and future rules and regulations or that the cost of continued compliance will not have a material adverse effect on our results of operations.

   The FAA also has authority to issue maintenance directives and other mandatory orders relating to, among other things, inspection of aircraft and engines, fire retardant and smoke detection devices, increased security precautions, collision and windshear avoidance systems, noise abatement and the mandatory removal and replacement of aircraft parts that have failed or may fail in the future. Depending upon the scope of the FAA's order, these requirements may cause us to incur substantial, unanticipated expenses.

   We are also subject to numerous other federal and state laws and regulations relating to protection of the environment, radio communications, labor relations, equal employment opportunity and other matters.

   In August 1998, the Compliance and Enforcement Branch of the FAA conducted an inspection of our compliance with certain regulations related to our alcohol and drug testing programs. In September 1998, the FAA notified us that it was investigating alleged violations discovered in the August 1998 inspection. We responded to these alleged violations in October 1998. In May 1999, the FAA requested that we provide them with an update of certain matters raised during the investigation. We promptly provided this information to the FAA. While we are unable to determine whether the FAA will pursue an assessment as a result of the findings of this investigation, or what the amount of any such assessment might be, a substantial assessment could have a material adverse effect on our results of operations.

   In September 1997, the Civil Aviation Security Division of the FAA conducted an investigation of our compliance with certain regulations requiring us to verify the accuracy of background information provided by our employees who have access to secure airport areas. We revised our background check procedures during the course of the FAA's investigation and then obtained and verified the necessary background information of those employees who had been identified by the FAA as having insufficient background check documentation. The investigation will likely result in the finding of violations of these regulations. We have received no communications from the FAA in this respect since 1998. While we are unable to determine whether the FAA will pursue an assessment as a result of the findings of this investigation, or what the amount of any such assessment might be, a substantial assessment could have a material adverse effect on our results of operations.

 We have incurred operating losses from time to time.

   We began commercial flight operations in 1993 and incurred substantial losses through September 30, 1996. Although we were profitable in the 13 quarters from October 1, 1996 through December 31, 1999 and in the second quarter of 2000, we incurred losses of $7.6 million and $3.1 million in the first and third quarters of 2000, respectively.

   The first quarter 2000 loss was primarily the result of:

  . a $9.5 million pre-tax charge related to an option we exercised for the early return of four F100s in the first quarter of 2001, a writedown of the value of certain leasehold improvements associated with those aircraft and related costs;

  . an increase in fuel expense of $5.9 million year-over-year driven by a 122% increase in fuel prices;

  . $1.2 million in 737 induction costs, including rent expense incurred prior to revenue service and increased initial training costs; and

  . an estimated $4 million impact from snowstorms in January, which closed our hub at RDU for three and one-half days and effectively closed our route system for another two days.

  . The third quarter 2000 loss was primarily the result of:

  . an increase in fuel expense of $7.2 million year over year, mainly due to a 69% increase in liquid fuel price per gallon and a 40% increase in gallons of fuel consumed due to the increased number of flights; and

  . significant continuing pilot training costs associated with the induction of the Boeing 737-700 fleet.

   There can be no assurance that we will be profitable in the future.

 Maintenance of our F100s, which are no longer being manufactured, is more expensive than maintenance of similar aircraft still in production.

   Eight of our current 38 aircraft are F100s. Fokker Aircraft B.V., a Dutch corporation, has ceased operations. As a result, the F100 is no longer being manufactured. Our cost to maintain F100s generally exceeds the cost of maintaining similar aircraft that are presently in production. Vendors and suppliers of key parts are generally fewer in number and their products are more expensive, and engineering is not as readily available. Our inability to obtain parts and servicing for our F100s on a timely and cost-effective basis could have a material adverse effect on our financial condition and results of operations.

 We are dependent on a limited number of routes.

   We derive a substantial majority of our operating income from a small number of our routes. Any circumstance causing a reduction in demand on such routes or the introduction of increased competitive pressures on such routes could have a material adverse effect on our financial condition and results of operations.

 We are required to purchase four Airbus A320 aircraft that we no longer desire to purchase.

   Pursuant to a March 1995 purchase agreement, we are obligated to purchase four Airbus A320 aircraft with deliveries in 2005 and 2006. To support the operation of the four A320 aircraft, we also agreed to purchase one IAE V2527-A5 spare engine scheduled for delivery in November 2005 from International Aero Engines AG. The purchase of the A320s and the associated spare engine no longer fit with our current strategy. We are considering several alternatives with respect to the A320s, including restructuring our agreement with Airbus or transferring our positions. There can be no assurance that we will be able to restructure or transfer our rights and obligations under this purchase agreement. If we are required to take delivery of these aircraft or if we incur significant financial expense in lieu of taking delivery, our financial position and results of operations could be materially adversely affected.

 Our business could be adversely affected if we lose the services of the key personnel upon whom we depend.

   Our management and operations are dependent upon the efforts of our Chairman of the Board, President and Chief Executive Officer, Robert R. Ferguson III, and a small number of management and operating personnel. We do not maintain key-man life insurance on any executive officer. The loss of the services of key members of management could have an adverse impact on our business.

 Our business is seasonal and cyclical.

   Our financial results are sensitive to seasonal variations in traffic. The highest levels of traffic and revenue are generally realized in the second quarter and the lowest levels of traffic and revenue are generally realized in the third quarter. Given our high proportion of fixed costs, such seasonality affects our profitability from quarter to quarter.

   Many of our areas of operations experience adverse weather in the winter, causing a greater percentage of our flights to be canceled and/or delayed than in other quarters. For example, the snowstorms in January 2000 closed our hub at RDU for three and one-half days and effectively closed our route system for another two days.

   In addition, the airline industry is highly sensitive to general economic conditions. Because a substantial portion of airline travel (both business and leisure) is discretionary, the industry tends to experience adverse financial results during general economic downturns. Any general reduction in airline passenger traffic may materially and adversely affect our results of operations, particularly since current industry traffic patterns are based in part on substantial stimulation of discretionary air travel.

 Our controlling stockholders may have interests that conflict with those of the holders of the Certificates.

   James H. Goodnight, Ph.D. and John P. Sall together beneficially own approximately 66.1% of our outstanding common stock. Although we are not aware of any arrangement or understanding, contractual or otherwise, that obligates Dr. Goodnight and Mr. Sall to act in concert with respect to us, such level of stock ownership by Dr. Goodnight and Mr. Sall may allow them to elect all of their designees to the Board of Directors and to control the outcome of virtually all matters submitted for a vote of stockholders. In addition, they may have an interest in pursuing acquisitions, divestitures or other transactions that, in their judgment, could enhance their equity investment, even though such transactions might involve risks to the holders of the Certificates.

   In November 1999, Dr. Goodnight and Mr. Sall submitted to us a proposal to merge us with a company owned by Dr. Goodnight and Mr. Sall. In the merger proposal, all of the shares of our stock not owned by Dr. Goodnight and Mr. Sall would have been exchanged for cash at $8.00 per share. A Special Committee comprised of independent members of the Board of Directors was appointed to review the proposal. The Special Committee and Dr. Goodnight and Mr. Sall were unable to reach an agreement with respect to the value of our common stock, and in December 1999 the merger proposal was withdrawn by Dr. Goodnight and Mr. Sall.

   It should be noted that our stockholders are not restricted from disposing any of their stock ownership in Midway.

Risk Factors Related to the Certificates and the Exchange Offer

 The realizable value of an Aircraft may be less than its appraised value.

   The appraised value of each Aircraft is based upon the lesser of the average and median value of such Aircraft as appraised by the Appraisers (the "Appraisals"). The Appraisals are based on various assumptions and methodologies, which vary among the Appraisers. The assumptions and methodologies used in preparing each of the Appraisals are discussed in the summaries of the Appraisers' reports with respect to the Appraisals included in Appendix II hereto. Other appraisals that are prepared based on different assumptions or methodologies may result in valuations that are significantly different from those contained in the Appraisals.

   An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value. The proceeds realized upon the sale of any Aircraft may be less than the appraised value thereof. Appraisals are estimates of values as of future delivery dates. In addition, the value of the Aircraft in the event of the exercise of remedies under the applicable Indenture will depend on various factors, including:

  . market and economic conditions at the time;

  . the availability of similar aircraft;

  . the availability of buyers;

  . the condition of the Aircraft; and

  . whether the Aircraft are sold separately or together.

Accordingly, there can be no assurance that the proceeds realized upon any such exercise with respect to the Equipment Notes and the Aircraft pursuant to the applicable Indenture would be as appraised or sufficient to satisfy in full payments due on the Equipment Notes issued thereunder or the Certificates. See "Description of the Aircraft and the Appraisals."

   The Equipment Notes issued with respect to any Aircraft are not cross-collateralized with respect to any other Aircraft. Therefore, upon an Indenture Default, even if the Aircraft as a group could be sold for more than the total amounts payable in respect of all of the outstanding Equipment Notes, if one Aircraft were sold for less than the total amount payable in respect of the related Equipment Notes, there would not be sufficient proceeds to pay all Classes of Certificates in full.

 Our failure to adequately maintain an Aircraft may adversely affect its value.

   We are responsible for the maintenance, service, repair and overhaul of the Aircraft, but only to the extent described in the Leases or an Owned Aircraft Indenture. Our failure (or the failure of any Sublessee or Permitted Lessee) to adequately maintain, service, repair or overhaul an Aircraft may adversely affect the value of such Aircraft and thus, upon a liquidation of the Aircraft, may affect the proceeds available to repay the holders of the Equipment Notes and, therefore, the Certificateholders. Under the Leases or any Owned Aircraft Indenture, the applicable maintenance standards will vary depending upon the jurisdiction in which an Aircraft is registered and whether an Aircraft is leased or subleased.

 Our failure to maintain adequate insurance on the Aircraft may adversely affect amounts available to pay Certificateholders upon an Event of Loss.

   We are responsible for the maintenance of public liability, property damage and all-risk aircraft hull insurance on the Aircraft to the extent described in the Leases or the Owned Aircraft Indentures. Our failure to adequately insure the Aircraft, or the retention of self-insurance amounts (e.g., uninsured deductibles), will affect the proceeds which could be obtained upon an Event of Loss and, thus, may affect the proceeds available to repay the holders of the Equipment Notes and, therefore, the Certificateholders.

   With respect to required insurance, we may, in the case of public liability, property damage and all-risk hull insurance, maintain insurance having deductibles subject to certain maximum amounts. See "Description of the Equipment Notes--The Leases and Certain Provisions of the Owned Aircraft Indentures--Insurance."

 It may be difficult, expensive and time-consuming for a Loan Trustee to repossess an Aircraft upon default.

   The Leases and the Owned Aircraft Indentures do not contain any general geographic restriction on our (or any Sublessee's or Permitted Lessee's) ability to operate the Aircraft. Although we have no current intention to do so, we are permitted, upon compliance with the applicable Lease or an Owned Aircraft Indenture, as the case may be, to register an Aircraft in foreign jurisdictions and to sublease an Aircraft. While the Loan Trustees' rights and remedies in the event of a default under the applicable Leases or an Owned Aircraft Indenture include the right to repossess an Aircraft, it may be difficult, expensive and time-consuming to obtain possession of an Aircraft, particularly when an Aircraft located outside the United States has been registered in a foreign jurisdiction or is subleased to a foreign operator. Any such exercise of the right to repossess the Aircraft may be subject to the limitations and requirements of applicable law, including the need to obtain consents or approvals for deregistration or re-export of the Aircraft, which may be subject to delays and to political risk. When a defaulting Sublessee or other permitted transferee is the subject of a bankruptcy, insolvency or similar event, such as protective administration, additional limitations may apply.

   Furthermore, certain jurisdictions may accord higher priority to certain other liens or third-party rights over the Aircraft. These factors could limit the benefits of the security interest in an Aircraft.

   As permitted under the Leases, at any time an airframe subject to a Lease might not be equipped with engines subject to the same Lease and engines subject to a Lease might not be on an airframe subject to that Lease. As a result, notwithstanding our agreement in the Leases to transfer title to the Lessor of engines not owned by the applicable Owner Trustee that are attached to repossessed aircraft, at the time of obtaining repossession it could be difficult, expensive and time-consuming to assemble an Aircraft consisting of an airframe and the engines subject to the same Lease.

 The priority of distributions and subordination provisions of the Intercreditor Agreement may affect the timing and amount of payments to Certificateholders.

   According to the intercreditor agreement among the Trusts, the Liquidity Provider and the Subordination Agent (the "Intercreditor Agreement"), the Liquidity Provider receives payment of all amounts owed to it before the holders of any Class of Certificates receive any funds. In addition, in certain default situations the Subordination Agent and the Trustees will receive certain payments before the holders of any Class of Certificates. See "Description of the Intercreditor Agreement--Priority of Distributions." Certain Classes of Certificates are subordinated to other Classes in rights to distributions. See "Description of the Intercreditor Agreement--Priority of Distributions." Consequently, a payment default under any Equipment Note or a Triggering Event may cause the distribution to more senior Classes of Certificates of payments received from payment on one or more junior series of Equipment Notes. If this should occur, the interest accruing on the remaining Equipment Notes would be less than the interest accruing on the remaining Certificates. This is because the remaining Certificates of the junior Classes accrue interest at a higher rate than the remaining Equipment Notes, which include series applicable to the senior Classes bearing interest at a lower rate. As a result of this possible interest shortfall, the holders of one or more junior Classes of Certificates may not receive the full amount due to them after a payment default under any Equipment Note even if all Equipment Notes are eventually paid in full.

 Upon an Indenture Default, the Controlling Party will have the right to direct the activities of the Loan Trustee without regard to the effect such actions will have on the junior Classes of Certificates.

   The holders of at least a majority of the outstanding principal amount of Equipment Notes issued under each Indenture will be entitled to direct the Loan Trustee under such Indenture in taking action as long as no Indenture Default has occurred and is continuing thereunder. If an Indenture Default is continuing, subject to certain conditions, the Controlling Party will direct the Loan Trustees (including in exercising remedies, such as accelerating such Equipment Notes or foreclosing the lien on the Aircraft securing such Equipment Notes). See "Description of the Exchange Certificates--Indenture Defaults and Certain Rights Upon an Indenture Default."

   The "Controlling Party" will be:

  . The Class A Trustee until payment of final distributions to holders of Class A Certificates; and thereafter,

  . The Class B Trustee until payment of final distributions to holders of Class B Certificates; and thereafter,

  . The Class C Trustee, and

  . Under certain circumstances, the Liquidity Provider if the obligations owed to it have not been paid in full. If there is more than one Liquidity Provider, the Liquidity Provider which is owed the greatest amount of obligations shall have such right.

   During the continuation of any Indenture Default, the Controlling Party may accelerate and sell the Equipment Notes issued under such Indenture, subject to certain limitations. See "Description of the Intercreditor Agreement-- Intercreditor Rights--Sale of Equipment Notes or Aircraft." The market for Equipment Notes during any Indenture Default may be very limited, and we cannot assure you as to the price at which they could be sold. If the Controlling Party sells any Equipment Notes for less than their outstanding principal amount, certain holders of Certificates will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against Midway, any Owner Trustee, any Owner Participant, any Trustee or any Loan Trustee.

 Ratings of the Certificates are not recommendations to purchase, hold or sell Certificates.

   It was a condition to the issuance of the Certificates that the Class A Certificates be rated "Baa1" by Moody's Investors Service, Inc. ("Moody's") and "A-" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies Inc. ("Standard & Poor's", and together with Moody's, the "Rating Agencies"), the Class B Certificates be rated "Ba1" by Moody's and "BBB-" by Standard & Poor's, and the Class C Certificates be rated "Ba2" by Moody's and "BB+" by Standard & Poor's. A rating is not a recommendation to purchase, hold or sell Certificates, inasmuch as such rating does not address market price or suitability for a particular investor. We cannot assure you that a rating will remain unchanged for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future (including the downgrading of Midway, the Depositary or the Liquidity Provider) so warrant. The rating of the Certificates is based primarily on the default risk of the Equipment Notes and the Depositary, the availability of the Liquidity Facilities for the holders of the Class A, Class B and Class C Certificates, the collateral value provided by the Aircraft and the subordination provisions applicable to the Certificates. The foregoing ratings address the likelihood of timely payment of interest (at the nondefault rate) when due on the Certificates and the ultimate payment of principal of the Certificates by the Final Legal Distribution Date. Such ratings do not address the possibility of a PTC Event of Default or an Indenture Default or other circumstances (such as an Event of Loss) which could result in the payment of the outstanding principal amount of the Certificates prior to the Final Expected Distribution Date. Standard & Poor's has indicated that its rating applies to a unit consisting of Certificates representing the Trust Property and Escrow Receipts initially representing undivided interests in certain rights to Deposits initially totaling $197,572,000. Amounts deposited under the Deposit Agreements are not our property and are not entitled to the benefits of
Section 1110 of the U.S. Bankruptcy Code. Neither the Certificates nor the Escrow Receipts may be separately assigned or transferred.

   The reduction, suspension or withdrawal of the ratings of the Certificates will not, in and of itself, constitute an Event of Default.

   The senior unsecured debt rating of Midway is currently subject to a negative outlook by Standard & Poor's and any downgrading of such rating may result in the downgrading of the ratings of one or more Classes of the Certificates.

 We may lease Aircraft financed with the Certificates on terms that differ from the terms described in this prospectus.

   The beneficial owners of some of the Leased Aircraft (each, an "Owner Participant") have not yet been identified. In connection with the negotiation of definitive documents for a Leased Aircraft the Owner Participant may request revisions to the Participation Agreement, Lease, Trust Agreement and Indenture applicable to the Owner Trust related to such Aircraft. As a result, the terms of such documents applicable to such Aircraft may differ from the descriptions of them contained in this prospectus. However, these documents must still contain certain economic terms and document terms. See "Description of the Exchange Certificates--Obligation to Purchase Equipment Notes."

 A portion of the Deposits may be repaid without premium.

   Under certain circumstances, less than all of the Deposits held in escrow may be used to purchase Equipment Notes by the Delivery Period Termination Date. See "Description of the Deposit Agreements --Unused Deposits." If any funds remain as Deposits with respect to any Trust after the Delivery Period Termination Date, they will be withdrawn by the Escrow Agent for such Trust and distributed, with accrued and unpaid interest, to the holders of Escrow Receipts relating to the respective Trust after at least fifteen (15) days' prior written notice. If unused Deposits distributed with respect to all of the Trusts exceeds the Par Redemption Amount, such distribution will include a premium on any unused Deposits in excess of the Par Redemption Amount, provided that, if any Aircraft is not delivered by the manufacturer prior to the Delivery Period Termination Date due to any reason not occasioned by our fault or negligence, no such premium will be paid with respect to the unused Deposits to be distributed as a result of such failure to deliver. See "Description of the Deposit Agreements--Unused Deposits."

 We cannot assure you that an active trading market will develop for the Certificates.

   The Old Certificates were issued to, and we believe are currently owned by, a relatively small number of beneficial owners. The Old Certificates have not been registered under the Securities Act or under any applicable state securities laws and will continue to be subject to restrictions on transferability to the extent that they are not exchanged for the Exchange Certificates. Although the Exchange Certificates will generally be permitted to be resold or otherwise transferred by the holders (who are not our affiliates) without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market.

   Neither we nor any Trust has applied, nor do we or any Trust intend to apply, for listing of the Exchange Certificates on any securities exchange or for quotation of the Exchange Certificates on The Nasdaq Stock Market's National Market or otherwise. Accordingly, we cannot assure you as to the liquidity of any markets that may develop for either the Exchange Certificates or the Old Certificates, the ability of the holders of the Certificates or at what price holders of the Certificates will be able to sell their Certificates. Future trading prices of the Certificates will depend on many factors including, among other things, prevailing interest rates, our operating results and the market for similar securities. The Placement Agents may assist in resales of the Certificates, but they are not required to do so. A secondary market for the Certificates may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow the resale of any particular Certificates. In addition, such market-making activities may be limited during the Exchange Offer and during the pendency of the registration statement. If an active public market does not develop, the market price and liquidity of the Certificates may be adversely affected.

   Notwithstanding the registration of the Exchange Certificates in the Exchange Offer, holders who are our "affiliates" (as defined under Rule 405 under the Securities Act) may publicly offer for sale or resell the Exchange Certificates only in compliance with the provisions of Rule 144 under the Securities Act.

   Each broker-dealer that receives Exchange Certificates for its own account in exchange for Old Certificates, where such Old Certificates were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Certificates. See "Plan of Distribution."

 The trading market for the Old Certificates could be adversely affected following the completion of the Exchange Offer.

   We intend for the Exchange Offer to satisfy our registration obligations under the Registration Rights Agreement. If the Exchange Offer is consummated, we do not intend to file further registration statements for the sale or other disposition of Old Certificates. Consequently, following completion of the Exchange Offer, holders of Old Certificates seeking liquidity in their investment would have to rely on an exemption to the registration requirements under applicable securities laws, including the Securities Act, with respect to any sale or other disposition of the Old Certificates. To the extent that Old Certificates are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Certificates could be adversely affected. See "The Exchange Offer."

                               THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

   When we sold the Old Certificates in September 2000, we entered into a Registration Rights Agreement with the Placement Agents pursuant to which we agreed, for the benefit of and at no cost to the holders of the Old
Certificates:

   (1) to use our best efforts to file with the SEC by January 25, 2001 a registration statement of which this prospectus forms a part (the "Exchange Offer Registration Statement") with respect to the offer to exchange each Class of Old Certificates for a new class of Exchange Certificates issued by the same Trust, which will have terms identical in all material respects to the Old Certificates entitled to make such exchange (except that the Exchange Certificates will not contain terms with respect to transfer restrictions or interest rate increases as described herein and the Exchange Certificates will be available only in book-entry form), and

   (2) to use our best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act by March 26, 2001. Promptly after the Exchange Offer Registration Statement has been declared effective, we will offer the Exchange Certificates in exchange for surrender of the Old Certificates. We will keep the Exchange Offer open for not less than 20 Business Days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to the holders of the Old Certificates. For each Old Certificate duly tendered to the Exchange Agent pursuant to the Exchange Offer and not validly withdrawn by the holder thereof, the holder of such Old Certificate will receive an Exchange Certificate having a face amount equal to that of the tendered Old Certificate.

   Based on an interpretation of the Securities Act by the staff of the SEC set forth in several no-action letters to third parties, and subject to the immediately following sentence, we believe that the Exchange Certificates issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, any holder of Old Certificates who is our "affiliate" or who intends to participate in the Exchange Offer for the purpose of distributing the Exchange
Certificates:

     (1) will not be able to rely on the interpretation by the staff of the SEC set forth in the above referenced no-action letters,

     (2) will not be able to tender Old Certificates in the Exchange Offer, and

     (3) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Old Certificates, unless such sale or transfer is made pursuant to an exemption from such requirements.

   Each holder of the Old Certificates who participates in the Exchange Offer will be required to make certain representations, including that:

     (1) it is neither an affiliate of Midway or the Trustee nor a broker-dealer tendering Old Certificates acquired directly from us for its own account,

     (2) any Exchange Certificates to be received by it are being acquired in the ordinary course of its business, and

     (3) it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Certificates.

   In addition, in connection with any resales of the Exchange Certificates, any broker-dealer (a "Participating Broker-Dealer") who acquired the Old Certificates for its own account as a result of market-making activities or other trading activities must deliver a prospectus meeting the requirements of the Securities Act. The SEC has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the Exchange Certificates (other than a resale of an unsold allotment from the original sale of the Old Certificates) with the prospectus contained in the Exchange Offer Registration Statement. Under the Registration Rights Agreement, we are required to allow Participating Broker-Dealers and other persons, if any, subject to similar prospectus delivery requirements to use the prospectus contained in the Exchange Offer Registration Statement in connection with the resale of such Exchange Certificates for a period of 90 days after the completion of the Exchange Offer.

   In the event that any changes in law or the applicable interpretations of the staff of the SEC do no permit us to effect the Exchange Offer, if the Exchange Offer Registration Statement is not declared effective by March 26, 2001 under certain circumstances or the Exchange Offer is not consummated by April 25, 2001 under certain other circumstances, at the request of a holder not eligible to participate in the Exchange Offer or under certain other circumstances described in the Registration Rights Agreement, we will, in lieu of effecting the registration of the Exchange Certificates pursuant to the Exchange Offer Registration Statement and at no cost to the holders of Old Certificates, (a) as promptly as practicable, file with the SEC the Shelf Registration Statement covering resales of the Old Certificates, (b) use our best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act by March 26, 2001 and (c) use our best efforts to keep effective the Shelf Registration Statement for a period of two years after its effective date (or for such shorter period as shall end when all of the Old Certificates covered by the Shelf Registration Statement have been sold pursuant thereto or may be freely sold pursuant to Rule 144 under the Securities Act). We will, in the event of the filing of a Shelf Registration Statement, provide to each holder of the Old Certificates copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement for such Old Certificates has become effective and take certain other actions as are required to permit unrestricted resales of such Old Certificates. A holder of Old Certificates who sells such Old Certificates pursuant to the Shelf Registration Statement generally will be required to be named as selling securityholder in the related prospectus and to deliver the prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such a holder (including certain indemnification obligations). In addition, each holder of such Old Certificates will be required to deliver information to be used in connection with the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Old Certificates included in the Shelf Registration Statement.

   In the event that either the consummation of the Exchange Offer or the declaration by the SEC of a Shelf Registration Statement to be effective (a "Registration Event") does not occur on or prior to April 25, 2001, the interest rate per annum borne by the Equipment Notes shall be increased by 0.50%, from and including April 25, 2001 but excluding the earlier of (1) the date on which a Registration Event occurs and (2) the date on which all of the Old Certificates otherwise become transferable by holders of the Old Certificates (other than affiliates or former affiliates of Midway) without further registration under the Securities Act. In the event that the Shelf Registration Statement ceases to be effective at any time during the period specified by the Registration Rights Agreement for more than 60 days, whether or not consecutive, during any 12-month period, the interest rate per annum borne by the Equipment Notes shall be increased by 0.50% from the 61st day of the applicable 12-month period such Shelf Registration Statement ceases to be effective until such time as the Shelf Registration Statement again becomes effective (or, if earlier, the end of such period specified by the Registration Rights Agreement).

   The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which has been filed as an exhibit to Midway's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000 and incorporated by reference in the registration statement of which this prospectus is a part.

Terms of the Exchange Offer

   Upon the terms and subject to the conditions set forth in this prospectus and in the Letter of Transmittal, we will accept any and all Old Certificates validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. We will issue $1,000 principal amount of Exchange Certificates of the same Class in exchange for each $1,000 principal amount of outstanding Old Certificates accepted in the Exchange Offer. Holders may tender some or all of their Old Certificates pursuant to the Exchange Offer. However, Old Certificates may be tendered only in integral multiples of $1,000.

   The form and terms of the Exchange Certificates are the same as the form and terms of the Old Certificates, except that:

     (1) the Exchange Certificates bear a different CUSIP number from the Old Certificates and will be available only in book-entry form,

     (2) the Exchange Certificates have been registered under the Securities Act and therefore will not bear legends restricting the transfer thereof, and

     (3) the holders of the Exchange Certificates will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the Old Certificates in certain circumstances relating to the timing of the Exchange Offer, all of which rights will terminate upon consummation of the Exchange Offer.

   The Exchange Certificates will evidence the same debt as the Old Certificates (which they replace) and will be issued under, and entitled to, the benefits of the applicable Trust, such that the Exchange Certificates and the Old Certificates will be treated as a single Class of securities under the applicable Trust.

   As of the date of this prospectus, $197,572,000 aggregate principal amount of the Old Certificates was outstanding. Solely for reasons for administration
(and for no other purpose), we have fixed the close of business on           ,
2001, as the record date for the Exchange Offer for purposes of determining the persons to whom this prospectus and the Letter of Transmittal will be mailed initially. Only a registered holder of the Old Certificates may participate in the Exchange Offer. There will be no fixed record date for determining registered holders of the Old Certificates entitled to participate in the Exchange Offer.

   The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Certificates being tendered. However, the Exchange Offer is subject to certain customary conditions which we may waive. See "--Conditions."

   We shall be deemed to have accepted validly tendered Old Certificates when, as and if we have given written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the Exchange Certificates and delivering the Exchange Certificates to the holders. If any tendered Old Certificates are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, any such unaccepted Old Certificates will be returned, without expense, to the tendering holder thereof as soon as practicable after the Expiration Date. See "--Acceptance of Old Certificates for Exchange; Delivery of Exchange Certificates."

   Holders who tender Old Certificates in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Certificates pursuant to the Exchange Offer. We will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the Exchange Offer. See "--Fees and Expenses."

Expiration Date; Extensions; Amendments

   The term "Expiration Date" shall mean 5:00 p.m., New York City time, on
          , 2001, unless we, in our sole discretion, extend the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. Notwithstanding any extension of the Exchange Offer, if the Exchange Offer is not consummated by April 25, 2001, the interest rate borne by the Equipment Notes and passed through to the holders of the Old Certificates is subject to increase until the Exchange Offer is consummated.

   To extend the Exchange Offer, we will notify the Exchange Agent of any extension by written notice and will issue a press release or other public announcement thereof, each prior to 9:00 a.m., New York City time, on the next Business Day after the previously scheduled Expiration Date.

   We reserve the right, in our sole discretion:

     (1) to delay accepting any Old Certificates, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under "--Conditions" shall not have been satisfied, by giving written notice of such delay, extension or termination to the Exchange Agent, or

     (2) to amend the terms of the Exchange Offer in any manner.

   Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by written notice thereof to the registered holders. If the Exchange Offer is amended in a manner determined by us to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders and the Exchange Agent, and, depending upon the significance of the amendment and the manner of disclosure to the registered holders and the Exchange Agent, we will extend the Exchange Offer to the extent required by law.

   Without limiting the manner in which we may choose to make public announcement of any delay, extension, amendment or termination of the Exchange Offer, we shall have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service.

Interest on the Exchange Certificates

   The Exchange Certificates will bear interest at the applicable per annum rate for such Trust set forth on the cover page of this prospectus from their date of issuance. Holders of Old Certificates that are accepted for exchange will receive, in cash, accrued interest thereon from September 27, 2000, the date of the issuance of the Old Certificates, to, but not including, the date of issuance of the Exchange Certificates. Such interest will be paid with the first interest payment on the Exchange Certificates on April 1, 2001. Accordingly, holders of Old Certificates that are accepted for exchange will not receive interest that is accrued but unpaid on such Old Certificates at the time of tender. Interest on the Old Certificates accepted for exchange will cease to accrue upon issuance of the Exchange Certificates.

   Interest on the Exchange Certificates will be payable semiannually on each April 1 and October 1, commencing April 1, 2001.

Procedures for Tendering Old Certificates

   To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Old Certificates and any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. To be tendered effectively, the Old Certificates, Letter of Transmittal and other required documents must be received by the Exchange Agent at the address set forth below under "--Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date. Delivery of the Old Certificates may be made by book-entry transfer through DTC's Automated Tender Offer Program ("ATOP"), for which the transaction will be eligible, in accordance with the procedures described below. Confirmation of such book-entry transfer must be received by the Exchange Agent prior to the Expiration Date.

   By executing the Letter of Transmittal, each holder will make to us the representations set forth above in the third paragraph under the heading "Purpose and Effect of the Exchange Offer."

   The tender by a holder and the acceptance thereof by us will constitute agreement between such holder and Midway in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

   The method of delivery of the Old Certificates and the Letter of Transmittal and all other required documents to the Exchange Agent, including delivery through the Book-Entry Transfer Facility (as defined below) and any acceptance of an agent's message transmitted through ATOP, is at the election and risk of each holder of Old Certificates. Instead of delivery by mail, it is recommended that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the Exchange Agent before the Expiration Date.

   No Letter of Transmittal or Old Certificates should be sent to Midway. Holders of Old Certificates may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions for such holders.

   Only a holder of Old Certificates may tender such Old Certificates in the Exchange Offer. Any beneficial owner whose Old Certificates are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. See "Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner of Midway Airlines Corporation Pass Through Certificates, Series 2000-1" included with the Letter of Transmittal. If such beneficial owner wishes to tender on his own behalf, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering his Old Certificates, either make appropriate arrangements to register ownership of the Old Certificates in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

   Signatures on the Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Old Certificates tendered pursuant thereto are tendered (1) by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (2) for the account of an Eligible Institution. If signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution").

   If the Letter of Transmittal is signed by a person other than the registered holder of any Old Certificates listed therein, such Old Certificates must be endorsed or accompanied by a properly completed bond power, signed by such registered holder as such registered holder's name appears on such Old Certificates with the signature thereon guaranteed by an Eligible Institution.

   If the Letter of Transmittal or any Old Certificates or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the Letter of Transmittal.

   We understand that the Exchange Agent will make a request promptly after the date of this prospectus to establish accounts with respect to the Old Certificates at the book-entry transfer facility, DTC (the "Book-Entry Transfer Facility"), for the purpose of facilitating the Exchange Offer, and, subject to the establishment thereof, any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of the Old Certificates by causing such Book-Entry Transfer Facility to transfer such Old

Certificates into the Exchange Agent's account with respect to the Old Certificates in accordance with the Book-Entry Transfer Facility's procedures for such transfer. Although delivery of the Old Certificates may be effected through book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility, an appropriate Letter of Transmittal properly completed and duly executed with any required signature guarantee or an Agent's Message in connection with a book-entry transfer and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.

   The term "Agent's Message" means a message transmitted by the Book-Entry Transfer Facility to, and received by, the Exchange Agent and forming a part of the confirmation of a book-entry transfer, which states that the Book-Entry Transfer Facility has received an express acknowledgment from the participants in the Book-Entry Transfer Facility described in such Agent's Message, stating the aggregate principal amount of Old Certificates which have been tendered by such participants pursuant to the Exchange Offer and that such participants have received this prospectus and the Letter of Transmittal and agree to be bound by the terms of this prospectus and the Letter of Transmittal and we may enforce such agreement against such participants.

   All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Old Certificates and withdrawal of tendered Old Certificates will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all Old Certificates not property tendered or any Old Certificates our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular Old Certificates. Our interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Certificates must be cured within such time as we shall determine. Neither Midway, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Old Certificates will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Certificates received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

   In addition, we reserve the right in our sole discretion, subject to the provisions of the Pass Through Trust Agreements, to:

     (1) purchase or make offers for any Old Certificates that remain outstanding subsequent to the Expiration Date or, as set forth under "-- Conditions," to terminate the Exchange Offer in accordance with the terms of the Registration Rights Agreement, and

     (2) to the extent permitted by applicable law, purchase Old Certificates in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

Guaranteed Delivery Procedures

   Holders who wish to tender their Old Certificates and (1) whose Old Certificates are not immediately available, (2) who cannot deliver their Old Certificates, the Letter of Transmittal or any other required documents to the Exchange Agent or (3) who cannot complete the procedures for book-entry transfer prior to the Expiration Date, may effect a tender if:

     (a) the tender is made through an Eligible Institution;

     (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number(s) of such Old Certificates and the principal amount of Old Certificates tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or a facsimile thereof), or an Agent's Message in lieu thereof, together with the certificate(s) representing the Old Certificates (or a confirmation of book-entry transfer of such Old Certificates into the Exchange Agent's account at the Book-Entry Transfer Facility) and any other documents required by the Letter of Transmittal, will be deposited by the Eligible Institution with the Exchange Agent; and

     (c) such properly completed and executed Letter of Transmittal (or a facsimile thereof), or an Agent's Message in lieu thereof, as well as the certificate(s) representing all tendered Old Certificates in proper form for transfer (or a confirmation of book-entry transfer of such Old Certificates into the Exchange Agent's account at the Book-Entry Transfer Facility) and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date.

   Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Old Certificates according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

   Except as otherwise provided herein, tenders of Old Certificates may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. Withdrawal of tendered Old Certificates will be deemed a rejection of the Exchange Offer.

   To withdraw a tender of Old Certificates in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must:

     (1) specify the name of the person having deposited the Old Certificates to be withdrawn (the "Depositor"),

     (2) identify the Old Certificates to be withdrawn (including the certificate number(s) and principal amount of such Old Certificates, or, in the case of Old Certificates transferred by book-entry transfer, the name and number of the account at the Book-Entry Transfer Facility to be credited),

     (3) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Old Certificates were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee register the transfer of such Old Certificates into the name of the person withdrawing the tender, and

     (4) specify the name in which any such Old Certificates are to be registered, if different from that of the Depositor. A purported notice of withdrawal which lacks any of the required information will not be an effective withdrawal of a tender previously made.

   If Old Certificates have been tendered pursuant to the procedure for book-entry transfer described above under "--Procedures for Tendering Old Certificates," any notice of withdrawal must comply with the procedures of DTC. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by us, and our determination shall be final and binding on all parties. Any Old Certificates so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Certificates will be issued with respect thereto unless the Old Certificates so withdrawn are validly retendered. Properly withdrawn Old Certificates may be retendered by following one of the procedures described above under "-Procedures for Tendering Old Certificates" at any time prior to the Expiration Date.

Conditions

   Notwithstanding any other term of the Exchange Offer, we are not required to accept for exchange, or to exchange Exchange Certificates for, any Old Certificates, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Old Certificates, if:

     (1) any law, statute, rule, regulation or interpretation by the staff of the SEC is proposed, adopted or enacted which, in our judgment, might materially impair our ability to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to us; or

     (2) there shall occur a change in the current interpretation by the staff of the SEC which permits the Exchange Certificates issued pursuant to the Exchange Offer in exchange for Old Certificates to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is an "affiliate" of Midway within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such Exchange Certificates are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such Exchange Certificates; or

     (3) any governmental approval has not been obtained, which approval we, in our sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

   If we determine in our sole discretion that any of the conditions are not satisfied, we may:

     (1) refuse to accept any Old Certificates and return all tendered Old Certificates to the tendering holders,

     (2) extend the Exchange Offer and retain all Old Certificates tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders to withdraw such Old Certificates (see "-Withdrawal of Tenders"), or

     (3) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Old Certificates which have not been withdrawn.

   If any waiver by Midway constitutes a material change to the Exchange Offer, we will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered holders and the Exchange Agent, and, depending upon the significance of the waiver and the manner of disclosure to the registered holders and the Exchange Agent, we will extend the Exchange Offer to the extent required by law.

   The foregoing conditions are for the sole benefit of Midway and we may waive them, in whole or in part, in our sole discretion, although we have no current intention of doing so. Any determination made by us concerning an event, development or circumstance described or referred to above will be final and binding on all parties.

Acceptance of Old Certificates for Exchange; Delivery of Exchange Certificates

   Upon satisfaction or waiver of all of the conditions to the Exchange Offer, all Old Certificates properly tendered will be accepted, promptly after the Expiration Date, and the Exchange Certificates will be issued promptly after acceptance of the Old Certificates. For purposes of the Exchange Offer, Old Certificates shall be deemed to have been accepted for exchange when, as and if we have given written notice thereof to the Exchange Agent. See "--Conditions" for a discussion of the conditions that must be satisfied before we accept any Old Certificates for exchange.

   In all cases, issuance of Exchange Certificates for Old Certificates that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Certificates or a timely confirmation of book-entry transfer of such Old Certificates into the Exchange

Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Old Certificates are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Certificates are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or nonexchanged Old Certificates will be returned without expense to the tendering holder thereof (or, in the case of Old Certificates tendered by book-entry transfer procedures described above, such nonexchanged Old Certificates will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the Exchange Offer.

Exchange Agent

   Allfirst Bank, the Trustee under the Trusts, has been appointed as Exchange Agent for the Exchange Offer. All executed Letters of Transmittal should be directed to the Exchange Agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

          By Registered, Certified                             By Facsimile:
        or Overnight Mail or By Hand:


                Allfirst Bank                                  (410) 244-4236
         Corporate Trust Department
            25 S. Charles Street
              Mail Code 101-591
          Baltimore, Maryland 21201

Fees and Expenses

   The expenses of soliciting tenders will be borne by us. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, facsimile transmission, telephone or in person by officers and regular employees of Midway and its affiliates.

   We have not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers or others soliciting acceptances of the Exchange Offer. We will, however, pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith and pay other registration expenses, including fees and expenses of the Trustee, filing fees, legal and accounting fees and printing and distribution expenses.

   We will pay all transfer taxes, if any, applicable to the exchange of the Old Certificates pursuant to the Exchange Offer. If, however, certificates representing the Exchange Certificates or the Old Certificates for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Certificates tendered, or if tendered Old Certificates are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of the Old Certificates pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other person) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Consequences of Failure to Exchange

   As a result of the making of this Exchange Offer, we will have fulfilled one of our obligations under the Registration Rights Agreement and holders of Old Certificates who do not tender their Old Certificates will not have any further registration rights under the Registration Rights Agreement or otherwise. Accordingly, any holder of Old Certificates that does not exchange that holder's Old Certificates for Exchange Certificates will continue to hold the untendered Old Certificates and will be entitled to all the rights and limitations applicable thereto under the applicable Trust, except to the extent such rights or limitations, by their terms, terminate or cease to have further effectiveness as a result of the Exchange Offer.

   The Old Certificates that are not exchanged for Exchange Certificates pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Old Certificates may be resold only:

     (1) to Midway (upon redemption thereof or otherwise),

     (2) pursuant to an effective registration statement under the Securities
  Act,

     (3) so long as the Old Certificates are eligible for resale pursuant to Rule 144A, to a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A,

     (4) outside the United States to a foreign person pursuant to the exemption from the registration requirements of the Securities Act provided by Regulation S thereunder,

     (5) to an institutional accredited investor that, prior to such transfer, furnishes to Allfirst Bank, as Trustee, a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Old Certificates evidenced thereby (the form of which letter can be obtained from such Trustee), or

     (6) pursuant to another available exemption from the registration requirements of the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

   Accordingly, if any Old Certificates are tendered and accepted in the Exchange Offer, the trading market for the untendered Old Certificates could be adversely affected. See "Risk Factors--Risk Factors Related to the Certificates and the Exchange Offer--The trading market for the Old Certificates could be adversely affected following the completion of the Exchange Offer."

Termination of Certain Rights

   Holders of the Old Certificates will not be entitled to certain rights under the Registration Rights Agreement following the consummation of the Exchange Offer. The rights that will terminate are the right (1) to have Midway file with the SEC and use its best efforts to have declared effective a shelf registration statement to cover resales of the Old Certificates by the holders thereof and (2) to receive additional interest if the registration statement of which this prospectus is a part or the shelf registration statement are not filed with, or declared effective by, the SEC within certain specified time periods or the Exchange Offer is not consummated within a specified time period.

Other

   Participation in the Exchange Offer is voluntary and holders should carefully consider whether to accept. Holders of the Old Certificates are urged to consult their financial and tax advisors in making their own decision on what action to take.

   No person has been authorized to give any information or to make any representations in connection with the Exchange Offer other than those contained in this prospectus. If given or made, such information or representations should not be relied upon as having been authorized by Midway. Neither the delivery of this prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Midway since the respective dates as of which information is given herein. The Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Old Certificates in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, we may, at our discretion, take such action as we may deem necessary to make the Exchange Offer in any such jurisdiction and extend the Exchange Offer to holders of Old Certificates in such jurisdiction. In any jurisdiction the securities laws or blue sky laws of which require the Exchange Offer to be made by a licensed broker or dealer, the Exchange Offer is being made on behalf of Midway by one or more registered brokers or dealers which are licensed under the laws of such jurisdiction.

                                USE OF PROCEEDS

   This Exchange Offer is intended to satisfy certain of our obligations under the Placement Agreement and the Registration Rights Agreement. We will not receive any cash proceeds from the issuance of the Exchange Certificates. In consideration of issuing the Exchange Certificates contemplated in this prospectus, we will receive the Old Certificates in like principal amount, the form and terms of which are the same as the form and terms of the Exchange Certificates (which will replace the Old Certificates), except as otherwise described in this prospectus. The Old Certificates surrendered in exchange for the Exchange Certificates will be retired and canceled and cannot be reissued.

   The $197,572,000 of proceeds from the sale of the Old Certificates were deposited with the Depositary on behalf of the applicable Escrow Agent for the benefit of the Certificateholders of the applicable Trust. At January 1, 2001, $72,482,000 of the proceeds had been used to purchase Equipment Notes issued by Owner Trustees to finance a portion of the purchase price of three Leased Aircraft.

                                CAPITALIZATION

   The following table sets forth our capitalization as of September 30, 2000. It is anticipated that the eight Aircraft being financed hereby will be leased, and will be treated for accounting purposes as operating leases and, accordingly, will not affect our capitalization. However, should we purchase, rather than lease, one or more of the Aircraft, our long-term debt and capital lease obligations will increase by an amount equal to the amount borrowed, less any current portion thereof. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources." This table should be read in conjunction with our Financial Statements, the notes thereto and the other financial data included elsewhere in this prospectus or incorporated herein by reference.

                                                                       At
                                                                  September 30,
                                                                      2000
                                                                  -------------
                                                                   (Unaudited)
                                                                   (Dollars in
                                                                   Thousands)
Liabilities:
  Current portion of long-term debt and capital lease
   obligations...................................................   $  6,571
  Long-term debt and capital lease obligations...................    163,267
                                                                    --------
    Total debt and capital lease obligations.....................    169,838
Stockholder's equity:
  Preferred stock, $0.01 par value, 12 million shares authorized;
   none issued and outstanding...................................        --
  Common stock, $0.01 par value, 25 million shares authorized;
   15,174,755 shares issued and outstanding......................        152
  Additional paid-in capital.....................................     88,359
  Retained earnings ($51.1 million of accumulated deficit
   eliminated in the quasi-reorganization as of June 30, 1997)        19,523
                                                                    --------
    Total stockholders' equity...................................    108,034
                                                                    --------
    Total capitalization.........................................   $277,872
                                                                    ========

               SELECTED FINANCIAL AND OPERATING DATA AND GLOSSARY

   The following table presents selected historical financial data for each of the five years in the five-year period ended December 31, 1999 and the balance sheet information as of December 31 of each such year, which have been derived from our audited financial statements. The statements of income information for the nine months ended September 30, 1999 and 2000 and the balance sheet information as of September 30, 1999 and 2000 have been derived from our unaudited financial statements which, in the opinion of our management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of financial position and results of operations for such periods. Operating results for the nine months ended September 30, 2000 are not necessarily indicative of the results that may be expected for the entire year. The information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and the accompanying notes included in our Annual Report on Form 10-K for the year ended December 31, 1999 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2000 included elsewhere or incorporated herein by reference. See "Where You Can Get More Information."

                                                                            Nine months ended
                                    Year ended December 31,                   September 30,
                          ------------------------------------------------  ------------------
                            1995      1996(1)   1997(1)   1998(1)   1999      1999      2000
                          --------  --------  --------  --------  --------  --------  --------
                                                                               (Unaudited)
                                 (dollars in thousands except per share amounts)
Statement of Operations
 Data:
Operating revenues:
 Passenger..............  $118,568  $173,541  $179,000  $205,566  $213,018  $156,547  $198,884
 Other..................     4,034     6,493     7,275     5,873     4,928     3,499     6,075
                          --------  --------  --------  --------  --------  --------  --------
   Total operating
    revenues............   122,602   180,034   186,275   211,439   217,946   160,046   204,959
Operating expenses
 Wages, salaries and
  related costs.........    19,874    24,619    25,757    31,822    38,875    28,207    40,466
 Aircraft fuel..........    16,782    27,300    21,499    19,623    22,738    14,737    34,250
 Aircraft and engine
  rentals...............    30,889    34,113    30,495    29,927    31,429    22,353    34,949
 Commissions............     9,382    13,728    13,978    15,071    14,229    10,537    11,375
 Maintenance, materials
  and repairs...........    13,551    17,930    17,006    17,103    13,388    10,091    11,839
 Other rentals and
  landing fees..........    11,924    12,711     9,812     9,646    10,098     7,401    10,590
 Depreciation and
  amortization..........     2,056     1,346     1,999     6,162     7,938     5,296     7,381
 Other operating
  expenses..............    43,769    54,603    49,862    53,541    59,773    44,264    58,355
 Restructuring(2).......     6,004       --        --        --        --        --        --
 Impairment of long-
  lived assets(3).......       --     16,941       --        --        --        --        --
 Equipment retirement
  charges(4)............       --        --        --      2,413     2,765     2,008     9,163
 Recapitalization(5)....       --        --        750       --        --        --        --
                          --------  --------  --------  --------  --------  --------  --------
   Total operating
    expenses............   154,231   203,291   171,158   185,308   201,233   144,894   218,368
                          --------  --------  --------  --------  --------  --------  --------
Operating income
 (loss).................   (31,629)  (23,257)   15,117    26,131    16,713    15,152   (13,409)
Interest income
 (expense), net.........      (413)   (1,841)      114    (1,972)   (1,621)   (1,850)   (1,394)
Other income (expense)..      (222)      834       --        --        --        --        --
                          --------  --------  --------  --------  --------  --------  --------
Total other income
 (expense)..............      (635)   (1,007)      114    (1,972)   (1,621)   (1,850)   (1,394)
                          --------  --------  --------  --------  --------  --------  --------
Income (loss) before
 income taxes and
 extraordinary gain.....   (32,264)  (24,264)   15,231    24,159    15,092    13,302   (14,803)
Income tax expense
 (benefit)..............       --        --      6,306     9,178     5,736     5,055    (5,625)
                          --------  --------  --------  --------  --------  --------  --------
Income (loss) before
 extraordinary gain.....   (32,264)  (24,264)    8,925    14,981     9,356     8,247    (9,178)
Extraordinary gain(6)...       --        --     15,969       --        --        --        --
                          --------  --------  --------  --------  --------  --------  --------
Net income (loss).......   (32,264)  (24,264)   24,894    14,981     9,356     8,247    (9,178)
Preferred dividends.....    (1,440)      --        --        --        --        --        --
                          --------  --------  --------  --------  --------  --------  --------
Net income (loss)
 available for common
 stockholders...........  $(33,704) $(24,264) $ 24,894  $ 14,981  $  9,356  $  8,247  $ (9,178)
                          ========  ========  ========  ========  ========  ========  ========

                                                                                        Nine months ended
                                         Year ended December 31,                          September 30,
                          ----------------------------------------------------------  -----------------------
                             1995      1996(1)     1997(1)     1998(1)       1999        1999        2000
                          ----------  ----------  ----------  ----------  ----------  ----------  -----------
                                                                                           (Unaudited)
                                         (dollars in thousands except per share amounts)
Per share amounts(7)
Basic earnings (loss)
 per share:
 Income (loss) before
  extraordinary gain....                               $1.47       $1.75       $1.09       $0.96       $(0.90)
 Extraordinary gain.....                                2.64         --          --          --           --
                                                  ----------  ----------  ----------  ----------  -----------
 Net income (loss)......                               $4.11       $1.75       $1.09       $0.96       $(0.90)
                                                  ==========  ==========  ==========  ==========  ===========
Weighted average shares
 used in computing basic
 earnings (loss) per
 share..................                           6,059,051   8,574,972   8,602,395   8,602,395   10,192,304
                                                  ----------  ----------  ----------  ----------  -----------
Diluted earnings (loss)
 per share:
 Income (loss) before
  extraordinary gain....                               $1.24       $1.54       $0.98       $0.86       $(0.90)
 Extraordinary gain.....                                2.22         --          --          --           --
                                                  ----------  ----------  ----------  ----------  -----------
 Net income (loss)......                               $3.46       $1.54       $0.98       $0.86       $(0.90)
                                                  ==========  ==========  ==========  ==========  ===========
Weighted average shares
 used in computing
 diluted earnings (loss)
 per share..............                           7,193,794   9,731,527   9,507,175   9,553,665   10,192,304
                                                  ----------  ----------  ----------  ----------  -----------
Other Financial Data:
Cash flows provided by
 (used in)
 Operating activities...  $     (805) $    5,784  $   10,283  $   22,257  $   21,979  $   15,723  $      (845)
 Investing activities...      (6,876)     (2,614)    (25,219)     (9,681)    (51,345)    (44,692)     (34,534)
 Financing activities...       3,571       4,836      58,640     (18,349)      7,981      (4,928)      53,074
                                                                                        Nine months ended
                                         Year ended December 31,                          September 30,
                          ----------------------------------------------------------  -----------------------
                             1995        1996(1)     1997        1998        1999        1999        2000
                          ----------  ----------  ----------  ----------  ----------  ----------  -----------
Selected Operating
 Statistics:(8)
Available seat miles
 (000s).................   1,387,921   1,758,560   1,387,864   1,544,945   1,565,781   1,132,665    1,514,700
Revenue passenger miles
 (000s).................     692,681     998,959     875,752   1,008,567   1,031,583     742,542    1,057,544
Load factor.............        49.9%       56.8%       63.1%       65.3%       65.9%       65.6%        69.8%
Break-even load
 factor(9)..............        60.8%       59.2%       57.5%       56.8%       60.4%       59.1%        71.8%
Departures..............      24,403      29,192      26,898      35,990      46,751      32,978       47,821
Block hours.............      38,933      48,682      42,867      55,783      71,705      50,863       73,263
Passenger revenue per
 ASM (cents)............        8.54        9.87       12.90       13.31       13.60       13.82        13.13
Yield (cents)...........       17.12       17.37       20.44       20.38       20.65       21.08        18.81
Average fare............         $89         $99        $108        $103        $103        $105          $92
Operating cost per
 available seat mile
 (cents)(10)............       10.68       10.60       12.28       11.84       12.68       12.61        13.81
Onboard passengers......   1,338,438   1,742,957   1,660,140   1,995,117   2,063,192   1,484,406   2,154,4 49
Average seats per
 departure..............         108         104         101          88          68          70           66
Average stage length
 (miles)................         532         571         524         475         471         470          454
Aircraft (average during
 period)................        11.0        13.7        13.0        18.1        22.8        21.7         31.3
Aircraft utilization
 (hours per day)........         9.9         9.8         9.0         8.4         8.6         8.6          8.6
Fuel price per gallon
 (cents)(11)............        69.0        80.6        73.4        57.3        61.7        44.5         83.5

                                                                         As of September
                                      As of December 31,                       30,
                         ---------------------------------------------- ------------------
                           1995      1996      1997     1998     1999     1999      2000
                         --------  --------  -------- -------- -------- --------  --------
                                    (dollars in thousands)                 (unaudited)
Balance Sheet Data
Cash, cash equivalents,
 restricted cash and
 short-term
 investments............ $  2,799  $ 12,805  $ 58,071 $ 58,248 $ 38,564 $ 33,969  $ 67,745
Working capital
 (deficit)..............  (41,117)  (42,198)   20,826   32,880    4,414   (5,944)   12,614
Equipment and property,
 net....................    9,258     6,669    46,574  103,007  120,405  112,031   133,554
Equipment purchase
 deposits, net..........    7,749     1,846    17,133   18,103   61,824   45,728   117,301
Total assets............   56,010    38,384   139,810  203,581  256,689  222,433   369,929
Long-term debt and
 capital lease
 obligations (net of
 current maturities)....    7,307    11,704    39,187   78,764  103,349   75,002   163,267
Stockholders' equity
 (deficiency)...........  (18,385)  (40,569)   48,486   70,463   83,136   78,709   108,034

--------
(1) Midway reclassified certain balances to reflect classifications in 1997, 1998 and 1999 financial statements.
(2) Midway recorded restructuring charges in 1995 of $6.0 million related to the return of four A320 aircraft and other related one-time charges.
(3) Midway recorded an impairment loss of $16.9 million from certain long-lived assets, primarily intangible assets, that were determined by Midway's management to be impaired in accordance with SFAS 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of."
(4) Midway recorded equipment retirement charges related to the return of four Fokker and one Airbus aircraft to their lessors. See Note 2 of Notes to Financial Statements incorporated herein by reference to Midway's Annual Report on Form 10-K for the year ended December 31, 1999.
(5) Midway recorded a one-time charge of $0.75 million in 1997 related to its recapitalization. See Note 12 of Notes to Financial Statements incorporated herein by reference to Midway's Annual Report on Form 10-K for the year ended December 31, 1999.
(6) Extraordinary gain consists of one-time gains recognized in connection with Midway's recapitalization. See Note 12 of Notes to Financial Statements incorporated herein by reference to Midway's Annual Report on Form 10-K for the year ended December 31, 1999.
(7) Since Midway was recapitalized in February 1997 and all prior capital stock was canceled at that time, per share amounts prior to 1997 are not meaningful and are thus not presented.
(8) The airline operating terms used in this table have the following meanings:
    Aircraft (average during period): The average number of aircraft operated during the period.
    Aircraft utilization: The average number of block hours operated in scheduled service per day per aircraft for the total fleet of aircraft. Available seat miles (ASMs): The number of seats available for scheduled passengers multiplied by the number of miles those seats were flown. Average fare: The average fare paid by a revenue passenger.
    Average seats per departure: The average number of available seats per departing aircraft.
    Average stage length: The average number of miles flown per flight.
    Block hour: The total time an aircraft is in motion from brake release at the origination to brake application at the destination.
    Break-even load factor: The load factor at which scheduled passenger revenues would have been equal to operating plus non-operating expenses/(income) (holding yield constant).
    Cost per available seat mile (CASM): Operating expenses plus non-operating expenses/(income) divided by ASMs.
    Departure: A scheduled aircraft flight.
    Fuel price per gallon: The average price per gallon of jet fuel for the fleet (excluding into plane fees).
    Load factor: RPMs divided by ASMs.
    Onboard passengers: The number of revenue passengers carried.
    Revenue passenger miles (RPMs): The number of miles flown by revenue passengers.
    Passenger revenue per available seat mile (PRASM): Passenger revenues divided by ASMs.
    Yield: The average scheduled passenger fare paid for each mile a scheduled revenue passenger is carried.

(9) "Break-even load factor" as represented above excludes restructuring, impairment of long-lived assets, equipment retirement charges and recapitalization expenses divided by the product of available seat miles and yield. Had restructuring, impairment of long-lived assets, equipment retirement charges and recapitalization expenses been included for the years ended December 31, 1995, 1996, 1997, 1998 and 1999 and the nine months ended September 30, 1999 and 2000 the break-even load factor would have been 63.3%, 64.6%, 57.8%, 57.6%, 61.2%, 60.7% and 76.6%, respectively.
(10) "Operating cost per available seat mile" as represented above equals total operating costs less restructuring, impairment of long-lived assets, equipment retirement charges and recapitalization expenses, divided by available seat miles. Had restructuring, impairment of long-lived assets, equipment retirement charges and recapitalization expenses been included for the years ended December 31, 1995, 1996, 1997, 1998 and 1999 and the nine months ended September 30, 1999 and 2000 cost per available seat mile would have been 11.11 cents, 11.56 cents, 12.33 cents, 11.99 cents, 12.85 cents, 12.79 cents and 14.42 cents, respectively.
(11) Excludes taxes and into-plane fees.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

   The following discussion should be read in conjunction with our financial statements, the notes thereto and the other financial data included elsewhere or incorporated by reference in this prospectus.

Overview

   We began commercial operations in November 1993, operating from our base at Chicago's Midway Airport. Operations there were unprofitable, and following American's announcement of its intention to reduce service from its hub at RDU, we relocated our entire operations from Midway Airport to RDU in March 1995. We entered into agreements with American to sublease certain of American's gates and to participate in the AAdvantage(R) program. At the time of the move, our management committed to expanding Midway's fleet through the addition of five Airbus A320s and four F-100s, to a total of five A320s and twelve F100s. A combination of factors, including inadequate capital resources, the increased fleet capacity, the lack of marketing presence and unusually bad weather, resulted in significant losses during 1995 and 1996. Following unsuccessful efforts to renegotiate lease terms, one of our lessors required the return of four A320s during the first four months of 1996. This reduced our fleet to a level of twelve F100s and one A320, which level was maintained until late 1997 when the first two CRJs were received. Initial operations with the CRJs began in January 1998. We received eight additional CRJs in 1998, eight CRJs in 1999, seven CRJs in 2000 and one in 2001. We also received and placed in service our first six 737s in January, February, September, October and November, 2000, three of which were partially financed with the proceeds of the offering of the Certificates. In the fourth quarter of 1998, we also removed from service two F100s, and we removed from service two additional F100s and the remaining A320 in the first half of 1999, all on their scheduled lease expiry dates. We intend to remove four additional F100s from service in the first half of 2001.

   In February 1997, we completed a recapitalization, resulting in a change in ownership and management. The recapitalization resulted in reductions in annual expenses, including a decrease in aircraft rental expense, a decrease in facility rentals, a decrease in the cost of certain services and a reduction in net interest expense. In addition to the recapitalization, but at approximately the same time, we discontinued certain unprofitable flight operations. After the recapitalization and through 1999, we experienced a significant improvement in operating performance and financial condition. We believe that our improved results through 1999 were attributable to the benefits realized from the recapitalization, route restructuring, improved yield management, increased passenger demand and a generally strong economic environment. In the fiscal year 2000 we experienced a deterioration of financial performance attributable in large part to increased competition and a resulting lower fare environment in nearly all of our markets, significantly higher fuel costs and increasing labor costs.

   Our business plan is focused on the Raleigh-Durham, North Carolina travel market, and is designed to capture a significant share of that market by offering frequent flight schedules, superior operational performance and high quality customer service. Our growth strategy involves increasing the frequency of flights to markets Midway currently serves and increasing the number of markets served. To implement our strategy, we first agreed to acquire up to thirty new CRJs, with deliveries that began in December 1997. This allowed us to increase frequency in certain markets without materially increasing capacity in those markets. It also allowed us to increase the number of markets served by introducing service with smaller aircraft in moderately sized markets where no non-stop service was then available.

   To further our strategy, we have agreed to lease or purchase 22 new 737s with deliveries that began in December 1999. This will allow us to increase capacity in certain markets which have grown since 1997, and to increase the number of markets served by introducing service in larger markets, matching capacity to market size and characteristics. The introduction of the 737s also gives us the ability to increase stage length and achieve overall lower unit costs that will allow us to compete more effectively with lower fare carriers. We also believe that 737s, with their lower unit costs and greater reach, will enable us to offer competitive fares to leisure destinations in Florida and elsewhere, allowing us to increase our market share of leisure and connecting passengers. We generally offer the same range of fares that our competitors offer, with exceptions in particular markets where we discount certain categories of fares more than our competition to stimulate the market or charge a premium where passengers are willing to pay slightly higher fares because of the convenience of our non-stop jet flights and our superior service.

   Because of our premium service, focus on business travelers, small average number of seats per departure and shorter average stage lengths, our cost per available seat mile is higher than most major carriers. We recognize the importance of a competitive cost structure and expect to lower unit costs through growth, increased utilization of aircraft, increasing average stage length and the restructuring of various functions. In addition to the cost savings resulting from the recapitalization, we have entered into new maintenance contracts, eliminated dependence on third-party vendors for flight reservation call handling, reduced credit card processing fees, reduced long distance telephone rates, reduced travel agent commissions, reduced certain insurance costs, and implemented an automated voice-response flight information system. We expect to introduce an Internet, web-based booking engine in the first half of 2001, which is expected to reduce our ticket distribution costs.

   Although the introduction of regional jet aircraft has shortened average stage length, it did result in certain cost benefits, including greater economies of scale and more efficient utilization of facilities and personnel. In addition, we expect that our unit costs will be further reduced with the addition of more 737s into our fleet and the introduction of longer flight segments. We believe that the 737s have approximately the same cost per trip as the F100s they replace but, with approximately 22 more seats per departure for a 120-seat 737 and 30 more seats per departure for a 128-seat 737, they have 22% to 30% lower unit costs than the F100s.

   Based on the current interest rate environment, we estimate that our aircraft rental expenses will increase by approximately $22 million per year as a result of the financing of the eight 737s contemplated by the offering of the Certificates. See "Risk Factors--Risk Factors Related to Midway and the Airline Industry--We have a significant amount of debt and capital lease obligations that could adversely affect our ability to meet our strategic goals."

Results of Operations

   Our revenue for the nine months ended September 30, 2000 was up 28% over the nine months ended September 30, 1999 to $205 million. Fuel prices have continued to be up significantly from the nine months ended September 30, 1999. Fuel expense increased $19.5 million, or 132% in the nine months ended September 30, 2000. Results of operations for the nine months ended September 30, 2000 were also impacted by snowstorms in January, which closed our hub at RDU for three and one-half days and effectively closed our route system for another two days. We exercised our option to terminate early four Fokker leases, which resulted in a pre-tax charge of $9.2 million. For the nine months ended September 30, 2000 our net loss was $9.2 million.

   The following chart shows the results of operations for the nine months ended September 30, 2000 and 1999 with and without the equipment retirement charges.

                                     With Equipment      Without Equipment
                                   Retirement Charges    Retirement Charges
                                   Nine Months Ended     Nine Months Ended
                                     September 30,         September 30,
                                   --------------------  --------------------
                                     2000        1999      2000        1999
                                   ---------   --------  ---------   --------
                                   Dollars in millions except per share
                                                  amounts
   Operating income (loss)........ $   (13.4)  $   15.2  $    (4.2)  $   17.2
   Operating margin...............      (6.5)%      9.5%      (2.1)%     10.7%
   Net income (loss).............. $    (9.2)  $    8.2  $    (3.5)  $    9.5
   Diluted earnings (loss) per
    share......................... $   (0.90)  $   0.86  $   (0.34)  $   0.99

Unusual Items

 Nine months ended September 30, 2000

  . $9.2 million ($5.7 million net of taxes) equipment retirement charges related to the exercise of an option to return four leased F100s prior to the scheduled return at the end of their leases.

  . $0.3 million ($0.2 million net of taxes) interest expense for the decrease in carrying value of debt discount proportionate to the $1.5 million decrease in principal related to the F100 lease termination option agreement.

 Nine months ended September 30, 1999

  . $2.0 million ($1.2 million after taxes) equipment retirement charges related to the retirement of three aircraft during the first nine months of 1999.

Selected Operating Data

                               For the Nine Months Ended September 30,
                          ------------------------------------------------------
                                                    Favorable        Favorable
                                                  (Unfavorable)    (Unfavorable)
                             2000        1999       Variance        Variance %
                          ----------  ----------  -------------    -------------
Available seat miles
 (000s).................   1,514,700   1,132,665     382,035            33.7 %
Revenue passenger miles
 (000s).................   1,057,544     742,542     315,002            42.4 %
Load factor.............        69.8%       65.6%        4.2  pts        6.4 %
Break-even load factor          71.8%       59.1%                      (21.5)%
 (1)....................                               (12.7) pts
Departures..............      47,821      32,978      14,843            45.0 %
Block Hours.............      73,263      50,863      22,400            44.0 %
Total revenue per
 available seat mile
 (cents)................       13.13       13.82       (0.69)           (5.0)%
Yield (cents)...........       18.81       21.08       (2.27)          (10.8)%
Average fare............  $       92  $      105    $    (13)          (12.4)%
Operating Cost per
 available seat mile
 (cents) (1)............       13.81       12.61       (1.20)           (9.5)%
Total Cost per available
 seat mile (seat) (1)...       13.90       12.77       (1.14)           (8.9)%
Onboard passengers......   2,154,449   1,484,406     670,043            45.1 %
Average seats per
 departure..............          66          70          (4)           (5.7)%
Average stage length
 (miles)................         454         470         (16)           (3.4)%
Aircraft (average during
 period)................        31.3        21.7         9.6            44.2 %
Aircraft utilization
 (hours per day)........         8.6         8.6         0.0             0.0 %
Fuel price per gallon
 (cents) (2)............        83.5        44.5       (39.0)          (87.6)%

--------
(1) Excludes equipment retirement charges.
(2) Excludes taxes and into-plane fees.

 Nine Months Ended September 30, 2000 Compared to Nine Months Ended September 30, 1999

   Capacity. In the nine months ended September 30, 2000, we produced 1,515 million ASMs, an increase of 382 million or 34% from the nine months ended September 30, 1999. The increase in ASM production was attributable to 45% more departures (to 47,821), offset somewhat by a 3% shorter average stage length (to 454 miles) and 6% fewer seats per departure (to 66 seats). These changes resulted from the change in our fleet (see below). The ASM production was lower than what it otherwise would have been due to the severe January weather.

                                                                         As of
                                                                       September
                                                                          30,
                                                                       ---------
     Aircraft                                                          2000 1999
     --------                                                          ---- ----
   F100s (98 seats)...................................................   8    8
   CRJs (50 seats)....................................................  23   16
   737s (128 seats)...................................................   3    0
                                                                       ---  ---
                                                                        34   24

   Operating Revenues. Our operating revenues increased 28% to $205.0 million for the nine months ended September 30, 2000 from $160.0 million for the nine months ended September 30, 1999. The increase is attributable to a 45% increase in the number of passengers boarded to 2.2 million from 1.5 million partially offset by a 12% decrease in average fare to $92. Passenger revenue per ASM decreased 5% to 13.1 cents per ASM due to an 11% decrease in passenger yield (revenue per RPM) to 18.8 cents, partially offset by a 4.2 percentage point increase in load factor to 69.8%. Cargo revenue increased 31% to $1.8 million for the nine months ended September 30, 2000 from $1.4 million for the nine months ended September 30, 1999. The increase is due to a 35% increase in mail pounds carried and a 36% increase in freight pounds carried during the nine months ended September 30, 2000. Other revenue increased 101% to $4.3 million for the nine months ended September 30, 2000 from $2.1 million for the nine months ended September 30, 1999, due to a change in the revenue sharing arrangement with our commuter affiliate and increases in administrative fee revenue and charters.

   Operating Expenses. Our operating expenses increased 51% to $218.4 million for the nine months ended September 30, 2000 from $144.9 million for the nine months ended September 30, 1999. Total expenses increased due to overall increases in the size, capacity, and passengers served in the nine months ended September 30, 2000. Total operating expense per ASM increased 13% to 14.41 cents from 12.79 cents. Excluding the one-time equipment retirement charges in 2000 and 1999, operating expense per ASM increased 10% to 13.81 cents from
12.61 cents. This increase is attributable primarily to higher fuel prices, the winter storms, and the 6% decrease in seats per departure.

                                         Nine Months Ended September 30,
                                  ---------------------------------------------
                                           2000                   1999
                                  ---------------------- ----------------------
                                  Percent of             Percent of
                                    Total     Cost per     Total     Cost per
                                   Expenses  ASM (Cents)  Expenses  ASM (Cents)
                                  ---------- ----------- ---------- -----------
Operating Expenses:
  Wages, salaries and related
   costs.........................    18.4%       2.67       19.2%       2.49
  Aircraft fuel..................    15.6        2.26       10.0        1.30
  Aircraft and engine rentals....    15.9        2.31       15.2        1.97
  Commissions....................     5.2        0.75        7.2        0.93
  Maintenance, materials and
   repairs.......................     5.4        0.78        6.9        0.89
  Other rentals and landing
   fees..........................     4.8        0.70        5.0        0.65
  Depreciation and amortization..     3.4        0.49        3.6        0.47
  Other operating expenses.......    26.5        3.85       30.2        3.91
                                    -----       -----      -----       -----
  Sub-total operating expenses
   before equipment retirement
   charges.......................    95.2       13.81       97.3       12.61
  Equipment retirement charges...     4.2        0.60        1.4        0.18
                                    -----       -----      -----       -----
  Total operating expenses.......    99.4       14.41       98.7       12.79
  Other income (expenses)........     0.6        0.09        1.3        0.16
                                    -----       -----      -----       -----
  Total expenses.................   100.0%      14.50      100.0%      12.95
                                    =====       =====      =====       =====

   Wages, salaries and related costs increased $12.3 million or 44% to $40.5 million for the nine months ended September 30, 2000 from $28.2 million for the nine months ended September 30, 1999. The increase is attributable to increased staffing associated with the addition of new aircraft and stations throughout the nine months, annual wage increases for all personnel and general hiring to fill specific needs within Midway. For the nine months ended September 30, 2000, there was no expense recorded for discretionary bonuses versus
$1.2 million in 1999. Wages, salaries and related cost per ASM increased 0.18 cents or 7% to 2.67 cents. The increase in unit costs is attributable to the items noted above as well as the changes noted in "Capacity."

   Aircraft fuel expense increased 132% to $34.3 million for the nine months ended September 30, 2000 from $14.7 million for the nine months ended September 30, 1999. The increase was due to an 88% increase in the average liquid fuel price per gallon to 83.5 cents from 44.5 cents and a 36% increase in gallons of fuel consumed due to the increased number of flights. Aircraft fuel expense per ASM increased 74% to 2.26 cents driven by the 71% increase in total fuel cost per gallon (including taxes and into plane fees).

   Aircraft and engine rental expense increased 56% to $34.9 million for the nine months ended September 30, 2000 from $22.4 million for the nine months ended September 30, 1999. The increase in expense is attributable to the rent expense on additional leased CRJs and two 737s leased subsequent to September 30, 1999, partially offset by the return of two F100s and the Airbus A320 in the first half of 1999, and the reduction in the use of leased spare engines. Aircraft and engine rentals expense per ASM increased 17% to 2.31 cents from
1.97 cents. The increase in aircraft and engine rental expense per ASM resulted primarily from the increase in the number of leased aircraft in 2000 and the higher cost per ASM of the leased aircraft, partially offset by the return of the two F100s and one A320 aircraft in the first half of 1999.

   Commission expense increased 8% to $11.4 million for the nine months ended September 30, 2000 from $10.5 million for the nine months ended September 30, 1999. This was due to a 42.5% increase in agency-generated revenues, partially offset by a reduction in average commission paid. Commission expense per ASM decreased 19% to 0.75 cents from 0.93 cents, driven by the reduction in commission rate paid and partially offset by an increase in travel agency revenues as a percent of passenger revenue to 72%.

   Maintenance, materials and repairs expense increased 17% to $11.9 million for the nine months ended September 30, 2000 from $10.1 million in the nine months ended September 30, 1999. The expense increase is largely attributable to the 44% increase in block hours. Maintenance, materials and repairs expense per ASM decreased 12% to 0.78 cents from 0.89 cents.

   Other rentals and landing fees expense increased 43% to $10.6 million for the nine months ended September 30, 2000 from $7.4 million for the nine months ended September 30, 1999 primarily due to the 45% increase in departures. Other rentals and landing fees expense per ASM increased 8% to 0.70 cents from 0.65 cents, due to the use of more space and thus higher rental costs at certain facilities (mainly at RDU) and increased slot costs.

   Depreciation and amortization expense increased 39% to $7.4 million for the nine months ended September 30, 2000 from $5.3 million for the nine months ended September 30, 1999. Depreciation and amortization expense per ASM increased 4% to 0.49 cents from 0.47 cents in the nine months ended
September 30, 1999. During the nine months ended September 30, 2000 we increased our investment in fixed assets including capitalized interest for the 737-700 fleet, purchases primarily for the 737-700 and CRJ fleets, management information systems, and ground service equipment.

   Other operating expense increased 32% to $58.4 million for the nine months ended September 30, 2000 from $44.3 million for the nine months ended September 30, 1999. Other operating expenses consist primarily of reservations, ground handling, advertising, general and administrative expense, training and insurance. The increase in expense is attributable to the 45% increases in both departures and passengers. Other operating expense per ASM decreased 2% to 3.85 cents from 3.91 cents in 1999.

   Interest income decreased 12% to $1.6 million for nine months ending September 30, 2000 due to lower average cash balances due to pre-delivery deposits for the CRJ and 737 fleets. Interest expense decreased 19% to $3 million due to the offset of interest expense by the capitalized interest on aircraft purchase deposits. Net interest expense per ASM for the nine months ending September 30, 2000 was 0.09 cents compared to net interest expense per ASM of 0.16 cents in the comparable prior period.

Seasonality

   As is common in our industry, we experience seasonal factors during certain periods of the year that have combined in the past to reduce our traffic, profitability and cash generation in certain periods as compared to the remainder of the year. The highest levels of traffic and revenue are generally realized in the second quarter and the lowest levels of traffic and revenue are generally realized in the third quarter. Given our high proportion of fixed costs, this seasonality affects our profitability from quarter to quarter. In addition, many of our areas of operations experience adverse weather during the winter, causing a greater percentage of our flights to be canceled and/or delayed than in other quarters.

   During January 2000, the snowstorms that closed our hub at RDU for three and one-half days and effectively closed our route system for another two days, had a significant adverse impact on our first half 2000 results.

Liquidity and Capital Resources

 Liquidity

   Our working capital increased during the nine months ended September 30, 2000 compared to the year ended December 31, 1999. As of September 30, 2000, we had cash, restricted cash, and short-term investments of $67.7 million and working capital of $12.6 million compared to cash, restricted cash, and short-term investments of $38.6 million and working capital of $4.4 million respectively as of December 31, 1999. During the nine months ended September 30, 2000, cash, restricted cash, and short-term investments increased
$29.2 million, reflecting net cash provided by operating activities of $11.2 million (excluding changes in restricted cash), net cash used in investing activities of $35.1 million (excluding purchases and sales of short-term investments), and net cash provided by financing activities of $53.1 million. During the nine months ended September 30, 2000, net cash provided by operating activities was primarily due to increases in liabilities, advance ticket sales, depreciation and amortization offset by the net loss and increases in receivables; net cash used in investing activities was due to purchases of equipment and property and equipment purchase deposits; and net cash provided by financing activities was due to proceeds from issuance of long-term debt and proceeds from the rights offering.

 Capital Resources

   Our aircraft purchase obligations amount to approximately $557 million as of September 30, 2000. Our remaining pre-delivery deposit obligations (net of pre-delivery deposit financing) amount to approximately $7.0 million. Our anticipated near-term, non-aircraft capital expenditures amount to approximately $10 million. A substantial portion of the required external capital has been committed to us by the aircraft and engine manufacturers, subject to satisfaction of certain conditions. Additionally, we raised approximately $34.1 million before expenses as a result of our issuance of 6,561,163 new shares of common stock pursuant to the rights offering which expired on July 26, 2000. Approximately $5.0 million of the proceeds of the offering were used to repay amounts outstanding under a $30 million revolving credit facility provided by an entity owned by two stockholders, James H. Goodnight, Ph.D. and John P. Sall. As a result of the completion of the rights offering, the commitment under this facility reduced to $10 million, all of which was available as of September 30, 2000. On August 11, 2000 we closed a financing with a syndicate of banks which have agreed to provide us with up to $37.5 million, in the aggregate, to either reimburse us for cash pre-delivery deposits previously made pursuant to our purchase agreement with The Boeing Company or to make pre-delivery deposits that become due under such agreement. We continue to pursue external financing for aircraft purchase obligations and anticipated capital expenditures.

 Capital Expenditures

   Our cash outflows for capital expenditures in the nine months ended September 30, 2000 and 1999 were $18.4 million and $12.2 million, respectively, excluding financed purchases. Debt financed purchases in the nine months ended September 30, 2000 and 1999 were $2.1 million and $0, respectively. We paid $23.3 million and $38.5 million in aircraft pre-delivery deposits in the nine months ended September 30, 2000 and 1999, respectively. During the third quarter of 2000, $36.0 million for pre-delivery deposits for aircraft purchases were paid by the lenders to the aircraft manufacturer and $24.3 million was returned to us by the lenders, with a corresponding increase in long-term debt. In addition, during the third quarter, $6.4 million in pre-delivery deposits was returned to us upon completion of permanent financing of delivered aircraft.

   We have placed firm orders to purchase fifteen 737s (including the three 737s delivered in September, October and November 2000) and have agreed to lease seven additional 737s (including the three 737s delivered in December 1999, January 2000 and November 2000). Deliveries of the remaining sixteen 737 aircraft on firm order or subject to lease begins in January 2001 and ends in October 2002. We have options to acquire ten additional 737s. In September 2000, we completed the private offering of $197,572,000 of Old Certificates. The Old Certificates are not direct obligations of, or guaranteed by, Midway and therefore are not included in the our financial statements. The cash proceeds from the Old Certificates are deposited with an escrow agent and enable us to finance the debt portion of a leveraged lease for the first eight 737s on firm order, the last of which is scheduled for delivery in August 2001. We have obtained a commitment to finance the equity portion of a leveraged lease for the first ten 737s on firm order and we completed leveraged lease financings for the first three of these 737s which were delivered to us in September, October and November 2000. With respect to the remaining 737s on the firm order for which we have not yet received financing commitments from third parties, we intend to arrange a combination of third party debt and leveraged lease financings; and will use available manufacturer support to complete certain financings in the event that we are unable to arrange more attractive financing from third party sources. We intend to purchase up to four CFM 56-7B spare engines to support the operation of our 737 aircraft.

   We have in place firm orders to purchase two newly manufactured CRJs which are scheduled for delivery in September and December 2001. We expect to arrange a combination of third party debt and leveraged lease financing for these aircraft, and intend to use available manufacturer support to complete such financings in the event that we are unable to arrange more attractive financing from third party sources or in the event such support is otherwise necessary to complete such financings. For each aircraft that is purchased (as opposed to leased), we anticipate an initial cash outlay of approximately $4 million.

 Other Financing

   We have significant lease obligations for aircraft that are classified as operating leases and therefore are not reflected as liabilities on our balance sheet. The remaining terms of such leases range from less than one year to approximately eighteen years. Our total rent expense for the nine months ended September 30, 2000 and 1999 under all non-cancelable aircraft operating leases was approximately $34.9 million and $22.4 million, respectively.

 Contingencies

   The $30 million credit facility described above carries a variable interest rate based on LIBOR plus 3% per annum payable monthly, and a commitment fee of 0.5% on the average daily unused balance payable quarterly. Pursuant to the terms of this credit facility, we were obligated to undertake a rights offering of common stock. Amounts borrowed and outstanding under this credit facility in excess of $10 million, if any, were required to be repaid and the remaining available loan commitment reduced to $10 million on the earlier of September 30, 2000 or the date on which we completed the rights offering. The rights offering was completed on July 26, 2000. As a result of the completion of the rights offering, the commitment under this facility reduced to $10 million, all of which was available as of September 30, 2000. As of January 1, 2001, the outstanding balance under this credit facility is $0. The outstanding balance of all loans made under this credit facility is due and payable on March 31, 2002.

                                    BUSINESS

   We are an all jet aircraft operator serving 25 destinations in 15 states and the District of Columbia from our hub at RDU in North Carolina, where we currently carry more passengers and operate more flights than any other airline. We organize our business to attract and retain business travelers by providing frequent non-stop service from RDU to major business destinations, maintaining a high level of service and offering American AAdvantage(R) frequent flyer miles.

   We operate one of the youngest all jet fleets in the United States with eight 98-seat F100s, 24 50-seat CRJs, three 128-seat 737s, and three 120-seat 737s. We have firm orders for two additional CRJs to be delivered by December 2001 and twelve 737s to be delivered by October 2002. In addition, we have agreed to lease four additional 737s under five-year operating leases. These aircraft will be delivered one in each of January, July, October and November 2001. The additional aircraft will be utilized to replace some or all of the F100s, to serve existing Midway destinations with greater frequency, and to enter new routes, providing our customers with more non-stop jet destinations. We have options to acquire 10 additional 737s. On February 29, 2000, we exercised our option to terminate four F100 leases prior to their scheduled termination dates. We will return these four aircraft in the first half of 2001 at a pre-tax cost of $2.1 million per aircraft.

   RDU has been our base of operations since March 1995, when we relocated from Chicago following American's reduction in service in the Raleigh-Durham market. RDU offers modern facilities with room for us to grow. We lease 19 of the 26 gates at one of RDU's two terminals, Terminal C. The remaining seven gates in Terminal C are used or controlled by American. Substantially all of the gates at RDU's other terminal are now occupied, but an expansion of that facility which is nearly completed will add five new gates in the spring of 2001 and there are plans to add up to 15 new gates by the end of 2006.

   We supplement our service pattern and support our hub at RDU with feeder service provided through a code share agreement with Corporate Airlines. Corporate Airlines began providing code share services using our code in May 1997, and now provides these services to seven cities using turboprop aircraft.

   We maintain significant relationships with American Airlines that allow us to participate in the AAdvantage(R) frequent flyer program and accept AAirpass(R) tickets and American first class upgrades from passengers. We also sublease our gates and other space at Raleigh-Durham International Airport from American, and purchase a number of important services, including yield management and ground handling, from American.

Operating Strategy

   The principal elements of our operating strategy are:

  . Attract High-yielding Local Business Travelers. Based on 1999 data, our yields were higher than the yields of many major carriers. To attract high-yielding passengers, we have designed our operations to serve the needs of business travelers flying to and from Raleigh-Durham. We have developed relationships with major corporations located in the Raleigh-Durham area, and offer these business travelers frequent non-stop jet service, as well as an attractive, high quality in-flight product and AAdvantage(R) frequent flyer miles.

  . Maintain High Quality Operations. Because our business customers require consistent, dependable performance, we are committed to meeting the highest operational standards. We believe our completion factor and on-time performance levels are higher than those of the major carriers. We achieved these performance measures by (1) operating one of the youngest all jet fleets in the United States, with an average age of 2.6 years as of January 1, 2001, (2) maintaining spare aircraft to ensure a high completion factor, and (3) using high quality maintenance providers such as affiliates of Bombardier Inc. and Rolls-Royce plc.

  . Provide Quality Customer Service. We seek to generate a high degree of loyalty and customer preference by providing high quality in-flight amenities and customer service. We emphasize customer service from reservation to destination and offer tangible amenities such as greater leg room, leather seating, hot towel and mint service, gourmet coffee, quality snacks, and a quiet, modern all-jet fleet.

  . Continue to Reduce Operating Costs. Because of our focus on business travelers and premium service, our small average number of seats per departure and our relatively short average stage length, we operate with a cost per available seat mile that is higher than most major carriers. We are committed to maintaining a competitive cost structure and continuously seek cost reduction opportunities. In addition to the cost savings resulting from the Recapitalization, we have entered into new maintenance contracts, reduced dependence on third-party vendors for reservation call handling, reduced the cost of credit card processing, reduced certain insurance costs, lowered our average commission expenses, and implemented an automated voice-response flight information system. We expect to introduce an Internet, web-based booking engine in the first half of 2001, which is expected to reduce our ticket distribution costs. We also expect that our unit costs will be reduced further with the addition of more 737s into our fleet. We believe that the 737s have approximately the same cost per trip as the F100s they replace but, with approximately 22 more seats per departure for a 120-seat 737 and 30 more seats per departure for a 128-seat 737, they have 22% to 30% lower unit costs than the F100s.

Growth Strategy

   We continue to believe that RDU remains relatively under-served with respect to non-stop flights. We also believe that our RDU hub can serve as a convenient connecting point for East Coast leisure and some business travelers. To address these needs and to better serve our core business customers, since December 1997, we have placed in service a net of 24 additional aircraft. Currently, we have firm orders to purchase twelve additional 737s and two additional CRJs and we have agreed to lease four additional 737s.

   The principal elements of our growth strategy are:

  . Increase Frequencies to Current Markets. Our market share and route profitability are greatest on routes where we offer the same or higher frequency and better timing of flights compared to our competitors. Our core customers are business travelers who generally pay higher fares and select an airline primarily based on convenience of schedule. Introduction of the CRJs and 737s has enabled us to increase frequency and offer more convenient scheduling to current markets, while selectively increasing capacity in markets. With the delivery of the CRJs and 737s, we have increased our scheduled flights from typically three flights per day per market to typically five flights per day per market.

  . Increase Number of Markets Served. We have identified a number of additional new market opportunities that we believe can support non-stop service from Raleigh-Durham. In addition, we believe that existing demand on a number of routes currently served with 19-seat turboprop aircraft by our code sharing commuter partner, Corporate Airlines, can support 50-seat CRJ service. We believe that some customers have a strong preference for jet service, and will pay a premium or choose a connecting flight to avoid flying on turboprop aircraft. We have introduced CRJ jet service in several of these markets. Since late 1997, jet service has been initiated from RDU to Buffalo, New York; Charleston, South Carolina; Columbus, Ohio; Indianapolis, Indiana; Jacksonville, Florida; Louisville, Kentucky; Myrtle Beach, South Carolina; New Orleans, Louisiana; Norfolk, Virginia; Pittsburgh, Pennsylvania; Rochester, New York; San Jose, California; Steamboat Springs, Colorado; and Wilmington, North Carolina. We plan to commence new service to Denver, Colorado and Miami, Florida in February 2001. In some markets, the jet service supplements turboprop service.

  . Maximize Connecting Opportunities. Our growth at our RDU hub has resulted in, and will continue to result in, the addition of new markets and an increase of frequencies in current markets. As the hub expands and our average seats per departure grows, we believe we can attract a larger share of passengers connecting over RDU.

   Opening new markets requires the commitment of a substantial amount of resources, both before the new services commence and throughout the early phases of the new operation. We cannot assure you that we will be able to identify and successfully establish new markets.

Raleigh-Durham Market

   We believe that we are well positioned to benefit from the rapidly expanding Raleigh-Durham area. Raleigh-Durham's metropolitan population is approximately
1.4 million.

   We currently carry more passengers and operate more flights at RDU than any other airline. Air travel at RDU has grown by an average of 11% per year from 1995 to 1999, compared to 5% for the United States as a whole. We believe that the area's growing business community offers opportunities for us to expand at RDU with regional jets and the larger 737s. Our growth has focused and will likely continue to focus on adding flights to and from our Raleigh-Durham base of operations. Because all of our current flights have Raleigh-Durham as the origin or destination, we remain highly dependent upon the Raleigh-Durham market. Thus, a reduction in our share of the Raleigh-Durham market, reduced fares, or reduced passenger traffic to or from Raleigh-Durham could have a material adverse effect on our financial condition and results of operations. In addition, our dependence on a single hub and on a route network operating largely on the East Coast makes us more susceptible to adverse weather conditions along the East Coast than some of our competitors that may be better able to spread weather-related risks over larger route systems.

Services

 Routes and Schedule

   Midway currently provides non-stop service from RDU to the following 25 cities: Atlanta, Georgia; Boston, Massachusetts; Buffalo, New York; Charleston, South Carolina; Columbus, Ohio; Ft. Lauderdale, Florida; Hartford, Connecticut; Indianapolis, Indiana; Jacksonville, Florida; Louisville, Kentucky; Myrtle Beach, South Carolina; Newark, New Jersey; New Orleans, Louisiana; New York/LaGuardia, New York; Orlando, Florida; Philadelphia, Pennsylvania; Pittsburgh, Pennsylvania; Rochester, New York; San Jose, California; Steamboat Springs, Colorado; Stewart/Newburgh, New York; Tampa, Florida; Washington, D.C.; West Palm Beach, Florida; and Wilmington, North Carolina. We believe that business travelers select an airline primarily based on convenience of schedule, with a strong preference for frequent, non-stop service. We believe that three flights per day is the minimum service pattern necessary to successfully serve our core business customers, and therefore we currently offer between three and six flights per business day in most of our jet markets. The introduction of the CRJs has allowed us to increase frequency in several markets without necessarily increasing overall capacity in these markets. The introduction of the 737s has allowed us to increase frequency and capacity in several markets at peak times of travel, maximizing our revenue at times of high demand.

   Midway's commuter partner, Corporate Airlines, provides non-stop turboprop aircraft service to the following seven cities from RDU: Charleston, Columbia, Greenville-Spartanburg, and Myrtle Beach, South Carolina; New Bern and Wilmington, North Carolina; and Norfolk, Virginia.

 High Quality Customer Service

   We have consistently promoted, and been recognized by our customers for quality customer service that distinguishes us from other airlines. We believe we have attained our superior level of customer service through the efforts of our professional and personable employees and the provision of amenities such as greater leg room, leather seating, gourmet coffee, quality snacks, and a quiet, modern all jet fleet. Although we are not required by regulation to report on-time statistics and baggage delivery performance, we consistently rank high relative to the nation's ten largest airlines that do report these statistics to the DOT. For example, for the 12 months ended December 31, 1999, using DOT statistics and statistics compiled from our own reports, our on-time performance and baggage delivery performance ranked among the best in the industry.

Maintenance and Support

   We are dedicated to providing the highest level of maintenance quality and reliability. Our emphasis on high quality maintenance is evidenced by our experienced maintenance management, extensive and recurrent mechanic training and selection of high quality maintenance providers. We perform all low level checks and non-routine maintenance at RDU or at a maintenance facility in Orlando, Florida. Major inspections and overhauls of the airframes and engines are conducted by contract vendors whose work and procedures are closely monitored by our maintenance management personnel. The principal contract vendors currently engaged by us to perform major inspections of the airframe and to perform engine overhauls include affiliates of Bombardier Inc. and Rolls-Royce plc.

   Eight of our current 37 aircraft are F100s. Fokker Aircraft B.V., a Dutch corporation, has ceased operations. As a result, the F100 is no longer being manufactured. Further, our cost to maintain F100s generally exceeds the cost of similar aircraft that are presently in production. Vendors and suppliers of key parts are generally fewer in number and their products more expensive, and engineering is not as readily available.

Sales and Marketing

 Pricing and Yield Management

   Our strategy is designed to result in premium yields. We believe our efforts to identify favorable markets and provide premium non-stop service enables us to generate a high degree of loyalty among our passengers and to attract a large percentage of business travelers on our flights. Pursuant to an agreement implemented in 1996, American has provided yield management services to us. The services have enabled us to significantly enhance our ability to maximize revenues. However, our contract for these yield management services expires at the end of April 2001, at which time we will to begin performing yield management services internally, using software developed and maintained by Sabre, Inc.

 Distribution

   We sell approximately 72% of our tickets through travel agents. Travel agents receive commissions from airlines based on the price of the tickets they sell. In 1995, many airlines began limiting or capping the amount of commissions they would pay to agents for certain higher priced tickets. In October 1999, several major carriers lowered their base commission rate from 8% to 5%. On February 25, 2000, we restructured our travel agency commission rate to a 5% base with no cap.

   We pay additional commissions, referred to as "overrides", to some travel agents in connection with special revenue programs. We believe these override programs result in incremental revenue to us. Special distribution services offered by us include our full-time staffing of the "Carolina Desk" within our sales department to answer travel agent questions or otherwise attend to the needs of these and other important customers. We believe that the combination of higher available commissions, the development of relationships between travel agents and our senior management, and the devotion of resources to meet the needs of these agencies has resulted in strong support of us by travel agencies.

   We expect to introduce an Internet, web-based booking engine in the first half of 2001, which is expected to reduce our ticket distribution costs.

 Corporate Relationships

   We believe that we receive a substantial share of travel from the local Raleigh-Durham business community on the routes that we serve. We believe that this success is in part a result of our significant efforts to meet the demands of our core business customers, our established relationships with many local, national and international corporations in the Raleigh-Durham area, and the support we receive as the "hometown" airline. Discounts are offered to a limited number of corporations in exchange for a premium share of their travel. Employees of some of these corporations may also be offered discounts for leisure weekend travel on flights that would otherwise operate with empty seats. This program, called "Midway Weekend Madness", has helped build loyalty in the Raleigh-Durham market. Our sales agents visit customers on a regular basis to solicit their input and to answer questions. Each sales manager is supported by a help desk staffed full time by employees trained to meet these customers' needs.

 American Relationship

   We maintain significant relationships with American Airlines that allow us to participate in the AAdvantage(R) frequent flyer program and accept AAirpass(R) tickets and American first class upgrades from passengers. We also sublease our gates and other space at Raleigh-Durham International Airport from American, and purchase a number of important services, including yield management and ground handling, from American. We cannot predict the effect that American's proposed acquisition of TWA and certain aircraft and routes from US Airways will have on our relationships with American.

   American may terminate our participation in the AAdvantage(R) program under several circumstances, including (1) our commencement of a new frequent flyer program or our participation in another frequent flyer program, (2) any person or group becoming the owner of 20% or more of our outstanding voting securities or any "Disqualified Investor" becoming the owner of 10% or more of our outstanding voting securities, (3) the making of a significant acquisition by us or (4) our entering into any marketing-oriented collaborative agreement with another airline which American reasonably believes would likely materially adversely affect American's interests or objectives under any of its or its affiliates' agreements with us. In addition, American may terminate our sublease of the Raleigh-Durham International Airport facility if any person or group acquires 30% or more of our voting securities. Finally, if we pay any dividends or make any other cash or asset distribution to our stockholders without American's consent at any time prior to our payment in full of a certain promissory note to American, then American may terminate the Raleigh-Durham International Airport facility sublease and our ability to offer AAdvantage(R) frequent flyer benefits.

 Frequent Flyer Program

   We have been a partner in American's AAdvantage(R) frequent flyer program since March 1995. Upon our arrival at RDU, our participation in this program quickly facilitated our access to a large and loyal group of AAdvantage(R) members in the Raleigh-Durham area and along the East Coast. For payment of a per-mile fee, we are able to offer our passengers the ability to obtain award mileage on most current flights (other than those to and from Columbus, Ohio; Indianapolis, Indiana; Louisville, Kentucky; San Jose, California; and Steamboat Springs, Colorado). AAdvantage(R) award certificates can be redeemed for travel on us, American or other AAdvantage(R) partners. Our contract with American to participate in the AAdvantage(R) frequent flyer program extends through April 30, 2001, and gives us the ability to offer AAdvantage(R) miles on several additional routes, though we may, as part of our growth strategy, select routes that are not covered by our agreement with American. The ability to offer AAdvantage(R) miles on additional routes and the extension of the term of the agreement are the subject of ongoing discussions between us and American. We believe that our participation in the AAdvantage(R) program gives us access to a flexible and extremely powerful marketing tool. However, due to the potential limitations of the agreement (including the number of additional markets and the term of the agreement), there can be no assurance that we will be able to offer AAdvantage(R) frequent flyer benefits to our customers after the expiration of our current contract with American. Our inability to continue to offer AAdvantage(R) frequent flier miles to our customers could adversely affect our business. We are in the process of developing our own frequent flyer program and are considering participation in an alternate program. In the interim, we have developed and implemented a system that gives passengers using our San Jose, California service the opportunity to purchase Midway tickets at discounts or to receive free tickets for using this service.

 Marketing

   We market our services through listings in global distribution systems and the Official Airline Guide; through advertising and promotions in newspapers, magazines, billboards and radio; and through direct contact with travel agencies, corporate travel departments, wholesalers and consolidators. We maintain a nationwide toll-free telephone number for use by passengers to make reservations and purchase tickets and have sales representatives assigned to all regions where we operate.

Employees and Labor Relations

   As of November 30, 2000, we had the number of full time equivalent employees in the categories listed below:

   Flight Operations.....................................................   450
   Inflight..............................................................   295
   Passenger Services....................................................   607
   Maintenance...........................................................   106
   Reservations & Marketing..............................................   220
   Accounting & Finance..................................................    36
   Administrative........................................................    97
                                                                          -----
     Total............................................................... 1,811
                                                                          =====

   The Railway Labor Act ("RLA") governs the labor relations of employers and employees engaged in the airline industry. Comprehensive provisions are set forth in the RLA establishing the right of airline employees to organize and bargain collectively along craft or class lines and imposing a duty upon air carriers and their employees to exert every reasonable effort to make and maintain collective bargaining agreements. The RLA contains detailed procedures that must be exhausted before a lawful work stoppage can occur.

   Our pilots, fleet service (ramp) agents, and flight attendants are represented by labor unions. The pilots' representative, the Air Line Pilots Association, was elected in December 1997. The fleet service employees' representative, International Association of Machinists and Aerospace Workers, AFL-CIO ("IAM"), was elected in June 1998. The flight attendants' representative, the Association of Flight Attendants, AFL-CIO ("AFA"), was elected in December 1998. Prior to those dates, none of our employees was represented by a union. Our pilots ratified a collective bargaining agreement with us that became effective on April 1, 2000. Our fleet service employees ratified a collective bargaining agreement with us that became effective on January 16, 2001. Negotiations with the AFA have not yet concluded.

   We believe our management and employees have a good relationship. Members of our management, including our President and Chief Executive Officer, meet with pilots, flight attendants, customer service agents, and other employees on a periodic basis to discuss our objectives as well as more specific labor-related issues such as scheduling, compensation, and work rules. Management believes it has addressed concerns in a timely and responsive manner.

Government Regulation

 General

   We are subject to the jurisdiction of and regulation by the DOT, the FAA and certain other governmental agencies. The DOT principally regulates economic issues affecting air service such as air carrier certification and fitness, insurance, authorization of proposed scheduled and charter operations, consumer protection and competitive practices. In 1993, we were granted a Certificate of Public Convenience and Necessity pursuant to Section 401 of the Federal Aviation Act authorizing us to engage in air transportation. The DOT has authority to investigate and institute proceedings to enforce its economic regulations and may in certain circumstances assess civil penalties, revoke operating authority and seek criminal sanctions.

   The FAA primarily regulates flight operations, in particular matters affecting air safety, such as airworthiness requirements for aircraft, and pilot and flight attendant certification. The FAA requires each carrier to obtain an operating certificate and operations specifications authorizing the carrier to operate at specific airports using specified equipment. All of our aircraft must have and maintain certificates of airworthiness issued by the FAA. We hold an FAA air carrier operating certificate under Part 121 of the Federal Aviation Regulations. The FAA has the authority to modify, suspend temporarily or revoke permanently our authority or that of our licensed personnel, after notice and a hearing, for failure to comply with regulations promulgated by the FAA, and to assess civil penalties for such failures.

   The FAA also has authority to issue maintenance directives and other mandatory orders relating to, among other things, inspection of aircraft and engines, fire retardant and smoke detection devices, increased security precautions, collision and windshear avoidance systems, noise abatement and the mandatory removal and replacement of aircraft parts that have failed or may fail in the future.

   We are regulated by the Environmental Protection Agency and state and local agencies with respect to the protection of the environment and to the discharge of materials into the environment. At our aircraft line maintenance facilities, we use materials that are regulated as hazardous substances under federal and state law. We maintain programs to protect the safety of our employees who use these materials and to manage and dispose of any waste generated by the use of these materials, and believe that we are in substantial compliance with all applicable laws and regulations.

   In addition, the Immigration and Naturalization Service, the U.S. Customs Service, and the Animal and Plant Health Inspection Service of the Department of Agriculture have jurisdiction over inspection of our aircraft, passengers and cargo to ensure our compliance with U.S. immigration, customs and import laws.

   We are also subject to other federal and state laws and regulations relating to protection of the environment, radio communications, labor relations, equal employment opportunity and other matters.

 Safety

   We have never had an accident, and are dedicated to ensuring our customers' safety. The FAA monitors our compliance with maintenance, flight operations and safety regulations, maintains representatives on-site and performs frequent spot inspections, and we believe we have a strong and open relationship with our regional FAA office. We believe we are in compliance with all requirements necessary to maintain in good standing our operating authority granted by the DOT and our air carrier operating certificate issued by the FAA. A modification, suspension or revocation of any of our DOT or FAA authorizations or certificates could have a material adverse effect upon us.

 Slots

   The FAA's regulations currently limit the availability of, and permit the buying, selling, trading, and leasing of, certain airline slots at Chicago's O'Hare, New York's LaGuardia and Kennedy International, and Ronald Reagan Washington National airports. A slot is an authorization to take off or land at the designated airport within a specified time window.

   We currently lease six of our ten slots at Ronald Reagan Washington National Airport from another airline and this lease expires on March 31, 2001. To the extent we cannot renew or replace the slot lease expiring on March 31, 2001 at Ronald Reagan Washington National Airport, our business will be harmed. Our route between Raleigh-Durham International Airport and Ronald Reagan Washington National Airport is among our most important, and, as a result, an inability to renew or replace this lease could have a material adverse effect on our financial condition and results of operations.

   With the passage of AIR-21 in April 2000, we were able to obtain 15 slot exemptions for services at LaGuardia Airport prior to November 1, 2000. However, because of the significant increases in flight activity at LaGuardia and the resulting high level of operating delays since the passage of AIR-21, in December 2000, the FAA imposed a limit on the number of AIR-21 exemptions that could currently be operated at LaGuardia Airport and required all air carriers wishing to operate or continue operating slot exemptions under AIR-21 to participate in a lottery for limited slot exemptions under AIR-21 for use beginning January 31, 2001 and ending September 15, 2001. The lottery was designed to reallocate all existing AIR-21 slot exemptions among eligible air carriers up to a prescribed aggregate limit and, individually, up to the number of AIR-21 slot exemptions each eligible carrier had applied for prior to November 1, 2000. This lottery was held on December 4, 2000 and we were able to select and obtain 15 slot exemptions for use beginning January 31, 2001 and ending September 15, 2001. Combined with the three previously issued slots that we held at LaGuardia Airport, this will allow us to operate nine round trips per day in this important market until at least September 15, 2001. The FAA has advised all eligible carriers, including Midway, that the allocation of operating rights by lottery effective January 31, 2001 is not permanent and that the FAA intends to develop a demand management and market based solution to control delay at LaGuardia Airport with sufficient time for implementation when the lottery allocation expires on September 15, 2001. Our failure to maintain an adequate number of landing slots at LaGuardia Airport after September 15, 2001 would adversely affect our business.

   The DOT's slot regulations require the use of each slot at least 80% of the time, measured on a bimonthly basis. Failure to meet this utilization threshold without a waiver from the DOT, which is granted only under exceptional circumstances, subjects the slot to recall by the DOT. In addition, the slot regulations provide that slots may be withdrawn by the DOT at any time without compensation to the carrier holding or operating the slot to meet the DOT's operational needs, such as providing slots for international carriers or essential air transportation.

 Foreign Ownership

   Pursuant to law and the regulations of the DOT, we must be effectively controlled by United States citizens. In this regard, our President and at least two-thirds of our Board of Directors must be United States citizens and not more than 25% of our voting stock may be owned by foreign nationals (although subject to DOT approval the percent of foreign economic ownership may be as high as 49%).

Fuel

   The cost of fuel is a significant operating expense, constituting approximately 12.6%, 10.7% and 11.5% of total operating expenses before recapitalization and equipment retirement charges for the years ended December 31, 1997, 1998, and 1999, respectively, and 10.3% and 16.4% for the nine months ended September 30, 1999 and 2000, respectively. Our fuel costs increased approximately 132% for the nine months ending September 30, 2000, from the nine months ending September 30, 1999, primarily as a result of an 88% increase in average fuel prices during the respective nine month periods. This increase, and any further increases in the cost of fuel, will adversely impact our results of operations in 2001 compared to 2000 and 1999. Historically, jet fuel costs have been subject to wide price fluctuations. Jet fuel availability is also subject to periods of market surplus and shortage. Because of the effect of such events on price and availability of oil, the cost and future availability of jet fuel cannot be predicted with any degree of certainty.

   Our fuel requirements are met by approximately a dozen different suppliers. We contract with these suppliers as fuel is needed, and the terms vary as to price and quantity. We have not entered into any agreement that fixes the price of fuel over any period of time.

Competition

   The airline industry is highly competitive and we compete with other air carriers either directly or indirectly on all of our routes. Nearly all of these carriers have greater financial resources than we do, and most of them have lower unit costs than we do. Furthermore, the introduction of service or discounted fares by another airline in markets served by us could have an adverse impact upon our business, financial condition and results of operation.

   Since late 1997, we have experienced, and likely will continue to experience, increased competition in the Raleigh-Durham market. In 1999, both Southwest Airlines and MetroJet, the low-fare division of US Airways, initiated service at RDU. Southwest began service to five cities from RDU with twelve daily flights and, as of January 1, 2001, operates service to seven cities (Austin, Texas; Baltimore, Maryland; Chicago-Midway, Illinois; Kansas City, Missouri; Nashville, Tennessee; Orlando, Florida and Tampa, Florida) with 18 daily flights. Although MetroJet announced plans to serve six cities from RDU with 17 daily flights and began providing some of these services in 1999, MetroJet has since withdrawn all of its services at RDU.

   Introduction of low fare services at RDU and elsewhere along the East Coast by Southwest and MetroJet in 1999 led to a significantly lower fare environment in all of our markets. For example, our average fare for the nine months ended September 30, 2000 was 12.4% lower than the average fare for the nine months ended September 30, 1999, decreasing from $105 to $92, and our yield decreased 10.8% in the same period. While competition from Southwest and MetroJet at RDU and in other East Coast markets has already adversely impacted fares in all of our markets, increases in Southwest's services at RDU could have a more direct adverse impact on our ability to profitably expand into new markets and upon our traffic and load factors, and may put further downward pressure on our yields, resulting in an adverse impact upon our business, financial condition and results of operations.

   We believe that Southwest's ability to further increase its services at RDU beyond 20 to 24 daily flights is now limited by lack of gate availability at RDU. However, construction of a temporary facility that will add five new gates to RDU's Terminal A by spring 2001 is nearly completed and the Raleigh-Durham Airport Authority has announced its plans to operate the temporary facility while constructing a permanent facility that will add 12 to 15 additional gates at Terminal A. Construction of this facility is to be completed approximately five years after completion of the temporary facility. The construction of the five temporary gates and the 12 to 15 permanent gates at RDU's Terminal A will allow Southwest and other airlines to add new services, or to increase current services, at RDU.

Insurance

   We maintain insurance policies of types customary in the industry and in amounts management believes are adequate to meet DOT requirements and to protect us and our property against material loss. The policies principally provide coverage for public liability, passenger liability, baggage and cargo liability, property damage, including coverage for loss or damage to its flight equipment, and worker's compensation insurance. There can be no assurance, however, that the amount of insurance carried by us will be sufficient to protect us from material loss.

Flight Equipment

   As of January 23, 2001, we operate a fleet of eight F100s, 24 CRJs and six 737s, with an average age of 2.6 years. The F100s are configured with eight first class seats and 90 coach seats, and the CRJs are configured with 50 single class coach seats. Three of the 737s are configured with eight first class seats and 120 coach seats, and the other three 737s are configured with 12 first class seats and 108 coach class seats. All of the aircraft meet Stage 3 noise requirements imposed by federal law. We believe that our young all-jet fleet gives us a significant advantage in attracting and retaining business travelers and improves our reliability statistics. The age of our fleet and those aircraft owned and leased, at January 23, 2001, was as follows:

                                                  Owned Leased Total Average Age
                                                  ----- ------ ----- -----------
   737s..........................................  --      6      6   0.5 years
   CRJs..........................................    5    18     23   1.8 years
   F100s.........................................  --      8      8   6.6 years

   As of January 23, 2001, we have firm orders for two additional newly manufactured CRJs, both of which are scheduled to be delivered by December 2001. We have firm orders to purchase twelve additional 737s with deliveries scheduled to end in October 2002. We have options to acquire ten additional 737s. We also have agreed to lease four additional newly manufactured 737s for delivery in January, July, October and November 2001. To support our operations, we acquired two spare Rolls Royce Tay 650-15 engines in 1998 for the F100 fleet, and two General Electric CF34-3B1 spare engines to support the CRJ fleet. We intend to acquire up to four CFM 56-7B spare engines to support the operation of the 737 fleet. The mix of our fleet between 98-seat F100s, 50-seat CRJs, 128-seat 737s and 120-seat 737s should allow us to meet expected passenger volumes while maintaining a competitive cost structure, and should enhance our ability to more efficiently match our aircraft to our route network requirements.

   We currently lease eight F100s. In December 1999, we settled a pending lawsuit with the lessor of four F100s previously operated by us. As a result of this settlement, we recorded a pre-tax charge of approximately $700,000 during the fourth quarter of 1999 and obtained an option to terminate leases on four other F100s. On February 29, 2000, we exercised this option to terminate the leases on these four F100s prior to their scheduled lease expirations in 2003 and 2004, resulting in a revised scheduled return date of these aircraft in the first half of 2001. We are required to pay the lessor $2,125,000 upon the termination of each of these four leases, of which $4,250,000 is payable in each of the first two quarters of 2001. In addition, we are required to perform certain maintenance tasks on these aircraft prior to their return. During the nine months ended September 30, 2000, we recorded $9.2 million in equipment retirement charges related to the exercise of this option. As of September 30, 2000, we have recorded liabilities of $8.8 million related to the lease termination penalties and related expenses. The remaining $363,000 charge relates to the write-down of leasehold improvements resulting from the shortened lease terms.

   Pursuant to a March 1995 purchase agreement, we are obligated to purchase four Airbus A320 aircraft with deliveries in 2005 and 2006. To support the operation of the four A320 aircraft, we also agreed to purchase one IAE V2527-A5 spare engine scheduled for delivery in November 2005 from International Aero Engines AG. The purchase of the A320s and the associated spare engine no longer fit with our current strategy. We are considering several alternatives with respect to the A320s, including restructuring our agreement with Airbus or transferring our positions.

Facilities

   Of the 26 gates at the newer of RDU's two terminals, Terminal C, we currently lease 19 gates through February 2013. Midway's corporate headquarters and reservations facility are located in Morrisville, North Carolina where we lease approximately 49,000 square feet of space. The Morrisville facility lease expires in 2008. We also lease approximately 14,000 square feet of space in Durham, North Carolina which is used for training purposes. In addition, we occupy warehouse space in Orlando, Florida, where we store aircraft parts.

   At most airports other than RDU, we obtain the use of gates as part of third-party ground handling contracts.

   We currently have a sufficient number of leased gates and other airport facilities, but our operations may be constrained at certain airports by insufficient availability of gates on attractive terms or other factors.

Litigation

   We are a party to routine litigation incidental to our business. Management believes that none of this litigation is likely to have a material adverse effect on our consolidated financial position or results of operations.

                    DESCRIPTION OF THE EXCHANGE CERTIFICATES

   The Old Certificates were issued, and the Exchange Certificates will be issued, pursuant to three separate Pass Through Trust Agreements (the "Pass Through Trust Agreements"), each dated as of September 27, 2000, between Midway and the Trustee. The terms of the Exchange Certificates and the Old Certificates will be identical in all material respects, except that the Exchange Certificates will not contain terms with respect to transfer restrictions or certain interest rate increases, and will be available only in book-entry form. Under the terms of the Pass Through Trust Agreements, the covenants and events of default will apply equally to the Exchange Certificates and the Old Certificates, and the Exchange Certificates and the Old Certificates will be treated as one Class for all actions to be taken by the holders thereof and for determining their respective rights under the Pass Through Trust Agreements. The terms of the Exchange Certificates include those set forth in the Pass Through Trust Agreements and those made part of the applicable Indenture by reference to the Trust Indenture Act of 1939, as amended as in effect on the date of such Indenture (the "Trust Indenture Act"). The following summary describes certain terms of the Certificates and the Pass Through Trust Agreements. The statements under this caption are a summary and do not purport to be complete, make use of terms as defined in the Pass Through Trust Agreements and are qualified in their entirety by reference to all of the provisions of the Certificates, the Pass Through Trust Agreements, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement and the Note Purchase Agreement. Except as otherwise indicated, the following summary relates to each of the Trusts and the Certificates issued by each Trust. The terms and conditions governing each of the Trusts are substantially the same, except as described under "Subordination" below and except that the principal amount, the interest rate, scheduled repayments of principal and maturity date applicable to the Equipment Notes held by each Trust and the final expected distribution date as specified on the cover of this prospectus (the "Final Expected Distribution Date") applicable to each Trust will differ. Citations to the relevant sections of the Pass Through Trust Agreements appear below in parentheses unless otherwise indicated. Copies of the Pass Through Trust Agreements have been filed as exhibits to Midway's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000 and incorporated by reference in the registration statement of which this prospectus is a part.

General

   The Exchange Certificates of each Trust will be issued in fully registered form only and will be subject to the provisions described below under "Book-Entry; Delivery and Form." Each Certificate represents a fractional undivided interest in one of the three Midway Airlines 2000-1 Pass Through Trusts (the "Class A Trust", the "Class B Trust" and the "Class C Trust", and, collectively, the "Trusts") created by the Pass Through Trust Agreement pursuant to which such Certificate is issued. The Certificates are referred to herein as the "Class A Certificates", the "Class B Certificates", and the "Class C Certificates."

   The property of each Trust (the "Trust Property") consists of:

  . subject to the Intercreditor Agreement, Equipment Notes acquired under the Note Purchase Agreement and issued, at Midway's election in connection with the financing of each Aircraft during the Delivery Period, either (1) on a nonrecourse basis by the trustees of separate owner trusts (each, an "Owner Trustee") in connection with separate leveraged lease transactions with respect to each Leased Aircraft to finance a portion of the purchase price of such Leased Aircraft by the Owner Trustee, in which case the applicable Aircraft will be leased to Midway, or (2) on a recourse basis by Midway in connection with separate secured loan transactions with respect to each Owned Aircraft to finance a portion of the purchase price of such Owned Aircraft by Midway,

  . the rights of such Trust to acquire Equipment Notes under the Note
    Purchase Agreement,

  . the rights of such Trust under the applicable Escrow Agreement to request the Escrow Agent to withdraw from the Depositary funds sufficient to enable such Trust to purchase Equipment Notes during the Delivery Period,

  . the rights of such Trust under the Intercreditor Agreement (including all monies receivable in respect of such rights),

  . all monies receivable under the Liquidity Facility for such Trust and

  . funds from time to time deposited with the Trustee in accounts relating to such Trust.

   The Certificates represent fractional undivided interests in the Equipment Notes and other property held in the related Trust and distributions thereon will be made only from the Trust Property. The Certificates will be issued only in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof. (Sections 3.01 and 3.10).

   Pursuant to the Escrow Agreement applicable to each Trust, the holders of the Certificates of such Trust (the "Certificateholders") as holders of the Escrow Receipts affixed to each Certificate are entitled to certain rights with respect to the Deposits relating to such Trust. Accordingly, any transfer of a Certificate will have the effect of transferring the corresponding rights with respect to the Deposits, and rights with respect to the Deposits may not be separately transferred by Certificateholders. Rights with respect to the Deposits and the Escrow Agreement relating to a Trust, except for the right to request withdrawals for the purchase of Equipment Notes, will not constitute Trust Property of such Trust.

   The Certificates do not represent an interest in or obligation of Midway, the Trustee, any of the Loan Trustees or Owner Trustees in their individual capacities, any Owner Participant or any affiliate of any thereof. The existence of each Trust will not limit the liability that Certificateholders of such Trust would otherwise incur if such holders owned directly the corresponding Equipment Notes or incurred directly the obligations of such Trust.

Payments and Distributions

   The following description of distributions on the Certificates should be read in conjunction with the description of the Intercreditor Agreement, which may have the consequence of altering the effect of the following provisions in a default situation. See "Description of the Intercreditor Agreement--Priority of Distributions."

   Payments of principal, Make-Whole Premium (if any) and interest with respect to the Equipment Notes or other Trust Property held in each Trust will be distributed by the Paying Agent (in the case of the Deposits) or by the Trustee (in the case of Trust Property of such Trust) to Certificateholders of such Trust on each Regular Distribution Date or as soon thereafter as receipt of such payments is confirmed, except in the case of certain types of Special Payments.

   The Equipment Notes held in each Trust will accrue interest at the applicable rate per annum for Certificates issued by such Trust set forth on the cover page of this prospectus plus any additional margin specified by the Registration Rights Agreement for such Certificates (the "Stated Interest Rate"), payable on April 1 and October 1 of each year commencing on the later of April 1, 2001 and the first such date to occur after the initial issuance thereof. All such interest payments will be passed through to Certificateholders of such Trust on each such date until the final Distribution Date for such Trust, in each case, subject, in the case of payments on the Equipment Notes, to the Intercreditor Agreement. Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months.

   Interest will accrue on the Deposits relating to each Trust at a rate equal to the Stated Interest Rate for the Certificates issued by such Trust. The Deposits relating to a Trust and interest paid thereon will not be subject to the subordination provisions applicable to the Certificates. Payments of interest on the Certificates issued by each Trust are supported by a separate Liquidity Provider for the benefit of the holders of such Certificates in an amount sufficient to pay interest thereon at the Stated Interest Rate for such Trust on three successive Regular Distribution Dates except that the Liquidity Facilities with respect to such Trust will not cover interest payable by the Depositary on the Deposits relating to such Trust. Notwithstanding the subordination provisions of the Intercreditor Agreement, the Liquidity Facility for any Class of Certificates does not provide for drawings thereunder to pay principal of or interest or Make-Whole Premium on the Certificates of any other Class. Therefore, only the holders of the Certificates issued by a particular Trust will be entitled to receive and retain the proceeds of drawings under the Liquidity Facility for such Trust. See "Description of the Liquidity Facilities."

   Payments of principal on the Equipment Notes held in each Trust are scheduled to be received by the Trustee on April 1 or October 1, or both, in certain years depending upon the terms of the Equipment Notes held in such Trust, subject to the Intercreditor Agreement. Scheduled payments of interest on the Deposits and interest and principal on the Equipment Notes are herein referred to as "Scheduled Payments," and April 1 and October 1 of each year are herein referred to as "Regular Distribution Dates". See "Description of the Equipment Notes--Principal and Interest Payments." The Final Expected Distribution Date for each Class of Certificates is set forth on the cover page of this prospectus. The "Final Legal Distribution Date" for each of the Class A, B and C Certificates is October 1, 2020, October 1, 2015 and October 1, 2007 respectively.

   The Paying Agent with respect to each Escrow Agreement will distribute on each Regular Distribution Date to the Certificateholders of the Trust to which such Escrow Agreement relates all Scheduled Payments received in respect of the related Deposits, the receipt of which is confirmed by the Paying Agent on such Regular Distribution Date. The Trustee of each Trust will distribute, subject to the Intercreditor Agreement, on each Regular Distribution Date to the Certificateholders of such Trust all Scheduled Payments, the receipt of which is confirmed by the Trustee on such Regular Distribution Date. Each Certificateholder of each Trust will be entitled to receive a pro rata share of any distribution in respect of Scheduled Payments of interest on the Deposits relating to such Trust and, subject to the Intercreditor Agreement, of principal and interest made on the Equipment Notes held in such Trust. Each such distribution of Scheduled Payments will be made by the applicable Paying Agent or Trustee of each Trust to the Certificateholders of record of such Trust on the Record Date applicable to such Scheduled Payment subject to certain exceptions. (Sections 4.01 and 4.02; Escrow Agreement, Section 2.03). If a Scheduled Payment is not received by the applicable Paying Agent or Trustee on a Regular Distribution Date but is received within five days thereafter, it will be distributed to such holders of record on the date received. If it is received after such five-day period, it will be treated as a Special Payment and distributed as described below.

   Any payment in respect of, or any proceeds of, any Equipment Note or the Trust Indenture Estate under (and as defined in) each Indenture other than a Scheduled Payment (each, a "Special Payment") will be distributed on, in the case of an early redemption or a purchase of the Equipment Notes relating to any Aircraft, the date of such early redemption or purchase (which shall be a Business Day), and otherwise on the Business Day specified for distribution of such Special Payment (each, a "Special Distribution Date") pursuant to a notice delivered by the Trustee as soon as practicable after the Trustee has received funds for such Special Payment, in each case subject to the Intercreditor Agreement.

   Any unused Deposits to be distributed after the Delivery Period Termination Date or the occurrence of a Triggering Event, together with accrued and unpaid interest thereon and any premium payable by Midway (each also a "Special Payment"), will be distributed on a date 15 days after the Paying Agent has received notice of the event requiring such distribution (also a "Special Distribution Date"). However, if such date is within 10 days before or after a Regular Distribution Date, in which case such Special Payment shall be made on such Regular Distribution Date.

   Each Paying Agent, in the case of the Deposits, and each Trustee, in the case of Trust Property or any premium payable by Midway in connection with certain distributions of unused Deposits, will mail a notice to the Certificateholders of the applicable Trust stating the scheduled Special Distribution Date, the related Record Date, the amount of the Special Payment and the reason for the Special Payment. In the case of a redemption or purchase of the Equipment Notes held in the related Trust or any distribution of unused Deposits after the Delivery Period Termination Date or the occurrence of a Triggering Event, such notice will be mailed not less than 15 days prior to the date such Special Payment is scheduled to be distributed, and in the case of any other Special Payment, such notice will be mailed as soon as practicable after the Trustee has confirmed that it has received funds for such Special Payment. (Section 4.02(c); Escrow Agreement, Sections 1.03 and 2.06). Each distribution of a Special Payment, other than a final distribution, on a Special Distribution Date for any Trust will be made by the Paying Agent or Trustee, as applicable, to the Certificateholders of record of such Trust on the Record Date applicable to such Special Payment. See "Indenture Defaults and Certain Rights Upon an Indenture Default" and "Description of the Equipment Notes--Redemption."

   Each Pass Through Trust Agreement requires that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more non-interest bearing accounts (the "Certificate Account") for the deposit of payments representing Scheduled Payments on the Equipment Notes received by the Trustee. Each Pass Through Trust Agreement also requires that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more accounts (the "Special Payments Account") for the deposit of payments representing Special Payments, which account shall be non-interest bearing except in certain circumstances where the Trustee may invest amounts in such account in certain permitted investments. (Sections 4.01 and 4.04) Pursuant to the terms of each Pass Through Trust Agreement, the Trustee is required to deposit any Scheduled Payments relating to the applicable Trust received by it in the Certificate Account of such Trust and to deposit any Special Payments so received by it in the Special Payments Account of such Trust. (Section 4.01) All amounts so deposited will be distributed by the Trustee on a Regular Distribution Date or a Special Distribution Date (each, a "Distribution Date"), as appropriate. (Section 4.02).

   Each Escrow Agreement requires that the Paying Agent establish and maintain, for the benefit of the Receiptholders, one or more accounts (the "Paying Agent Account"), which shall be non-interest bearing. Pursuant to the terms of the Escrow Agreement, the Paying Agent is required to deposit interest on Deposits relating to such Trust and any unused Deposits withdrawn by the Escrow Agent in the Paying Agent Account. All amounts so deposited will be distributed by the Paying Agent on a Regular Distribution Date or Special Distribution Date, as appropriate.

   Distributions by the Trustee from the Certificate Account or the Special Payments Account of each Trust on a Regular Distribution Date or a Special Distribution Date in respect of Certificates issued by such Trust in definitive form will be made to each Certificateholder of record of such Certificates on the applicable Record Date. (Section 4.02) The final distribution for each Trust, however, will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee for such Trust specified in the notice given by the Trustee of such final distribution. The Trustee will mail such notice of the final distribution to the Certificateholders of such Trust, specifying the date set for such final distribution and the amount of such distribution. (Section 11.01) See "--Termination of the Trusts." Distributions in respect of Certificates issued in global form will be made as described in "--Book-Entry; Delivery and Form" below.

   If any Regular Distribution Date or Special Distribution Date is not a Saturday, Sunday or other day on which commercial banks are authorized or required to close in New York, New York, Baltimore, Maryland or Charlotte, North Carolina (any other day being a "Business Day"), distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date will be made on the next succeeding Business Day without additional interest.

Pool Factors

   The "Pool Balance" for each Trust or for the Certificates issued by any Trust indicates, as of any date, the original aggregate face amount of the Certificates of such Trust less the aggregate amount of all payments made in respect of the Certificates of such Trust or in respect of Deposits relating to such Trust other than payments made in respect of interest or Make-Whole Premium thereon or reimbursement of any costs and expenses in connection therewith. The Pool Balance for each Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to any special distribution with respect to unused Deposits, the payment of principal, if any, on the Equipment Notes or other Trust Property held in such Trust and the distribution thereof to be made on that date.

   The "Pool Factor" for each Trust as of any Regular Distribution Date or Special Distribution Date is the quotient (rounded to the seventh decimal place) computed by dividing (1) the Pool Balance by (2) the original aggregate face amount of the Certificates of such Trust. The Pool Factor for each Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to any special distribution with respect to unused Deposits, the payment of principal, if any, on the Equipment Notes or other Trust Property held in such Trust and the distribution thereof to be made on that date. The Pool Factor for each Trust will be 1.0000000 on the date of issuance of the Certificates; thereafter, the Pool Factor for each Trust will decline as described herein to reflect reductions in the Pool Balance of such Trust. The amount of a Certificateholder's pro rata share of the Pool Balance of a Trust can be determined by multiplying the par value of the holder's Certificate of such Trust by the Pool Factor of such Trust as of the applicable Regular Distribution Date or Special Distribution Date. Notice of the Pool Factor and the Pool Balance for each Trust will be mailed to Certificateholders of such Trust on each Regular Distribution Date and Special Distribution Date.

   The following table sets forth an illustrative aggregate principal amortization schedule for the Equipment Notes held in each Trust (the "Assumed Amortization Schedule') and resulting Pool Factors with respect to such Trust, based on the actual amortization schedule of the $72,482,000 of Equipment Notes issued with respect to the three Aircraft currently leased by Midway and the expected amortization schedule of the $125,060,000 of Equipment Notes expected to be issued to finance the additional five Aircraft to be financed with the proceeds from the sale of the Old Certificates. The actual aggregate principal amortization schedule applicable to a Trust and the resulting Pool Factors with respect to such Trust may differ from those set forth below, since the amortization schedule for the Equipment Notes issued with respect to an Aircraft may vary from such illustrative amortization schedule so long as it complies with the Mandatory Economic Terms. In addition, the table set forth below assumes that each Aircraft is delivered in the month scheduled for its delivery (see "Description of the Aircraft and the Appraisals--The Appraisals" for the delivery schedule), that Equipment Notes in the maximum principal amount in respect of all of the Aircraft are purchased by the Trusts and that no early redemption or purchase, or default in the payment of principal, in respect of any Equipment Notes occurs. Actual circumstances may vary from these assumptions, which would result in differences in the aggregate principal amortization schedule applicable to a Trust and in the resulting Pool Factors.

                          Class A Trust                 Class B Trust                 Class C Trust
                         Equipment Notes               Equipment Notes               Equipment Notes
                            Scheduled    Class A Trust    Scheduled    Class B Trust    Scheduled    Class C Trust
                           Payments of   Expected Pool   Payments of   Expected Pool   Payments of   Expected Pool
          Date              Principal       Factor        Principal       Factor        Principal       Factor
          ----           --------------- ------------- --------------- ------------- --------------- -------------
April 1, 2001...........   $2,304,975      0.9822422      $ 218,883      0.9957174     $2,620,976      0.8426880
October 1, 2001.........    1,196,025      0.9730279              0      0.9957174      1,628,037      0.7449725
April 1, 2002...........    4,141,553      0.9411210        396,155      0.9879664      2,102,927      0.6187540
October 1, 2002.........      188,855      0.9396660              0      0.9879664              0      0.6187540
April 1, 2003...........    4,035,916      0.9085729        789,312      0.9725230      2,128,885      0.4909774
April 1, 2004...........    4,316,586      0.8753175      1,564,703      0.9419086      2,198,916      0.3589976
April 1, 2005...........    3,878,077      0.8454404      2,856,296      0.8860233      2,517,969      0.2078681
October 1, 2005.........      439,012      0.8420582              0      0.8860233              0      0.2078681
April 1, 2006...........    3,767,421      0.8130336      2,420,626      0.8386622      3,463,290      0.0000000
April 1, 2007...........    2,827,200      0.7912526      7,918,672      0.6837283              0      0.0000000
October 1, 2007.........      946,904      0.7839576              0      0.6837283              0      0.0000000
April 1, 2008...........    3,302,579      0.7585142      9,094,339      0.5057917              0      0.0000000
October 1, 2008.........      471,524      0.7548815              0      0.5057917              0      0.0000000
April 1, 2009...........    3,467,618      0.7281666      9,759,855      0.3148339              0      0.0000000
October 1, 2009.........      306,485      0.7258054              0      0.3148339              0      0.0000000
April 1, 2010...........    3,495,645      0.6988746      4,017,979      0.2362195              0      0.0000000
October 1, 2010.........      278,459      0.6967293              0      0.2362195              0      0.0000000
April 1, 2011...........    3,774,104      0.6676533      4,359,268      0.1509277              0      0.0000000

                          Class A Trust                 Class B Trust                 Class C Trust
                         Equipment Notes               Equipment Notes               Equipment Notes
                            Scheduled    Class A Trust    Scheduled    Class B Trust    Scheduled    Class C Trust
                           Payments of   Expected Pool   Payments of   Expected Pool   Payments of   Expected Pool
          Date              Principal       Factor        Principal       Factor        Principal       Factor
          ----           --------------- ------------- --------------- ------------- --------------- -------------
April 1, 2012...........    2,930,627      0.6450754      2,906,719      0.0940558           0         0.0000000
October 1, 2012.........      980,746      0.6375196              0      0.0940558           0         0.0000000
April 1, 2013...........    5,462,195      0.5954383      1,124,769      0.0720490           0         0.0000000
April 1, 2014...........    7,838,403      0.5350505      3,682,425      0.0000000           0         0.0000000
April 1, 2015...........   14,657,934      0.4221243              0      0.0000000           0         0.0000000
April 1, 2016...........   16,002,871      0.2988365              0      0.0000000           0         0.0000000
April 1, 2017...........   17,446,149      0.1644297              0      0.0000000           0         0.0000000
April 1, 2018...........   16,346,790      0.0384923              0      0.0000000           0         0.0000000
October 1, 2018.........    1,651,735      0.0257672              0      0.0000000           0         0.0000000
April 1, 2019...........    3,344,609      0.0000000              0      0.0000000           0         0.0000000

   The actual schedule of principal payments and the resulting schedule of Pool Balances and Pool Factors may change from that set forth above. In addition, the Pool Factor and Pool Balance of each Trust will be recomputed if there has been an early redemption, purchase or a default in the payment of principal or interest in respect of one or more issues of the Equipment Notes held in a Trust, as described in "--Indenture Defaults and Certain Rights Upon an Indenture Default" and "Description of the Equipment Notes--Redemption", or a special distribution attributable to unused Deposits after the Delivery Period Termination Date or the occurrence of a Triggering Event, as described in "Description of the Deposit Agreements." In the event of (1) any such redemption, purchase or default or (2) any other change in the schedule of principal payments from the Assumed Amortization Schedule, the Pool Factors and the Pool Balances of each Trust so affected will be recomputed after giving effect thereto and notice thereof will be mailed to the Certificateholders of such Trust promptly after the Delivery Period Termination Date in the case of clause (2) and promptly after the occurrence of any event described in clause
(1).

Obligation to Purchase Equipment Notes

   Each Trustee is obligated to purchase the Equipment Notes issued with respect to the Aircraft during the Delivery Period, subject to the terms and conditions of a note purchase agreement (the "Note Purchase Agreement") and the applicable Participation Agreement. Under the Note Purchase Agreement, Midway agreed to finance each Aircraft in the manner provided therein. Midway will have the option of entering into a leveraged lease financing or a secured debt financing with respect to each Aircraft.

  . If Midway chooses to enter into a leveraged lease financing with respect to an Aircraft (such Aircraft, a "Leased Aircraft"), the Note Purchase Agreement provides for the relevant parties to enter into a participation agreement (each, a "Leased Participation Agreement"), a Lease and an indenture (each, a "Leased Aircraft Indenture") relating to the financing of such Leased Aircraft.

  . If Midway chooses to enter into a secured debt financing with respect to an Aircraft (such Aircraft, an "Owned Aircraft"), the Note Purchase Agreement provides for the relevant parties to enter into a participation agreement (each, an "Owned Participation Agreement", and together with the other Owned Participation Agreements and the Leased Participation Agreements, the "Participation Agreements") and an indenture (each, an "Owned Aircraft Indenture," and together with the other Owned Aircraft Indentures and the Leased Aircraft Indentures, the "Indentures") relating to the financing of such Owned Aircraft.

   The financing of an Aircraft may not take place on the date such Aircraft is actually delivered from the manufacturer, provided that such financing will occur prior to the Delivery Period Termination Date. The description of the above-mentioned agreements in this prospectus is based on the forms of such agreements to be utilized pursuant to the Note Purchase Agreement. In the case of a Leased Aircraft, the terms of the agreements actually entered into may differ from the forms of such agreements and, consequently, may differ from the description of such agreements contained in this prospectus. See "Risk Factors--Risk Factors Related to the Certificates and the Exchange Offer--We may lease Aircraft financed with the Certificates on terms that differ from the terms described in this prospectus." However, under the Note Purchase Agreement, the terms of such agreements are required to (1) contain the Mandatory Document Terms and (2) not vary the Mandatory Economic Terms. In addition, Midway is obligated (1) to certify to the Trustees that any such modifications do not materially and adversely affect the Certificateholders (provided that the Note Purchase Agreement provides that, among other terms, the shortening of certain grace periods for Events of Loss and Events of Default is not materially adverse to the Certificateholders) and (2) to obtain written confirmation from each Rating Agency that the use of versions of such agreements modified in any material respect will not result in a withdrawal, suspension or downgrading of the rating of any Class of Certificates. Further, under the Note Purchase Agreement, it is a condition precedent to the obligation of each Trustee to purchase the Equipment Notes related to the financing of an Aircraft that no Triggering Event shall have occurred. The Trustees have no right or obligation to purchase Equipment Notes after the Delivery Period Termination Date.

   The "Mandatory Economic Terms," defined in the Note Purchase Agreement require, among other things, that:

  . the maximum principal amount of all the Equipment Notes issued with respect to an Aircraft not exceed the maximum principal amount of Equipment Notes indicated for each such Aircraft as set forth in "Summary-- Equipment Notes and the Aircraft" under the column "Maximum Principal Amount of Equipment Notes";

  . the loan to aircraft value with respect to an Aircraft (with the assumed value of any Aircraft for these purposes to equal the value for such Aircraft set forth in "Summary--Equipment Notes and the Aircraft" under the column "Appraised Value") at the time of issuance of the related Equipment Notes and on any Regular Distribution Date thereafter not exceed 42% in the case of Series A Equipment Notes, 56% in the case of Series B Equipment Notes and 63% in the case of Series C Equipment Notes;

  . the initial average life of the Series A Equipment Notes not extend beyond 12.5 years, of the Series B Equipment Notes not extend beyond 9.2 years and of the Series C Equipment Notes not extend beyond 3.5 years in each case from the initial issuance date of the Certificates, which was September 27, 2000 (the "Issuance Date");

  . as of the first Regular Distribution Date immediately following the Delivery Period Termination Date (or if earlier, the date of the occurrence of a Triggering Event), and after giving effect to any Expected Distributions required to be made on such date, the average life of the Class A Certificates, the Class B Certificates and the Class C Certificates shall not extend beyond, respectively, 12.4 years, 8.3 years and 3.0 years from the Issuance Date (computed without regard to the acceleration of any Equipment Notes and after giving effect to any special distribution on the Certificates thereafter required in respect of unused Deposits);

  . the final maturity date of each Series of Equipment Notes shall not be later than the Final Expected Distribution Date of the related Class of Certificates;

  . the original aggregate principal amount of all of the Equipment Notes of each Series shall not exceed the original aggregate face amount of the Certificates issued by the corresponding Trust;

  . the interest rate and the April 1 and October 1 payment dates with respect to the Equipment Notes may not be changed;

  . basic rent and termination values under the related Lease must be sufficient to pay amounts due in respect of principal and interest with respect to the related Equipment Notes;

  . the amounts payable under the all-risk aircraft hull insurance maintained with respect to each Aircraft must be sufficient to pay the applicable termination value, subject to certain rights of self-insurance; and

  . (a) the past due rate in the related Indenture and the related Lease;

    (b) the Make-Whole Premium payable under the related Indenture;

  (c) the provisions relating to the prepayment and purchase of Equipment Notes in the related Indentures;

  (d) the minimum liability insurance amount on such Leased Aircraft in the related Lease; and

  (e) the indemnification of the Loan Trustees, Subordination Agent, Paying Agents, Liquidity Providers, Trustees, Escrow Agents and registered holders of the Equipment Notes with respect to certain taxes and expenses, in each case, must be provided as set forth in the form of Participation Agreement, Lease and Indenture (collectively, the "Aircraft Operative Agreements"), as the case may be (or in the case of clause (d), may be in a greater amount, or in the case of this clause
      (e), may provide for modifications to such indemnification provisions so long as such modifications are not materially adverse to the Loan Trustees, Subordination Agent, Paying Agents, Liquidity Providers or the Trustees.

   The "Mandatory Document Terms" prohibit modifications in any material adverse respect to certain specified provisions of the Aircraft Operative Agreements.

  . In the case of the Indentures, such provisions include:

   (a) the granting clause of the Indentures so as to deprive the holders of a first priority security interest in the Aircraft, the Lease and certain of Midway's rights under its purchase agreement with the Aircraft manufacturer or to eliminate the obligations intended to be secured thereby;

   (b) certain provisions relating to the issuance, prepayment, purchase, payments and ranking of the Equipment Notes (including the obligations to pay the Make-Whole Premium in certain circumstances);

   (c) certain provisions regarding Indenture Events of Default, remedies relating thereto and rights of the related Owner Trustee and related Owner Participant in such circumstances;

   (d) certain provisions relating to any replaced airframe or engines with respect to an Aircraft; and

   (e) the provision that New York law will govern the Indentures.

  . In the case of the Lease, such provisions include the obligations of Midway to:

   (a) pay basic rent and termination value to the Loan Trustee;

   (b) furnish certain opinions with respect to a replacement airframe; and

   (c) consent to the assignment of the related Lease by the Owner Trustee as collateral under the Indenture, as well as modifications which will either alter the provision that New York law will govern the Lease or will deprive the Loan Trustee of rights expressly granted to it under the Leases.

  . In the case of the Participation Agreement, such provisions include:

   (a) certain conditions to the obligations of the Loan Trustee to participate in the purchase price of these Aircraft by releasing the debt portion thereof from the Deposit Account, involving good title to such Aircraft, obtaining a certificate of airworthiness with respect to such Aircraft, entitlement to the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to such Aircraft and filings of certain documents with the FAA;

   (b) certain provisions regarding the obligation of Midway to record the Indenture with the FAA and to maintain such Indenture as a first-priority perfected mortgage on the related Aircraft;

   (c) certain provisions requiring the delivery of legal opinions; and

   (d) the provision that New York law will govern the Participation
     Agreement.

   Notwithstanding the foregoing, any such Mandatory Document Term may be modified to correct or supplement any such provision which may be defective or to cure any ambiguity or correct any mistake, unless such action will materially adversely affect the interests of the Subordination Agent, the Trustees, the Paying Agents, the Liquidity Providers, the Loan Trustees or the Certificateholders.

Reports to Certificateholders

   On each Regular Distribution Date and Special Distribution Date, the applicable Paying Agent and Trustee will include with each distribution of a Scheduled Payment or Special Payment, respectively, to Certificateholders of the related Trust a statement, giving effect to such distribution to be made on such Regular Distribution Date or Special Distribution Date, setting forth the following information (per $1,000 aggregate principal amount of Certificate for such Trust, as to (1), (2), (3), (4) and (5) below):

     (1) the aggregate amount of such funds distributed on such Distribution Date under the Pass Through Trust Agreement and the Escrow Agreement, indicating the amount allocable to each source including any portion thereof paid by the Liquidity Provider;

     (2) the amount of such distribution under the Pass Through Trust Agreement allocable to principal and the amount allocable to Make-Whole Premium (including any premium paid by Midway with respect to unused Deposits) (if any);

     (3) the amount of such distribution under the Pass Through Trust Agreement allocable to interest;

     (4) the amount of such distribution under the Escrow Agreement allocable to interest;

     (5) the amount of such distribution under the Escrow Agreement allocable to unused Deposits (if any); and

     (6) the Pool Balance and the Pool Factor for such Trust. (Section 4.03).

   With respect to the Certificates registered in the name of Cede & Co. ("Cede"), as nominee for DTC, on the record date prior to each Distribution Date, the applicable Trustee will request from DTC a Securities Position Listing setting forth the names of all participants in DTC who are credited with ownership of such Certificates ("DTC Participants") reflected on DTC's books as holding interests in the Certificates on such record date. On each Distribution Date, the applicable Paying Agent and Trustee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to holders of Certificates.

   In addition, after the end of each calendar year, the applicable Trustee will prepare for each Certificateholder of each Trust at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses (1), (2), (3), (4) and (5) above with respect to the Trust for such calendar year or, in the event such person was a Certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to such Trustee and which a Certificateholder shall reasonably request as necessary for the purpose of such Certificateholder's preparation of its U.S. federal income tax returns. (Section 4.03) Such report and such other items shall be prepared on the basis of information supplied to the applicable Trustee by the DTC Participants and shall be delivered by such Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificateholders in the manner described above. See "--Book-Entry; Delivery and Form."

   With respect to the Certificates issued in definitive form, the applicable Paying Agent and Trustee will prepare and deliver the information described above to each Certificateholder of record of each Trust as the name of such Certificateholder appears on the records of the registrar of the Certificates.

Indenture Defaults and Certain Rights Upon an Indenture Default

   An event of default under an Indenture (an "Indenture Default") will, with respect to the Leased Aircraft Indentures, include an event of default under the related Lease (a "Lease Event of Default").

   Since the Equipment Notes issued under each Indenture will be held in more than one Trust, a continuing event of default under any such Indenture would affect the Equipment Notes held by each Trust. There are no cross-default provisions in the Indentures or Leases in effect at any time when the related Equipment Notes are outstanding. Consequently, events resulting in an Indenture Default under any particular Indenture may or may not result in an Indenture Default under any other Indenture. If an Indenture Default occurs under less than all of the Indentures, notwithstanding the treatment of Equipment Notes issued under any Indenture under which an Indenture Default has occurred, payments of principal and interest on the Equipment Notes issued pursuant to the remaining Indentures with respect to which an Indenture Default has not occurred will continue to be distributed to the holders of the Certificates as originally scheduled, subject to the Intercreditor Agreement. See "Description of the Intercreditor Agreement--Priority of Distributions."

   With respect to each Leased Aircraft, the applicable Owner Trustee and Owner Participant will, under the related Indenture, have the right under certain circumstances to cure Indenture Defaults that result from the occurrence of a Lease Event of Default under the related Lease. If the Owner Trustee or the Owner Participant exercises any such cure right, the Indenture Default will be deemed to have been cured.

   In the event that the same institution acts as Trustee of multiple Trusts, in the absence of instructions from the Certificateholders of any such Trust, such Trustee could be faced with a potential conflict of interest upon an Indenture Default. In such event, each Trustee has indicated that it would resign as Trustee of one or all such Trusts, and a successor trustee would be appointed in accordance with the terms of the applicable Pass Through Trust Agreement. Allfirst Bank is the initial Trustee under each Trust.

   Upon the occurrence and continuation of any Indenture Default under any Indenture, the Controlling Party may accelerate and sell all (but not less than all) of the Equipment Notes issued under such Indenture to any person, subject to certain limitations. The proceeds of such sale will be distributed pursuant to the provisions of the Intercreditor Agreement. Any proceeds received by the applicable Trustee upon any such sale shall be deposited in the applicable Special Payments Account and shall be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Sections 4.01 and 4.02). The market for Equipment Notes at the time of the existence of any Indenture Default may be very limited, and there can be no assurance as to the price at which they could be sold. If such Trustee sells any such Equipment Notes for less than their outstanding principal amount, certain Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against Midway, any Owner Trustee, any Owner Participant, any Trustee, any Loan Trustee, any Paying Agent or the Liquidity Provider.

   Any amount, other than Scheduled Payments received on a Regular Distribution Date or within five days thereafter, distributed to the Trustee of any Trust by the Subordination Agent on account of the Equipment Notes or other Trust Property held in such Trust following an Indenture Default under any Indenture shall be deposited in the Special Payments Account for such Trust and shall be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Section 4.02). In addition, if, following an Indenture Default under any Leased Aircraft Indenture, the applicable Owner Participant or Owner Trustee exercises its option to redeem or purchase the outstanding Equipment Notes issued under such Leased Aircraft Indenture, the price paid by such Owner Trustee for the Equipment Notes issued under such Leased Aircraft Indenture and distributed to such Trust by the Subordination Agent shall be deposited in the Special Payments Account for such Trust and shall be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Section 4.02).

   Any funds representing payments received with respect to any defaulted Equipment Notes held in a Trust, or the proceeds from the sale of any Equipment Notes, held by such Trustee in the Special Payments Account for such Trust shall, to the extent practicable, be invested and reinvested by such Trustee in Permitted Investments pending the distribution of such funds on a Special Distribution Date. (Section 4.04) "Permitted Investments" are defined as obligations of the United States or agencies or instrumentalities thereof the payment of which is backed by the full faith and credit of the United States and which mature in not more than 60 days or such lesser time as is required for the distribution of any such funds on a Special Distribution Date or any mutual fund the portfolio of which is limited to such obligations.
(Section 1.01).

   Each Pass Through Trust Agreement provides that the Trustee of the related Trust shall, within 90 days after the occurrence of any default known to the Trustee, give to the Certificateholders of such Trust notice, transmitted by mail, of all uncured or unwaived defaults with respect to such Trust known to it, provided that, except in the case of default in the payment of principal, premium, if any, or interest on any of the Equipment Notes or other Trust Property held in such Trust, the applicable Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. (Section 7.02).

   Each Pass Through Trust Agreement contains a provision entitling the Trustee of the related Trust, subject to the duty of such Trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the holders of the Certificates of such Trust before proceeding to exercise any right or power under such Pass Through Trust Agreement at the request of such Certificateholders. (Section 7.03(e)).

   In certain cases, the holders of the Certificates of a Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust may on behalf of the holders of all the Certificates of such Trust waive any past default under the related Pass Through Trust Agreement or, if the Trustee of such Trust is the Controlling Party, may direct the Trustee to instruct the applicable Loan Trustee to waive any past Indenture Default with respect to such Trust and thereby annul any direction given by all such holders to such Loan Trustee with respect thereto, except (1) a default in the deposit of any Scheduled Payment or Special Payment or in the distribution thereof, (2) a default in payment of the principal, Make-Whole Premium, if any, or interest with respect to any of the Equipment Notes held in such Trust and
(3) a default in respect of any covenant or provision of the related Pass Through Trust Agreement that cannot be modified or amended without the consent of each Certificateholder of such Trust affected thereby. (Section 6.05). Each Indenture will provide that, with certain exceptions, the holders of the majority in aggregate unpaid principal amount of the Equipment Notes issued thereunder may on behalf of all such holders waive any past default or Indenture Default thereunder. Notwithstanding the foregoing provisions of this paragraph, however, pursuant to the Intercreditor Agreement, only the Controlling Party will be entitled to waive any such past default or Indenture Default.

Purchase Rights of Certificateholders

   Upon the occurrence and during the continuation of a Triggering Event, with ten days' written notice to the Trustee and each other Certificateholder of the same Class:

  . the Class B Certificateholders shall have the right to purchase all, but not less than all, of the Class A Certificates, and

  . the Class C Certificateholders shall have the right to purchase all, but not less than all, of the Class A and the Class B Certificates;

in each case at a purchase price equal to the Pool Balance of the relevant Class or Classes of Certificates plus accrued and unpaid interest thereon to the date of purchase without Make-Whole Premium but including any other amounts due to the Certificateholders of such Class or Classes. In each case, if, prior to the end of the ten-day period, any other Certificateholder of the same Class notifies the purchasing Certificateholder that the other Certificateholder wants to participate in such purchase, then such other Certificateholder may join with the purchasing Certificateholder to purchase the Certificates pro rata based on the interest in the Trust held by each Certificateholder. (Section 6.01(b)).

PTC Event of Default

   A "PTC Event of Default" is defined under the Intercreditor Agreement as the failure to pay within 10 Business Days of the due date thereof either:

  . the outstanding Pool Balance of the applicable Class of Certificates on the Final Legal Distribution Date for such Class; or

  . interest due on the applicable Class of Certificates on any Distribution
    Date (unless the Subordination Agent shall have made an Interest Drawing, or a withdrawal from the Cash Collateral Account for such Class of Certificates, with respect thereto in an aggregate amount sufficient to pay such interest and shall have distributed such amount to the Trustee entitled thereto).

   Any failure to make expected principal distributions on any Class of Certificates on any Regular Distribution Date (other than the Final Legal Distribution Date) will not constitute a PTC Event of Default with respect to such Certificates. A PTC Event of Default with respect to the most senior Class of Certificates resulting from an Indenture Default under all Indentures, the acceleration of, or failure to pay at final maturity, all of the outstanding Equipment Notes or certain bankruptcy or insolvency events involving Midway will each constitute a "Triggering Event." For a discussion of the consequences of a Triggering Event, see "Description of the Intercreditor Agreement-- Priority of Distributions."

Merger, Consolidation and Transfer of Assets

   Midway is prohibited from consolidating with or merging with or into any other corporation or transferring or leasing all or substantially all of its assets as an entirety to any other corporation unless, among other things,

  . the surviving successor or transferee corporation shall (a) be a "citizen of the United States" as defined in Section 40102(a)(15) of Title 49 of the United States Code, as amended, relating to aviation (the "Transportation Code") and (b) be a United States certificated air carrier so long as such status is a condition of entitlement to the benefits of Section 1110 of the U.S. Bankruptcy Code and (c) expressly assume all of the obligations of Midway contained in the Pass Through Trust Agreements, the Indentures, the Participation Agreements and the Leases, and any other operative documents; and

  . Midway shall have delivered a certificate and an opinion or opinions of counsel indicating that such transaction complies with such conditions. (Section 5.02).

   The Pass Through Trust Agreements do not, and the Indentures will not, contain any covenants or provisions which assure the applicable Trustee or Certificateholders of protection in the event of a highly leveraged transaction, including transactions effected by our management or affiliates, which may or may not result in a change in control of Midway.

Modifications of the Pass Through Trust Agreements and certain other Agreements

   Each Pass Through Trust Agreement contains provisions permitting the execution of amendments or supplements to such Pass Through Trust Agreement or, if applicable, to the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility, without the consent of the holders of any of the Certificates of such Trust:

  . to evidence the succession of another corporation to Midway and the assumption by such corporation of Midway's obligations under such Pass Through Trust Agreement or the Note Purchase Agreement,

  . to add to the covenants of Midway for the benefit of holders of such Certificates or to surrender any right or power conferred upon Midway in such Pass Through Trust Agreement, the Intercreditor Agreement or the Note Purchase Agreement,

  . to correct or supplement any provision of such Pass Through Trust
    Agreement, the Deposit Agreements, the Escrow Agreements, the Note Purchase Agreement, the Intercreditor Agreement or any Liquidity Facility which may be defective or inconsistent with any other provision of such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Note Purchase Agreement, the Intercreditor Agreement or any Liquidity Facility, as applicable, or to cure any ambiguity or to modify any other provisions with respect to matters or questions arising thereunder, provided such action shall not materially adversely affect the interests of the holders of such Certificates,

  . as provided in the Intercreditor Agreement, to give effect to or provide for a Replacement Liquidity Facility,

  . to comply with any requirement of the SEC, any applicable law, rules or regulations of any exchange or quotation system on which the Certificates are listed, or any regulatory body,

  . to modify, eliminate or add to the provisions of such Pass Through Trust
    Agreements, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility to such extent as shall be necessary to qualify or continue the qualification of such Pass Through Trust Agreement under the Trust Indenture Act or any similar federal statute enacted after the execution of such Pass Through Trust Agreement, and to add to such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility such provisions as may be expressly permitted by the Trust Indenture Act, and

  . to evidence and provide for the acceptance of appointment under such Pass
    Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility of a successor Trustee and to add or change any of the provisions of such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility as shall be necessary to provide for or facilitate the administration of the Trusts under the Pass Through Trust Agreements by more than one Trustee.

   In each case, such modification or supplement does not adversely affect the status of the Trust as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Internal Revenue Code of 1986, as amended (the "Code"), for U.S. federal income tax purposes. (Section 9.01).

   Each Pass Through Trust Agreement also contains provisions permitting the execution, with the consent of the holders of the Certificates of the related Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust, of amendments or supplements adding any provisions to or changing or eliminating any of the provisions of such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility to the extent applicable to such Certificateholders or of modifying the rights and obligations of such Certificateholders under such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility. No such amendment or supplement may, without the consent of the holder of each Certificate so affected thereby:

  . reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee (or, with respect to the Deposits, the Receiptholders) of payments with respect to the Deposits, the Equipment Notes held in such Trust or distributions in respect of any Certificate related to such Trust, or change the date or place of any payment in respect of any Certificate, or make distributions payable in coin or currency other than that provided for in such Certificates, or impair the right of any Certificateholder of such Trust to institute suit for the enforcement of any such payment when due;

  . permit the disposition of any Equipment Note held in such Trust, except as provided in such Pass Through Trust Agreement, or otherwise deprive such Certificateholder of the benefit of the ownership of the applicable Equipment Notes;

  . alter the priority of distributions specified in the Intercreditor
    Agreement in a manner materially adverse to such Certificateholders;

  . reduce the percentage of the aggregate fractional undivided interests of the Trust provided for in such Pass Through Trust Agreement, the consent of the holders of which is required for any such supplemental trust agreement or for any waiver provided for in such Pass Through Trust Agreement; or

  . modify any of the provisions relating to the rights of the Certificateholders in respect of the waiver of Events of Default or receipt of payment.

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

   In the event that a Trustee, as holder (or beneficial owner through the Subordination Agent) of any Equipment Note in trust for the benefit of the Certificateholders of the relevant Trust or as Controlling Party under the Intercreditor Agreement, receives (directly or indirectly through the Subordination Agent) a request for a consent to any amendment, modification, waiver or supplement under any Indenture, any Participation Agreement, any Lease, any Equipment Note or any other related document, the Trustee shall forthwith send a notice of such proposed amendment, modification, waiver or supplement to each Certificateholder of the relevant Trust as of the date of such notice. The Trustee shall request from the Certificateholders a direction as to:

  . whether or not to take or refrain from taking (or direct the Subordination Agent to take or refrain from taking) any action which a holder of such Equipment Note or the Controlling Party has the option to direct,

  . whether or not to give or execute (or direct the Subordination Agent to give or execute) any waivers, consents, amendments, modifications or supplements as a holder of such Equipment Note or as Controlling Party and

  . how to vote (or direct the Subordination Agent to vote) any Equipment
    Note if a vote has been called for with respect thereto.

   Provided such a request for Certificateholder direction shall have been made (in the case where the Certificateholders are entitled to direct the Trustee), in directing any action or casting any vote or giving any consent as the holder of any Equipment Note (or in directing the Subordination Agent in any of the foregoing):

  . other than as Controlling Party, the Trustee shall vote for or give consent to any such action with respect to such Equipment Note in the same proportion as that of (x) the aggregate face amount of all Certificates actually voted in favor of or for giving consent to such action by such direction of Certificateholders to (y) the aggregate face amount of all outstanding certificates of the relevant Trust and

  . as the Controlling Party, the Trustee shall vote as directed in such Certificateholder direction by the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in the relevant Trust.

   For purposes of the immediately preceding sentence, a Certificate shall have been "actually voted" if the Certificateholder has delivered to the Trustee an instrument evidencing such Certificateholder's consent to such direction prior to two Business Days before the Trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to certain rights of the Certificateholders under the relevant Pass Through Trust Agreement and subject to the Intercreditor Agreement, the Trustee may, in its own discretion and at its own direction, consent and notify the relevant Loan Trustee of such consent (or direct the Subordination Agent to consent and notify the relevant Loan Trustee of such consent) to any amendment, modification, waiver or supplement under the relevant Indenture, Participation Agreement or Lease, any relevant Equipment Note or any other related document, if an Indenture Default under any Indenture shall have occurred and be continuing, or if such amendment, modification, waiver or supplement will not materially adversely affect the interests of the Certificateholders. (Section 10.01).

Termination of The Trusts

   The obligations of Midway, if any, and the Trustee with respect to a Trust will terminate upon the distribution to Certificateholders of such Trust of all amounts required to be distributed to them pursuant to the applicable Pass Through Trust Agreement and the disposition of all property held in such Trust. The Trustee will send to each Certificateholder of record of such Trust notice of the termination of such Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such Trust. The final distribution to any Certificateholder of such Trust will be made only upon surrender of such Certificateholder's Certificates at the office or agency of the applicable Trustee specified in such notice of termination. (Section 11.01).

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

The Trustee

   The Trustee for each Trust is Allfirst Bank. With certain exceptions, the Trustee makes no representations as to the validity or sufficiency of the Pass Through Trust Agreements, the Certificates, the Indentures or other related documents. (Sections 7.04 and 7.15) The Trustee makes no representations as to the validity or sufficiency of the Equipment Notes or the Leases. The Trustee of any Trust shall not be liable, with respect to the Certificates of such Trust, for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in principal amount of outstanding Certificates of such Trust. Subject to certain provisions, the Trustee shall be under no obligation to exercise any of its rights or powers under any Pass Through Trust Agreement at the request of any holders of Certificates issued thereunder unless there shall have been offered to the Trustee reasonable indemnity or security. (Section 7.03(e)) Each Pass Through Trust Agreement provides that the Trustee in its individual or any other capacity may acquire and hold Certificates issued thereunder and, subject to certain conditions, may otherwise deal with Midway and any Owner Trustee with the same rights it would have if it were not the Trustee. (Section 7.05). The Trustee will not be personally liable to any holder of a Certificate for any amounts payable thereunder.

Book-Entry; Delivery and Form

 General

   The Exchange Certificates of each Trust will be represented by a single, permanent global Certificate, in definitive, fully registered form without interest coupons (the "Global Certificate") and will be deposited with the Trustee as custodian for DTC and registered in the name of a nominee of DTC.

   DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provision of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical transfer of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("Indirect Participants").

   Upon the issuance of the Global Certificate, DTC or its custodian will credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global Certificate to the accounts of persons who have accounts with DTC. Ownership of beneficial interests in the Global Certificate will be limited to persons who have accounts with DTC ("Participants") or persons who hold interests through Participants. Ownership of beneficial interests in the Global Certificate will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of Participants) and the records of participants (with respect to interests of persons other than Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in the Global Certificate.

   So long as DTC or its nominee is the registered owner or holder of the Global Certificate, DTC or such nominee, as the case may be, will be considered the sole record owner or holder of the Certificates represented by such Global Certificate for all purposes under the related Pass Through Trust Agreements. No beneficial owners of an interest in the Global Certificate will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Pass Through Trust Agreements and, if applicable, the Euroclear System or any successor thereto or Clearstream Banking, societe anonyme, or any successor thereto.

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

   Payments of the principal of, premium, if any, and interest on the Global Certificate will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither Midway, the Trustee, the Loan Trustee nor any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

   We expect that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of the Global Certificate will credit participants' accounts with payments in amounts proportionate to their respective beneficial ownership interests in the principal amount of such Global Certificate, as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such Global Certificate held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

   Neither Midway, the Trustee, the Loan Trustee nor any Paying Agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

   The information contained herein concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

 Definitive Certificates

   Certificates will be issued in definitive, fully-registered form without interest coupons ("Definitive Certificates") to the Certificateholders or their nominees, rather than to DTC or its nominee, only if (1) we advise the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Certificates and we are unable to locate a qualified successor within 90 days of receipt of such notice or, (2) after the occurrence of certain events of default or other events specified in the Pass Through Trust Agreements, Certificateholders with fractional undivided interests aggregating not less than a majority in interest in such Trust advise the Trustee, Midway and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Certificateholders' best interests.

   Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee will be required to notify all Certificateholders through DTC Participants of the availability of Definitive Certificates. Upon surrender by DTC of the certificates representing the Certificates and receipt of instructions for re-registration, the Trustee will reissue the Certificates as Definitive Certificates to Certificateholders.

   Distributions of principal, premium, if any, and interest with respect to Certificates will thereafter be made by the Trustee directly in accordance with the procedures set forth in the Pass Through Trust Agreements, to holders in whose names the Definitive Certificates were registered at the close of business on the applicable record date. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Trustee. The final payment on any Certificate, however, will be made only upon presentation and surrender of such Certificate at the office or agency specified in the notice of final distribution to Certificateholders.

                     DESCRIPTION OF THE DEPOSIT AGREEMENTS

   The following summary describes all material terms of the Deposit Agreements. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Deposit Agreements. The provisions of the Deposit Agreements are substantially identical except as otherwise indicated. A copy of each Deposit Agreement has been filed as an exhibit to Midway's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000 and incorporated by reference in the registration statement of which this prospectus is a part.

General

   Under the Escrow Agreements, the Escrow Agent with respect to each Trust entered into a separate Deposit Agreement (each, a "Deposit Agreement") with Allfirst Bank (the "Depositary") pursuant to which the Depositary established separate accounts in the name of the Escrow Agent (each such account, a "Deposit Account") into which the proceeds of the initial private sale of the Old Certificates of such Trust were deposited (each, a "Deposit") on behalf of such Escrow Agent, and from which the Escrow Agent, upon request from the Trustee of such Trust, will make withdrawals and into which such Trustee will make re-deposits during the Delivery Period.

   Pursuant to the Deposit Agreement with respect to each Trust, on each Regular Distribution Date the Depositary will pay to the Paying Agent on behalf of the applicable Escrow Agent, for distribution to the Certificateholders of such Trust, an amount equal to interest accrued on the Deposits relating to such Trust during the relevant interest period at a rate per annum equal to the interest rate applicable to the Certificates issued by such Trust.

   Upon each delivery of an Aircraft during the Delivery Period, the Trustee for each Trust will request the Escrow Agent relating to such Trust to withdraw from the Deposits relating to such Trust funds sufficient to enable the Trustee of such Trust to purchase the Equipment Note of the series applicable to such Trust issued with respect to such Aircraft. Accrued but unpaid interest on all such Deposits withdrawn will be paid on the next Regular Distribution Date. Any portion of any Deposit withdrawn which is not used to purchase such Equipment Note will be re-deposited by each Trustee into an account relating to the applicable Trust.

   The Deposits relating to each Trust and interest paid thereon will not be subject to the subordination provisions of the Intercreditor Agreement and will not be available to pay any other amount in respect of the Certificates.

Unused Deposits

   The Trustees' obligations to purchase the Equipment Notes issued with respect to each Aircraft are subject to satisfaction of certain conditions at the time of delivery, as set forth in the Note Purchase Agreement. See "Description of the Exchange Certificates--Obligation to Purchase Equipment Notes." Since the Aircraft are scheduled for delivery from time to time during the Delivery Period, no assurance can be given that all such conditions will be satisfied at the time of delivery for each Aircraft. Moreover, since the Aircraft will be newly manufactured, their delivery as scheduled is subject to delays in the manufacturing process and to the Aircraft manufacturer's right to postpone deliveries under its agreement with Midway. See "Description of the Aircraft and Appraisals--Deliveries of Aircraft." Depending on the circumstances of the financing of each Aircraft, the maximum aggregate principal amount of Equipment Notes may not be issued.

   If any funds remain as Deposits with respect to any Trust at the Delivery Period Termination Date (or, if earlier, upon the acquisition by the Trusts of the Equipment Notes with respect to all of the Aircraft, scheduled (or rescheduled) for delivery prior to the Delivery Period Termination Date) such funds will be withdrawn by the Escrow Agent and distributed, with accrued and unpaid interest thereon, to the Certificateholders of such Trust after at least 15 days' prior written notice. If unused Deposits distributed with respect to all of the Trusts exceed the Par Redemption Amount, such distribution will include a premium on any excess unused Deposits above the Par Redemption Amount payable by Midway equal to the Deposit Make-Whole Premium, provided that no premium shall be paid with respect to the Non-Delivery Redemption Amount.

   "Deposit Make-Whole Premium" means, with respect to the distribution of unused Deposits to holders of any Class of Certificates, as of any date of determination, an amount equal to the excess, if any, of (a) the present value of the excess of (1) the scheduled payment of principal and interest to maturity of the related series of Equipment Notes, assuming the maximum principal amount thereof (the "Maximum Amount") minus the sum of (x) such Class of Certificates' proportionate share (in the same proportion that the amount of unused Deposits with respect to such Class of Certificates bears to the unused Deposits with respect to all Classes of Certificates) of the Par Redemption Amount (after deducting any Non-Delivery Redemption Amount) and (y) the portion of the Non-Delivery Redemption Amount attributable to such Class were issued, on each remaining Regular Distribution Date for such Class under the Assumed Amortization Schedule over (2) the scheduled payment of principal and interest to maturity of the Equipment Notes actually acquired by the Trustee for such Class on each such Regular Distribution Date, such present value computed by discounting such excess on a semiannual basis on each Regular Distribution Date (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield plus 300 basis points in the case of the Class A Certificates, 425 basis points in the case of the Class B Certificates and 515 basis points in the case of the Class C Certificates, over (b) the amount of such unused Deposits to be distributed to the holders of such Certificates, minus the sum of (x) such Class of Certificates' proportionate share of the Par Redemption Amount and (y) the portion of the Non-Delivery Redemption Amount attributable to such Class, plus accrued and unpaid interest on such net amount to but excluding the date of determination from and including the preceding Regular Distribution Date (or, if such date of determination precedes the first Regular Distribution Date, the date of issuance of the Certificates).

Distribution Upon Occurrence of Triggering Event

   If a Triggering Event shall occur prior to the Delivery Period Termination Date, the Escrow Agent for each Trust will withdraw any funds then held as Deposits with respect to such Trust and cause such funds, with accrued and unpaid interest thereon but without any premium, to be distributed to the Certificateholders of such Trust by the Paying Agent on behalf of the Escrow Agent, after at least fifteen (15) days' prior written notice. Accordingly, if a Triggering Event occurs prior to the Delivery Period Termination Date, the Trusts will not acquire Equipment Notes issued with respect to Aircraft delivered after the occurrence of such Triggering Event.

Depositary

   Allfirst Bank is acting as the Depositary. The Depositary's address is 25 South Charles Street, Mail Code 101-591, Baltimore, Maryland 21201 Attention:
Corporate Trust Department, telephone (410) 244-4626, facsimile (410) 244-4236.

   Allfirst Bank (formerly The First National Bank of Maryland) is a Maryland state-chartered commercial bank with trust powers. Allfirst Bank commenced operations in Baltimore, Maryland on July 10, 1865 and is a successor to a Maryland banking institution founded in 1806.

   At September 30, 2000, Allfirst Bank had assets of $18.1 billion, net loans of $10.8 billion, and deposits of $12.5 billion, and was the largest bank headquartered in Maryland. Allfirst Bank operates over 260 full-service branch offices and over 581 ATMs in Maryland, Pennsylvania, Washington, D.C., Delaware and Northern Virginia.

   Allfirst Financial Inc. (formerly First Maryland Bancorp), the parent company, is incorporated under the laws of Delaware and is registered as a bank holding company under the Bank Holding Company Act of 1956. Its principal subsidiary is Allfirst Bank, the assets of which accounted for approximately 94% of Allfirst

Financial Inc.'s consolidated total assets at September 30, 2000. Allfirst Financial Inc. is a subsidiary of Allied Irish Banks, p.l.c., whose securities are traded on the London, Dublin and New York stock exchanges. Allied Irish Banks, p.l.c. is the largest banking corporation organized under the laws of Ireland based upon total assets. Under United States generally accepted accounting principles, Allied Irish Banks, p.l.c. and its subsidiaries had total assets of approximately $70.1 billion at September 30, 2000.

   The current ratings of Allfirst Bank are as follows:

                                                                        Standard
                                                                Moody's & Poor's
                                                                ------- --------
   Short Term Deposits and Letters of Credit:..................   P-1     A-1
   Long Term Deposits and Letters of Credit:...................   A-1     A

   Allfirst Bank files quarterly reports called "Consolidated Reports of Condition and Income for a Bank with Domestic and Foreign Offices" ("Call Reports") with the Federal Deposit Insurance Corporation. The Call Reports are publicly available at the Federal Deposit Insurance Corporation, 550 17th Street, N.W., Washington, D.C. 20429. Each Call Report consists of a balance sheet, income statement, changes in equity capital and other supporting schedules as of the end of the period to which the report relates. The Call Reports are prepared substantially in accordance with generally accepted accounting principles. While the Call Reports are supervisory and regulatory documents, not primarily accounting documents, and do not provide a complete range of financial disclosures about Allfirst Bank, they nevertheless provide important information concerning the financial condition of Allfirst Bank.

   In addition, financial information regarding Allfirst Financial Inc. is contained in its Annual Report on Form 10-K and the Quarterly Reports on Form 10-Q as filed by Allfirst Financial Inc. with the SEC pursuant to the Exchange Act. Copies of these reports are available from the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 or over the Internet on the SEC's website at http://www.sec.gov.

   Any of the above reports are available upon request, without charge, by writing to Richard C. Cumbers, Vice President, Allfirst Financial Inc., 25 South Charles Street, MS109-600, Baltimore, Maryland 21201 (telephone number:
(410) 244-4000).

   The descriptions of Allfirst Bank, Allfirst Financial Inc. and Allied Irish Banks, p.l.c. above have been provided by the respective parties. None of Allfirst Bank, Allfirst Financial Inc. or Allied Irish Banks, p.l.c., however, has been involved in the preparation of or accepts responsibility for this prospectus.

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                      DESCRIPTION OF THE ESCROW AGREEMENTS

   The following summary describes all material terms of the Escrow Agreements. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Escrow Agreements. The provisions of the Escrow Agreements are substantially identical except as otherwise indicated. A copy of each Escrow Agreement has been filed as an exhibit to Midway's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000 and incorporated by reference in the registration statement of which this prospectus is a part.

   First Union Trust Company, National Association, as escrow agent for each Trust (each the "Escrow Agent"), each Paying Agent, each Trustee and the Placement Agents has entered into a separate Escrow and Paying Agent Agreement (each, an "Escrow Agreement") for the benefit of the Certificateholders of each Trust as holders of the Escrow Receipts affixed thereto (in such capacity, a "Receiptholder"). The cash proceeds of the initial private sale of the Old Certificates of each Trust were deposited on behalf of the Escrow Agent (for the benefit of Receiptholders) with the Depositary as Deposits relating to such Trust.

   The Escrow Agent of each Trust was given irrevocable instructions (1) to permit the Trustee of such Trust to cause funds to be withdrawn from such Deposits on or prior to the Delivery Period Termination Date for the purpose of enabling such Trustee to purchase Equipment Notes on and subject to the terms and conditions of the Note Purchase Agreement and (2) to direct the Depositary to pay interest on the Deposits accrued in accordance with the Deposit Agreement to the Paying Agent for distribution to the Receiptholders.

   Each Escrow Agreement requires that the Paying Agent establish and maintain, for the benefit of the related Receiptholders, one or more Paying Agent Account(s), which shall be non-interest-bearing. Pursuant to the terms of the Escrow Agreement, the Paying Agent is required to deposit interest on Deposits relating to each Trust and any unused Deposits withdrawn by the Escrow Agent in the Paying Agent Account. All amounts so deposited will be distributed by the Paying Agent on a Regular Distribution Date or Special Distribution Date, as appropriate.

   Upon receipt by the Depositary on behalf of the Escrow Agent of the cash proceeds from the initial private sale of the Old Certificates as described above, the Escrow Agent issued one or more escrow receipts ("Escrow Receipts") which were affixed by the relevant Trustee to each Old Certificate. Each Escrow Receipt evidences a fractional undivided interest in amounts from time to time deposited into the Paying Agent Account and is limited in recourse to amounts deposited into such Account. An Escrow Receipt may not be assigned or transferred except in connection with the assignment or transfer of the Certificate to which it is affixed. Each Escrow Receipt will be registered by the Escrow Agent in the same name and manner as the Certificate to which it is affixed.


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                    DESCRIPTION OF THE LIQUIDITY FACILITIES

   The following summary describes certain terms of the Liquidity Facilities and certain provisions of the Intercreditor Agreement relating to the Liquidity Facilities. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Liquidity Facilities and such provisions of the Intercreditor Agreement. The provisions of the Liquidity Facilities are substantially identical except as otherwise indicated. Each of the Liquidity Facilities has been filed as an exhibit to Midway's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000 and incorporated by reference in the registration statement of which this prospectus is a part.

General

   The Liquidity Provider has entered into a separate revolving credit agreement with the Subordination Agent (each, a "Liquidity Facility") with respect to the Certificates of each Trust pursuant to which the Liquidity Provider will make one or more advances to the Subordination Agent that will be used solely to pay interest on such Certificates when due, subject to certain limitations. The Liquidity Facility for each Trust is intended to enhance the likelihood of timely receipt by the Certificateholders of the interest payable on the Certificates of that Trust at their Stated Interest Rate on up to three consecutive semiannual Regular Distribution Dates. If interest payment defaults occur which exceed the amount covered by or available under the Liquidity Facility for a Trust, the Certificateholders of that Trust will bear their allocable share of the deficiencies to the extent that there are no other sources of funds. Although MSCS is the initial Liquidity Provider for each Trust, MSCS may be replaced by one or more other entities with respect to the Trusts under certain circumstances. Therefore, the liquidity providers may differ. The obligations of MSCS to make advances under the Liquidity Facilities will be fully and unconditionally guaranteed by MSDW.

Drawings

   The aggregate amount available under the Liquidity Facilities for each Trust at October 1, 2001, the first Regular Distribution Date that occurs after all the Aircraft are scheduled to have been delivered, assuming that Equipment Notes in the maximum principal amount with respect to all Aircraft are acquired by the Trusts, that all interest and principal due on or prior to October 1, 2001, is paid, and that the Exchange Offer is consummated before October 1, 2001 will be $16,709,490, $17,687,103, and $2,083,352, respectively.

   Except as otherwise provided below, the Liquidity Facility for each Trust enables the Subordination Agent to make interest drawings ("Interest Drawings") thereunder on any Regular Distribution Date to pay interest then due and payable on the Certificates of such Trust at the Stated Interest Rate for such Trust to the extent that the amount, if any, available to the Subordination Agent on such Regular Distribution Date is not sufficient to pay such interest. The maximum amount available to be drawn under a Liquidity Facility with respect to any Trust on any Regular Distribution Date to fund any shortfall of interest on Certificates of such Trust will not exceed the then Maximum Available Commitment under such Liquidity Facility.

   "Maximum Available Commitment" at any time under each Liquidity Facility is an amount equal to the then Required Amount of such Liquidity Facility less the aggregate amount of each Interest Drawing outstanding under such Liquidity Facility at such time, provided that following a Downgrade Drawing, a Final Drawing or a Non-Extension Drawing under a Liquidity Facility, the Maximum Available Commitment under such Liquidity Facility will be zero.

   "Required Amount" means, for any day and with respect to any Trust, the sum of the aggregate amount of interest, calculated at the Stated Interest Rate applicable to the Certificates issued by such Trust, that would be payable on such Certificates on each of the three successive semiannual Regular Distribution Dates immediately following such day or, if such day is a Regular Distribution Date, on such day and the succeeding two Regular Distribution Dates, in each case calculated based on the Pool Balance for such Class on such day and without regard to expected future payments of principal on such Certificates.

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

   The Liquidity Facility for any Class of Certificates does not provide for drawings thereunder to pay for principal of or premium on the Certificates of such Class or any interest on the Certificates of such Class in excess of the Stated Interest Rate for such Class or more than three semiannual installments of interest thereon or principal of or interest or premium on the Certificates of any other Class. (Liquidity Facilities, Section 2.2; Intercreditor Agreement, Section 3.6) In addition, the Liquidity Facility with respect to each Trust does not provide for drawings thereunder to pay any amounts payable with respect to the Deposits relating to such Trust.

   Each payment by the Liquidity Provider will reduce by the same amount the Maximum Available Commitment under such Liquidity Facility, subject to reinstatement as hereinafter described. With respect to any Interest Drawings under a Liquidity Facility, upon reimbursement of the Liquidity Provider in full for the amount of such Interest Drawings plus interest thereon, the Maximum Available Commitment under such Liquidity Facility shall be reinstated to an amount not to exceed the then Required Amount of such Liquidity Facility; provided, however, that such Liquidity Facility shall not be so reinstated at any time after (1) a Liquidity Event of Default has occurred and is continuing and (2) less than 65% of the then aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes (Liquidity Facilities, Section 2.02(a)). With respect to any other drawings under such Liquidity Facility, amounts available to be drawn thereunder are not subject to reinstatement. Following the reduction of the Pool Balance for the applicable Trust, the Maximum Commitment of the Liquidity Facility for such Trust will be automatically reduced from time to time to an amount equal to the Required Amount for such Trust. (Liquidity Facilities, Section 2.04(a)).

   "Performing Equipment Note" means an Equipment Note issued pursuant to an Indenture with respect to which no payment default has occurred and is continuing (without giving effect to any acceleration); provided that if a bankruptcy proceeding is commenced involving Midway under the U.S. Bankruptcy Code, any payment default existing during the 60-day period under Section 1110(a)(2)(A) of the U.S. Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the U.S. Bankruptcy Code) (the "Section 1110 Period") will not be taken into consideration, unless during the Section 1110 Period the trustee in such proceeding or Midway (a) fails to agree pursuant to Section 1110 of the U.S. Bankruptcy Code to perform its obligations under the Lease related to such Equipment Note (in the case of a Leased Aircraft) or under the Owned Aircraft Indenture related to such Equipment Note (in the case of an Owned Aircraft) or (b) does not cure any such payment default under Section 1110(a)(2)(B) of the U.S. Bankruptcy Code before the expiration of the period applicable thereto as specified in such Section 1110(a)(2)(B). (Intercreditor Agreement, Section 1.1).

Replacement of Liquidity Facilities

   If at any time (1) the short-term unsecured debt rating of the Liquidity Provider for any Trust or, if applicable, of any guarantor of the obligations of a Liquidity Provider then issued by either Rating Agency is lower than the Threshold Rating applicable to such Trust, or (2) any guarantee of a Liquidity Provider's obligations under the relevant Liquidity Facilities becomes invalid or unenforceable, then the Liquidity Facility provided by such Liquidity Provider may be replaced by a Replacement Facility. If such Liquidity Facility is not replaced with a Replacement Facility within 10 days after notice of the downgrading or such guarantee becoming invalid or unenforceable and as otherwise provided in the Intercreditor Agreement, the Subordination Agent will draw the then Maximum Available Commitment under such Liquidity Facility (the "Downgrade Drawing"). The Subordination Agent will deposit the proceeds of any Downgrade Drawing in a cash collateral account (the "Cash Collateral Account") for such Class of Certificates and will use these proceeds for the same purposes and under the same circumstances and subject to the same conditions as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(c); Intercreditor Agreement, Section 3.6(c)).

   A "Replacement Liquidity Facility" for any Liquidity Facility means an irrevocable liquidity facility (or liquidity facilities) in substantially the form of the replaced Liquidity Facility, including reinstatement provisions, or in such other form (which may include a letter of credit) as will permit the Rating Agencies to

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

confirm in writing their respective ratings then in effect for the Certificates (before downgrading of such ratings, if any, as a result of the downgrading of the applicable Liquidity Provider), in a face amount (or in an aggregate face amount) equal to the amount of interest payable on the Certificates of such Trust (at the Stated Interest Rate for such Trust, and without regard to expected future principal payments) on the three Regular Distribution Dates following the date of replacement of such Liquidity Facility and issued by a person (or persons) having unsecured short-term debt ratings issued by both Rating Agencies that are equal to or higher than the Threshold Rating for the relevant Class. (Intercreditor Agreement, Section 1.1). The provider of any Replacement Facility will have the same rights (including, without limitation, priority distribution rights and rights as "Controlling Party") under the Intercreditor Agreement as the replaced initial Liquidity Provider.

   "Threshold Rating" means the short-term unsecured debt rating of P-1 by Moody's and A-1 by Standard & Poor's, in the case of the Liquidity Provider for each Trust.

   The Liquidity Facility for each Trust provides that the relevant Liquidity Provider's obligations thereunder will expire on the earliest of:

  . 364 days after the Issuance Date.

  . The date on which the Subordination Agent delivers to such Liquidity
    Provider a certification that all of the Certificates of such Trust have been paid in full.

  . The date on which the Subordination Agent delivers to such Liquidity
    Provider a certification that a Replacement Liquidity Facility has been substituted for such Liquidity Facility.

  . The fifth Business Day following receipt by the Subordination Agent of a Termination Notice from such Liquidity Provider (see "--Liquidity Events of Default").

  . The date on which no amount is or may (by reason of reinstatement) become available for drawing under such Liquidity Facility.

  . The date on which the Liquidity Provider honors a Downgrade Drawing, a Non-Extension Drawing or a Final Drawing. (Liquidity Facilities, Sections
    1.01 and 2.04(b)).

   Each Liquidity Facility provides that the scheduled expiration date thereof may be extended for additional 364-day periods by mutual agreement.

   The Intercreditor Agreement provides for the replacement of any Liquidity Facility for any Trust if it is scheduled to expire earlier than 15 days after the Final Legal Distribution Date for the Certificates of such Trust if such Liquidity Facility is not extended at least 25 days prior to its then scheduled expiration date. If such Liquidity Facility is not so extended or replaced by the 25th day prior to its then scheduled expiration date, the Subordination Agent will draw its then Maximum Available Commitment (the "Non-Extension Drawing"). The Subordination Agent will deposit the proceeds of the Non-Extension Drawing in the Cash Collateral Account for the related Class of Certificates as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(b); Intercreditor Agreement, Section 3.6(d)).

   Subject to certain limitations, Midway may, at its option, arrange for a Replacement Liquidity Facility at any time to replace any Liquidity Facility for any Trust (including without limitation any Replacement Liquidity Facility described in the following sentence). In addition, any Liquidity Provider may, at its option, arrange for a Replacement Liquidity Facility to replace a non-extended Liquidity Facility during the period no earlier than 40 days and no later than 25 days prior to the then scheduled expiration date of such Liquidity Facility. (Intercreditor Agreement, Section 3.6(c) and (e)). If any Replacement Liquidity Facility is provided at any time after a Downgrade Drawing or a Non-Extension Drawing under any Liquidity Facility, the funds with respect to such Liquidity Facility on deposit in the Cash Collateral Account for such Trust will be returned to the Liquidity Provider being replaced. (Intercreditor Agreement, Section 3.6(f)).

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

   Upon receipt by the Subordination Agent of a Termination Notice with respect to any Liquidity Facility from the applicable Liquidity Provider, the Subordination Agent will request a final drawing ("Final Drawing") under such Liquidity Facility in an amount equal to the then Maximum Available Commitment thereunder. The Subordination Agent will hold the proceeds of such Final Drawing in the Cash Collateral Account for the related Trust as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(d); Intercreditor Agreement, Section 3.6(i)).

Reimbursement of Drawings

   The Subordination Agent must reimburse amounts drawn under any Liquidity Facility by reason of an Interest Drawing, Final Drawing, Downgrade Drawing or Non-Extension Drawing and interest thereon, but only to the extent that the Subordination Agent has funds available therefor after giving effect to the payments in accordance with the provisions set forth under "Description of Intercreditor Agreement -- Priority of Distributions."

 Interest Drawings and Final Drawings

   Amounts drawn by reason of an Interest Drawing or Final Drawing will be immediately due and payable, together with interest on the amount of such drawing. From the date of each such drawing to (but excluding) the third Business Day thereafter, interest will accrue at the Base Rate plus 2.25% per annum. Thereafter, interest will accrue at LIBOR for the applicable interest period plus 2.25% per annum. In the case of the Final Drawing, however, the Subordination Agent may (x) convert the Final Drawing into a drawing bearing interest at the Base Rate plus 2.25% per annum on the last day of an Interest Period for such Drawing or (y) elect to maintain the Final Drawing as a drawing bearing interest at Base Rate plus 2.25% per annum from the date of the Final Drawing.

   "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum is at all times equal to (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business
Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the applicable Liquidity Provider from three Federal funds brokers of recognized standing selected by it, plus
(b) one-quarter of one percent (1/4 of 1%) per annum.

   "LIBOR" means, with respect to any interest period, (1) the rate per annum appearing on display page 3750 (British Bankers Association--LIBOR) of the Dow Jones Markets Service (or any successor or substitute therefor) at approximately 11:00 A.M. (London time) two Business Days before the first day of such interest period, as the rate for dollar deposits with a maturity comparable to such interest period, or (2) if the rate calculated pursuant to clause (1) above is not available, the average (rounded upwards, if necessary, to the next 1/16 of 1%) of the rates per annum at which deposits in dollars are offered for the relevant interest period by three banks of recognized standing selected by the applicable Liquidity Provider in the London interbank market at approximately 11:00 A.M. (London time) two Business Days before the first day of such interest period in an amount approximately equal to the principal amount of the advance to which such interest period is to apply and for a period comparable to such interest period.

 Downgrade Drawings and Non-Extension Drawings

   The amount drawn under any Liquidity Facility by reason of a Downgrade Drawing or a Non-Extension Drawing will be treated as follows:

  . Such amount will be released on any Distribution Date to the applicable
    Liquidity Provider to the extent that such amount exceeds the Required
    Amount.


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  . Any portion of such amount withdrawn from the Cash Collateral Account for such Certificates to pay interest on such Certificates will be treated in the same way as Interest Drawings.

  . The balance of such amount will be invested in Eligible Investments (as defined in the Intercreditor Agreement).

   A Downgrade Drawing or Non-Extension Drawing under each Liquidity Facility, other than any portion thereof applied to the payment of interest on the Certificates of the applicable Class will bear interest at (x) the greater of
(A) an amount equal to the earnings, if any, plus 0.50% per annum on funds on deposit in the Cash Collateral Account for such Class for the relevant interest period and (B) interest on the outstanding amount from time to time of such Downgrade Drawing or Non-Extension Drawing, (1) at the Base Rate plus 0.50% per annum with respect to the period from the date of such drawing to (but excluding) the third Business Day following the applicable Liquidity Provider's receipt of the notice of such drawing, (2) thereafter subject to clause (y) below, at a rate equal to LIBOR for the applicable interest period plus 0.50% per annum, and (y) from and after the date, if any, on which it is converted into a Final Drawing as described below under "--Liquidity Events of Default", at a rate equal to LIBOR for the applicable Interest Period (or, as described in the fourth preceding paragraph, the Base Rate) plus 2.25% per annum. (Liquidity Facilities, Sections 2.06 and 3.07).

Liquidity Events of Default

   Events of Default under each Liquidity Facility (each, a "Liquidity Event of Default") will consist of:

  . The acceleration of all the Equipment Notes.

  . Certain bankruptcy or similar events involving Midway. (Liquidity
    Facilities, Section 1.01)

  . If (1) a Liquidity Event of Default under any Liquidity Facility shall have occurred and be continuing and (2) less than 65% of the then aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes, the applicable Liquidity Provider may, in its discretion, give a notice of termination of such Liquidity Facility (a "Termination Notice"). The Termination Notice will have the following consequences:

  . The related Liquidity Facility will expire on the fifth Business Day after the date on which such Termination Notice is received by the Subordination Agent.

  . The Subordination Agent will promptly request, and the applicable
    Liquidity Provider will make, a Final Drawing thereunder in an amount equal to the then Maximum Available Commitment thereunder.

  . Any Drawing remaining unreimbursed as of the date of termination will be automatically converted into a Final Drawing under such Liquidity Facility.

  . All amounts owing to the applicable Liquidity Provider automatically will be accelerated.

   Notwithstanding the foregoing, the Subordination Agent will be obligated to pay amounts owing to the applicable Liquidity Provider only to the extent of funds available therefor after giving effect to the payments in accordance with the provisions set forth under "Description of the Intercreditor Agreement-Priority of Distributions." (Liquidity Facilities, Section 6.01). Upon the circumstances described below under "Description of the Intercreditor Agreement--Intercreditor Rights--Controlling Party," a Liquidity Provider may become the Controlling Party with respect to the exercise of remedies under the Indentures. (Intercreditor Agreement, Section 2.6(c)).

Liquidity Provider

   The initial liquidity provider for the Class A Trust, the Class B Trust and the Class C Trust is MSCS (including any replacement therefor, the "Liquidity Provider"). MSCS, a subsidiary of MSDW, commenced

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

operation in August 1985 and was established to conduct, primarily as principal, an interest rate, currency and equity derivatives products business. MSCS also engages in a variety of other related transactions.

   MSDW, the guarantor of MSCS' obligations under its Liquidity Facilities, is a global financial services firm. MSDW has long-term unsecured debt ratings of Aa3 from Moody's and A+ from S&P and short-term unsecured debt ratings of P-1 from Moody's and A-1 from S&P. MSDW files reports, proxy statements and other information with the SEC pursuant to the information requirements of the Exchange Act. Such information can be inspected and copied at the public reference facilities of the SEC, or electronically accessed through the Internet.

   The descriptions of MSCS and MSDW above have been provided by the respective parties. None of MSCS or MSDW, however, has been involved in the preparation of or accepts responsibility for this prospectus. Morgan Stanley & Co. Incorporated, a subsidiary of MSDW and an affiliate of MSCS, acted as a Placement Agent for the Old Certificates.

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                   DESCRIPTION OF THE INTERCREDITOR AGREEMENT

   The following summary describes certain provisions of the Intercreditor Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Intercreditor Agreement. The Intercreditor Agreement has been filed as an exhibit to Midway's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000 and incorporated by reference in the registration statement of which this prospectus is a part.

Intercreditor Rights

 Controlling Party

   With respect to any Indenture at any given time, the Trustee and the Liquidity Provider have agreed that the Loan Trustee under such Indenture will be directed in taking, or refraining from taking, any action under such Indenture or with respect to the Equipment Notes issued under such Indenture, by the holders of at least a majority of the outstanding principal amount of the Equipment Notes issued under such Indenture, so long as no Indenture Default (which, with respect to Leased Aircraft, has not been cured by the applicable Owner Trustee or Owner Participant) has occurred and is continuing under such Indenture. For so long as the Subordination Agent is the registered holder of the Equipment Notes, the Subordination Agent will act with respect to the preceding sentence in accordance with the directions of the Trustees for whom the Equipment Notes issued under such Indenture are held as Trust Property, to the extent constituting, in the aggregate, directions with respect to the required principal amount of Equipment Notes.

   At any time an Indenture Default has occurred and is continuing under an Indenture (which, with respect to Leased Aircraft, has not been cured by the applicable Owner Trustee or Owner Participant), the Loan Trustee under such Indenture will be directed in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under the related Indenture, including acceleration of such Equipment Notes or foreclosing the lien on the related Aircraft, by the Controlling Party, subject to the limitations described below. (Intercreditor Agreement, Section 2.6(a)). Notwithstanding the foregoing, no amendment, modification, consent or waiver will, without the consent of each Liquidity Provider, reduce the amount of rent, supplemental rent or termination values payable by Midway under any Lease or reduce the amount of principal or interest payable by Midway under any Equipment Note issued under any Owned Aircraft Indenture. (Intercreditor Agreement, Section 9.1(b)) See "Description of the Exchange Certificates-- Indenture Defaults and Certain Rights Upon an Indenture Default" for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees.

   The Controlling Party will be:

  . The Class A Trustee until payment of Final Distributions to holders of
    Class A Certificates; and thereafter,

  . The Class B Trustee until payment of Final Distributions to the holders of Class B Certificates; and thereafter,

  . The Class C Trustee; and

  . Under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with the highest outstanding amount of unreimbursed Liquidity Obligations as discussed in the next paragraph. (Intercreditor Agreement, Section 2.6(c)).

   At any time after 18 months from the earliest to occur of (x) the date on which the entire available amount under any Liquidity Facility has been drawn (for any reason other than a Downgrade Drawing or a Non-Extension Drawing) and any amount remains unreimbursed, (y) the date on which the entire amount of any Downgrade Drawing or Non-Extension Drawing has been withdrawn from the relevant Cash Collateral

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

Account to pay interest on the relevant Class of Certificates and remains unreimbursed and (z) the date on which all Equipment Notes have been accelerated, the Liquidity Provider with the highest outstanding amount of unreimbursed Liquidity Obligations (so long as such Liquidity Provider has not defaulted in its obligation to make any advance under any Liquidity Facility) will have the right to become the Controlling Party with respect to any Indenture.

   For purposes of giving effect to the rights of the Controlling Party, the Trustees (other than the Controlling Party) will irrevocably agree, and the Certificateholders (other than the Certificateholders represented by the Controlling Party) will be deemed to agree by virtue of their purchase of Certificates, that the Subordination Agent, as record holder of the Equipment Notes, will exercise its voting rights in respect of the Equipment Notes as directed by the Controlling Party. (Intercreditor Agreement, Section 2.6(b)). For a description of certain limitations on the Controlling Party's rights to exercise remedies, see "Description of the Equipment Notes--Remedies.

   "Final Distributions" means, with respect to the Certificates of any Trust on any Distribution Date, the sum of (x) the aggregate amount of all accrued and unpaid interest on such Certificates (excluding interest payable, if any, on the Deposits relating to such Trust) and (y) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (less the amount of the Deposits for such Class of Certificates as of such preceding Distribution Date other than any portion of such Deposits thereafter used to acquire Equipment Notes pursuant to the Note Purchase Agreement). For purposes of calculating Final Distributions with respect to the Certificates of any Trust, any premium paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) will be added to the amount of such Final Distributions. (Intercreditor Agreement, Section 1.1).

 Sale of Equipment Notes or Aircraft

   Upon the occurrence and during the continuation of any Indenture Default under any Indenture, the Controlling Party will be entitled to accelerate and, subject to the provisions of the immediately following sentence, sell all (but not less than all) of the Equipment Notes issued under such Indenture to any person. So long as any Certificates are outstanding, during nine months after the earlier of (x) the acceleration of the Equipment Notes under any Indenture or (y) the bankruptcy or insolvency of Midway, without the consent of each Trustee, no Aircraft subject to the lien of such Indenture or such Equipment Notes may be sold, if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes. In addition, with respect to any Leased Aircraft, the amount and payment dates of rentals payable by Midway under the Lease for such Leased Aircraft may not be adjusted, if, as a result of such adjustment, the discounted present value of all such rentals would be less than 75% of the discounted present value of the rentals payable by Midway under such Lease before giving effect to such adjustment, in each case, discounted using the weighted average interest rate of the Equipment Notes outstanding under such Indenture.

   "Minimum Sale Price" means, with respect to any Aircraft or the Equipment Notes issued in respect of such Aircraft, at any time, the lesser of (x) 75% of the Appraised Current Market Value of such Aircraft and (y) the aggregate outstanding principal amount of such Equipment Notes, plus accrued and unpaid interest thereon.

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Priority of Distributions

 Before A Triggering Event

   So long as no Triggering Event has occurred, the payments in respect of the Equipment Notes and certain other payments received on any Distribution Date will be promptly distributed by the Subordination Agent on such Distribution Date in the following order of priority:

  . to the Liquidity Provider to the extent required to pay the Liquidity
    Expenses;

  . to the Liquidity Provider to the extent required to pay interest accrued on the Liquidity Obligations;

  . (1) subject to the provisions of clause (2), to the Liquidity Provider to the extent required to pay or reimburse the Liquidity Provider for the Liquidity Obligations (other than amounts payable pursuant to the two preceding clauses) and/or, (2) if applicable, to replenish each Cash Collateral Account up to the Required Amount;

  . to the Class A Trustee to the extent required to pay Expected
    Distributions on the Class A Certificates;

  . to the Class B Trustee to the extent required to pay Expected
    Distributions on the Class B Certificates;

  . to the Class C Trustee to the extent required to pay Expected
    Distributions on the Class C Certificates; and

  . to the Subordination Agent and each Trustee for the payment of certain fees and expenses.

   "Liquidity Expenses" means all amounts owing to the Liquidity Providers under the Liquidity Facilities or certain other agreements other than any interest accrued thereon or the principal amount of any drawing under the Liquidity Facilities.

   "Liquidity Obligations" means all principal, interest, fees and other amounts owing to the Liquidity Providers under the Liquidity Facilities or certain other agreements.

   "Expected Distributions" means, with respect to the Certificates of any Trust on any Distribution Date (the "Current Distribution Date"), the sum of
(1) accrued and unpaid interest on such Certificates (excluding interest, if any, payable with respect to the Deposits relating to such Trust) and (2) the difference between:

     (A) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust); and

     (B) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (1) the principal of the Equipment Notes held in such Trust has been paid when due (whether at stated maturity, upon redemption, prepayment, purchase, acceleration or otherwise) and such payments have been distributed to the holders of such Certificates and (2) the principal of any Equipment Notes formerly held in such Trust that have been sold has been paid in full and such payments have been distributed to the holders of such Certificates, but without giving effect to any reduction in the Pool Balance as a result of any distribution attributable to Deposits occurring after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, occurring after the initial issuance of the Certificates of such Trust). (Intercreditor Agreement, Section 1.1).

   For purposes of calculating Expected Distributions with respect to the Certificates of any Trust, any premium paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Expected Distributions.

 After a Triggering Event

   Subject to the terms of the Intercreditor Agreement, upon the occurrence of a Triggering Event and at all times thereafter, all funds received by the Subordination Agent in respect of the Equipment Notes and certain other payments will be promptly distributed by the Subordination Agent in the following order of priority:

  . to the Subordination Agent, any Trustee, any Paying Agent, any
    Certificateholder and the Liquidity Provider to the extent required to pay certain out-of-pocket costs and expenses actually incurred by the Subordination Agent, any Trustee or any Paying Agent or to reimburse any Certificateholder or the Liquidity Provider in respect of payments made to the Subordination Agent or any Trustee in connection with the protection or realization of the value of the Equipment Notes or any Trust Indenture Estate (collectively, the "Administration Expenses");

  . to the Liquidity Provider to the extent required to pay the Liquidity
    Expenses;

  . to the Liquidity Provider to the extent required to pay interest accrued on the Liquidity Obligations;

  . (1) subject to the provisions of clause (2), to the Liquidity Provider to the extent required to pay the outstanding amount of all Liquidity Obligations and/or, (2) if applicable with respect to any particular Liquidity Facility, to replenish the Cash Collateral Account with respect to such Liquidity Facility up to the Required Amount for the related Class of Certificates (less the amount of any repayments of Interest Drawings under such Liquidity Facility while sub-clause (x) of this clause is applicable) unless, in the case of this clause (2), (x) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes and a Liquidity Event of Default has occurred and is continuing under such Liquidity Facility or (y) a Final Drawing has occurred under such Liquidity Facility;

  . to the Subordination Agent, any Trustee or any Certificateholder to the extent required to pay certain fees, taxes, charges and other amounts payable;

  . to the Class A Trustee to the extent required to pay Adjusted Expected
    Distributions on the Class A Certificates;

  . to the Class B Trustee to the extent required to pay Adjusted Expected
    Distributions on the Class B Certificates; and

  . to the Class C Trustee to the extent required to pay Adjusted Expected
    Distributions on the Class C Certificates.

   "Adjusted Expected Distributions" means, with respect to the Certificates of any Trust on any Current Distribution Date, the sum of (1) accrued and unpaid interest on such Certificates (excluding interest, if any, payable with respect to the Deposits relating to such Trust) and (2) the greater of:

     (A) the difference between (x) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust) and (y) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (1) the principal of the Non-Performing Equipment Notes held in such Trust has been paid in full and such payments have been distributed to the holders of such Certificates, (2) the principal of the Performing Equipment Notes held in such Trust has been paid when due (but without giving effect to any acceleration of Performing Equipment Notes except to the extent monies are received as a result of such acceleration) and such payments have been distributed to the holders of such Certificates and (3) the principal of any Equipment Notes formerly held in such Trust that have been sold has been paid in full and such payments have been distributed to the holders of such Certificates, but without giving effect to any reduction in the Pool Balance as a result of any distribution attributable to Deposits occurring after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, occurring after the initial issuance of the Certificates of such Trust), and

     (B) the amount of the excess, if any, of (1) the Pool Balance of such Class of Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust), less the amount of the Deposits for such Class of Certificates as of such preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate amount of the Deposits for such Class of Certificates) other than any portion of such Deposits thereafter used to acquire Equipment Notes pursuant to the Note Purchase Agreement, over (2) the Aggregate LTV Collateral Amount for such Class of Certificates for the Current Distribution Date;

provided that, until the date of the initial LTV Appraisals for all of the Aircraft, clause (B) will not apply.

   For purposes of calculating Expected Distributions or Adjusted Expected Distributions with respect to the Certificates of any Trust, any premium paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) will be added to the amount of Expected Distributions or Adjusted Expected Distributions.

   "Aggregate LTV Collateral Amount" for any Class of Certificates for any Distribution Date means (1) the sum of the applicable LTV Collateral Amounts for each Aircraft, minus (2) the Pool Balance for each Class of Certificates, if any, senior to such Class, after giving effect to any distribution of principal on such Distribution Date with respect to such senior Class or Classes.

   "LTV Collateral Amount" of any Aircraft for any Class of Certificates means, as of any Distribution Date, the lesser of (1) the LTV Ratio for such Class of Certificates multiplied by the Appraised Current Market Value of such Aircraft (or with respect to any such Aircraft which has suffered an Event of Loss under and as defined in the relevant Lease, in the case of a Leased Aircraft, or relevant Indenture, in the case of an Owned Aircraft, the amount of the insurance proceeds paid to the related Loan Trustee in respect thereof to the extent then held by such Loan Trustee (and/or on deposit in the Special Payments Account) or payable to such Loan Trustee in respect thereof) and (2) the outstanding principal amount of the Equipment Notes secured by such Aircraft after giving effect to any principal payments of such Equipment Notes on or before such Distribution Date.

   "LTV Ratio" means for the Class A Certificates 42%, for the Class B Certificates 56% and for the Class C Certificates 63%.

   "Appraised Current Market Value" of any Aircraft means the lower of the average and the median of the most recent three LTV Appraisals of such Aircraft.

   After a Triggering Event occurs and any Equipment Note becomes a Non-Performing Equipment Note, the Subordination Agent will obtain LTV Appraisals of the Aircraft securing such Equipment Note as soon as practicable and additional LTV Appraisals on or prior to each anniversary of the date of such initial LTV Appraisals; provided that if the Controlling Party reasonably objects to the appraised value of the Aircraft shown in such LTV Appraisals, the Controlling Party has the right to obtain or cause to be obtained substitute LTV Appraisals (including LTV Appraisals based upon physical inspection of such Aircraft).

   "LTV Appraisal" means a current fair market value appraisal (which may be a "desk-top" appraisal) performed by any Appraiser or any other nationally recognized appraiser on the basis of an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller under no compulsion to sell and both having knowledge of all relevant facts.

   "Non-Performing Equipment Note" means an Equipment Note that is not a Performing Equipment Note.

   Interest Drawings under the Liquidity Facility and withdrawals from the Cash Collateral Account, in each case in respect of interest on the Certificates of any Trust will be distributed to the Trustee for such Trust, notwithstanding the priority of distributions set forth in the Intercreditor Agreement and otherwise described herein. All amounts on deposit in the Cash Collateral Account for any Trust which are in excess of the Required Amount for such Trust will be paid to the Liquidity Provider.

Voting of Equipment Notes

   In the event that the Subordination Agent, as the registered holder of any Equipment Note, receives a request for its consent to any amendment, modification or waiver under such Equipment Note or other related document, if no Indenture Default with respect thereto shall have occurred and be continuing, the Subordination Agent shall request instructions for each Series of Equipment Notes from the Trustee of the Trust which holds such Series of Equipment Notes. The Trustee in turn will request directions from Certificateholders of such Trust. Except in any instance where the consent of each Certificateholder is required to be obtained, the Trustee is not required to request directions if such consent will not adversely affect the Certificateholders or if an Event of Default shall have occurred and be continuing under the Pass Through Agreement of such Trust (Section 10.01). If any Indenture Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent will exercise its voting rights as directed by the Controlling Party. (Intercreditor Agreement, Section 9.1(b)).

The Subordination Agent

   Allfirst Bank is the Subordination Agent under the Intercreditor Agreement. Midway and its affiliates may from time to time enter into banking and trustee relationships with the Subordination Agent and its affiliates. The Subordination Agent's address is 25 South Charles Street, Baltimore, Maryland 21201, Attention: Corporate Trust Department.

   The Subordination Agent may resign at any time, in which event a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Either the Controlling Party or the Liquidity Provider may remove the Subordination Agent for cause as provided in the Intercreditor Agreement. In such circumstances, a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Any resignation or removal of the Subordination Agent and appointment of a successor Subordination Agent does not become effective until acceptance of the appointment by the successor Subordination Agent.

                 DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS

The Aircraft

   The Aircraft comprise eight 737s. The Aircraft are designed to be in compliance with Stage III noise level standards, which constitute the most restrictive regulatory standards currently in effect in the United States for aircraft noise abatement. The table below sets forth certain additional information for the Aircraft.

                             Expected FAA                         Appraised Value (Dollars)
                             Registration Scheduled Delivery -----------------------------------
 Aircraft Type   Engine Type  Number (1)      Month (2)         AISI         AvS        SH&E
 --------------  ----------- ------------ ------------------ ----------- ----------- -----------
 Boeing 737-700  CFM-56-7B20    N361ML    September, 2000(3) $39,110,000 $39,790,000 $40,600,000
 Boeing 737-700  CFM-56-7B20    N362ML     October, 2000(4)   39,200,000  40,180,000  40,700,000
 Boeing 737-700  CFM-56-7B20    N363ML    November, 2000(5)   39,290,000  40,180,000  40,700,000
 Boeing 737-700  CFM-56-7B20    N364ML      January, 2001     39,480,000  40,520,000  40,900,000
 Boeing 737-700  CFM-56-7B20    N365ML      February, 2001    39,570,000  40,520,000  41,000,000
 Boeing 737-700  CFM-56-7B20    N366ML       April, 2001      39,750,000  41,130,000  41,200,000
 Boeing 737-700  CFM-56-7B20    N367ML        June, 2001      39,930,000  41,130,000  41,300,000
 Boeing 737-700  CFM-56-7B20    N368ML       August, 2001     40,120,000  41,540,000  41,500,000

--------
(1) The tail number identified with respect to each Aircraft is a projection only, based on the current manufacturing schedule of the manufacturer. A different aircraft may actually be delivered to Midway by the manufacturer on any delivery date and in such case such substituted aircraft shall be an "Aircraft" for purposes of the offering contemplated hereby. In addition, the financing of an Aircraft may not take place on the date such Aircraft is actually delivered from the manufacturer, provided that such financing will occur prior to the Delivery Period Termination Date.
(2) Except as otherwise indicated, the months for Aircraft delivery reflect the scheduled delivery months under Midway's purchase agreement with the manufacturer. The actual delivery month of any such Aircraft may be subject to delay.
(3) Delivered on September 29, 2000.
(4) Delivered on October 19, 2000.
(5) Delivered on November 29, 2000.

Deliveries of Aircraft

   The Note Purchase Agreement provides that final delivery of the Aircraft for purposes of purchase of Equipment Notes by the Trust must occur by the Delivery Period Termination Date (the "Delivery Period"). In addition, if a labor strike occurs at The Boeing Company prior to the scheduled expiration of the Delivery Period, the expiration date of the Delivery Period will be extended by the number of days that such strike continued in effect.

Appraised Value

   The appraised values set forth in the foregoing chart were determined by Aircraft Information Services, Inc. ("AISI") as of August 7, 2000; AvSolutions, Inc. ("AvS") as of August 9, 2000; and Simat, Helliesen & Eichner, Inc. ("SH&E") as of June 20, 2000. Each Appraiser was asked to provide its opinion as to the appraised base value of each Aircraft projected as of the scheduled delivery month for each such Aircraft. As part of this process, all three Appraisers performed "desk-top" appraisals without any physical inspection of the Aircraft. The appraisals are based on various assumptions and methodologies, which vary among the appraisals. The Appraisers have delivered letters summarizing their respective appraisals, copies of which are annexed to this prospectus as Appendix II. For a definition of appraised base value and a discussion of the assumptions and methodologies used in each of the appraisals, reference is hereby made to such letters.

   An appraisal is only an estimate of value. It is not indicative of the price at which an aircraft may be purchased from the manufacturer and should not be relied upon as a measure of realizable value. The proceeds realized upon a sale of any Aircraft may be less than its appraised base value. The value of the Aircraft in the event of the exercise of remedies under the applicable Indenture will depend on market and economic conditions, the availability of buyers, the condition of the Aircraft and other similar factors. Accordingly, there can be no assurance that the proceeds realized upon any such exercise with respect to the Equipment Notes and the Aircraft pursuant to the applicable Indenture would equal the appraised value of such Aircraft or be sufficient to satisfy in full payments due on the Equipment Notes issued thereunder or the Certificates. See "Risk Factors--Risk Factors Related to the Certificates and the Exchange Offer--The realizable value of an Aircraft may be less than its appraised value."

Loan to Aircraft Value Ratios

   The following table sets forth loan to Aircraft value ratios ("LTVs") for each Class of Certificates as of October 1, 2001, the first Regular Distribution Date that occurs after all the Aircraft are scheduled to have been delivered, and each October 1 Regular Distribution Date thereafter, based on the $72,482,000 of Equipment Notes issued in respect of the three Aircraft delivered to date, assuming that Equipment Notes of each series in the maximum principal amount for the remaining five Aircraft are acquired by the Trusts prior to the Delivery Period Termination Date. The LTVs for any Class of Certificates as of dates prior to the Delivery Period Termination Date are not meaningful, since the property of the Trusts will not include during such period all of the Equipment Notes expected to be acquired by the Trusts and the related Aircraft will not be included in the calculation. The table should not be considered a forecast or prediction of expected or likely LTVs but simply a mathematical calculation based upon one set of assumptions. See "Risk Factors-- Risk Factors Related to the Certificates and the Exchange Offer--The realizable value of an Aircraft may be less than its appraised value."

   The following table was compiled on an aggregate basis. However, the Equipment Notes for an Aircraft will not have a security interest in any other Aircraft. This means that any excess proceeds realized from the sale of an Aircraft or other exercise of remedies will not be available to cover any shortfalls on the Equipment Notes relating to any other Aircraft. See "Description of the Equipment Notes--Loan to Value Ratios of Equipment Notes" for examples of LTVs for the Equipment Notes issued in respect of individual Aircraft, which may be more relevant in a default situation than the aggregate values shown below.

                   Assumed      Class A                   Class B                   Class C
                  Aggregate   Certificates   Class A    Certificates   Class B    Certificates   Class C
                   Aircraft   Pool Balance Certificates Pool Balance Certificates Pool Balance Certificates
     Date         Value (1)       (2)        LTV (3)        (2)        LTV (3)        (2)        LTV (3)
     ----         ---------   ------------ ------------ ------------ ------------ ------------ ------------
October 1, 2001  $319,473,800 $126,300,000     39.5%    $50,891,117      55.5%    $12,411,987      59.3%
October 1, 2002   309,781,700  121,969,592     39.4      50,494,962      55.7      10,309,061      59.0
October 1, 2003   300,089,600  117,933,676     39.3      49,705,650      55.9       8,180,175      58.6
October 1, 2004   290,397,500  113,617,089     39.1      48,140,947      55.7       5,981,259      57.8
October 1, 2005   280,705,400  109,300,000     38.9      45,284,651      55.1       3,463,290      56.3
October 1, 2006   271,013,300  105,532,579     38.9      42,864,025      54.8               0        NA
October 1, 2007   261,321,200  101,758,475     38.9      34,945,353      52.3               0        NA
October 1, 2008   251,629,100   97,984,372     38.9      25,851,014      49.2               0        NA
October 1, 2009   241,937,000   94,210,268     38.9      16,091,159      45.6               0        NA
October 1, 2010   232,244,900   90,436,164     38.9      12,073,180      44.1               0        NA
October 1, 2011   222,552,800   86,662,060     38.9       7,713,913      42.4               0        NA
October 1, 2012   212,860,700   82,750,687     38.9       4,807,194      41.1               0        NA
October 1, 2013   203,168,600   77,288,491     38.0       3,682,425      39.9               0        NA
October 1, 2014   193,476,500   69,450,088     35.9               0        NA               0        NA
October 1, 2015   183,784,400   54,792,154     29.8               0        NA               0        NA
October 1, 2016   172,893,567   38,789,283     22.4               0        NA               0        NA
October 1, 2017   159,970,767   21,343,134     13.3               0        NA               0        NA
October 1, 2018    57,590,667    3,344,609      2.6               0        NA               0        NA

--------
(1) We have assumed that the initial appraised value (determined as described under "The Aircraft") of each Aircraft declines by 3% per year for the first 15 years after the year of delivery of such Aircraft and by 4% per year for the next five years. Other rates or methods of depreciation would result in materially different LTVs and no assurance can be given (1) that the depreciation rates and method assumed for the purpose of the table are the ones most likely to occur or (2) as to the actual future value of any Aircraft. Many of the factors affecting the value of the Aircraft are discussed herein under "Risk Factors--Risk Factors Related to the Certificates and the Exchange Offer--The realizable value of an Aircraft may be less than its appraised value."
(2) In calculating the outstanding balances, we have assumed that the Trusts will acquire the maximum principal amount of Equipment Notes for all Aircraft.
(3) The LTVs for each Class of Certificates were obtained for each October 1 Regular Distribution Date by dividing (x) the expected outstanding balance of such Class together with the expected outstanding balance of all other Classes senior in right of payment to such Class after giving effect to the distributions expected to be made on such date, by (y) the assumed value of all of the Aircraft ("Assumed Aggregate Aircraft Value") on such date based on the assumptions described above. The outstanding balances and LTVs may change if, among other things, the aggregate principal amount of the Equipment Notes acquired by the Trusts is less than the maximum permitted under the terms of the offering of the Certificates or the amortization of the Equipment Notes differs from the assumed amortization schedule calculated for purposes of this prospectus.

Conversion Option

   Midway may, pursuant to the Note Purchase Agreement, initially finance an Aircraft as an Owned Aircraft and subsequently convert such Aircraft into a Leased Aircraft (subject to written confirmation from each Rating Agency that such conversion will not result in a withdrawal, suspension or downgrading of the ratings of any Class of Certificates). Such conversion option would be utilized, for example, if Midway has not finalized arrangements with an Owner Participant in connection with a leveraged lease financing. If such conversion occurs on or prior to the Delivery Period Termination Date, Midway will have the ability to have the applicable Owner Trustee issue reoptimized Equipment Notes under a Leased Aircraft Indenture (subject to the Mandatory Economic Terms and written confirmation from each Rating Agency that such reoptimization will not result in a withdrawal, suspension or downgrading of the ratings of any Class of Certificates) in replacement for the Equipment Notes issued under the applicable Owned Aircraft Indenture.

   Midway will only be permitted to convert an Owned Aircraft into a Leased Aircraft if it (1) obtains a written confirmation from each Rating Agency that such conversion will not result in a withdrawal, suspension or downgrading of the ratings of any Class of Certificates, (2) provides the Owned Aircraft Trustee with an opinion of counsel (both counsel and opinion reasonably satisfactory to the relevant Owned Aircraft Trustee) that the Trusts will not be subject to U.S. federal income tax as a result of such conversion and (3) furnish to the relevant Owned Aircraft Trustee either (A) an opinion of counsel (both counsel and opinion reasonably satisfactory to the relevant Owned Aircraft Trustee) that the Certificateholders will not recognize gain or loss for U.S. federal income tax purposes and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same time as would have been the case if such conversion had not occurred or (B) both an opinion of counsel (both counsel and opinion reasonably satisfactory to the relevant Owned Aircraft Trustee) that the Certificateholders should not recognize gain or loss for U.S. federal income tax purposes in connection with such conversion and should be subject to U.S. federal income tax on the same amount and in the same manner and at the same time as would have been the case if such conversion had not occurred and an indemnity in favor of the Certificateholders in form and substance reasonably satisfactory to the relevant Owned Aircraft Trustee.

                       DESCRIPTION OF THE EQUIPMENT NOTES

   The statements under this caption are summaries and do not purport to be complete. The summaries make use of terms defined in and are qualified in their entirety by reference to all of the provisions of the Equipment Notes, the Indentures, the Leases, the Participation Agreements, the trust agreements under which the Owner Trustees act on behalf of the Owner Participants (the "Trust Agreements") and the Note Purchase Agreement. Except as otherwise indicated, the following summaries relate to the Equipment Notes, the Indenture, the Lease, the Participation Agreement and the Trust Agreement, as the case may be, relating to each Aircraft. The provisions of such documents relating to any Leased Aircraft may be modified, subject to the Mandatory Document Terms and the Mandatory Economic Terms.

   Under the Note Purchase Agreement, Midway will have the option of entering into a leveraged lease financing or a debt financing with respect to each Aircraft. The Note Purchase Agreement provides for the relevant parties to enter into either (1) with respect to each Leased Aircraft, a Participation Agreement, a Lease and a Leased Aircraft Indenture (among other documents) relating to the financing of such Aircraft and (2) with respect to each Owned Aircraft, a Participation Agreement and an Owned Aircraft Indenture relating to the financing of such Owned Aircraft. The description of such agreements in this prospectus is based on the forms of such agreements annexed to the Note Purchase Agreement, a copy of which has been filed as an exhibit to Midway's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000 and incorporated by reference in the registration statement of which this prospectus is a part.

   Midway has entered into leveraged leases for the three Aircraft delivered as of the date of this prospectus and is seeking the commitment of one or more companies to act as the Owner Participant with respect to leveraged leases for some or all of the Aircraft. Such Owner Participants may request revisions to the forms of the Participation Agreement, the Lease and the Leased Aircraft Indenture that are contemplated by the Note Purchase Agreement, so that the terms of such agreements applicable to any particular Leased Aircraft may differ from the description of such agreements contained in this prospectus. However, under the Note Purchase Agreement, the terms of such agreements are required to contain the Mandatory Document Terms and not vary the Mandatory Economic Terms.

   In addition, Midway will be obligated to certify to the Trustees that any such modifications do not materially and adversely affect the Certificateholders (provided that the Note Purchase Agreement provides that, among other terms, the shortening of certain grace periods for Events of Loss and Events of Default is not materially adverse to the Certificateholders), and to obtain written confirmation from each Rating Agency that the use of versions of such agreements modified in any material respect would not result in a withdrawal, suspension or downgrading of the ratings of any Class of Certificates. See "Description of the Exchange Certificates--Obligation to Purchase Equipment Notes." Each Owner Participant will be required to satisfy certain requirements, including having a minimum combined capital and surplus or net worth.

General

   The Equipment Notes will be issued in three series (the "Series A Equipment Notes," the "Series B Equipment Notes," and the "Series C Equipment Notes" and collectively the "Equipment Notes") in respect of each of the Aircraft. Each Trust will purchase one series of Equipment Notes such that all of the Equipment Notes held in each Trust will have an interest rate equal to the interest rate applicable to the Certificates issued by such Trust. All of the Equipment Notes held in each Trust will accrue interest at the applicable rate per annum for such Trust, payable on April 1 and October 1 of each year, commencing on the later of April 1, 2001 and the first such date to occur after the initial issuance thereof. The maturity dates of the Equipment Notes acquired by each Trust will occur on or before the Final Expected Distribution Date (as specified on the cover hereof) applicable to the Certificates issued by such Trust. The Equipment Notes issued with respect to each Leased Aircraft will be secured by a security interest in such Leased Aircraft and an assignment of certain rights under the lease relating thereto (each, a "Lease"), including the right to receive rentals payable with respect to such Leased Aircraft by Midway. The Equipment Notes issued with respect to each Owned Aircraft will be secured by a security interest in such Owned Aircraft. Although neither the Certificates nor the Equipment Notes issued with respect to the Leased Aircraft are obligations of, or guaranteed by, Midway, the amounts unconditionally payable by Midway for lease of the Leased Aircraft will be sufficient to pay in full when due all amounts required to be paid on the Equipment Notes issued with respect to the Leased Aircraft. The Equipment Notes issued with respect to the Owned Aircraft will be direct obligations of Midway.

   The Equipment Notes with respect to each Leased Aircraft (the "Leased Aircraft Notes") will be issued under a separate Leased Aircraft Indenture between First Union Trust Company, National Association, as Owner Trustee of a trust for the benefit of the Owner Participant who will be the beneficial owner of such Aircraft, and Allfirst Bank, as Leased Aircraft Trustee. The Equipment Notes with respect to each Owned Aircraft (the "Owned Aircraft Notes") will be issued under a separate Owned Aircraft Indenture between Midway and Allfirst Bank, as Owned Aircraft Trustee.

   The related Owner Trustee will lease each Leased Aircraft to Midway pursuant to a separate Lease between such Owner Trustee and Midway with respect to such Leased Aircraft. Under each Lease, Midway will be obligated to make or cause to be made rental and other payments to the related Leased Aircraft Trustee on behalf of the related Owner Trustee, which rental and other payments will be at least sufficient to pay in full when due all payments required to be made on the Equipment Notes issued with respect to such Leased Aircraft (other than upon an acceleration of the Equipment Notes when no Lease Event of Default has occurred). The Equipment Notes issued with respect to the Leased Aircraft are not, however, direct obligations of, or guaranteed by, Midway. Midway's rental obligations under each Lease and Midway's obligations under the Equipment Notes issued with respect to each Owned Aircraft will be general obligations of Midway.

   Each Owner Participant has the right to sell, assign or otherwise transfer its interests as Owner Participant in any of such leveraged leases, subject to the terms and conditions of the relevant Participation Agreement and related documents.

Subordination

   Series B Equipment Notes issued under any Indenture will be subordinated in right of payment to Series A Equipment Notes issued under such Indenture; and any Series C Equipment Notes issued under such Indenture will be subordinated in right of payment to such Series A Equipment Notes and such Series B Equipment Notes. On each Equipment Note payment date, (1) payments of interest and principal due on Series A Equipment Notes issued under such Indenture will be made prior to payments of interest and principal due on Series B Equipment Notes issued under such Indenture, and (2) payments of interest and principal due on such Series B Equipment Notes will be made prior to payments of interest and principal due on any Series C Equipment Notes issued under such Indenture.

Principal and Interest Payments

   Subject to the provisions of the Intercreditor Agreement, interest paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust on the dates and at the rate per annum set forth on the cover page of this prospectus until the final expected Regular Distribution Date for such Trust. Subject to the provisions of the Intercreditor Agreement, principal paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust in scheduled amounts on the dates set forth herein until the final expected Regular Distribution Date for such Trust.

   Interest will be payable on the unpaid principal amount of each Equipment Note at the rate applicable to such Equipment Note on April 1 and October 1 in each year, commencing on the later of April 1, 2001 and the first Regular Distribution Date to occur after issuance thereof. Such interest will be computed on the basis of a 360-day year of twelve 30-day months.

   Scheduled principal payments on the Equipment Notes will be made on April 1 or October 1, or both, in certain years, subject to certain adjustments, in accordance with the principal repayment schedule set forth herein under "Description of the Exchange Certificates--Pool Factors."

   If any date scheduled for any payment of principal, Make-Whole Premium (if any) or interest with respect to the Equipment Notes is not a Business Day, such payment will be made on the next succeeding Business Day without any additional interest.

   All payments of principal amount, interest, Make-Whole Premium, if any, and other amounts to be made by the Owner Trustee with respect to Equipment Notes issued in respect of a Leased Aircraft will be payable only from the income and proceeds from the collateral pledged pursuant to the related Indenture (the "Trust Indenture Estate"). All payments of principal amount, interest, Make-Whole Premium, if any, and other amounts to be made by Midway with respect to Equipment Notes issued in respect of the Owned Aircraft will be the direct obligation of Midway. In the case of each Equipment Note, each payment of principal amount, Make-Whole Premium, if any, and interest or other amounts due thereon will be applied in the following order: (1) to the payment of accrued interest on such Equipment Note (as well as any interest on any overdue principal amount, Make-Whole Premium, if any, and to the extent permitted by law any interest) to the date of such payment; (2) to the payment of any other amount (other than the principal amount) due under the Indenture or such Equipment Note; and (3) to the payment of the principal amount of such Equipment Note then due. (Indentures, Section 5.07).

Redemption

   If an Event of Loss occurs with respect to an Aircraft and such Aircraft is not replaced by Midway under the related Lease (in the case of a Leased Aircraft) or under the related Owned Aircraft Indenture (in the case of an Owned Aircraft), the Equipment Notes issued with respect to such Aircraft will be redeemed, in whole, in each case at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest thereon, to, but not including, the date of redemption and other amounts payable to the holders of the Equipment Notes under the applicable Indenture and Participation Agreement, but without any premium, on a Special Distribution Date. (Indentures, Section 6.02(a)(1) and (b)).

   If Midway exercises its right to terminate a Lease under its voluntary termination or early buyout options under such Lease, the Equipment Notes relating to the applicable Leased Aircraft will be redeemed (unless Midway elects to assume the Equipment Notes on a full recourse basis), in whole, on a Special Distribution Date at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest thereon to, but not including, the date of redemption, plus a Make-Whole Premium provided that in lieu of redeeming the Leased Aircraft Notes in connection with any such purchase of an Aircraft, Midway may elect to assume all of the obligations of the relevant Owner Trustee under the related Leased Aircraft Indenture pursuant to
Section 2.11 of the Leased Aircraft Indenture and Section 7.11 of the relevant Leased Aircraft Participation Agreement. In connection with any such assumption of the Owner Trustee's obligations in respect of the Equipment Notes relating to the applicable Leased Aircraft, the Leased Aircraft Indenture will be amended and restated to be substantially the same as an Owned Aircraft Indenture. In addition, as conditions to any such assumption, Midway shall (1) obtain a written confirmation from each Rating Agency that such assumption will not result in a withdrawal, suspension or downgrading of the ratings of any Class of Certificates, (2) deliver to the Leased Aircraft Trustee an opinion of counsel (both counsel and opinion reasonably satisfactory to the relevant Leased Aircraft Trustee) that the Trusts will not be subject to U.S. federal income tax as a result of such assumption and (3) deliver to the relevant Leased Aircraft Trustee either (A) an opinion of counsel (both counsel and opinion reasonably satisfactory to the relevant Leased Aircraft Trustee) that the Certificateholders will not recognize gain or loss for U.S. federal income tax purposes in connection with such assumption and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same time as would have been the case if such assumption had not occurred or (B) both an opinion of counsel (both counsel and opinion reasonably satisfactory to the relevant Leased Aircraft Trustee) that the Certificateholders should not recognize gain or loss for U.S. federal income tax purposes in connection with such assumption and should be subject to U.S. federal income tax on the same amount and in the same manner and at the same time as would have been the case if such assumption had not occurred and an indemnity in favor of the Certificateholders in form and substance reasonably satisfactory to the relevant Leased Aircraft Trustee. Upon the effectiveness of such assumption, the Owner Trustee and the Owner Participant will be released from further obligations under the related Indenture and the related Participation Agreement. (Leased Aircraft Indentures, Sections 6.02(a)(ii) and 2.11; Leased Aircraft Participation Agreements,
Section 7.11; Leases, Sections 13(b)). See "The Leases and Certain Provisions of the Owned Aircraft Indentures-Lease Termination" and "The Leases and Certain Provisions of the Owned Aircraft Indentures--Renewal and Purchase Options." If notice of such redemption is given in connection with a termination of the Lease, such notice is revocable and is deemed revoked in the event that the Lease does not in fact terminate on the specified termination date. (Indentures, Section 6.02(c)).

   All, but not less than all, of the Equipment Notes issued with respect to a Leased Aircraft may be redeemed prior to maturity as part of a refunding or refinancing thereof under the applicable Participation Agreement or otherwise with the consent of Midway, and all of the Equipment Notes issued with respect to the Owned Aircraft may be redeemed in whole prior to maturity at any time at the option of Midway, in each case at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest thereon to, but not including, the date of redemption, plus a Make-Whole Premium. (Indentures, Section 6.02). If notice of such a redemption is given in connection with a refinancing of Equipment Notes with respect to a Leased Aircraft or in connection with the redemption of Equipment Notes with respect to an Owned Aircraft, such notice may be revoked on or prior to the proposed redemption or refinancing date and is deemed revoked in the event such proposed refinancing or redemption does not in fact occur. (Indentures, Section 6.03).

   If, with respect to a Leased Aircraft, (1) one or more Lease Events of Default have occurred and are continuing or (2) the Equipment Notes with respect to such Aircraft have been accelerated or the Leased Aircraft Trustee with respect to such Equipment Notes takes action or notifies the applicable Owner Trustee that it intends to take action to foreclose the lien of the related Leased Aircraft Indenture or otherwise commence the exercise of any significant remedy under such Indenture or the related Lease, then in each case all, but not less than all, of the Equipment Notes issued with respect to such Leased Aircraft may be purchased by the related Owner Trustee or Owner Participant on the applicable purchase date at a price equal to the aggregate unpaid principal thereof, together with accrued and unpaid interest thereon to, but not including, the date of purchase, but without any premium (provided that a Make-Whole Premium is payable if such Equipment Notes are to be purchased pursuant to clause (1) when a Lease Event of Default has occurred and has been continuing for less than 180 days). (Leased Aircraft Indentures, Section 8.02). Midway, as owner of the Owned Aircraft, has no comparable right under the Owned Aircraft Indentures to purchase the Equipment Notes under such circumstances.

   "Make-Whole Premium" means, with respect to any Equipment Note, the amount (as determined by an independent investment banker selected by Midway) by which
(a) the present value of the remaining scheduled payments of principal and interest to maturity of such Equipment Note computed by discounting such payments on a semiannual basis on each payment dated under the applicable Indenture (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield (in the case of each of the Series A Equipment Notes and the Series B Equipment Notes) and the Treasury Yield plus 50 basis points (in the case of each of the Series C Equipment Notes) exceeds (b) the outstanding principal amount of such Equipment Note plus accrued interest to the date of redemption (other than any overdue portion thereof).

   For purposes of determining the Make-Whole Premium, "Treasury Yield" means, at the time of determination with respect to any Equipment Note, the interest rate (expressed as a semiannual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date (as defined below) of such Equipment Note and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities, trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Equipment Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, in each case as published in the most recent H.15 (519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note is reported on the most recent H.15 (519), such weekly average yield to maturity as published in such H.15 (519). "H.15 (519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Premium shall be the third Business Day prior to the applicable payment date or redemption date and the "most recent H.15 (519)" means the H.15 (519) published prior to the close of business on the third Business Day prior to the applicable redemption date.

   "Average Life Date" for any Equipment Note is the date which follows the redemption date by a period equal to the Remaining Weighted Average Life of such Equipment Note. "Remaining Weighted Average Life" on a given date with respect to any Equipment Note is the number of days equal to the quotient obtained by dividing (a) the sum of each of the products obtained by multiplying (1) the amount of each then remaining scheduled payment of principal of such Equipment Note by (2) the number of days from and including such prepayment date to but excluding the dates on which payment of principal is scheduled to be made, by (b) the then outstanding principal amount of such Equipment Note.

Security

   The Equipment Notes issued with respect to each Leased Aircraft will be secured by (1) an assignment by the related Owner Trustee to the related Leased Aircraft Trustee of such Owner Trustee's rights, except for certain limited rights, under the Lease with respect to the related Aircraft, including the right to receive payments of rent thereunder, (2) a mortgage to such Leased Aircraft Trustee of such Aircraft, subject to the rights of Midway under such Lease, and (3) an assignment to such Leased Aircraft Trustee of certain of such Owner Trustee's rights under the purchase agreement between Midway and the Aircraft manufacturer. Unless and until an Indenture Default with respect to a Leased Aircraft has occurred and is continuing, the Leased Aircraft Trustee may not exercise the rights of the Owner Trustee under the related Lease, except the Owner Trustee's right to receive payments of rent due thereunder. The assignment by the Owner Trustee to the Leased Aircraft Trustee of its rights under the related Lease will exclude certain rights of such Owner Trustee and the related Owner Participant, including the rights of the Owner Trustee and the Owner Participant with respect to indemnification by Midway for certain matters, insurance proceeds payable to such Owner Trustee in its individual capacity or to such Owner Participant under public liability insurance maintained by Midway under such Lease or by such Owner Trustee or such Owner Participant, insurance proceeds payable to such Owner Trustee in its individual capacity or to such Owner Participant under certain casualty insurance maintained by such Owner Trustee or such Owner Participant under such Lease, and certain reimbursement payments made by Midway to such Owner Trustee. (Leased Aircraft Indenture, Granting Clause)

   The Equipment Notes will not be cross-collateralized, and, consequently, the Equipment Notes issued in respect of any one Aircraft will not be secured by any of the other Aircraft or replacement aircraft therefor (as described in "-- Certain Provisions of the Leases and the Owned Aircraft Indentures--Events of Loss") or the Leases related thereto.

   The Equipment Notes issued with respect to each Owned Aircraft will be secured by (1) a mortgage to the Owned Aircraft Trustee of such Aircraft and
(2) an assignment to the Owned Aircraft Trustee of certain of Midway's rights under its purchase agreement with the Aircraft manufacturer.

   Funds, if any, held from time to time by the Loan Trustee with respect to any Aircraft, including funds held as the result of an Event of Loss to such Aircraft or, with respect to a Leased Aircraft, termination of the Lease, if any, relating thereto, will be invested and reinvested by such Loan Trustee, at the direction of Midway (unless an Event of Default shall have occurred and be continuing) in investments described in the related Lease or, in the case of the Owned Aircraft, the related Indenture.

Loan to Value Ratios of Equipment Notes

   The following table sets forth illustrative loan to Aircraft value ratios for the Equipment Notes issued in respect of each Aircraft as of the October 1 Regular Distribution Dates that occur after the scheduled date of original issuance of such Equipment Notes, based on the $72,482,000 of Equipment Notes issued in respect of the three Aircraft delivered to date, assuming that the Equipment Notes in the maximum principal amount of $125,060,000 are issued in respect of the remaining five Aircraft. These examples were utilized by Midway in preparing the Assumed Amortization Schedule, although the amortization schedule for the Equipment Notes issued with respect to an Aircraft may vary from such assumed schedule so long as it complies with the Mandatory Economic Terms. Accordingly, the schedule set forth below may not be applicable in the case of any particular Aircraft. See "Description of the Exchange Certificates--Pool Factors." The LTV was obtained by dividing (1) the outstanding principal balance (assuming no payment default) of such Equipment Note as of each such Regular Distribution Date (determined immediately after giving effect to the payments scheduled to be made on such date) by (2) the assumed value (the "Assumed Aircraft Value") of the Aircraft securing such Equipment Notes.

   The table contains forward-looking information that is based on the assumption (the "Depreciation Assumption") that the initial appraised value of the Aircraft set forth opposite the initial Regular Distribution Date included in the table depreciates by 3% per year for the first 15 years after the year of delivery of such Aircraft and 4% per year for the next five years. Other rates or methods of depreciation would result in materially different loan to Aircraft value ratios and no assurance can be given (1) that the depreciation rates and method assumed for the purpose of the table are the ones most likely to occur or (2) as to the actual future value of any Aircraft. Many of the factors affecting the value of the Aircraft are discussed herein under "Risk Factors -- Risk Factors Related to the Certificates and the Exchange Offer--The realizable value of an Aircraft may be less than its appraised value." Thus the table should not be considered a forecast or prediction of expected or likely loan to Aircraft value ratios but simply a mathematical calculation based on one set of assumptions.

             Aircraft N361ML(1)                      Aircraft N362ML(1)
--------------------------------------------- ---------------------------------
            Equipment Note  Assumed           Equipment Note  Assumed
             Outstanding    Aircraft  Loan to  Outstanding    Aircraft  Loan to
               Balance       Value     Value     Balance       Value     Value
   Date       (millions)   (millions)  Ratio    (millions)   (millions)  Ratio
----------  -------------- ---------- ------- -------------- ---------- -------
October 1,
 2001           $22.68       $38.60    58.8%      $23.07       $38.83    59.4%
October 1,
 2002            21.77        37.40    58.2        22.16        37.63    58.9
October 1,
 2003            20.77        36.21    57.4        21.16        36.42    58.1
October 1,
 2004            19.68        35.02    56.2        20.05        35.22    56.9
October 1,
 2005            18.37        33.82    54.3        18.85        34.02    55.4
October 1,
 2006            17.27        32.63    52.9        17.76        32.82    54.1
October 1,
 2007            15.96        31.43    50.8        16.45        31.62    52.0
October 1,
 2008            14.34        30.24    47.4        14.84        30.42    48.8
October 1,
 2009            12.75        29.05    43.9        13.02        29.22    44.6
October 1,
 2010            11.94        27.85    42.9        12.18        28.02    43.5
October 1,
 2011            10.94        26.66    41.0        11.14        26.82    41.6
October 1,
 2012            10.04        25.47    39.4        10.06        25.62    39.3
October 1,
 2013             9.26        24.27    38.1         9.43        24.42    38.6
October 1,
 2014             7.65        23.08    33.2         7.87        23.22    33.9
October 1,
 2015             5.84        21.89    26.7         6.04        22.01    27.4
October 1,
 2016             3.86        20.29    19.0         4.04        20.41    19.8
October 1,
 2017             1.71        18.70     9.1         1.86        18.81     9.9

--------
(1) This Aircraft has been delivered and the related Equipment Notes have been issued.

             Aircraft N363ML(1)                        Aircraft N364ML
--------------------------------------------- ---------------------------------
            Equipment Note  Assumed           Equipment Note  Assumed
             Outstanding    Aircraft  Loan to  Outstanding    Aircraft  Loan to
               Balance       Value     Value     Balance       Value     Value
   Date       (millions)   (millions)  Ratio    (millions)   (millions)  Ratio
----------  -------------- ---------- ------- -------------- ---------- -------
October 1,
 2001           $23.21       $38.85    59.7%      $24.17       $40.30    60.0%
October 1,
 2002            22.29        37.65    59.2        22.88        39.09    58.5
October 1,
 2003            21.28        36.45    58.4        22.13        37.88    58.4
October 1,
 2004            20.17        35.25    57.2        21.21        36.67    57.8
October 1,
 2005            18.98        34.05    55.7        20.04        35.46    56.5
October 1,
 2006            17.86        32.85    54.4        18.89        34.26    55.1
October 1,
 2007            16.53        31.64    52.2        17.44        33.05    52.8
October 1,
 2008            14.88        30.44    48.9        15.64        31.84    49.1
October 1,
 2009            12.88        29.24    44.0        13.39        30.63    43.7
October 1,
 2010            11.68        28.04    41.7        12.27        29.42    41.7
October 1,
 2011            10.45        26.84    38.9        10.98        28.21    38.9
October 1,
 2012             9.98        25.64    38.9        10.51        27.00    38.9
October 1,
 2013             9.51        24.43    38.9         9.94        25.79    38.6
October 1,
 2014             8.13        23.23    35.0         8.73        24.58    35.5
October 1,
 2015             6.30        22.03    28.6         6.85        23.37    29.3
October 1,
 2016             4.31        20.43    21.1         4.79        22.17    21.6
October 1,
 2017             2.14        18.83    11.4         2.53        20.55    12.3

--------
(1) This Aircraft has been delivered and the related Equipment Notes have been issued.

              Aircraft N365ML                          Aircraft N366ML
--------------------------------------------- ---------------------------------
            Equipment Note  Assumed           Equipment Note  Assumed
             Outstanding    Aircraft  Loan to  Outstanding    Aircraft  Loan to
               Balance       Value     Value     Balance       Value     Value
   Date       (millions)   (millions)  Ratio    (millions)   (millions)  Ratio
----------  -------------- ---------- ------- -------------- ---------- -------
October 1,
 2001           $23.64       $40.36    58.6%      $24.66       $40.69    60.6%
October 1,
 2002            22.93        39.15    58.6        23.37        39.47    59.2
October 1,
 2003            22.15        37.94    58.4        22.54        38.25    58.9
October 1,
 2004            21.30        36.73    58.0        21.70        37.03    58.6
October 1,
 2005            20.18        35.52    56.8        20.50        35.81    57.2
October 1,
 2006            18.84        34.31    54.9        19.17        34.59    55.4
October 1,
 2007            17.13        33.10    51.8        17.48        33.37    52.4
October 1,
 2008            15.51        31.89    48.6        16.11        32.15    50.1
October 1,
 2009            14.21        30.68    46.3        14.46        30.93    46.8
October 1,
 2010            13.33        29.47    45.2        13.54        29.71    45.6
October 1,
 2011            12.41        28.25    43.9        12.64        28.49    44.4
October 1,
 2012            11.42        27.04    42.2        11.66        27.26    42.7
October 1,
 2013            10.37        25.83    40.2        10.62        26.04    40.8
October 1,
 2014             8.79        24.62    35.7         9.13        24.82    36.8
October 1,
 2015             6.93        23.41    29.6         7.28        23.60    30.9
October 1,
 2016             4.90        22.20    22.1         5.28        22.38    23.6
October 1,
 2017             2.69        20.59    13.1         3.09        20.75    14.9
October 1,
 2018             0.00         0.00      NA         0.71        19.13     3.7

              Aircraft N367ML                          Aircraft N368ML
--------------------------------------------- ---------------------------------
            Equipment Note  Assumed           Equipment Note  Assumed
             Outstanding    Aircraft  Loan to  Outstanding    Aircraft  Loan to
               Balance       Value     Value     Balance       Value     Value
   Date       (millions)   (millions)  Ratio    (millions)   (millions)  Ratio
----------  -------------- ---------- ------- -------------- ---------- -------
October 1,
 2001           $24.12       $40.79    59.1%      $24.05       $41.05    58.6%
October 1,
 2002            23.58        39.56    59.6        23.78        39.82    59.7
October 1,
 2003            22.84        38.34    59.6        22.94        38.59    59.5
October 1,
 2004            21.77        37.12    58.7        21.86        37.36    58.5
October 1,
 2005            20.58        35.89    57.3        20.55        36.13    56.9
October 1,
 2006            19.26        34.67    55.5        19.35        34.90    55.5
October 1,
 2007            17.80        33.45    53.2        17.90        33.66    53.2
October 1,
 2008            16.21        32.22    50.3        16.31        32.43    50.3
October 1,
 2009            14.69        31.00    47.4        14.90        31.20    47.8
October 1,
 2010            13.71        29.77    46.0        13.86        29.97    46.2
October 1,
 2011            12.82        28.55    44.9        12.99        28.74    45.2
October 1,
 2012            11.85        27.33    43.4        12.03        27.51    43.7
October 1,
 2013            10.82        26.10    41.4        11.01        26.27    41.9
October 1,
 2014             9.43        24.88    37.9         9.73        25.04    38.8
October 1,
 2015             7.61        23.66    32.2         7.93        23.81    33.3
October 1,
 2016             5.63        22.43    25.1         5.98        22.58    26.5
October 1,
 2017             3.47        20.80    16.7         3.85        20.94    18.4
October 1,
 2018             1.11        19.17     5.8         1.52        19.30     7.9

Limitation of Liability

   The Equipment Notes issued with respect to the Leased Aircraft are not direct obligations of, or guaranteed by, Midway, any Owner Participant or the Leased Aircraft Trustees or the Owner Trustees in their individual capacities. None of the Owner Trustees, the Owner Participants or the Leased Aircraft Trustees, or any affiliates thereof, will be personally liable to any holder of an Equipment Note or, in the case of the Owner Trustees and the Owner Participants, to the Leased Aircraft Trustees for any amounts payable under the Equipment Notes or, except as provided in each Leased Aircraft Indenture, for any liability under such Leased Aircraft Indenture. All payments of principal of, premium, if any, and interest on the Equipment Notes issued with respect to any Leased Aircraft (other than payments made in connection with an optional redemption or purchase of Equipment Notes issued with respect to a Leased Aircraft by the related Owner Trustee or the related Owner Participant) will be made only from the assets subject to the lien of the Indenture with respect to such Leased Aircraft or the income and proceeds received by the related Leased Aircraft Trustee therefrom (including rent payable by Midway under the Lease with respect to such Leased Aircraft).

   The Equipment Notes issued with respect to the Owned Aircraft will be direct obligations of Midway.

   Except as otherwise provided in the Indentures, each Owner Trustee and each Loan Trustee, in its individual capacity, will not be answerable or accountable under the Indentures or under the Equipment Notes under any circumstances except, among other things, for its own willful misconduct or gross negligence. None of the Owner Participants will have any duty or responsibility under any of the Leased Aircraft Indentures or the Equipment Notes or the Leased Aircraft Trustees or to any holder of any Equipment Note.

Indenture Defaults, Notice and Waiver

   Indenture Defaults under each Indenture include: (a) in the case of an Indenture related to a Leased Aircraft, the occurrence of any Lease Event of Default under the related Lease (other than the failure to make certain indemnity payments and other payments to the related Owner Trustee or Owner Participant unless a notice is given by such Owner Trustee that such failure will constitute an Indenture Default), (b) the failure by

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the Owner Trustee in the case of a Leased Aircraft Indenture (other than as a result of a Lease Default or Lease Event of Default) or Midway, in the case of an Owned Aircraft Indenture, to pay (A) any interest or principal or Make-Whole Premium, if any, when due, under such Indenture or under any Equipment Note issued thereunder continued for more than ten Business Days or (B) any other amounts for more than thirty days, (c) in the case of a Leased Aircraft Indenture, any representation or warranty made by the related Owner Trustee or Owner Participant in such Indenture or in the case of an Owned Aircraft, any representation or warranty by Midway, in such Indenture, the related Participation Agreement or certain related documents furnished to the Loan Trustee or holder of any Note pursuant thereto being false or incorrect in any material respect when made and continuing to be material and adverse to the interests of the holder of any Equipment Note and remaining unremedied after notice and specified cure periods, (d) failure by the related Owner Trustee or Owner Participant in the case of a Leased Aircraft Indenture or Midway in the case of an Owned Aircraft Indenture to perform or observe certain material covenants or obligations for the benefit of the Loan Trustee or holders of Equipment Notes under such Indenture or certain related documents, continued after notice and specified cure periods, or (e) the occurrence of certain events of bankruptcy, reorganization or insolvency of the related Owner Trustee or Owner Participant or Midway, as the case may be. There are no cross-default provisions in the Indentures or the Leases in effect at any time when the relevant Equipment Notes are outstanding. Consequently, events resulting in an Indenture Default under any particular Indenture may or may not result in an Indenture Default occurring under any other Indenture. (Indentures, Section 7.01).

   The Loan Trustee will give the holders of the Equipment Notes and, if applicable, the Owner Trustee and the Owner Participant prompt written notice of any Indenture Default of which the Loan Trustee has actual knowledge and, in the case of an Indenture related to a Leased Aircraft, if the Indenture Default results from a Lease Event of Default, it will give the holders of the Equipment Notes, the Owner Trustee and the Owner Participant not less than ten Business Days' prior written notice of the date on or after which the Loan Trustee may commence the exercise of any remedy described in "--Remedies" below.

   If Midway fails to make any semiannual basic rental payment due under any Lease with respect to a Leased Aircraft, within a specified period after notice from the Loan Trustee of such failure the applicable Owner Trustee or Owner Participant may furnish to the Loan Trustee the amount due on the Equipment Notes issued with respect to such Leased Aircraft, together with any interest thereon on account of the delayed payment thereof, in which event the Loan Trustee and the holders of outstanding Equipment Notes issued under such Indenture may not exercise any remedies otherwise available under such Indenture or such Lease as the result of such failure to make such rental payment, unless the relevant Owner Trustee or Owner Participant has previously cured the preceding three consecutive payment defaults or six total payment defaults with respect to basic rental payments. (Indentures, Section 8.03).

   The Owner Trustee and/or the Owner Participant also have certain rights, but not obligations, to cure Indenture Defaults that may be cured by the payment of money.

   In the case of a Leased Aircraft Indenture, if an Owner Trustee or Owner Participant pays the amount due on the Equipment Notes to the Loan Trustee or cures the Indenture Default, the Owner Trustee or Owner Participant will be subrogated to the rights of the Loan Trustee and the holders of the Equipment Notes in respect of the Rent which was overdue at the time of such payment, as well as interest payable by Midway on account of its being overdue, and thereafter the Owner Trustee or the Owner Participant, as the case may be, will be entitled to receive such overdue Rent and interest thereon upon receipt by the Loan Trustee; provided, however, that (1) if the principal amount and interest on the Equipment Notes is due and payable following an Indenture Default, such subrogation will, until the principal amount of, interest on, Make-Whole Premium, if any, and all other amounts due with respect to all Equipment Notes has been paid in full, be subordinate to the rights of the Loan Trustee and the holders of the Equipment Notes in respect of such payment of overdue Rent and interest and (2) the Owner Trustee will not be entitled to recover any such payments except pursuant to the foregoing right of subrogation, by demand or suit for damages.


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   The holders of a majority in principal amount of the outstanding Equipment
Notes issued under any Indenture, by notice to the Loan Trustee, may on behalf of all the holders and the Liquidity Providers waive any existing default and its consequences under the Indenture with respect to such Aircraft, except a default in the payment of the principal of, interest on, or Make-Whole Premium, if any, on any such Equipment Notes or a default in respect of any covenant or provision of such Indenture that cannot be modified or amended without the consent of each holder of Equipment Notes affected thereby. (Indentures, Section 7.11).

Remedies

   Each Indenture provides that if an Indenture Default occurs and is continuing, the related Loan Trustee may, and upon receipt of written demand from the holders of a majority in principal amount of the Equipment Notes outstanding under such Indenture shall, subject, in the case of a Leased Aircraft Indenture, to the applicable Owner Participant's or Owner Trustee's right to cure, as discussed above, declare the principal of all such Equipment Notes issued thereunder immediately due and payable, together with all accrued but unpaid interest thereon (without the Make-Whole Premium). The holders of a majority in principal amount of Equipment Notes outstanding under such Indenture may rescind any such declaration at any time before the sale or disposition of the Trust Indenture Estate if (1) there has been paid to the related Loan Trustee an amount sufficient to pay all principal and interest on any such Equipment Notes, to the extent such amounts have become due otherwise than by such declaration of acceleration and (2) all other Indenture Defaults under such Indenture (other than the nonpayment of principal that has become due solely because of such acceleration) have been cured or waived. (Indentures, Section 7.02(c)).

   Each Indenture provides that if an Indenture Default under such Indenture has occurred and is continuing, the related Loan Trustee may exercise certain rights or remedies available to it under such Indenture or under applicable law, including, with respect to an Owned Aircraft Indenture, one or more remedies under such Indenture with respect to the related Aircraft or, with respect to a Leased Aircraft Indenture, one or more of the remedies under such Indenture or (if the corresponding Lease has been declared in default) under the related Lease. If an Indenture Default arises solely by reason of one or more events or circumstances which constitute a Lease Default or Lease Event of Default, the related Leased Aircraft Trustee's right to exercise remedies under a Leased Aircraft Indenture is subject, with certain exceptions, to its having proceeded to declare the Lease in default and commence the exercise one or more of the dispossessory remedies under the Lease with respect to such Leased Aircraft; provided that the requirement to exercise one or more of such remedies under such Lease shall not apply in circumstances where such exercise has been involuntarily stayed or prohibited by applicable law or court order for a continuous period (a "Continuous Stay Period") in excess of the
Section 1110 Period; provided further, however, that the requirement to exercise one or more of such remedies under such Lease shall nonetheless be applicable during a Continuous Stay Period subsequent to the expiration of the
Section 1110 Period to the extent that the continuation of such Continuous Stay Period subsequent to the expiration of the Section 1110 Period (A) results from an agreement by Midway or the trustee or the debtor-in-possession in such proceeding during the Section 1110 Period with the approval of the relevant court to perform such Lease in accordance with Section 1110(a)(2)(A) of the U.S. Bankruptcy Code and continues to perform as required by Section 1110(a)(2)(A-B) of the U.S. Bankruptcy Code or (B) is an extension of the
Section 1110 Period with the consent of such Leased Aircraft Trustee pursuant to Section 1110(b) of the U.S. Bankruptcy Code or (C) is the consequence of such Leased Aircraft Trustee's own failure to give any requisite notice to any person. "--Certain Provisions of the Leases and the Owned Aircraft Indentures-- Lease Events of Default." Such remedies may be exercised by the related Loan Trustee to the exclusion of the related Owner Trustee, subject to certain conditions specified in such Indenture, and Midway, subject to the terms of such Lease. Any Aircraft sold in the exercise of such remedies will be free and clear of any rights of those parties, including the rights of Midway under any Lease with respect to such Aircraft; provided that no exercise of any remedies by the related Leased Aircraft Trustee may affect the rights of Midway under any Lease unless a Lease Event of Default has occurred and is continuing. (Leased Aircraft Indentures, Sections 7.02 and 7.03; Leases, Section 17) The Owned Aircraft Indentures will not contain such limitations on the Owned Aircraft Trustee's ability to exercise remedies upon an Indenture Default under an Owned Aircraft Indenture.

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   If the Equipment Notes issued in respect of one Aircraft are in default, the
Equipment Notes issued in respect of the other Aircraft may not be in default, and, if not, no remedies will be exercisable under the applicable Indentures with respect to such other Aircraft.

   Section 1110 of the U.S. Bankruptcy Code provides in relevant part that, except as described in the following sentence, the right of lessors, conditional vendors and holders of security interests with respect to "equipment" (as defined in Section 1110) to take possession of such equipment in compliance with the provisions of a lease, conditional sale contract or security agreement, as the case may be, is not affected by any other provision of the U.S. Bankruptcy Code. Section 1110 of the U.S. Bankruptcy Code provides in relevant part, however, that the right of a lessor, conditional vendor or holder of a security interest to take possession of an aircraft in the event of an event of default may not be exercised for 60 days following the date of commencement of the reorganization proceedings and may not be exercised at all if, within such 60 day period (or such longer period consented to by the lessor, conditional vendor or holder of a security interest and approved by the court), the debtor-in-possession agrees to perform the debtor's obligations that become due on or after such date and cures all existing defaults (other than defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor). "Equipment" is defined in Section 1110, in part, as "an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in section 40102 of Title 49 of the United States Code) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that at the time such transaction is entered into, holds an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of Title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo."

   It is a condition to the Trustee's obligation to purchase Equipment Notes with respect to each Aircraft that outside counsel to Midway, which is expected to be Fulbright & Jaworski L.L.P., provide its opinion to the Trustees that, if Midway were to become a debtor under Chapter 11 of the U.S. Bankruptcy Code, the Owner Trustee, as lessor under each of the Leases, and the Loan Trustee of the Leased Aircraft Indentures, as assignee of such Owner Trustee's rights under each of the Leases pursuant to each of the related Indentures, and the Loan Trustee under each Owned Aircraft Indenture, as holder of a security interest in the related Owned Aircraft, would be entitled to the benefits of
Section 1110 of the U.S. Bankruptcy Code with respect to the airframe and engines comprising the related Aircraft, but such opinion may provide that such Owner Trustee or any such Loan Trustee may not be entitled to such benefits with respect to any replacement of an Aircraft after an Event of Loss in the future (the consummation of which replacement is conditioned upon the contemporaneous delivery of an opinion of counsel to the effect that the related Loan Trustee's entitlement to Section 1110 benefits should not be diminished as a result of such replacement) or with respect to the replacement of an engine in accordance with the terms of the Lease (but Section 1110 would be available as to the original airframe and engine(s) and might or might not be independently available as to the replaced engine(s)). This opinion will be subject to certain qualifications and assumptions including the assumptions that Midway at the time of entering into the applicable Lease or Owned Aircraft Indenture holds an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of Title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo. See "--Certain Provisions of the Leases and the Owned Aircraft Indentures--Events of Loss." The opinion will not address the availability of
Section 1110 with respect to the bankruptcy proceedings of any possible lessee of an Owned Aircraft which may be leased by Midway, or of any sublessee of a Leased Aircraft which may be subleased by Midway. For a description of certain limitations on the Loan Trustee's exercise of rights contained in the Indenture, see "--Indenture Defaults, Notice and Waiver."

   If an Indenture Default under any Indenture occurs and is continuing, any sums held or received by the related Loan Trustee may be applied to reimburse such Loan Trustee for any tax, expense or other loss incurred by it and to pay any other amounts due to such Loan Trustee prior to any payments to holders of the Equipment Notes issued under such Indenture. (Indentures, Section 5.03).

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   In the event of bankruptcy, insolvency, receivership or like proceedings involving an Owner Participant, it is possible that, notwithstanding that the applicable Aircraft is owned by the related Owner Trustee in trust, such Aircraft and the related Lease and Equipment Notes might become part of such proceeding. In such event, payments under such Lease or on such Equipment Notes may be interrupted and the ability of the related Loan Trustee to exercise its remedies under the related Indenture might be restricted, though such Loan Trustee would retain its status as a secured creditor in respect of the related Lease and the related Aircraft.

Modification of Indentures and Leases

   Without the consent of holders of a majority in principal amount of the Equipment Notes outstanding under any Indenture, the provisions of such Indenture and any related Lease, Participation Agreement or Trust Agreement may not be amended or modified, except to the extent indicated below.

   Certain provisions of any Leased Aircraft Indenture, and of the Lease, Participation Agreement and Trust Agreement related thereto, may be amended or modified by the parties thereto without the consent of the relevant Loan Trustee or any holders of the Equipment Notes outstanding under such Indenture, subject to certain conditions. In the case of each Lease, such provisions include, among others, provisions relating to (1) the return to the related Owner Trustee of the related Aircraft at the end of the term of such Lease, (2) the renewal of such Lease and the option of Midway at the end of the term of such Lease to purchase the related Aircraft, (3) maintenance, operation and use of the Aircraft and (4) the list of countries in which a permitted sublessee may be headquartered or in which an Aircraft may, in some circumstances, be re-registered. (Indentures, Section 8.01).

   Without the consent of the holder of each Equipment Note outstanding under any Indenture affected thereby and the Liquidity Provider, no amendment of or supplement to such Indenture may, among other things (a) reduce the principal amount of, or Make-Whole Premium, if any, or interest payable on, any Equipment Notes issued under such Indenture or change the date on which or the priority with respect to which any principal, Make-Whole Premium, if any, or interest is due and payable, (b) create any security interest with respect to the property prior to or pari passu with the lien of such Indenture, except as provided in such Indenture, or deprive any holder of an Equipment Note issued under such Indenture of the benefit of the lien of such Indenture upon the property subject thereto or (c) reduce the percentage in principal amount of outstanding Equipment Notes issued under such Indenture necessary to modify or amend any provision of such Indenture or to waive compliance therewith. (Indentures, Section 13.02).

Indemnification

   Midway is required to indemnify each Loan Trustee, each Owner Participant, each Owner Trustee, each Liquidity Provider, the Subordination Agent, the Escrow Agent and each Trustee, but not the holders of Certificates, for certain losses, claims and other matters. Midway will be required under certain circumstances to indemnify each Owner Participant against the loss of depreciation deductions and certain other benefits allowable for certain income tax purposes with respect to the related Leased Aircraft.

   The Loan Trustee is not under any obligation to take any action, risk liability or expend its own funds under the Indenture if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it.

The Leases and Certain Provisions of the Leases and the Owned Aircraft
Indentures

   Each Leased Aircraft will be leased to Midway by the relevant Owner Trustee under the relevant Lease. Each Owned Aircraft will be owned by Midway.


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 Lease Terms and Rentals

   Each Leased Aircraft will be leased separately for a term (with respect to any Leased Aircraft, the "Term") commencing on the date of the delivery of such Aircraft to the relevant Owner Trustee and expiring not earlier than the latest maturity date of the Equipment Notes issued pursuant to the related Indenture. Basic Rent payments for each Aircraft are payable semiannually on each Lease Payment Date. Such payments, together with certain other payments that Midway is obligated to make or cause to be made under the related Lease, have been assigned by the Owner Trustee under the related Indenture to provide the funds necessary to make payments of principal and interest due or expected to be due from the Owner Trustee on the Equipment Notes issued under such Indenture and Liquidity Obligations under the related Liquidity Facility. In certain cases, the Basic Rent payments under the Leases may be adjusted, but each Lease provides that under no circumstances will rent payments by Midway be less than the scheduled payments on the related Equipment Notes. (Leases, Section 3(f)). The balance of any such Basic Rent payment and such other payments, after payment of amounts due or expected to be due on the related Equipment Notes and certain other amounts, will be paid over to the related Owner Trustee. (Indentures, Section 5.01). Midway's obligations to pay rent and to make, or cause to be made, other payments under each Lease are general unsecured obligations of Midway and will rank pari passu in right of payment with all other general unsecured indebtedness of Midway, and would be senior in right of payment to any subordinated indebtedness of Midway if any such subordinated indebtedness should exist. The rental obligations will also be effectively subordinated to any secured indebtedness of Midway to the extent of the value of the assets securing such indebtedness.

   Semiannual payments of interest on the Equipment Notes issued by Midway under an Owned Aircraft Indenture are payable on April 1 and October 1 of each year, commencing on the later of April 1, 2001 and the first such date after issuance thereof. Semiannual payments of principal under the Equipment Notes issued by Midway under an Owned Aircraft Indenture are payable on April 1 or October 1, or both, in certain years.

 Maintenance and Operation

   Each Owned Aircraft will be owned by Midway. Midway's obligations in respect of each of the Leased Aircraft will be those of a lessee under a "net lease." Accordingly, Midway is obligated to cause (x) each Leased Aircraft to be duly registered in the name of the Owner Trustee (except to the extent the relevant Owner Trustee or Owner Participant fails to meet applicable citizenship requirements) and (y) each Owned Aircraft to be duly registered in the name of Midway, and in each such case, to pay all costs of operating the Aircraft and, at the expense of Midway, and to the extent set forth in such Lease or Owned Aircraft Indenture, as the case may be, to maintain, service, repair and overhaul the Aircraft (or cause the Aircraft to be maintained, serviced, repaired and overhauled) so as to keep the Aircraft in such operating condition as may be necessary to enable the airworthiness certification of such Aircraft to be maintained in good standing at all times under the applicable rules and regulations of the country of registry of the Aircraft, except during temporary periods of grounding or during storage or the conduct of maintenance procedures, in each case subject to certain limitations. Notwithstanding anything to the contrary set forth above, Midway is also required to cause the Aircraft to be maintained in accordance with maintenance standards at least comparable to those required by the FAA or the central civil aviation authority of the United Kingdom, France, Germany, Japan, the Netherlands or Canada. (Leases, Section 5(d); Owned Aircraft Indentures, Section 4.01(d); Participation Agreements, Section 6.03(b)).

   Midway will not (and will not permit any Sublessee, in the case of a Leased Aircraft, or Permitted Lessee, in the case of an Owned Aircraft to) use or operate any Aircraft in violation of any applicable law or in violation of any airworthiness certificate, license or registration relating to the Aircraft issued by any competent government authority unless (1) the validity thereof is being contested in good faith and by appropriate proceedings which do not involve a material danger of the sale, forfeiture or loss of the airframe or any engine or (2) it is not possible for Midway to comply with the laws of a jurisdiction other than the United States (or other than any jurisdiction in which the Aircraft is then registered) because of a conflict with the applicable

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laws of the United States (or such jurisdiction in which the Aircraft is then registered). (Leases, Section 5(c); Owned Aircraft Indentures, Section
4.01(e)).

   Midway must make (or cause to be made) all alterations, modifications and additions to each airframe and engine necessary to meet the applicable standards of the FAA or any other applicable governmental authority of another jurisdiction in which the Aircraft may be registered, provided, that Midway may, in good faith, contest the validity or application of any such standard in any reasonable manner which does not materially adversely affect the Lessor (in the case of a Leased Aircraft) or the lien of the Indenture. Midway (or any Sublessee, in the case of a Leased Aircraft, or Permitted Lessee, in the case of an Owned Aircraft) may add further parts and make other alterations, modifications and additions to any airframe or any engine as Midway (or any Sublessee, in the case of a Leased Aircraft, or Permitted Lessee, in the case of an Owned Aircraft) may deem desirable in the proper conduct of its business, including removal of parts, so long as such alterations, modifications or additions do not (x) in Midway's reasonable judgment, diminish the value, utility, condition or airworthiness of such airframe or engine below the value, utility, condition or airworthiness thereof immediately prior to such alteration, modification, addition or removal (assuming such airframe or engine was maintained in accordance with the Lease or Owned Aircraft Indenture, as the case may be), except that the value (but not the utility, condition or airworthiness) of any airframe or engine may be reduced from time to time by the value of the obsolete parts which are removed so long as the aggregate value of such obsolete parts removed and not replaced shall not exceed $300,000 per Aircraft. In the case of a Leased Aircraft, title to parts incorporated or installed in or added to such airframe or engine as a result of such alterations, modifications or additions vest in the Owner Trustee subject to certain exceptions. In certain circumstances, Midway (or any Sublessee, in the case of a Leased Aircraft, or Permitted Lessee, in the case of an Owned Aircraft) is permitted to remove parts which were added by Midway (or any Sublessee, in the case of a Leased Aircraft, or Permitted Lessee in the case of an Owned Aircraft) (without replacement) from an airframe or engine so long as certain conditions are met and any such removal does not, among other things specified in each Lease, materially diminish or impair the value, utility, condition or airworthiness which such airframe or engine would have had at such time had such addition, alteration or modification not occurred. (Leases, Sections 7(a), 7(b), 7(c) and 7(d); Owned Aircraft Indentures, Sections 4.03(a), 4.03(b), 4.03(c) and 4.03(d)).

   Except as set forth above, Midway is obligated to replace or cause to be replaced all parts (other than severable parts added at the option of Midway or unsuitable parts that Midway is permitted to remove to the extent described above) that are incorporated or installed in or attached to any airframe or any engine and become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use. Any such replacement parts become subject to the related Lease (in the case of a Leased Aircraft) and the lien of the related Indenture in lieu of the part replaced. (Leases, Sections 7(a) and 7(b); Owned Aircraft Indentures, Sections 4.03(a) and 4.03(b)).

 Registration, Subleasing and Possession

   Midway may, under certain circumstances, re-register an Aircraft in certain jurisdictions outside the United States, subject to, among other conditions and limitations specified in each Lease (in the case of a Leased Aircraft) or Owned Aircraft Indenture (in the case of an Owned Aircraft) and the related Participation Agreement, the lien of the related Indenture continuing as a first priority security interest in the related Aircraft and (in the case of a Leased Aircraft) Lease. Midway is also permitted, subject to certain limitations, to sublease or lease, as the case may be, any Aircraft to any United States certificated air carrier which is not subject to bankruptcy or similar proceedings when the sublease or lease, as the case may be, begins, to certain airframe or engine manufacturers or to certain foreign entities so long as, in the case of any Leased Aircraft, the term of any such sublease does not extend beyond the term of the Lease applicable to such Aircraft, subject to certain exceptions. In addition, subject to certain limitations, Midway is permitted to transfer possession of any airframe or any engine other than by sublease or lease, as the case may be, including transfers of possession by Midway or any Sublessee, in the case of a Leased Aircraft or Permitted Lessee, in the case of an Owned Aircraft, in connection with certain interchange and pooling arrangements, transfers to the United States

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government and any instrumentality or agency thereof, and transfers in connection with maintenance or modifications. There are no general geographical restrictions on Midway's (or any Sublessee's, in the case of a Leased Aircraft, or Permitted Sublessee's in the case of an Owned Aircraft) ability to operate the Aircraft. (Leases, Section 5(a); Owned Aircraft Indentures, Section 4.01(a)). The extent to which the relevant Loan Trustee's lien would be recognized in an Aircraft if such Aircraft were located in certain countries is uncertain. See "Risk Factors--Risk Factors Related to the Certificates and the Exchange Offering--It may be difficult, expensive and time-consuming for a Loan Trustee to repossess an Aircraft upon default." In addition, any exercise of the right to repossess an Aircraft may be difficult, expensive and time-consuming, particularly when such Aircraft is located outside the United States and has been registered in a foreign jurisdiction or subleased to a foreign operator, and may be subject to the limitations and requirements of applicable law, including the need to obtain consents or approvals for deregistration or re-export of the Aircraft, which may be subject to delays and political risk. When a defaulting Sublessee or Permitted Lessee, as the case may be, or other permitted transferee is the subject of a bankruptcy, insolvency or similar event such as protective administration, additional limitations may apply.

   In addition, in the case of a Leased Aircraft at the time of obtaining repossession of the Aircraft under the related Lease or foreclosing on the lien on the Aircraft under the related Indenture, an airframe subject to such Lease may not be equipped with engines subject to the same Lease and, in such case, Midway is required to deliver engines attached to such airframe which shall be of the same or improved model as the engines (and, in any event, the two engines returned shall be of the same model) and suitable for installation and use on the airframe, and be in as good an operating condition as, such engines, assuming such engines were in the condition and repair required by the terms hereof immediately prior to such termination. Notwithstanding Midway's agreement in each Lease, in the event Midway fails to transfer title to engines not owned by the Owner Trustee that are attached on repossessed Aircraft, it could be difficult, expensive and time-consuming to assemble an Aircraft consisting of an airframe and engines subject to the Lease. See "Risk Factors-- Risk Factors Related to the Certificates and the Exchange Offer--It may be difficult, expensive and time-consuming for a Loan Trustee to repossess an Aircraft upon default."

 Liens

   Midway is required to maintain each Aircraft free of any liens, other than:

  . the respective rights of Midway;

  . the lien of the relevant Indenture, and any other rights existing pursuant to the Aircraft Operative Agreements related thereto and, in the case of the Leased Aircraft, the rights of the Owner Participant and Owner Trustee under the applicable Lease, Indenture and other Aircraft Operative Agreements;

  . the rights of others in possession of the Aircraft in accordance with the terms of the Lease or the Owned Aircraft Indenture (including Sublessees and Permitted Lessees);

  . certain other customary liens permitted under such documents, including liens for taxes of Midway or any Sublessee or Permitted Lessee, as the case may be, either not yet due or being contested in good faith with due diligence and by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of such airframe or any engine;

  . materialmen's, mechanics' and other similar liens arising in the ordinary course of Midway's (or any Sublessee's or Permitted Lessee's) business securing obligations that are not overdue, or are being contested in good faith by appropriate proceedings not involving any material danger of the sale, forfeiture or loss of such airframe or engines;

  . judgment liens for which there has been served a stay of execution;

  . salvage and similar rights of insurers;

  . certain liens attributable to the Loan Trustee, or in the case of a Leased Aircraft, the Owner Participant or Owner Trustee; and

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  . any other lien with respect to which Midway (or any Sublessee or
    Permitted Lessee) has provided a bond or other security adequate in the reasonable opinion of, in the case of a Leased Aircraft, the Owner Trustee or, in the case of an Owned Aircraft, the Loan Trustee. (Leases, Section 10; Owned Aircraft Indentures, Section 4.06).

 Insurance

   Subject to certain exceptions, Midway is obligated, at its or any Sublessee's or Permitted Lessee's, as the case may be, expense, to maintain or cause to be maintained on each Aircraft, with insurers of recognized responsibility, public liability and property damage insurance (exclusive of manufacturer's product liability insurance) and all-risk aircraft hull insurance, in such amounts, covering such risks and in such form as Midway customarily maintains with respect to other aircraft owned or operated by Midway, in each case similar to such Aircraft; provided, however, that, except to the extent of any self-insurance, the all-risk hull insurance shall be at least in an amount equal to the Termination Value (as specified in the applicable Lease) of such Aircraft (except with respect to any Owned Aircraft, in which case in an amount equal to the outstanding principal amount of the related Equipment Notes plus six months interest). (Leases, Sections 9(a) and 9(b); Owned Aircraft Indentures, Sections 4.05(a) and 4.05(b)).

   Subject to certain exceptions, the policies covering loss of or damage to an Aircraft shall be made payable, up to the Termination Value for such Aircraft (in the case of a Leased Aircraft) or up to the amount of outstanding principal of the Equipment Notes plus accrued interest (in the case of an Owned Aircraft), to the related Loan Trustee for any loss involving proceeds in excess of $2 million and the entire amount of any loss involving proceeds of $2 million or less and not involving an Event of Loss shall be paid to Midway, except that in the event a Lease Event of Default (in the case of a Leased Aircraft) or Indenture Event of Default (in the case of an Owned Aircraft) or a payment default or certain bankruptcy defaults (a "Specified Default") occurs and is continuing the relevant Loan Trustee can notify the insurers that all insurance proceeds must be paid to the relevant Loan Trustee. (Leases, Section 9(c)).

   With respect to required insurance, Midway may, in addition to maintaining normal deductibles, in the case of public liability and property damage insurance and all-risk hull insurance, maintain self-insurance, by way of deductible or otherwise, per occurrence or on a fleet-wide basis of not more than $15 million. (Leases, Section 9(d); Owned Aircraft Indentures, Section 4.05(d)).

   In respect of each Aircraft, Midway is required to cause the relevant Owner Trustee, if applicable, and Loan Trustee and certain other persons to be included as additional insureds as their respective interests may appear under all liability insurance policies required by the terms of the Lease or Owned Aircraft Indenture, as the case may be, with respect to such Aircraft. (Leases, Section 9(c); Owned Aircraft Indentures, Section 4.05(c)).

   Subject to certain customary exceptions, Midway may not operate (or permit any Sublessee or Permitted Lessee to operate) any Aircraft in any area that is excluded from coverage by any insurance policy in effect with respect to such Aircraft and required by the Lease or owned Aircraft Indenture, as the case may be. (Leases, Section 5(c); Owned Aircraft Indentures, Section 4.01(c)).

   Midway's obligation to provide any insurance required by each Lease or Owned Aircraft Indenture, as the case may be, shall be satisfied if indemnification from, or insurance provided by, the United States government against the risks requiring such insurance under such Lease or Owned Aircraft Indenture, when added to the amount of insurance against such risks otherwise maintained by or for the benefit of Midway, has a combined effect substantially the same as the amount of insurance against such risks otherwise required by such Lease or the Owned Aircraft Indenture, as the case may be. (Leases, Sections 9(a) and 9(b); Owned Aircraft Indentures, Sections 4.05(a) and 4.05(b)).


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 Lease Termination

   So long as no Event of Default shall be continuing, Midway may terminate any Lease on any Termination Date occurring after the fifth anniversary of the delivery date, if it determines that such Aircraft is obsolete or surplus to Midway's equipment requirements and subject to certain other limitations specified in such Leases. Upon payment of the Termination Value for such Aircraft, which will be in an amount at least equal to the outstanding principal amount of the related Equipment Notes and an amount equal to the Make-Whole Premium, if any, payable on such date of payment, together with certain additional amounts and together with all accrued and unpaid interest thereon, the lien of the relevant Indenture shall be released, the relevant Lease shall terminate, and the obligation of Midway thereafter to make scheduled rent payments under such Lease shall cease. (Leases, Section 14; Leased Aircraft Indentures, Section 6.02).

 Renewal and Purchase Options

   At the end of the term of each Lease after final maturity of the related Equipment Notes and subject to certain conditions, Midway will have certain options to renew such Lease for additional limited periods. In addition, Midway will have the right at the end of the term of each Lease to purchase the Aircraft subject thereto for an amount to be calculated in accordance with the terms of such Lease. (Leases, Section 13).

   Midway will also have the option to purchase the Aircraft subject to a Lease on certain specified dates and upon the occurrence of certain events prior to the end of the term of the Lease. In the event Midway exercises such a purchase option in respect of an Aircraft, the purchase price therefor shall be calculated in accordance with the provisions of the related Lease, but in any event shall be sufficient to pay all principal of, Make-Whole Premium, if any, on and interest on the related Equipment Notes in full and, upon payment thereof, Midway shall acquire such Aircraft free of the lien of the related Indenture, unless upon satisfaction of certain conditions, Midway chooses to assume on a full recourse basis all of such Owner Trustee's obligations in respect of the related Equipment Notes and acquires the Aircraft subject to the lien of the related Indenture. (Leases, Section 13(b); Leased Aircraft Indentures, Sections 2.12 and 6.02; Participation Agreements, Section 7.11). See "Description of the Equipment Notes--Redemption."

 Events of Loss

   If an Event of Loss occurs with respect to any Aircraft, Midway is obligated either (1) so long as no Event of Default (in the case of a Leased Aircraft) or Indenture Event of Default (in the case of an Owned Aircraft) is continuing, to replace such Aircraft or (2) to pay to the related Owner Trustee or the Owned Aircraft Trustee, as the case may be, the applicable Termination Value or the outstanding principal amount of the Equipment Notes plus accrued interest, as the case may be, together with certain additional amounts. If Midway elects to replace such Aircraft, it must do so no later than 180 days after the related Event of Loss, with an airframe or airframe and engines (such airframe and engines to be of the same or a comparable or improved model) free and clear of all liens (other than permitted liens) and having a value and utility at least equal to such airframe or engines, as the case may be, comprising part of the Aircraft immediately prior to the Event of Loss, assuming maintenance, condition and airworthiness thereof in accordance with the relevant Lease or the Owned Aircraft Indenture, as the case may be. If Midway elects to pay the Termination Value or the outstanding amount of principal and interest, as the case may be, for such Aircraft or elects to replace such Aircraft but fails to do so within the time periods specified therefor, Midway must make such payment not later than the 180th day after the Event of Loss. Upon making such payment with respect to a Leased Aircraft together with all other amounts then due under the related Lease with respect to such Aircraft, which in all circumstances will be at least sufficient to pay in full as of the date of payment the principal amount of the related Equipment Notes and all accrued and unpaid interest due thereon (but without any Make-Whole Premium), the Lease for such Aircraft shall terminate and the obligation of Midway to make the scheduled Basic Rent payments with respect thereto shall cease. Upon making such payment with respect to an Owned Aircraft, the Equipment Notes issued with respect to such Owned Aircraft will be redeemed in full. (Leases, Sections 8(a); Owned Aircraft Indenture, Section 4.04(a); Indentures, Sections 5.02,
6.02 and 9.08).

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   If an Event of Loss occurs with respect to an engine alone, Midway is required to replace such engine within 90 days from the date of such Event of Loss with another engine, free and clear of all liens (other than permitted liens), of the same or improved make and model and having a value and utility and in as good operating condition as the engine being replaced (assuming that such engine had been maintained in accordance with the Lease or the Owned Aircraft Indenture, as the case may be). (Leases, Section 7(e); Owned Aircraft Indenture, Section 4.03(e); Indentures, Section 9.08).

   An "Event of Loss" with respect to an Aircraft, airframe or any engine means any of the following events with respect thereto:

  . theft, hijacking or disappearance for a period in excess of 30 consecutive days (or 60 consecutive days so long as Lessee is diligently pursuing recovery of such property), or with respect to any Leased Aircraft, such shorter period ending on the expiration of the Term;

  . destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use for any reason whatsoever;

  . any event which results in an insurance settlement with respect to such property on the basis of an actual, constructive or compromised total loss;

  . with respect to the airframe only, requisition of use of such property by any foreign government or purported government or any agency or instrumentality thereof (other than the United States government), for a period in excess of 180 consecutive days (for certain specified countries) or 30 consecutive days (for any other country) or, with respect to any Leased Aircraft, such shorter period ending on the expiration of the Term;

  . with respect to any Leased Aircraft, and with respect to the airframe only, requisition of use of such property by the United States government for a period extending beyond the Term;

  . condemnation, confiscation or seizure of, or requisition of title of such property by any foreign government or purported government or any agency or instrumentality thereof or by the United States government, for a period in excess of 10 consecutive days or such shorter period ending on the expiration of the Term;

  . with respect to an engine only, the requisition or taking of use thereof by any government, or instrumentality or agency thereof and any divestiture of title or ownership deemed to be an Event of Loss with respect to an engine pursuant to the terms of the Lease; and

  . as a result of any law, rule, regulation, order or other action by the FAA or other governmental body having jurisdiction, the use of the Aircraft or airframe in the normal course of air transportation of passengers shall have been prohibited by virtue of a condition affecting all 737s equipped with engines of the same make and model as the engines for a period of 180 consecutive days (or, in the case of a Leased Aircraft, beyond the end of the Term), unless the Lessee, prior to the expiration of such 180-day period, shall be diligently carrying forward all necessary and desirable steps to permit normal use of the Aircraft and shall within 12 months have conformed at least one 737 (but not necessarily the Aircraft) to the requirements of any such law, rule, regulation, order or action, and shall be diligently pursuing conformance of the Aircraft in a non-discriminatory manner.

   An Event of Loss with respect to an Aircraft is deemed to have occurred if an Event of Loss occurs with respect to the airframe which is a part of such Aircraft. (Leases, Section 8; Owned Aircraft Indentures, Section 4.04).

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 Lease Events of Default

   Lease Events of Default include:

  . failure by Midway to pay any payment of Basic Rent, Termination Value or Supplemental Rent constituting any Make-Whole Premium under such Lease within 10 days after the same shall have become due;

  . failure by Midway to pay Supplemental Rent (other than Termination Value or any Make-Whole Premium) when due and such failure continues for 30 days after Midway's receipt of written notice thereof (which default may be declared in certain instances only by the Owner Participant);

  . failure by Midway to perform or observe any other covenant or agreement to be performed or observed by it under the applicable Lease or any Operative Agreement and such failure shall have continued unremedied for a period of 30 days after Midway shall have received written notice of such failure; provided, however, that no such failure shall constitute a Lease Event of Default so long as such failure can be remedied, Midway is diligently proceeding to remedy such failure, and such failure is remedied within a period of up to 180 days of receipt of such notice;

  . any representation or warranty (other than tax representations and warranties) made by Midway under the Aircraft Operative Agreements shall have proved to have been incorrect in any material respect when made, remains material when discovered and is not cured within 30 days after notice to Midway of such incorrectness by the Owner Trustee;

  . the occurrence of certain events of bankruptcy, reorganization or insolvency of Midway; and

  . failure by Midway to carry and maintain (or cause to be carried and maintained) insurance on or in respect of any Aircraft in accordance with the provisions of such Lease, subject to certain exceptions and grace periods. (Leases, Section 16).

   If a Lease Event of Default has occurred and is continuing and the Lease has been declared to be in default, the Owner Trustee may, subject to certain limitations relating to aircraft subject to the CRAF Program, exercise one or more of the remedies provided in such Lease with respect to the related Aircraft. Such remedies include the right to repossess and use or operate such Aircraft, to sell or release such Aircraft free and clear of Midway's rights and retain the proceeds and to require Midway to pay as liquidated damages any accrued and unpaid Basic Rent plus an amount equal to the excess of the Termination Value of such Aircraft over the net sale proceeds thereof plus interest thereon or the excess of the Termination Value of such Aircraft over the Fair Market Value of the Aircraft, plus interest thereon. (Leases, Section
17).

   Indenture Defaults under the Owned Aircraft Indenture are discussed above under "Indenture Defaults, Notice and Waiver." Remedies under the Owned Aircraft Indenture are discussed above under "--Remedies."

 Certain Defined Terms Under the Leases

   "Basic Rent" means, for any Aircraft, the aggregate periodic rent payable throughout the Basic Term for such Aircraft pursuant to the related Lease subject to certain adjustments.

   "CRAF Program" means the Civil Reserve Air Fleet Program administered by the United States government.

   "Sublessee" means any sublessee permitted under a Lease from time to time.

   "Supplemental Rent" means all amounts, liabilities, indemnities and obligations (other than Basic Rent) which Midway assumes or agrees to pay under each Lease and the agreements related thereto.

 Certain Defined Terms Under the Owned Aircraft Indentures

   "Permitted Lessee" means any lessee permitted under an Owned Aircraft Indenture from time to time.

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                  CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

General

   The following summary describes the material U.S. federal income tax consequences to Certificateholders of the purchase, ownership and disposition of the Certificates and in the opinion of Fulbright & Jaworski L.L.P., special tax counsel to Midway, is accurate in all material respects with respect to the matters discussed therein. Except as otherwise specified, the summary is addressed to beneficial owners of Certificates ("U.S. Certificateholders") that are:

  . citizens or residents of the United States,

  . corporations, partnerships or other entities created or organized in or under the laws of the United States or any state therein or the District of Columbia,

  . estates the income of which is subject to U.S. federal income taxation regardless of its source, or

  . generally, trusts that meet the following two tests: (a) a U.S. court is able to exercise primary supervision over the administration of the trust and (b) one or more U.S. persons have the authority to control all substantial decisions of the trust ("U.S. Persons") that will hold the Certificates as capital assets.

   This summary does not address the tax treatment of U.S. Certificateholders that may be subject to special tax rules, such as banks, insurance companies, dealers in securities or commodities, tax-exempt entities, holders that will hold Certificates as part of a straddle or holders that have a "functional currency" other than the U.S. dollar, nor, except as specifically indicated, does it address the tax treatment of U.S. Certificateholders that do not acquire Certificates at the initial offering price as part of the initial offering. The summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase Certificates. This summary does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than the United States.

   This summary is based upon the tax laws and practice of the United States as in effect on the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing are subject to change, which change could apply retroactively. Prospective investors should note that no rulings have been sought from the U.S. Internal Revenue Service (the "IRS") with respect to the tax consequences described below, and no assurance can be given that the IRS will not take contrary positions. The Trusts are not indemnified for any U.S. federal income taxes that may be imposed upon them, and the imposition of any such taxes on a Trust could result in a reduction in the amounts available for distribution to the Certificateholders of such Trust. Prospective investors should consult their own tax advisors with respect to the federal, state, local and foreign tax consequences to them of the purchase, ownership and disposition of the Certificates.

Tax Status of the Exchange Offer

   The exchange of an Old Certificate by a U.S. Certificateholder for an Exchange Certificate (as described under "The Exchange Offer") will not constitute a taxable exchange. As a result, a U.S. Certificateholder will not recognize taxable gain or loss upon receipt of an Exchange Certificate. A U.S. Certificateholder's tax basis and holding period for the related Deposits, Equipment Notes and any other assets held by the corresponding Trust will be the same tax basis and holding period of such assets immediately before the exchange. There are no U.S. federal income tax consequences to a holder of Old Certificates that does not participate in the Exchange Offer.

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Tax Status of the Trusts

   While there is no authority addressing the characterization of entities that are similar to the Trusts in all material respects, each Trust will not be classified as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes and will not be subject to federal income tax. Each Trust will file federal income tax returns and report to investors on the basis that it is a grantor trust under Subpart E, Part I of Subchapter J of the Code. If a Trust were treated as a partnership for U.S. federal income tax purposes rather than as a grantor trust, the consequences to U.S. Certificateholders and, to the extent described below, Non-U.S. Certificateholders, would not be materially different. The remainder of this discussion describes the consequences of the treatment as a grantor trust. Certificateholders who are not U.S. Persons should consult their own tax advisors as to the suitability to them of an investment in the Certificates.

Taxation of Certificateholders Generally

   A U.S. Certificateholder will be treated as owning its pro rata undivided interest in the relevant Deposits and each of the Equipment Notes, the Trust's contractual rights and obligations under the Note Purchase Agreement, and any other property held by the Trust. Accordingly, each U.S. Certificateholder's share of interest paid on Equipment Notes will be taxable as ordinary income, as it is paid or accrued, in accordance with such U.S. Certificateholder's method of accounting for U.S. federal income tax purposes, and a U.S. Certificateholder's share of Make-Whole Premium, if any, paid on redemption of an Equipment Note will be treated as capital gain. Each U.S. Certificateholder's share of interest income on the Deposits will be taxable as it is paid or accrued, in accordance with such holder's method of accounting for U.S. federal income tax purposes. In addition, the Deposits may be subject to the original issue discount and contingent payment rules, with the result that a U.S. Certificateholder may be required to include interest income from a Deposit using the accrual method of accounting regardless of its normal method and with a possible slight deferral in the timing of income recognition as compared to holding a single debt instrument with terms comparable to a Certificate. A U.S. Certificateholder's share of Deposit Make-Whole Premium, if any, paid with respect to the return of unused Deposits may be treated as ordinary income. Any amounts received by a Trust under a Liquidity Facility will be treated for U.S. federal income tax purposes as having the same characteristics as the payments they replace.

   An Owner Participant's conveyance of its interest in an Owner Trust should not constitute a taxable event to U.S. Certificateholders with respect to Equipment Notes attributable to the Leased Aircraft. However, if an Owner Trust were to assume Midway's obligations under Equipment Notes with respect to an Owned Aircraft upon conversion to a Leased Aircraft or if Midway were to assume an Owner Trust's obligations under the Equipment Notes upon its purchase of a Leased Aircraft pursuant to an option to purchase such aircraft prior to the end of its lease term, either such assumption may be treated for U.S. federal income tax purposes as a taxable exchange by U.S. Certificateholders of the Equipment Notes for "new" Equipment Notes resulting in the recognition of taxable gain (but possibly not loss) equal to the difference, if any, between the U.S. Certificateholder's adjusted basis in its interest in the Equipment Notes and the amount realized on such exchange (except to the extent attributable to accrued interest, which would be taxable as interest income if not previously included in income). For this purpose the amount realized (and the issue price of the "new" Equipment Note) will be equal to the fair market value of the U.S. Certificateholder's pro rata share of the respective Equipment Notes at such time if the Equipment Notes are considered to be "publicly traded" within the meaning of applicable Treasury regulations promulgated under the Code on original issue discount and otherwise will equal to their principal amount (or, under certain circumstances, a lesser imputed principal amount). Although the Certificates may be "tradable on an established market" for purposes of these Treasury regulations, the Equipment Notes will not be so tradable. There is no authority under the current Treasury regulations or otherwise, however, that addresses the determination of the amount realized in this context or one similar in all material respects. In the event of an assumption by an Owner Trustee of Midway's obligations under Equipment Notes with respect to an Owned Aircraft, Midway will (i) provide to the relevant Owned Aircraft Trustee with an opinion of counsel that the Trusts will not be subject to U.S. federal income tax as a result of such assumption and (ii) furnish to the relevant Owned Aircraft Trustee either (A) an opinion

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that the Certificateholders will not recognize gain or loss for U.S. federal income tax purposes in connection with such assumption and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same time as would have been the case if such assumption had not occurred or
(B) furnish to the relevant Owned Aircraft Trustee both an opinion of counsel that the Certificateholders should not recognize gain or loss for U.S. federal income tax purposes in connection with such assumption and should be subject to U.S. federal income tax on the same amount and in the same manner and at the same time as would have been the case if such assumption had not occurred and an indemnity in favor of the Certificateholders in form and substance reasonably satisfactory to the relevant Owned Aircraft Trustee. Similarly, in the event of an assumption by Midway of an Owner Trust's obligations under Equipment Notes with respect to Leased Aircraft, Midway will (i) furnish to the relevant Leased Aircraft Trustee an opinion that the Trusts will not be subject to U.S. federal income taxation as a result of such assumption and (ii) furnish to the relevant Leased Aircraft Trustee either (A) an opinion of counsel to the effect that no Certificateholders will be required to recognize gain or loss for U.S. federal income tax purposes in connection with such assumption and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same time as would have been the case if such assumption had not occurred or (B) both an opinion of counsel that the Certificateholders should not recognize gain or loss for U.S. federal income tax purposes in connection with such assumption and should be subject to U.S. federal income tax on the same amount and in the same manner and at the same time as would have been the case if such assumption had not occurred and an indemnity in favor of the Certificateholders in form and substance reasonably satisfactory to the relevant Leased Aircraft Trustee.

   In the case of a subsequent purchaser of a Certificate, the purchase price for the Certificate should be allocated among the relevant Deposits and the assets held by the relevant Trust (including the Equipment Notes and the rights and obligations under the Note Purchase Agreement with respect to Equipment Notes not theretofore issued) in accordance with their relative fair market values at the time of purchase. Any portion of the purchase price allocable to the right and obligation under the Note Purchase Agreement to acquire an Equipment Note should be included in the purchaser's basis in its share of the Equipment Note when issued. Although the matter is not entirely clear, in the case of a purchaser after initial issuance of the Certificates but prior to the Delivery Period Termination Date, if the purchase price reflects a "negative value" associated with the obligation to acquire an Equipment Note pursuant to the Note Purchase Agreement being burdensome under conditions existing at the time of purchase (e.g., as a result of the interest rate on the unissued Equipment Notes being below market at the time of purchase of a Certificate), such negative value probably would be added to such purchaser's basis in its interest in the Deposits and the remaining assets of the Trust and reduce such purchaser's basis in its share of the Equipment Notes when issued. The preceding two sentences do not apply to purchases of Certificates following the Delivery Period Termination Date.

   A U.S. Certificateholder who is treated as purchasing an interest in a Deposit or an Equipment Note at a market discount (generally, at a cost less than its remaining principal amount) that exceeds a statutorily defined de minimis amount will be subject to the "market discount" rules of the Code. These rules provide, in part, that gain on the sale or other disposition of a debt instrument with a term of more than one year and partial principal payments (including partial redemptions) on such a debt instrument are treated as ordinary income to the extent of accrued but unrecognized market discount. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry a debt instrument that has market discount. A U.S. Certificateholder who purchases an interest in a Deposit or an Equipment Note at a premium may elect to amortize the premium as an offset to interest income on the Deposit or Equipment Note under rules prescribed by the Code and Treasury regulations promulgated under the Code.

   Each U.S. Certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the corresponding Trust as provided in Section 162 or 212 of the Code. Certain fees and expenses, including fees paid to the Trustee and the Liquidity Provider, will be borne by parties other than the Certificateholders. It is possible that such fees and expenses will be treated as constructively received by the Trust, in which event a U.S. Certificateholder will be required to include in

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income and will be entitled to deduct its pro rata share of such fees and expenses. If a U.S. Certificateholder is an individual, estate or trust, the deduction for such holder's share of such fees or expenses will be allowed only to the extent that all of such holder's miscellaneous itemized deductions, including such holder's share of such fees and expenses, exceed 2% of such holder's adjusted gross income. In addition, in the case of U.S. Certificateholders who are individuals, certain otherwise allowable itemized deductions will be subject generally to additional limitations on itemized deductions under applicable provisions of the Code.

Effect of Subordination of Class B and Class C Certificateholders

   In the event that the Class B Trust or the Class C Trust (such Trusts being the "Subordinated Trusts" and the related Certificates being the "Subordinated Certificates") receives less than the full amount of the receipts of interest, principal or premium paid with respect to the Equipment Notes held by it (any shortfall in such receipts being the "Shortfall Amounts") because of the subordination of the Equipment Notes held by such Trust under the Intercreditor Agreement, the corresponding owners of beneficial interests in the Subordinated Certificates (the "Subordinated Certificateholders") would probably be treated for federal income tax purposes as if they had (1) received as distributions their full share of such receipts, (2) paid over to the relevant senior Class of Certificateholders an amount equal to their share of such Shortfall Amount, and (3) retained the right to reimbursement of such amounts to the extent of future amounts payable to such Subordinated Certificateholders with respect to such Shortfall Amount.

   Under this analysis,

  . Subordinated Certificateholders incurring a Shortfall Amount would be required to include as current income any interest or other income of the corresponding Subordinated Trust that was a component of the Shortfall Amount, even though such amount was in fact paid to the relevant senior Class of Certificateholders,

  . a loss would only be allowed to such Subordinated Certificateholders when their right to receive reimbursement of such Shortfall Amount becomes worthless (i.e., when it becomes clear that funds will not be available from any source to reimburse such loss), and

  . reimbursement of such Shortfall Amount prior to such a claim of worthlessness would not be taxable income to Subordinated
    Certificateholders because such amount was previously included in income.

   These results should not significantly affect the inclusion of income for Subordinated Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinated Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.

Sale or Other Disposition of the Certificates

   Upon the sale, exchange or other disposition of a Certificate and a related Deposit, a U.S. Certificateholder generally will recognize capital gain or loss (subject to the possible recognition of ordinary income under the market discount rules) equal to the difference between the amount realized on the disposition (other than any amount attributable to accrued interest which will be taxable as ordinary income) allocable to the related Equipment Notes or other Trust property and the related Deposits and the U.S. Certificateholder's adjusted tax basis in the Equipment Notes and any other property held by the corresponding Trust or the related Deposit, respectively. Any gain or loss will be long-term capital gain or loss to the extent attributable to property held by the Trust for more than one year. In the case of individuals, estates and trusts, the maximum rate of U.S. federal income tax on net long-term capital gains generally is 20%, compared to a 39.6% maximum rate for short-term capital gains. Any gain with respect to an interest in a Deposit likely will be treated as ordinary income.

Foreign Certificateholders

   Subject to the discussion of backup withholding below, payments of principal and interest on the Equipment Notes to, or on behalf of, any beneficial owner of a Certificate that is not a U.S. Person (a "Non-U.S. Certificateholder") will not be subject to U.S. federal withholding tax; provided, in the case of interest, that:

  . such Non-U.S. Certificateholder does not actually or constructively own
    10% or more of the total combined voting power of all classes of the stock of Midway or any Owner Participant or any transferee of such Owner Participant's interest in the relevant owner trust,

  . such Non-U.S. Certificateholder is not a controlled foreign corporation for U.S. tax purposes that is related to Midway or any Owner Participant or any transferee of such Owner Participant's interest in the relevant owner trust, and

  . either (A) the Non-U.S. Certificateholder certifies, under penalties of perjury, that it is not a U.S. Person and provides its name and address and certain other information or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Certificate certifies, under penalties of perjury, that such statement has been received from the Non-U.S. Certificateholder by it or by another financial institution and furnishes the payor with a copy thereof.

   Any capital gain realized upon the sale, exchange, retirement or other disposition of a Certificate or upon receipt of premium paid on an Equipment Note by a Non-U.S. Certificateholder will not be subject to U.S. federal income or withholding taxes if (1) such gain is not effectively connected with a U.S. trade or business of the holder and (2) in the case of an individual, such holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition or receipt and certain other requirements are met.

   Any interest or gain described in the two preceding paragraphs will be subject to regular U.S. federal income tax at graduated rates if it is effectively connected with the conduct of a U.S. trade or business by a Non-U.S. Certificateholder.

Backup Withholding

   In general, information reporting requirements will apply to certain payments within the United States of principal, interest and premium on the Certificates, and to payments of the proceeds of certain sales of Certificates made to U.S. Certificateholders other than certain exempt recipients (such as corporations). Payments made on the Certificates and proceeds from the sale of Certificates will not be subject to a backup withholding tax of 31% unless, in general, the Certificateholder fails to comply with certain reporting procedures or otherwise fails to establish an exemption from such tax under applicable provisions of the Code.

   Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against such holder's U.S. federal income tax liability, if any, provided the required information is furnished to the IRS.

                             CERTAIN MARYLAND TAXES

   The Trustee is a state-chartered commercial bank, with trust powers, having its corporate trust office in the State of Maryland. In the opinion of Ober, Kaler, Grimes & Shriver, a Professional Corporation, counsel to the Trustee, under currently applicable law, assuming that the Trusts will not be classified as an association, a corporation or a publicly traded partnership taxable as a corporation for federal income tax purposes and will not be subject to federal income taxation, (1) the Trusts, by virtue of the Trustee being located in the State of Maryland, will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Maryland or any political subdivision thereof, and (2) Certificateholders that are not residents of or otherwise subject to tax in Maryland will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Maryland or any political subdivision thereof as a result of purchasing, holding (including receiving payments with respect to) or selling a Certificate.

                              ERISA CONSIDERATIONS

   The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on employee benefit plans subject to Title 1 of ERISA ("ERISA Plans"), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including, but not limited to, the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan.

   Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan (as well as those of a plan that is not subject to ERISA but which is subject to section 4975 of the Code, such as individual retirement accounts (together with ERISA Plans, "Plans")) and certain persons (referred to as "Parties In Interest" or "Disqualified Persons") having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

   The Department of Labor has promulgated a regulation, 29 CFR Section 2510.3-101 (the "Plan Asset Regulation"), describing what constitutes the assets of a Plan with respect to the Plan's investment in an entity for purposes of ERISA and Section 4975 of the Code. Under the Plan Asset Regulation, if a Plan invests (directly or indirectly) in a Certificate, the Plan's assets will include both the Certificate and an undivided interest in each of the underlying assets of the corresponding Trust, including the Equipment Notes held by such Trust, unless it is established that equity participation in the Trust by benefit plan investors (including but not limited to Plans and entities whose underlying assets include Plan assets by reason of an employee benefit plan's investment in the entity) is not "significant" within the meaning of the Plan Asset Regulation. In this regard, the extent to which there is equity participation in a particular Trust by, or on behalf of, Plans will not be monitored. If the assets of a Trust are deemed to constitute the assets of a Plan, transactions involving the assets of such Trust could be subject to the prohibited transaction provisions of ERISA and section 4975 of the Code unless a statutory or administrative exemption is applicable to the transaction.

   The fiduciary of a Plan that proposes to purchase and hold any Certificates should consider, among other things, whether such purchase and holding may involve (1) the direct or indirect extension of credit to a party in interest or a disqualified person, (2) the sale or exchange of any property between a Plan and a party in interest or a disqualified person, or (3) the transfer to, or use by or for the benefit of, a party in interest or a disqualified person, of any Plan assets. Such parties in interest or disqualified persons could include, without limitation, Midway and its affiliates, the Owner Participants, the Placement Agents, the Trustees, the Escrow Agent, the Depositary, the Owner Trustees and the Liquidity Provider. In addition, whether or not the assets of a Trust are deemed to be Plan assets under the Plan Asset Regulation, if Certificates are purchased by a Plan and Certificates of a subordinate Class are held by a party in interest or a disqualified person with respect to such Plan, the exercise by the holder of the subordinate Class of Certificates of its right to purchase the senior Classes of Certificates upon the occurrence and during the continuation of a Triggering Event could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. Depending on the identity of the Plan fiduciary making the decision to acquire or hold Certificates on behalf of a Plan, Prohibited Transaction Class Exemption ("PTCE") 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a "qualified professional asset manager"), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) (collectively, the "Class Exemptions") could provide an exemption from the prohibited transaction provision of ERISA and section 4975 of the Code. However, there can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular transaction involving the Certificates.

   Governmental plans and certain church plans, while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel before purchasing any Certificates.

   Any Plan fiduciary which proposes to cause a Plan to purchase any Certificates should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and section 4975 of the Code to such an investment, and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA.

   Each person who acquires or accepts a Certificate or an interest therein, will be deemed by such acquisition or acceptance to have represented and warranted that either: (1) no Plan assets have been used to purchase such Certificate or an interest therein or (2) the purchase and holding of such Certificate or interest therein are exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions.

   Each Plan fiduciary (and each fiduciary for a governmental or church plan subject to rules similar to those imposed on Plans under ERISA) should consult with its legal advisor concerning an investment in any of the Certificates.

                              PLAN OF DISTRIBUTION

   Each broker-dealer that receives Exchange Certificates for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Certificates. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Certificates received in exchange for Certificates where such Certificates were acquired as a result of market-making activities or other trading activities. Midway has agreed that for a period of 90 days after the Expiration Date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

   Midway will not receive any proceeds from any sales of the Exchange Certificates by broker-dealers. Exchange Certificates received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Certificates or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Certificates. Any broker-dealer that resells the Exchange Certificates that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Certificates may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of the Exchange Certificates and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

   For a period of 90 days after the Expiration Date, Midway will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. Midway has agreed to pay certain expenses incident to the Exchange Offer, other than commissions or concessions of any brokers or dealers, and will indemnify the holders of the Exchange Certificates (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

   By acceptance of this Exchange Offer, each broker-dealer that receives Exchange Certificates for its own account pursuant to the Exchange Offer agrees that, upon receipt of notice from Midway of the happening of any event which makes any statement in this prospectus untrue in any material respect or which requires the making of any changes in this prospectus in order to make the statements herein not misleading (which notice Midway agrees to deliver promptly to such broker-dealer), such broker-dealer will suspend use of this prospectus until Midway has amended or supplemented this prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented prospectus to such broker-dealer. If Midway shall give any such notice to suspend the use of the prospectus, it shall extend the 90-day period referred to above by the number of days during the period from and including the date of the giving of such notice to and including the date when broker-dealers shall have received copies of the supplemented or amended prospectus necessary to permit resales of the Exchange Certificates.

                                 LEGAL MATTERS

   The validity of the Exchange Certificates offered hereby will be passed upon for Midway by Fulbright & Jaworski L.L.P., New York, New York.

                                    EXPERTS

   The references to AISI, AvS and SH&E, and to their respective appraisal reports dated as of the following dates: AISI as of August 7, 2000; AvS as of August 9, 2000; and SH&E as of June 20, 2000 are included herein in reliance upon the authority of each such firm as an expert with respect to the matters contained in its appraisal report.

   The financial statements (including schedule incorporated by reference) of Midway Airlines Corporation at December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999, appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing and incorporated by reference elsewhere herein. The financial statements referred to above are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

                          MIDWAY AIRLINES CORPORATION

                         INDEX TO FINANCIAL STATEMENTS

Audited Financial Statements:

  Report of Independent Auditors..........................................  F-2
  Balance Sheets at December 31, 1999 and 1998............................  F-3
  Statements of Income for the Years Ended December 31, 1999, 1998 and
   1997...................................................................  F-5
  Statement of Stockholders' Equity for the Years Ended December 31, 1999,
   1998 and 1997..........................................................  F-6
  Statements of Cash Flows for the Years Ended December 31, 1999, 1998 and
   1997...................................................................  F-7
  Notes to Financial Statements...........................................  F-8

Unaudited Financial Statements:

  Balance Sheet at September 30, 2000..................................... F-23
  Statements of Operations for the three months ended September 30, 2000 and 1999............................................................... F-25
  Statements of Operations for the nine months ended September 30, 2000 and 1999............................................................... F-26
  Statement of Stockholders' Equity at September 30, 2000................. F-27
  Statements of Cash Flows for the Nine Months Ended September 30, 2000
   and 1999............................................................... F-28
  Notes to Financial Statements........................................... F-29

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders
Midway Airlines Corporation

   We have audited the accompanying balance sheets of Midway Airlines Corporation as of December 31, 1999 and 1998 and the related statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Midway Airlines Corporation as of December 31, 1999 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.

                                          /s/ Ernst & Young LLP

Raleigh, North Carolina
February 1, 2000, except for the last
 paragraph of Note 3 and Note 13,
 as to which the date is February 29, 2000

                          MIDWAY AIRLINES CORPORATION

                                 BALANCE SHEETS
                             (Dollars in thousands)

                                                                December 31
                                                             ------------------
                                                               1999      1998
                                                             --------  --------
                           ASSETS

Current assets:
  Cash and cash equivalents................................. $ 27,351  $ 48,736
  Restricted cash...........................................   10,668     9,512
  Short-term investments....................................      545       --
  Accounts receivable:
    Credit cards and travel agencies........................    4,311     4,702
    Other (net).............................................    2,719     1,946
  Inventories...............................................    3,638     2,916
  Deferred income tax asset.................................    1,172       457
  Prepaids and other........................................    9,878    10,886
                                                             --------  --------
Total current assets........................................   60,282    79,155
Equipment and property:
  Flight....................................................  124,808   107,143
  Other.....................................................   11,485     6,657
  Less accumulated depreciation and amortization............  (15,888)  (10,793)
                                                             --------  --------
Total equipment and property, net...........................  120,405   103,007
Other noncurrent assets:
  Equipment and aircraft purchase deposits..................   61,824    18,103
  Aircraft lease deposits and other.........................    9,306     3,316
  Deferred income tax asset.................................    4,872       --
                                                             --------  --------
Total other noncurrent assets...............................   76,002    21,419
      Total assets.......................................... $256,689  $203,581
                                                             ========  ========


                            See accompanying notes.

                                                                 December 31
                                                              -----------------
                                                                1999     1998
                                                              -------- --------
            LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable........................................... $ 11,574 $  7,327
  Accrued expenses...........................................    6,385    5,732
  Accrued income and excise taxes............................    2,267      581
  Advance ticket sales.......................................   25,486   21,483
  Other current liabilities..................................    2,686    5,803
  Current maturities of long-term debt and capital lease
   obligations...............................................    7,470    5,349
                                                              -------- --------
Total current liabilities....................................   55,868   46,275
Noncurrent liabilities:
  Long-term debt and capital lease obligations...............  103,349   78,764
  Deferred income tax liability..............................   14,336    7,022
  Other......................................................      --     1,057
                                                              -------- --------
Total noncurrent liabilities.................................  117,685   86,843
                                                              -------- --------
Total liabilities............................................  173,553  133,118

Stockholders' equity:
  Preferred stock, $0.01 par value; 12 million shares
   authorized; none issued and Outstanding...................      --       --
  Common stock, $0.01 par value; 25 million shares
   authorized; 8,602,395 shares issued and outstanding at
   December 31, 1999 and 1998................................       86       86
  Additional paid-in-capital.................................   54,349   51,032
  Retained earnings ($51.1 million of accumulated deficit
   eliminated in the quasi-reorganization as of June 30,
   1997) (Note 1)............................................   28,701   19,345
                                                              -------- --------
      Total stockholders' equity.............................   83,136   70,463
                                                              -------- --------
      Total liabilities and stockholders' equity............. $256,689 $203,581
                                                              ======== ========


                            See accompanying notes.

                          MIDWAY AIRLINES CORPORATION

                              STATEMENTS OF INCOME
                (Dollars in thousands, except per share amounts)

                                                Year ended December 31
                                           ----------------------------------
                                              1999        1998        1997
                                           ----------  ----------  ----------
Operating revenues:
  Passenger............................... $  213,018  $  205,566  $  179,000
  Cargo...................................      1,912       2,121       1,936
  Contract and other......................      3,016       3,752       5,339
                                           ----------  ----------  ----------
Total revenues............................    217,946     211,439     186,275
Operating expenses:
  Wages, salaries and related costs.......     38,875      31,822      25,757
  Aircraft fuel...........................     22,738      19,623      21,499
  Aircraft and engine rentals.............     31,429      29,927      30,495
  Commissions.............................     14,229      15,071      13,978
  Maintenance, materials and repairs......     13,388      17,103      17,006
  Other rentals and landing fees..........     10,098       9,646       9,812
  Depreciation and amortization...........      7,938       6,162       1,999
  Other...................................     59,773      53,541      49,862
  Equipment retirement charges............      2,765       2,413         --
  Special recapitalization charges........        --          --          750
                                           ----------  ----------  ----------
Total operating expenses..................    201,233     185,308     171,158
                                           ----------  ----------  ----------
Operating income..........................     16,713      26,131      15,117
Other income (expense):
  Interest income.........................      2,201       3,342       1,783
  Interest expense........................     (3,822)     (5,314)     (1,669)
                                           ----------  ----------  ----------
Total other income (expense)..............     (1,621)     (1,972)        114
                                           ----------  ----------  ----------
Income before income taxes and
 Extraordinary gain.......................     15,092      24,159      15,231
Income tax expense........................      5,736       9,178       6,306
                                           ----------  ----------  ----------
Income before extraordinary gain..........      9,356      14,981       8,925
Extraordinary gain........................                    --       15,969
                                           ----------  ----------  ----------
Net income................................ $    9,356  $   14,981  $   24,894
                                           ==========  ==========  ==========
Basic earnings per share:
  Income before extraordinary gain........ $     1.09  $     1.75  $     1.47
  Extraordinary gain......................        --          --         2.64
                                           ----------  ----------  ----------
  Net income.............................. $     1.09  $     1.75  $     4.11
                                           ==========  ==========  ==========
Weighted average shares used in computing
 basic earnings per share.................  8,602,395   8,574,972   6,059,051
                                           ==========  ==========  ==========
Diluted earnings per share:
  Income before extraordinary gain........ $     0.98  $     1.54  $     1.24
  Extraordinary gain......................        --          --         2.22
                                           ----------  ----------  ----------
  Net income.............................. $     0.98  $     1.54  $     3.46
                                           ==========  ==========  ==========
Weighted average shares used in computing
 diluted earnings per share...............  9,507,175   9,731,527   7,193,794
                                           ==========  ==========  ==========

                            See accompanying notes.

                          MIDWAY AIRLINES CORPORATION

                       STATEMENT OF STOCKHOLDERS' EQUITY
                             (Dollars in thousands)

                                                                                 Retained
                           Preferred Stock       Common Stock       Additional   Earnings
                          ------------------- --------------------   Paid-in   (Accumulated
                            Shares     Amount    Shares     Amount   Capital     Deficit)    Total
                          -----------  ------ ------------  ------  ---------- ------------ --------
Balance at December 31,
 1996...................    1,080,000   $ 11    10,000,000  $ 100    $ 30,989    $(71,669)  $(40,569)
Cancellation of prior
 stock in connection
 with recapitalization..   (1,080,000)   (11)  (10,000,000)  (100)        111         --         --
Issuance of preferred
 stock..................    3,728,693     37           --     --       14,963         --      15,000
Issuance of common
 stock..................          --     --      2,130,682     21       8,551         --       8,572
Issuance of common stock
 warrants in connection
 with debt
 restructuring..........          --     --            --     --        1,571         --       1,571
Contributed capital.....          --     --            --     --        1,314         --       1,314
Reclassification of
 accumulated deficit
 pursuant to quasi-
 reorganization.........          --     --            --     --      (51,139)     51,139        --
Conversion of preferred
 stock..................   (3,728,693)   (37)    3,728,693     37         --          --         --
Issuance of common stock
 in connection with
 initial public
 offering...............          --     --      2,699,320     27      37,677         --      37,704
Net income..............          --     --             --    --          --       24,894     24,894
                          -----------   ----  ------------  -----    --------    --------   --------
Balance at December 31,
 1997...................          --     --      8,558,695     85      44,037       4,364     48,486
Issuance of common
 stock..................          --     --         43,700      1         176         --         177
Net operating loss
 carryforward
 utilization credited to
 additional paid-in
 capital (Note 8).......          --     --            --     --        6,819         --       6,819
Net income..............          --     --            --     --          --       14,981     14,981
                          -----------   ----  ------------  -----    --------    --------   --------
Balance at December 31,
 1998...................          --     --      8,602,395     86      51,032      19,345     70,463
Net operating loss
 carryforward
 utilization credited to
 additional paid-in
 capital (Note 8).......          --     --            --     --        3,317                  3,317
Net income..............          --     --            --     --          --        9,356      9,356
                          -----------   ----  ------------  -----    --------    --------   --------
Balance at December 31,
 1999...................          --    $--      8,602,395  $  86    $ 54,349    $ 28,701   $ 83,136
                          ===========   ====  ============  =====    ========    ========   ========


                            See accompanying notes.

                          MIDWAY AIRLINES CORPORATION

                            STATEMENTS OF CASH FLOWS
                             (Dollars in thousands)

                                                     Year ended December 31
                                                   ----------------------------
                                                     1999      1998      1997
                                                   --------  --------  --------
Operating activities
Net income.......................................  $  9,356  $ 14,981  $ 24,894
Adjustments to reconcile net income to net cash
 provided by operating activities:
  Depreciation and amortization..................     7,938     6,162     1,999
  Special recapitalization charges...............       --        --        750
  Extraordinary gain.............................       --        --    (15,969)
  Deferred income taxes..........................     5,736     6,565       --
  Loss on disposal of assets.....................        97        21       --
  Accreted interest and amortization of discount
   on debt.......................................       448       554     1,518
  Changes in operating assets and liabilities:
   Restricted cash...............................    (1,156)   (6,701)     (811)
   Accounts receivable...........................      (382)     (896)   (1,760)
   Inventories...................................      (722)     (807)   (1,714)
   Prepaids and other............................       859    (1,267)     (226)
   Aircraft lease deposits and other.............    (6,046)      959      (462)
   Accounts payable and accrued expenses.........     4,900     1,958       897
   Accrued excise and income taxes...............       994      (714)   (1,505)
   Advance ticket sales..........................     4,003       599     2,708
   Other current liabilities.....................    (2,989)       94       243
   Other noncurrent liabilities..................    (1,057)      749      (279)
                                                   --------  --------  --------
     Net cash provided by operating activities...    21,979    22,257    10,283
Investing activities
Purchase of short-term investments...............    (7,820)      --    (78,278)
Sale of short-term investments...................     7,275       751    77,527
Purchase of equipment and property...............   (23,945)   (8,141)   (7,335)
Proceeds from sale of equipment and property.....       357       --        --
Aircraft and equipment purchase deposits.........   (41,648)  (19,752)  (17,133)
Refund of aircraft and equipment purchase
 deposits........................................    14,436    17,461       --
                                                   --------  --------  --------
     Net cash used in investing activities.......   (51,345)   (9,681)  (25,219)
Financing activities
Issuance of common and preferred stock...........       --        177    60,257
Proceeds from issuance of long-term debt.........    14,095     1,800       --
Repayment of long-term debt and capital lease
 obligations.....................................    (6,114)  (20,326)   (1,617)
                                                   --------  --------  --------
     Net cash provided by (used in) financing
      activities.................................     7,981   (18,349)   58,640
(Decrease) increase in cash and cash
 equivalents.....................................   (21,385)   (5,773)   43,704
Cash and cash equivalents at beginning of year...    48,736    54,509    10,805
Cash and cash equivalents at end of year.........  $ 27,351    48,736  $ 54,509
                                                   ========  ========  ========
Supplemental cash flow information...............
Interest taxes paid..............................  $  6,131     3,812  $    125
                                                   ========  ========  ========
Income taxes paid................................  $  2,191     6,610  $  2,600
Schedule of non-cash activities..................
Issuance of debt and capital leases for equipment
 purchases.......................................  $  1,529    53,824  $ 34,531
                                                   ========  ========  ========
Debt issued for aircraft purchase deposits.......  $ 16,845  $    --   $    --
                                                   ========  ========  ========

                            See accompanying notes.

                          MIDWAY AIRLINES CORPORATION

                         NOTES TO FINANCIAL STATEMENTS
                               December 31, 1999

1. Business and Basis of Presentation

   Midway Airlines Corporation ("Midway" or the "Company"), a Delaware corporation, is an air carrier providing primarily passenger service and to a lesser extent, cargo and mail services. The Company began operations in November 1993 and flies primarily to East Coast and Midwest locations from its hub at the Raleigh-Durham International Airport ("Raleigh-Durham"), utilizing eight Fokker F-100 aircraft, eighteen Canadair Regional Jets ("CRJs"), and one Boeing 737-700 aircraft as of December 31, 1999. As of December 31, 1999, the Company has purchase commitments for eight additional CRJ's and fifteen Boeing 737-700 aircraft and options to acquire up to fourteen additional CRJs and ten additional Boeing 737-700 aircraft.

   On February 11, 1997, the Company was recapitalized. Through the recapitalization, debt was either extinguished or restructured, all of the existing stock was canceled and new stock was issued, new terms for aircraft leases and rent reductions for facilities were implemented, and agreements reflecting revised maintenance arrangements were negotiated (see Note 12).

   On December 4, 1997, the Company completed an initial public offering of its common stock at a price of $15.50 per common share. Proceeds to the Company, net of underwriters discount and offering expenses, were $37.7 million (see
Note 5).

 Quasi-Reorganization

   As a result of the February 11, 1997 recapitalization, debt restructurings, retention of a new chief executive officer, and new Board of Directors, the Board of Directors approved a corporate readjustment of the accounts in the form of a quasi-reorganization, which was effected on June 30, 1997.

   A quasi-reorganization is an accounting procedure which results in eliminating the accumulated deficit in retained earnings. This accounting procedure is limited to a reclassification of accumulated deficit as a reduction of paid-in capital. The Company believes the quasi-reorganization was appropriate because on completion of the recapitalization, the debt restructurings, and the installation of a new chief executive officer and Board of Directors, the Company had substantially reduced its outstanding indebtedness, had formulated revised operating plans and as a result thereof would be able to devote its resources to its continuing operations. Because assets had been stated at approximate fair values, the quasi-reorganization had no effect on recorded assets.

2. Significant Accounting Policies and Other Matters

 Use of Estimates and Assumptions

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during that reporting period. Actual results could differ from those estimates.

 Cash, Cash Equivalents and Restricted Cash

   Cash and cash equivalents include investments with an original maturity of three months or less or which may be redeemed without penalty at any time. These investments are stated at cost, which approximates market value. In addition, as of December 31, 1999 and 1998, approximately $10.7 million and $9.5 million,

                          MIDWAY AIRLINES CORPORATION
respectively, of cash was restricted as to withdrawal; these funds serve as collateral to support letters of credits and a credit card holdback, and are classified as restricted cash in the balance sheets.

 Short-Term Investments

   Short-term investments consist of certificates of deposits which mature between three months and one year of the original investment date or can be redeemed without penalty within one year or less. These investments are carried at cost, which approximates market value.

 Concentrations

   Midway's accounts receivable are primarily receivables from major credit card issuing companies, travel agencies, and other air carriers related to ticket sales for passenger transportation. The Company does not believe it is subject to any significant concentration of credit risk. The Company establishes an allowance for doubtful accounts based upon factors surrounding credit risk. At December 31, 1999 and 1998, the allowance for doubtful accounts was approximately $1,613,000 and $1,624,000, respectively.

   Amounts charged by a related party vendor accounted for approximately 7.5%, 12.3% and 15.6% of operating expenses for the years ended December 31, 1999, 1998 and 1997, respectively. This vendor provided services related primarily to maintenance, passenger services and leasing of its Raleigh-Durham airport facilities and certain aircraft landing slots.

   The Company does not believe, however, that there is a significant risk associated with this vendor for the services provided, as alternative sources are generally available at commercially reasonable prices. Facilities are leased from this vendor pursuant to lease agreements covering various time periods (see Note 4). The Company also has a note payable with this vendor with an outstanding balance of $6.6 million at December 31, 1999 (Note 3). If the Company pays any dividends or makes any other cash or asset distribution to its stockholders without this vendor's consent at any time prior to the Company's payment in full of its note payable to the vendor, then the vendor may terminate the Raleigh-Durham facility lease, the Company's right to offer AAdvantage(R) frequent flyer benefits, and certain other service agreements. In addition, this vendor may terminate the Company's lease of the Raleigh-Durham facility and one other service agreement that the Company has with this vendor if any person or group acquires 30% or more of the Company's voting securities.

   The Company maintains certain cash balances and investments with banks in excess of insured limits. The Company does not believe that the risk of loss is significant.

   The Company purchases aircraft, rotable parts and expendable inventory, as well as services, including heavy maintenance checks and training, from aircraft manufacturers. One of these manufacturers maintains certain consignment inventory at the Company's facilities in Raleigh-Durham. Deposits are held by the aircraft manufacturers for ordered aircraft until the delivery and payment for the aircraft, at which time the Company is refunded the deposits in full. Management does not believe that there is a significant concentration of risk associated with these vendors, due to the vendors' excellent credit ratings.

 Inventories

   The Company's inventories are carried at the lower of cost or market using the first-in, first-out method. Inventories, which consist primarily of fuel, consumable spare parts, materials and supplies relating to flight equipment, are expensed as used. Allowances for obsolescence are provided over the estimated useful life of the related aircraft and engines for spare parts expected to be on hand at the date the aircraft are retired from service.

                          MIDWAY AIRLINES CORPORATION

 Equipment and Property

   Equipment and property are stated at cost and consist primarily of CRJ aircraft, rotable spare parts for aircraft, leasehold improvements, and miscellaneous equipment used in aircraft operations. Equipment and property are depreciated to estimated residual values using the straight-line method over estimated useful lives of 16.5 years for CRJ aircraft, 5 to 16.5 years for flight equipment and 3 to 5 years for other equipment. Depreciation expense charged to operations was approximately $7.5 million, $5.5 million, and $1.8 million for the years ended December 31, 1999, 1998 and 1997, respectively. Equipment and property also includes office equipment financed by capital leases (see Note 4).

   The Company monitors the recoverability of the carrying value of its long-lived assets. Under the provisions of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" (SFAS 121), the Company recognizes an "impairment charge" when the expected net undiscounted future cash flows from an asset's use (including any proceeds from disposition) are less than the asset's carrying value and the asset's carrying value exceeds its fair value.

 Capitalized Interest

   Interest on aircraft purchase deposits was capitalized at an amount approximating the Company's incremental borrowing rate for similar type assets throughout 1999 and 1998. All capitalized amounts are amortized over the term of the respective service life of the related equipment. Capitalized interest totaled $3,952,000, $809,000 and $0 for the years ended December 31, 1999, 1998 and 1997, respectively.

 Fair Value of Financial Instruments

   The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable, debt and other liabilities approximate fair value at December 31, 1999 and 1998. At December 31, 1996, debt, other liabilities and warrants were reflected at historical value. In connection with the February 11, 1997 recapitalization (Note 12), debt, other liabilities and warrants with an aggregate carrying value of $16.5 million were settled for approximately $1.5 million.

 Derivatives

   The Company is not a party to leveraged derivatives and does not hold or issue financial instruments for speculative purposes. The Company does not hedge fuel.

   During December 1997, the Company entered into four Treasury Lock transactions ("Treasury Locks") with Bombardier, Inc., based on a 10 year US Treasury Benchmark (the "Treasury rate"), to substantially eliminate the Company's exposure to interest rate fluctuations on long-term financing in connection with the purchase of five CRJ aircraft that were placed into service during the first six months of 1998. The effect of such arrangements was that the Company essentially agreed to borrow at fixed rates over periods extending to 16.5 years. When the Treasury rate declined, the Company was obligated to settle with the counterparty at the expiration of the Treasury Lock arrangement. The net cash amounts paid or received on the agreements are recorded and recognized as an adjustment of interest expense over the life of the related loans. During 1998, the Company settled the aforementioned Treasury Locks for approximately $1.2 million.

 Aircraft and Engine Maintenance and Repairs

   Routine maintenance and repair costs for aircraft are charged to expense when incurred, except for major airframe and engine maintenance. Depending on the particular maintenance contract, these latter costs are either

                          MIDWAY AIRLINES CORPORATION

(i) expensed on the basis of the number of hours flown or cycles flown or operated at contractual rates or (ii) capitalized when incurred and amortized on a straight-line basis over the period of time between overhauls.

 Revenue Recognition and Advance Ticket Sales

   Passenger revenues are recognized when transportation services are provided, rather than when a ticket is sold. The amount of ticket sales not yet recognized as revenue is reflected as a liability in the accompanying balance sheets as "advance ticket sales". Travel agency commissions are recognized as expense when transportation is provided and the related revenue is recognized. The amount of commissions related to advance ticket sales is included in "Prepaids and other" in the accompanying balance sheets.

 Frequent Flyer Program

   The Company participates in the American Airlines AAdvantage(R) frequent flyer program, which allows members to earn mileage credits and redeem awards at participating AAdvantage(R) companies. Midway is billed monthly for AAdvantage(R) miles earned by its passengers participating in the program who fly on Midway. The Company does not accrue any liability for award travel it may be required to provide because the incremental cost of redemptions has not been, and is not expected to be, material.

 Advertising Expense

   The Company expenses advertising costs as incurred. The Company recognized advertising expense of $4.0 million, $4.0 million, and $5.1 million for the years ended December 31, 1999, 1998 and 1997, respectively.

 Income Taxes

   The Company accounts for income taxes using the liability method. Under the liability method, deferred income tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities.

 Earnings Per Share

   In 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share" ("SFAS 128"). SFAS 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share.

   In accordance with SFAS 128, basic earnings per share is computed using the weighted average number of shares of common stock outstanding and diluted earnings per share is computed using the weighted average number of shares of common stock and the dilutive effect of options and warrants outstanding, using the "treasury stock" method.

 Stock-Based Compensation

   The Company accounts for stock options in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). Under the provisions of APB 25, no compensation expense is recognized for stock or stock options issued at fair value.

   SFAS No. 123, "Accounting for Stock Based Compensation" ("SFAS 123") provides an alternative to APB 25 in accounting for stock-based compensation issued to employees. SFAS 123 provides for a fair value

                          MIDWAY AIRLINES CORPORATION
based method of accounting for employee stock options and similar equity instruments. However, for companies that continue to account for stock-based compensation arrangements using APB 25, SFAS 123 requires disclosure of the pro forma effect on net income and earnings per share as if the fair value based method provided by SFAS 123 had been applied. The Company accounts for stock-based compensation arrangements using APB 25 and has adopted the pro forma disclosure requirements of SFAS 123 (see Note 6).

 Equipment Retirement Charges

   Exit costs are estimated at the time a decision to return aircraft is made, and to the extent the costs are not in the normal maintenance cycle, an exit cost is recorded in the period the decision is made. Leases expired on five of the aircraft utilized by the Company in 1998 and 1999. During the years ended December 31, 1999 and 1998, the Company recorded $2.8 million and $2.4 million in equipment retirement charges.

 Recently Issued Accounting Standards

   In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Investments and Hedging Activities," ("SFAS 133"), as amended, which establishes a new model for accounting for derivatives and hedging activities and supersedes several existing standards. SFAS 133, as amended by SFAS 137, is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. The Company does not expect that the adoption of SFAS 133 will have a material impact on its financial statements.

 Segment Reporting

   As of January 1, 1998, the Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"). SFAS 131 establishes standards for the way companies report information about operating segments in annual financial statements. It also establishes standards for related disclosures about products and services, geographic areas and major customers. The Company has determined that it does not have any separately reportable operating segments as of December 31, 1999.

 Reclassifications

   Certain 1998 and 1997 amounts in the accompanying financial statements have been reclassified to conform to the 1999 presentation. These reclassifications had no effect on previously reported net income or stockholders' equity.

                          MIDWAY AIRLINES CORPORATION

3. Long-Term Debt

   The Company's long-term debt consists of the following (in thousands):

                                                                  December 31
                                                                ----------------
                                                                  1999    1998
                                                                -------- -------
6.9% to 7% secured notes payable, principal and interest
 payable semi-annually beginning in 1998-1999 through 2014-
 2015 (a).....................................................  $ 65,777 $68,186
8% secured note payable, principal and interest payments
 commencing February 1998 through January 2004 (net of debt
 discount of $921, and $1,146 at December 31, 1999 and
 December 31, 1998, respectively) (b).........................     6,558   7,824
8% unsecured notes payable, principal payments commencing
 February 1998 through January 2004 (net of debt discount of
 $921, and $1,146 at December 31, 1999 and December 31, 1998,
 respectively) (c)............................................     3,396   4,032
6.9% lease purchase obligation, principal and interest payable
 monthly commencing April 1998 through March 2005.............     1,932   2,227
8.4% secured note payable, principal payments commencing
 September 1998, due August 2001..............................     1,000   1,600
Variable rate secured note payable, principal due on delivery
 of aircraft commencing September 2000 (d)....................    28,875     --
9.2% secured note payable, principal payments commencing
 January 2000, due December 2006..............................     2,065     --
                                                                -------- -------
                                                                 109,603  83,869
Less amounts due within one year..............................     7,048   5,206
                                                                -------- -------
                                                                $102,555 $78,663
                                                                ======== =======

--------
(a) These notes are related to the purchase of CRJ aircraft. Each note is collateralized by the related aircraft.
(b) As a part of the recapitalization on February 11, 1997, a note payable of $9 million, plus accrued interest of $450,000 was converted into a note payable, collateralized by first and second security interests in most of the Company's assets. The note accreted interest until February 1998, when principal and interest payments began.
(c) As a part of the recapitalization on February 11, 1997, the notes payable were restructured into long-term notes payable, accreting interest until February 1998 when principal and interest payments began. These notes payable contain certain default provisions whereby the Company is prohibited from making any prepayments on or otherwise amending an existing note payable (b) which would provide more favorable terms to the lender. In the event of such default, every liability of the Company to the lenders of these notes shall become payable in full.
(d) In conjunction with the acquisition of four Boeing 737-700 aircraft, the Company entered into interim short-term financing arrangements ("interim note") for the pre-delivery deposits related to those four aircraft. Under the terms of the interim note, the Company can borrow up to $45.3 million for the required pre-delivery deposits for these aircraft. The interim note will be replaced, upon delivery of the aircraft, with long-term operating leases. Therefore, the principal due at December 31, 1999 of $28.9 million is included in long-term debt on the balance sheets. Interest for the interim note is payable monthly.

   Certain of the Company's debt instruments prohibit the payment of dividends until such debt has been repaid.

                          MIDWAY AIRLINES CORPORATION

   The aggregate principal maturities of long-term debt at December 31 are as follows (in thousands):

   2000................................................................ $  7,048
   2001................................................................    5,722
   2002................................................................    5,706
   2003................................................................    6,169
   2004................................................................    4,319
   Thereafter..........................................................   80,639
                                                                        --------
   Principal Balance................................................... $109,603
                                                                        ========

   Interest charged to expense, net of capitalized interest, was $3.8 million, $5.3 million and $1.7 million for the years ended December 31, 1999, 1998 and 1997, respectively.

   During December 1999, the Company entered into an Option Agreement with the lessor of four of its F100 aircraft and lender of a note payable with an outstanding balance of $2.0 million as of December 31, 1999. Under the terms of the Option Agreement, a receivable for prepaid maintenance on returned aircraft has been recorded for $1.3 million at December 31, 1999, which will be applied against principal as of March 1, 2000. The Option Agreement also resulted in a $2 million payment to the lessor for settlement of litigation between the companies and the option to early terminate the leases for four of its F100 aircraft. The amount to be settled in March 2000 is reflected in current maturities of long-term debt (Note 13).

4. Leases

   As of December 31, 1999, the Company has eight Fokker F-100 aircraft, thirteen CRJ aircraft, and one Boeing 737-700 aircraft under operating leases with remaining terms ranging from 4 to 16.5 years.

   The Company leases gates at various airports, including a lease for 19 gates at Raleigh-Durham International Airport ("RDU"), which expire in 2013. The Company leases 70% of its slots at New York's LaGuardia Airport and 83% of its slots at Washington, D.C.'s Reagan National Airport from certain airlines. Two of the Company's slots at New York's LaGuardia Airport are scheduled to expire in May 2000, and the Company has received notification that those slot leases at LaGuardia will not be renewed. The remainder of all its leased slots at LaGuardia Airport and six slots at Reagan National Airport are scheduled to expire April 1, 2001. The remaining four leased slots at Reagan National Airport expire in October 2000.

   The Company leases its corporate headquarters and reservation facility in Morrisville, North Carolina under an operating lease agreement. The lease includes escalating rent payments and a ten year term which expires December 31, 2008.

   The Company leases certain office equipment under capital lease agreements that expire through 2004. Amortization expense under these leases of $253,000, $213,000 and $149,000 is included in depreciation and amortization expense in the statements of income for the years ended December 31, 1999, 1998 and 1997, respectively.

   Equipment and property includes the following amounts for capital leases (in thousands):

                                                                  December 31
                                                                  -------------
                                                                   1999   1998
                                                                  ------  -----
Office equipment................................................. $1,833  $ 669
Less accumulated amortization....................................   (427)  (523)
                                                                  ------  -----
                                                                  $1,406  $ 146
                                                                  ======  =====

                          MIDWAY AIRLINES CORPORATION

   At December 31, 1999, the future minimum lease payments required under capital leases and operating leases that have initial or remaining noncancelable lease terms in excess of one year are as follows (in thousands):

                                                        Operating
                                                     ----------------
                                            Capital  Aircraft  Other   Total
                                            -------  -------- ------- --------
2000....................................... $  519   $ 43,978 $ 4,501 $ 48,998
2001.......................................    480     44,843   3,156   48,479
2002.......................................    227     43,850   2,933   47,010
2003.......................................    142     41,459   2,950   44,551
2004.......................................     59     35,907   2,967   38,933
Thereafter.................................    --     265,975  21,009  286,984
                                            ------   -------- ------- --------
Total minimum lease payments...............  1,427   $476,012 $37,516 $514,955
                                                     ======== ======= ========
Amounts representing interest..............   (211)
                                            ------
Present value of future minimum lease
 payments..................................  1,216
Less current portion.......................   (422)
                                            ------
Long-term portion.......................... $  794
                                            ======

   Rent expense is recorded on a straight-line basis over the term of the leases. Lease and rent expense charged to operations was approximately $39.5 million, $36.6 million, and $36.7 million for the years ended December 31, 1999, 1998 and 1997, respectively.

   Under the terms of certain aircraft leases, the Company had security deposits on each related aircraft, which totaled approximately $1.5 million at December 31, 1999 and 1998. Certain aircraft leases also require the Company to make payments for maintenance based upon accumulated block hours and/or cycles. The Company incurred expenses of $3.9 million, $6.5 million and $4.2 million related to these obligations for the years ended December 31, 1999, 1998 and 1997, respectively.

   The Company currently leases eight Fokker F-100 aircraft. On February 29, 2000, the Company exercised an option to terminate four leases prior to their scheduled expirations in 2003 and 2004, resulting in a revised scheduled return date of these aircraft in the first half of 2001 (see Note 13).

5. Stockholders' Equity

 Initial Public Offering

   On December 4, 1997, the Company completed an initial public offering of 4,830,000 shares of common stock (the "Offering"). Of the 4,830,000 shares, 2,699,320 shares were sold by the Company and 2,130,680 shares were sold by certain selling shareholders. The offering price was $15.50 per common share resulting in gross offering proceeds of $74.9 million. Proceeds to the Company, net of underwriting discounts, offering expenses and amounts to selling shareholders, were $37.7 million. Two shareholders holding all the Company's outstanding preferred stock exercised their right to convert those shares into an equivalent number of common shares.

                          MIDWAY AIRLINES CORPORATION

 Recapitalization

   Effective with the recapitalization on February 11, 1997, the following equity structure was established:

     Up to 12 million shares of $.01 par value senior convertible preferred stock with a $4.02 stated liquidation value per share were authorized, of which 3,728,693 shares were issued. Senior convertible preferred stockholders ("preferred stockholders") were entitled to dividends if any dividends were declared or paid upon the common stock. Preferred stockholders were entitled to 70% of all votes in the aggregate. The senior convertible preferred stock was convertible at any time at the election of the stockholder, on a basis of one share of senior convertible preferred stock for one share of common stock. All issued preferred shares were converted into an equal number of common shares during 1997 and 12 million shares of preferred stock remain authorized.

     Up to 25 million shares of $.01 par value common stock are authorized. Common stockholders are entitled to one vote per share of stock held. Common stockholders' rights are subordinate to those of preferred stockholders.

     Warrants were issued for the purchase of 390,625 shares of $.01 par value common stock for $0.0015 per share. The warrants were valued at $4.02 per share, or $1.57 million, and expire on February 11, 2002. The warrants may be exercised in whole or in part at any time prior to expiration. The Company has reserved 390,625 shares of Common Stock for the possible exercise of these warrants. None of the warrants have been exercised as of December 31, 1999.

6. Stock Options

   During 1997, the Company granted stock options to acquire 1,340,590 shares of common stock to employees of the Company at prices not less than the fair value at the date of grant. The options granted have seven to ten year terms with some options vesting fifty percent immediately and twenty-five percent per year over the two years subsequent to the grant date and others vesting twenty percent per year over five years.

   The following table summarizes common stock options granted at $4.02 and $15.50 per share in connection with the Company's 1997 option plan:

                                                                       Weighted
                                                                       Average
                                                                       Exercise
                                     Shares                             Price
                                   Available     Options                 Per
                                   For Grant   Outstanding Exercisable  Share
                                   ----------  ----------- ----------- --------
Shares reserved for grant.........  1,562,500         --         --     $  --
  Granted......................... (1,340,590)  1,340,590        --       6.89
  Became exercisable..............        --          --     390,625      4.02
                                   ----------   ---------    -------    ------
Balance at December 31, 1997......    221,910   1,340,590    390,625      6.89
  Became exercisable..............        --          --     293,703      6.11
  Exercised.......................        --      (43,700)   (43,700)     4.02
  Canceled........................        --      (91,224)       --      12.68
                                   ----------   ---------    -------    ------
Balance at December 31, 1998......    221,910   1,205,666    640,628      6.56
  Became exercisable..............        --          --     279,980      5.88
  Canceled........................        --      (56,427)       --      12.08
                                   ----------   ---------    -------    ------
Balance at December 31, 1999......    221,910   1,149,239    920,608    $ 6.29
                                   ==========   =========    =======    ======

                          MIDWAY AIRLINES CORPORATION

   The following summarizes information about the exercise prices of the Company's stock options outstanding:

                                                        December 31
   Exercise              ------------------------------------------------------------------------------------
    Price                  1999                            1998                            1997
   --------              ---------                       ---------                       ---------
   $ 4.02                  922,346                         939,146                       1,005,245
   $15.50                  226,893                         266,520                         335,345
                         ---------                       ---------                       ---------
                         1,149,239                       1,205,666                       1,340,590
                         =========                       =========                       =========

   Pro forma information regarding net income and earnings per share is required by SFAS 123 (see Note 2), and has been determined as if the Company had accounted for its employee stock options using the fair value method provided by that Statement. The fair value of these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions for 1997:

   Risk free interest rate...............................................     6%
   Expected dividend yield...............................................     0%
   Expected volatility...................................................  55.1%
   Average expected life of options...................................... 5 yrs.

   The contractual weighted-average life of the options at December 31, 1999 and 1998 was 4.69 and 5.75 years, respectively. The weighted average grant date fair value of options granted during 1997 was $5.0 million. For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the vesting period of the options.

   The Company's pro forma information follows:

                                                   Year ended December 31
                                             ----------------------------------
                                                1999       1998        1997
                                             ---------- ----------- -----------
Net income as reported...................... $9,356,000 $14,981,000 $24,894,000
  Pro forma net income......................  8,812,000  14,164,000  23,701,000
Basic earnings per share:
  As reported............................... $     1.09 $      1.75 $      4.11
  Pro forma................................. $     1.02        1.65        3.91
Diluted earnings per share:
  As reported............................... $     0.98 $      1.54 $      3.46
  Pro forma.................................       0.93        1.46        3.29

                          MIDWAY AIRLINES CORPORATION

7. Earnings Per Share of Common Stock

   The following table sets forth the computation of basic and diluted earnings per share:

                                                  Year ended December 31
                                            ----------------------------------
                                               1999(1)    1998        1997(1)
                                            ---------- ----------- -----------
Numerator:
  Net income (2)........................... $9,356,000 $14,981,000 $24,894,000
Denominator:
  Denominator for basic earnings per
   share--weighted average shares..........  8,602,395   8,574,972   6,059,051
  Effect of dilutive securities (3):
    Employee stock options.................    514,232     765,965     744,155
    Warrants...............................    390,548     390,590     390,588
                                            ---------- ----------- -----------
  Dilutive common shares...................    904,780   1,156,555   1,134,743
Denominator for diluted earnings per
 share--weighted average shares............  9,507,175   9,731,527   7,193,794
                                            ========== =========== ===========
Basic earnings per share................... $     1.09 $      1.75 $      4.11
                                            ========== =========== ===========
Diluted earnings per share................. $     0.98 $      1.54 $      3.46
                                            ========== =========== ===========

--------
(1) Options to purchase 226,893 and 335,345 shares of common stock at $15.50 per share were outstanding during 1999 and 1997, respectively, which were not included in the computation of diluted earnings per share for the years ended December 31, 1999 and 1997 because the exercise price of the options was greater than the average market price of the common shares and, therefore, the effect would be antidilutive.
(2) Numerator for basic and diluted earnings per share.
(3) Shares calculated using the "Treasury Stock" method under SFAS 128.

8. Income Taxes

   The components of the Company's taxes on income are as follows (in thousands):

                                                            1999   1998   1997
                                                           ------ ------ ------
   Federal income taxes:
     Current.............................................. $  --  $2,391 $6,096
     Deferred.............................................  5,228  6,008    --
                                                           ------ ------ ------
   Total federal income taxes.............................  5,228  8,399  6,096
                                                           ------ ------ ------
   State income taxes
     Current..............................................    --     222    210
     Deferred.............................................    508    557    --
   Total state income taxes...............................    508    779    210
                                                           ------ ------ ------
   Total provision for income taxes....................... $5,736 $9,178 $6,306
                                                           ====== ====== ======

                          MIDWAY AIRLINES CORPORATION

   Differences between reported tax expense computed by applying the statutory federal income tax rate to income before income taxes and reported tax expense are as follows (in thousands):

                                          1999          1998          1997
                                       ------------  ------------  -----------
                                         $      %      $      %      $     %
                                       ------  ----  ------  ----  ------ ----
Computed tax expense.................  $5,283  35.0% $8,456  35.0% $5,331 35.0%
State taxes, net of federal benefit..     513   3.4     785   3.3     184  1.2
Permanent items and other............     (60) (0.4)    (63) (0.3)     64   .4
Valuation allowance for deferred tax
 assets..............................     --    --      --    --      727  4.8
                                       ------  ----  ------  ----  ------ ----
Reported tax expense.................  $5,736  38.0% $9,178  38.0% $6,306 41.4%
                                       ======  ====  ======  ====  ====== ====

   Income taxes are calculated using the liability method, which requires the recognition of deferred income tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. Deferred income taxes arise from temporary differences between the income tax basis and financial reporting basis of assets and liabilities. The components of the Company's deferred income taxes are as follows (in thousands):

                                                               December 31
                                                            ------------------
                                                              1999      1998
                                                            --------  --------
Deferred income tax assets-current:
Accrued liabilities and other miscellaneous................ $  1,172  $    457
Deferred income tax asset-noncurrent:
  Operating loss carryforwards.............................   13,368    11,440
Accrued liabilities and other..............................    1,381     2,977
  Equipment and property...................................      228       --
  Alternative minimum tax credit carryforwards.............      995       --
  Valuation allowance......................................  (11,100)  (14,417)
                                                            --------  --------
Net deferred income tax assets.............................    6,044       457
                                                            --------  --------
Deferred income tax liability-current:
  Prepaid commissions......................................     (589)      --
Deferred income tax liabilities-noncurrent:
  Depreciation and amortization............................  (14,336)   (7,022)
                                                            --------  --------
Net deferred income tax liabilities........................  (14,925)   (7,022)
                                                            --------  --------
Net deferred income taxes.................................. $ (8,881) $ (6,565)
                                                            ========  ========

   As of December 31, 1999 and 1998, the Company had approximately $35.2 million and $30.1 million, respectively, of available net operating loss carryforwards (NOLs) to offset future taxable income of the Company. The NOLs expire by 2019 if not used. Under Section 382 of the Internal Revenue Code, as amended, the Company's ability to utilize such loss carryforwards in any one year, which were generated prior to a change in ownership may be limited or eliminated as a result of the February 11, 1997 recapitalization. Of the $35.2 million of NOLs as of December 31, 1999, $25.6 million were generated prior to the recapitalization.

   The valuation allowance of $11.1 million and $14.4 million at December 31, 1999 and 1998, respectively, was provided because, in the Company's assessment, it is uncertain whether certain net deferred tax assets will be realized due to the 1997 ownership changes.

   Net operating loss carryforward tax benefits which originated prior to the quasi-reorganization are credited to additional paid-in capital, when utilized, in accordance with the provisions of SFAS No. 109, "Accounting for Income Taxes".

                          MIDWAY AIRLINES CORPORATION

9. Commitments and Contingencies

 Purchase Commitments

   As of December 31, 1999, the Company had firm orders to purchase eight newly manufactured CRJ-200ER Canadair Regional Jet (CRJ) aircraft, all of which are scheduled to be delivered by December 2001. The Company's remaining obligation for pre-delivery deposits for these aircraft is approximately $1.2 million. Midway also has options to acquire up to 14 additional CRJ aircraft.

   The Company has placed firm orders to purchase 15 Boeing 737-700 aircraft, and has agreed to lease a total of two Boeing 737-700s. The two leased Boeing 737- 700 aircraft were delivered in December 1999 and January 2000, and deliveries of the other 15 Boeing 737-700 aircraft are scheduled to begin in September 2000 and end in October 2002. The Company has options to acquire 10 additional Boeing 737-700 aircraft. The Company intends to purchase up to four CFM 56-7B spare engines to support the operation of its Boeing 737-700 aircraft.

   The Boeing purchase agreement requires the Company to make pre-delivery deposits with respect to each aircraft. The pre-delivery deposits to be made will, in the aggregate, reach a peak of $117.1 million by August 2000. Thereafter, these deposits will begin to decrease and monies will be returned to Midway assuming financing of the aircraft is obtained as the aircraft are delivered. The aircraft manufacturer has agreed to defer a portion of this deposit obligation with interest at the three-month LIBOR plus 3%. The total amount of deferred deposits was $14.2 million as of December 31, 1999. Interest on these deferred deposits totaling $1.1 million has been capitalized in flight equipment and will be amortized over the useful life of the related assets. Midway has secured financing for the pre-delivery deposits for the first four aircraft. Midway's unfinanced obligation for the pre-delivery deposits on the remaining aircraft will peak at about $55.0 million in January of 2001. As of December 31, 1999, Midway had paid $19.1 million of the pre-delivery deposits and its net remaining obligation is approximately $35.9 million. This obligation is due in monthly installments.

   In March 1995, Midway entered into an agreement for the acquisition of four Airbus A320 aircraft with deliveries beginning in 1998. The Company also agreed to purchase one IAE V2527-A5 spare engine to support the operation of the four A320 aircraft. The delivery dates of these aircraft and the spare engine have been extended to 2005 and later. The Company is required to make deposits on the four A320 aircraft and the spare engine in amounts to be determined beginning in 2003. The Company is considering several alternatives with respect to the A320s, including restructuring its purchase agreement or selling its position. A loss contingency has been estimated at December 31, 1999 and is included in other current liabilities on the balance sheet.

 Other Contingencies

   In August 1998, the Compliance and Enforcement Branch of the Drug Abatement Division of the Federal Aviation Administration ("FAA") conducted an inspection of the Company's compliance with certain regulations related to its alcohol and drug testing programs. In September 1998, the FAA notified the Company that it was investigating alleged violations discovered during the August 1998 inspection. The Company responded to these alleged violations in October 1998. In May 1999, the FAA requested that the Company provide the FAA with an update of certain matters raised during the investigation. The Company promptly provided this information to the FAA. The Company is unable to determine whether the FAA's investigation will result in the finding of violations of these regulations and, if so, whether the FAA will pursue an assessment as a result of any such findings or what the amount of any such assessment might be.

                          MIDWAY AIRLINES CORPORATION

   In September 1997, the Civil Aviation Security Division of the Federal Aviation Administration ("FAA") conducted an investigation of the Company's compliance with certain regulations requiring the Company to verify the accuracy of the background information provided by its employees who have access to secure airport areas. The Company revised its background check procedures during the course of the FAA's investigation and then obtained and verified the necessary background information of those employees who had been identified by the FAA as having insufficient background check documentation. This investigation will likely result in a finding by the FAA of violations of these regulations. The Company has received no communications from the FAA in this respect since 1998.

   The Company has been named as a defendant in certain pending litigation. The outcome of these matters cannot be predicted, but it is management's belief that whatever the outcome, the results will not, either individually or in the aggregate have a material adverse effect on the Company's financial position, results of operations or cash flows.

   The Company's pilots, fleet service (ramp) agents, and flight attendants are represented by labor unions. The pilots' representative, the Air Line Pilots Association ("ALPA"), was elected in December 1997, the ramp employees' representative, International Association of Machinists and Aerospace Workers, AFL-CIO ("IAM"), was elected in June 1998, and the flight attendants' representative, the Association of Flight Attendants, AFL-CIO ("AFA") was elected in December 1998. Prior to those times, none of the Company's employees were represented by a union. Although the Company believes mutually acceptable agreements can be reached with the unions representing such employees, negotiations have not yet concluded with ALPA, AFA, or the IAM, and the ultimate outcome of such negotiations cannot be predicted. With respect to the IAM negotiations, a contract proposal was agreed upon by the IAM and the Company, and such agreement was submitted to the covered employees for ratification on October 28, 1999; it was rejected. The IAM filed an application for mediation with the National Mediation Board("NMB") on November 3, 1999 and the NMB appointed a mediator on November 8, 1999. A further agreement was reached with the IAM in late February by the IAM, the Company, and representatives of the ramp agents. It will be voted upon by the ramp agents in March 2000.

10. Benefit Plans

   Effective October 1995, the Company established a savings plan (the "Plan") pursuant to Section 401(k) of the Internal Revenue Code. All employees were eligible for enrollment in the 401(k) Plan after six months of employment. Effective April 1999, all employees who are not covered by a collective bargaining agreement are eligible for enrollment in the 401(k) Plan after three months of employment. The Company, at its discretion, may match up to 50% of employee contributions up to a maximum of $1,000 in any given calendar year. The Company made no contributions to the Plan for the years ended December 31, 1999, 1998 and 1997.

   In January 1998, the Company announced its intention to distribute a portion of its profits to employees. The Company expensed $1.2 million and $2.4 million for such distributions during years ended December 31, 1999 and 1998.

11. Transactions with Related Parties

   The Company incurred legal expenses from a related party law firm totaling approximately $617,000, $362,000, and $445,000 for the years ended December 31, 1999, 1998 and 1997, respectively.

                          MIDWAY AIRLINES CORPORATION

12. Recapitalization

   On February 11, 1997, the Company was recapitalized. Through the recapitalization, debt was either extinguished or restructured; all of the existing stock was canceled and new stock was issued; new terms for aircraft leases and rent reductions for facilities were implemented; and agreements reflecting revised maintenance arrangements were negotiated. As a result of the foregoing items and other related transactions, for the year ended December 31, 1997 the Company recorded an extraordinary gain of approximately $16.0 million after tax and recapitalization charges of approximately $750,000 before tax.

   The following transactions were recorded as a result of the recapitalization:

     (a) All existing shares of capital stock were canceled. New shares of capital stock were issued (a) to James H. Goodnight, Ph.D, for consideration of $10.1 million in cash, (b) to John P. Sall for consideration of $4.9 million in cash and (c) to Zell/Chilmark for consideration of $7.0 million in cash. Additional shares of common stock and a warrant to purchase common stock with an aggregate value of $3.1 million were issued to certain key vendors. Additionally, current assets were reduced to settle various liabilities for amounts substantially less than the carrying value at February 11, 1997.

     (b) Agreements were negotiated to allow for approximately $3.4 million in aircraft lease deposits to be offset against amounts owed to the holders of those deposits. Equipment purchase deposits of $1.8 million were offset against related current liabilities.

     (c) Current debt, accrued lease expense, accrued prior restructuring costs and related accrued interest totaling approximately $6.7 million were settled for amounts substantially less than the carrying value at December 31, 1996. Additionally, $750,000 of expenses were incurred in connection with the recapitalization.

     (d) Long-term debt and related interest of approximately $10.9 million were forgiven and current maturities of approximately $14.9 million were restructured to long-term debt.

13. Subsequent Events

   On February 29, 2000, the Company exercised its option to terminate four F100 leases prior to their scheduled lease termination dates under the terms of a settlement and option agreement. The Company is required to pay the lessor $2,125,000 for each aircraft to be returned under the agreement. In addition, the Company is required to perform certain maintenance tasks on these aircraft prior to their return.

                          MIDWAY AIRLINES CORPORATION

                                 BALANCE SHEETS
                             (Dollars in thousands)

                                                      September 30, December 31,
                                                          2000          1999
                                                      ------------- ------------
                                                       (Unaudited)   (Audited)
                       ASSETS
Current assets:
  Cash and cash equivalents..........................   $ 45,046      $ 27,351
  Restricted cash....................................     22,699        10,668
  Short-term investments.............................        --            545
  Accounts Receivable:
    Credit cards and travel agencies.................     10,841         4,311
    Other (net)......................................      1,004         2,719
  Inventories........................................      5,034         3,638
  Deferred income tax asset..........................      1,172         1,172
  Prepaids and other.................................     11,110         9,878
                                                        --------      --------
Total current assets.................................     96,906        60,282
Equipment and property:
  Flight.............................................    141,282       124,808
  Other..............................................     15,081        11,485
  Less accumulated depreciation and amortization.....    (22,809)      (15,888)
                                                        --------      --------
Total equipment and property, net....................    133,554       120,405
Other noncurrent assets:
  Equipment and aircraft purchase deposits...........    117,301        61,824
  Aircraft lease deposits and other..................     11,671         9,306
  Deferred income tax asset..........................     10,497         4,872
                                                        --------      --------
Total other noncurrent assets........................    139,469        76,002
                                                        --------      --------
    Total assets.....................................   $369,929      $256,689
                                                        ========      ========

                                 September 30, December 31,
                                     2000          1999
                                 ------------- ------------
                                  (Unaudited)   (Audited)
 LIABILITIES AND STOCKHOLDERS'
             EQUITY
 Current liabilities:
   Accounts payable............    $ 13,494      $ 11,574
   Accrued expenses............       6,754         6,385
   Accrued income and excise
    taxes......................       3,229         2,267
   Advance ticket sales........      41,846        25,486
   Other current liabilities...      12,398         2,686
   Current maturities of long-
    term debt and capital lease
    obligations................       6,571         7,470
                                   --------      --------
 Total current liabilities.....      84,292        55,868
 Noncurrent liabilities:
   Long-term debt and capital
    lease obligations..........     163,267       103,349
   Deferred income tax
    liability..................      14,336        14,336
                                   --------      --------
 Total noncurrent liabilities..     177,603       117,685
 Total liabilities.............     261,895       173,553
 Stockholders' equity:
   Preferred stock, $0.01 par
    value; 12 million shares
    authorized; none issued and
    outstanding................         --            --
   Common stock, $0.01 par
    value; 25 million shares
    authorized; 8,602,395 and
    15,174,755 shares issued
    and outstanding at December
    31, 1999 and September 30,
    2000.......................         152            86
   Additional paid-in capital..      88,359        54,349
   Retained earnings ($51.1
    million of accumulated
    deficit eliminated the
    quasi-reorganization as of
    June 30, 1997)................   19,523        28,701
                                   --------      --------
       Total stockholders' eq-
        uity...................     108,034        83,136
                                   --------      --------
       Total liabilities and
        stockholders' equity...    $369,929      $256,689
                                   ========      ========

                          MIDWAY AIRLINES CORPORATION

                            STATEMENTS OF OPERATIONS
                (Dollars in thousands, except per share amounts)
                                  (Unaudited)

                              For the Three Months Ended September 30,
                            --------------------------------------------------
                               2000       1999     Favorable (Unfavorable)
                            ----------  ---------  ---------------------------
                                                    Variance       Variance %
                                                   -------------  ------------
Operating revenues:
  Passenger...............  $   68,201  $  48,500  $      19,701            41%
  Cargo...................         567        427            140            33%
  Contract and other......       1,906        581          1,325           228%
                            ----------  ---------  -------------    ----------
Total revenues............      70,674     49,508         21,166            43%

Operating expenses:
  Wages, salaries and
   related costs..........      15,262      9,662         (5,600)          (58%)
  Aircraft fuel...........      13,147      5,933         (7,214)         (122%)
  Aircraft and engine
   rentals................      12,405      7,639         (4,766)          (62%)
  Commissions.............       3,823      3,241           (582)          (18%)
  Maintenance, materials
   and repairs............       4,240      3,056         (1,184)          (39%)
  Other rentals and
   landing fees...........       3,790      2,471         (1,319)          (53%)
  Depreciation and
   amortization...........       2,647      1,724           (923)          (54%)
  Other...................      20,255     14,985         (5,270)          (35%)
                            ----------  ---------  -------------    ----------
Total operating expenses..      75,569     48,711        (26,858)          (55%)
                            ----------  ---------  -------------    ----------
Operating (loss) income...      (4,895)       797         (5,692)         (714%)
Other income (expense):
  Interest income.........         776        452            324            72%
  Interest expense........        (910)      (879)           (31)           (4%)
                            ----------  ---------  -------------    ----------
Total other income
 (expense)................        (134)      (427)           293            69%
                            ----------  ---------  -------------    ----------
(Loss) income before
 income taxes.............      (5,029)       370         (5,399)        (1459%)
Income tax (benefit)
 expense..................      (1,911)       141          2,052          1455%
                            ----------  ---------  -------------    ----------
Net (loss) income.........  $   (3,118) $     229  $      (3,347)        (1462%)
                            ==========  =========  =============    ==========
Basic (loss) earnings per
 share:
  Net (loss) income.......  $    (0.23) $    0.03
                            ==========  =========
  Weighted average shares
   used in Computing basic
   (loss) earnings per
   share..................  13,320,516  8,602,395
                            ==========  =========
Diluted (loss) earnings
 per share:
  Net (loss) income.......  $    (0.23) $    0.02
                            ==========  =========
  Weighted average shares
   used in Computing
   diluted (loss) earnings
   per share..............  13,320,516  9,445,495
                            ==========  =========

                          MIDWAY AIRLINES CORPORATION

                            STATEMENTS OF OPERATIONS
                (Dollars in thousands, except per share amounts)
                                  (Unaudited)

                                     For the Nine Months Ended September 30,
                                     -------------------------------------------
                                                                 Favorable
                                        2000       1999        (Unfavorable)
                                     ----------  ---------  --------------------
                                                            Variance  Variance %
                                                            --------  ----------
Operating revenues:
  Passenger........................  $  198,884  $ 156,547  $ 42,337       27%
  Cargo............................       1,763      1,350       413       31%
  Contract and other...............       4,312      2,149     2,163      101%
                                     ----------  ---------  --------     ----
Total revenues.....................     204,959    160,046    44,913       28%
Operating expenses:
  Wages, salaries and related
   costs...........................      40,466     28,207   (12,259)     (44%)
  Aircraft fuel....................      34,250     14,737   (19,513)    (132%)
  Aircraft and engine rentals......      34,949     22,353   (12,596)     (56%)
  Commissions......................      11,375     10,537      (838)      (8%)
  Maintenance, materials and
   repairs.........................      11,839     10,091    (1,748)     (17%)
  Other rentals and landing fees...      10,590      7,401    (3,189)     (43%)
  Depreciation and amortization....       7,381      5,296    (2,085)     (39%)
  Other............................      58,355     44,264   (14,091)     (32%)
  Equipment retirement charges.....       9,163      2,008    (7,155)    (356%)
                                     ----------  ---------  --------     ----
Total operating expenses...........     218,368    144,894   (73,474)     (51%)
                                     ----------  ---------  --------     ----
Operating (loss) income............     (13,409)    15,152   (28,561)    (189%)
Other income (expense):
  Interest income..................       1,576      1,799      (223)     (12%)
  Interest expense.................      (2,970)    (3,649)      679       19%
                                     ----------  ---------  --------     ----
Total other income (expense).......      (1,394)    (1,850)      456       25%
                                     ----------  ---------  --------     ----
(Loss) income before income taxes..     (14,803)    13,302   (28,105)    (211%)
Income tax (benefit) expense.......      (5,625)     5,055    10,680      211%
                                     ----------  ---------  --------     ----
Net (loss) income..................  $    9,178) $   8,247  ($17,425)    (211%)
                                     ==========  =========  ========     ====
Basic (loss) earnings per share:
  Net (loss) income................      $(0.90) $    0.96
                                     ==========  =========
  Weighted average shares used in
   computing basic (loss) earnings
   per share.......................  10,192,304  8,602,395
                                     ==========  =========
Diluted (loss) earnings per share:
  Net (loss) income................      $(0.90) $    0.86
                                     ==========  =========
  Weighted average shares used in
   computing diluted (loss)
   earnings per share..............  10,192,304  9,553,665
                                     ==========  =========

                       STATEMENT OF STOCKHOLDERS' EQUITY
                             (Dollars in thousands)

                                                                               Retained
                           Preferred Stock      Common Stock      Additional   Earnings
                          ------------------ -------------------   Paid-in   (Accumulated
                            Shares    Amount   Shares     Amount   Capital     Deficit)     Total
                          ----------  ------ -----------  ------  ---------- ------------ ---------
Balance at December 31,
 1996...................   1,080,000   $ 11   10,000,000  $ 100    $30,989    $ (71,669)  $ (40,569)
 Cancellation of prior
  stock in connection
  with recapitaliza-
  tion..................  (1,080,000)   (11) (10,000,000)  (100)       111          --          --
 Issuance of preferred
  stock.................   3,728,693     37          --     --      14,963          --       15,000
 Issuance of common
  stock.................         --     --     2,130,682     21      8,551          --        8,572
 Issuance of common
  stock warrants in con-
  nection with debt re-
  structuring ..........         --     --           --     --       1,571          --        1,571
 Contributed capital....         --     --           --     --       1,314          --        1,314
 Reclassification of ac-
  cumulated deficit pur-
  suant to quasi-reorga-
  nization..............         --     --           --     --     (51,139)      51,139         --
 Conversion of preferred
  stock.................  (3,728,693)   (37)   3,728,693     37        --           --          --
 Issuance of common
  stock in connection
  with initial public
  offering..............         --     --     2,699,320     27     37,677          --       37,704
 Net income.............         --     --           --     --         --        24,894      24,894
                          ----------   ----  -----------  -----    -------    ---------   ---------
Balance at December 31,
 1997...................         --     --     8,558,695     85     44,037        4,364      48,486
 Issuance of common
  stock.................         --     --        43,700      1        176          --          177
 Net operating loss
  carryforward utiliza-
  tion credited to addi-
  tional paid-in capi-
  tal...................         --     --           --     --       6,819          --        6,819
 Net income.............         --     --           --     --         --        14,981      14,981
                          ----------   ----  -----------  -----    -------    ---------   ---------
Balance at December 31,
 1998...................         --     --     8,602,395     86     51,032       19,345      70,463
 Net operating loss
  carryforward utiliza-
  tion credited to addi-
  tional paid-in capi-
  tal...................         --     --           --     --       3,317          --        3,317
 Net income.............         --     --           --     --         --         9,356       9,356
                          ----------   ----  -----------  -----    -------    ---------   ---------
Balance at December 31,
 1999...................         --     --     8,602,395     86     54,349       28,701      83,136
                          ----------   ----  -----------  -----    -------    ---------   ---------
 Issuance of common
  stock.................         --     --     6,572,360     66     34,010          --       34,076
 Net (loss).............         --     --           --     --         --        (9,178)     (9,178)
                          ----------   ----  -----------  -----    -------    ---------   ---------
Balance at September 30,
 2000...................         --    $--    15,174,755  $ 152    $88,359    $  19,523   $ 108,034
                          ==========   ====  ===========  =====    =======    =========   =========


                            See accompanying notes.

                          MIDWAY AIRLINES CORPORATION

                            STATEMENTS OF CASH FLOWS
                             (Dollars in thousands)
                                  (Unaudited)

                                                             For the Nine
                                                             Months Ended
                                                             September 30,
                                                           ------------------
                                                             2000      1999
                                                           --------  --------
OPERATING ACTIVITIES:
Net (loss) income......................................... $ (9,178) $  8,247
Adjustments to reconcile net (loss) income to net cash
 (used in) provided by operating activities:
  Depreciation and amortization...........................    7,381     5,296
  Loss on disposal of assets..............................        4        48
  Deferred income taxes...................................   (5,625)      --
  Amortization of discount on debt........................      662       335
  Other non-cash items....................................      160       --
  Changes in operating assets and liabilities:
    Restricted cash.......................................  (12,031)   (4,848)
    Accounts receivable...................................   (5,979)   (3,153)
    Inventories...........................................   (1,396)     (485)
    Prepaids and other....................................   (1,376)    2,439
    Aircraft lease deposits and other.....................   (2,789)   (5,635)
    Accounts payable and accrued expenses.................    2,288     1,544
    Accrued income and excise taxes.......................      962     3,749
    Advance ticket sales..................................   16,360     9,488
    Other current liabilities.............................    9,712      (245)
    Other noncurrent liabilities..........................      --     (1,057)
                                                           --------  --------
Net cash (used in) provided by operating activities.......     (845)   15,723
INVESTING ACTIVITIES:
Purchase of short-term investments........................      --     (7,820)
Sale of short-term investments............................      545     3,050
Purchase of equipment and property........................  (18,432)  (12,219)
Proceeds from sale of equipment...........................       21       --
Aircraft and equipment purchase deposits..................  (23,318)  (38,463)
Refund of aircraft and equipment purchase deposits........    6,650    10,760
                                                           --------  --------
Net cash used in investing activities.....................  (34,534)  (44,692)
FINANCING ACTIVITIES:
Issuance of common stock..................................   34,075       --
Proceeds from issuance of long-term debt..................   24,575       --
Proceeds from line of credit-related party................   30,000       --
Repayment of line of credit-related party.................  (30,000)      --
Repayment of long-term debt and capital lease
 obligations..............................................   (5,576)   (4,928)
                                                           --------  --------
Net cash provided by (used in) financing activities.......   53,074    (4,928)
Increase (decrease) in cash and cash equivalents..........   17,695   (33,897)
Cash and cash equivalents at beginning of period..........   27,351    48,736
                                                           --------  --------
Cash and cash equivalents at end of period................ $ 45,046  $ 14,839
                                                           ========  ========
SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid............................................. $  9,736  $  5,276
                                                           ========  ========
Income taxes paid......................................... $     27  $  2,191
                                                           ========  ========
SCHEDULE OF NON-CASH ACTIVITIES:
Issuance of debt and capital leases for equipment
 purchases................................................ $  2,065  $  1,529
                                                           ========  ========
Debt issued for aircraft purchase deposits................ $ 50,091       --
                                                           ========  ========
Accounts receivable from lessor offset against long-term
 note payable to lessor................................... $  1,313       --
                                                           ========  ========
Refund of aircraft purchase deposits applied to
 outstanding debt......................................... $ 11,282       --
                                                           ========  ========

                          Midway Airlines Corporation

Notes to Financial Statements (Information as of September 30, 2000 and for the
                                   three and
          nine months ended September 30, 2000 and 1999 are unaudited)

1. Basis of Presentation

   The unaudited interim financial statements included herein have been prepared by Midway Airlines Corporation ("Midway" or the "Company"), in accordance with generally accepted accounting principles ("GAAP") for interim financial reporting pursuant to the rules and regulations of the Securities and Exchange Commission. The information furnished in the interim financial statements includes normal recurring adjustments and reflects all adjustments which, in the opinion of management, are necessary for a fair presentation of such financial statements. The results of operations for any interim period presented are not necessarily indicative of the results to be expected for any other period. Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission, although the Company believes that the disclosures are adequate to make the information presented not misleading. These interim financial statements should be read in conjunction with the financial statements, and the notes thereto, included in the Company's Annual Report on Form 10-K for the year ended December 31, 1999.

   Certain reclassifications have been made in the prior year's financial statements to conform to the current year presentation.

2. Significant Accounting Policies and Other Matters

 Use of Estimates and Assumptions

   Preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during those reporting periods. Actual results could differ from those estimates.

 Cash, Cash Equivalents and Restricted Cash

   Cash and cash equivalents include investments with an original maturity of three months or less or which may be redeemed without penalty at any time. These investments are stated at cost, which approximates market value. As of September 30, 2000 and December 31, 1999, approximately $22.7 million and $10.7 million, respectively, of cash and cash equivalents were restricted as to withdrawal; these funds serve as collateral to support letters of credit, collateral for negative carry (the difference between the coupon rate on the certificates and the interest rate being earned on the funds prior to the closing of the financing on delivery of each aircraft included in the "EETCs" issued in September 2000), and a credit card holdback, and are classified as restricted cash in the balance sheets.

 Capitalized Interest

   Interest on aircraft purchase deposits was capitalized at an amount approximating the Company's incremental borrowing rate for similar type assets. All capitalized amounts are amortized over the term of the respective service life of the related equipment. Capitalized interest totaled $7.2 million and $1.3 million for the nine months ended September 30, 2000 and 1999, respectively.

                          MIDWAY AIRLINES CORPORATION

3. Earnings (Loss) Per Share of Common Stock

   The following table sets forth the computation of basic and diluted earnings
(loss) per share:

                                  Three months ended      Nine months ended
                                    September 30,           September 30,
                                ----------------------- -----------------------
                                   2000(1)      1999(1)    2000(1)      1999(1)
                                -----------  ---------- -----------  ----------
Numerator:
  Net (loss) income (2)........ $(3,118,000) $  229,000 $(9,178,000) $8,247,000
Denominator:
  Denominator for basic (loss)
   earnings per share--
    weighted average shares....  13,320,516   8,602,395  10,192,304   8,602,395
  Effect of dilutive securities
   (3):
    Employee stock options.....         --      452,598         --      560,719
    Warrants...................         --      390,502         --      390,551
  Dilutive potential common
   shares......................         --      843,100         --      951,270
                                -----------  ---------- -----------  ----------
Denominator for diluted (loss)
 earnings per share--adjusted
 weighted average shares and
 assumed conversions...........  13,320,516   9,445,495  10,192,304   9,553,665
Basic (loss) earnings per
 share......................... $     (0.23) $     0.03 $     (0.90) $     0.96
Diluted (loss) earnings per
 share......................... $     (0.23) $     0.02 $     (0.90) $     0.86

--------
(1) Options and warrants to purchase 1,516,273 shares of common stock were outstanding during the three and nine months ended September 30, 2000, but were not included in the computation of earnings per share because the Company was in a net loss position, and, therefore, their effect would have been anti-dilutive. Options to purchase 237,280 shares of common stock at $15.50 per share were outstanding during the three and nine months ended September 30, 1999, but were not included in the computation of diluted earnings per share because the exercise price of the options was greater than the average market price of the common shares and, therefore, the effect would be anti-dilutive.
(2) Numerator for basic and diluted earnings (loss) per share.
(3) Shares calculated using the "Treasury Stock" method under SFAS 128.

4. Debt

   The Company received a $30 million revolving credit facility on March 31, 2000, provided by an entity owned by two shareholders, James H. Goodnight and John P. Sall. Pursuant to the terms of this credit facility, the Company was obligated to undertake a rights offering of common stock. Amounts borrowed and outstanding under this credit facility in excess of $10 million, if any, had to be repaid and the remaining available loan commitment reduced to $10 million on the earlier of September 30, 2000 or the date on which the Company completed the rights offering, which was completed on July 26, 2000. The credit facility carries a variable interest rate based on LIBOR plus 3% payable monthly, and a commitment fee of 0.5% on the average daily unused balance payable quarterly. As of September 30, 2000, there was no outstanding balance due under the credit facility. The outstanding balance of all loans made under this credit facility is due and payable on March 31, 2002.

   On August 11, 2000 the Company closed a financing with a syndicate of banks which have agreed to provide the Company with up to $37.5 million, in the aggregate, to either reimburse the Company for cash pre-delivery deposits previously made pursuant to its purchase agreement with The Boeing Company or to make pre-delivery deposits that become due under such agreement. As of September 30, 2000, $27.1 million has

                          MIDWAY AIRLINES CORPORATION
been drawn under the pre-delivery deposit financing and is included in long-term debt on the balance sheet. The related deposits are reflected in equipment and aircraft purchase deposits on the balance sheet at September 30, 2000. As of November 10, 2000, the amounts drawn under this agreement total $32.3 million. In addition, another lender has provided pre-delivery deposit financing in conjunction with the bank consortium. As of September 30, 2000, $31.1 million has been forwarded under this agreement and is included in long-term debt and equipment and aircraft purchase deposits on the balance sheet. As of November 10, 2000, $35.0 million is outstanding under this agreement. Under both agreements, interest is based on LIBOR plus 2-3% and is payable monthly. The interest paid is capitalized in flight equipment on the balance sheet as of September 30, 2000. When each aircraft delivers, the permanent financing of such aircraft repays the lenders and the Company for all pre-delivery deposits previously paid by or on behalf of the Company.

5. Equity

   On July 26, 2000, the Company completed a rights offering related to its common stock which raised gross proceeds to the company of $34.1 million. As a result of this rights offering, 6,561,163 shares of common stock were issued at $5.20 per share. Common stock issued and outstanding after the rights offering totals 15,174,755 shares. From the proceeds of the offering, $5.0 million was used to repay all amounts then outstanding under a $30 million revolving credit facility provided by an entity owned by two stockholders, James H. Goodnight, Ph.D. and John P. Sall. As of November 10, 2000, the Company may draw up to $10 million under this revolving credit facility. Together, Messrs. Goodnight and Sall own approximately 66.1% of the outstanding stock as of November 10, 2000. The remaining proceeds of this offering will be used to meet working capital and capital expenditure requirements including the funding of pre-delivery deposits due to aircraft manufacturers.

6. New Accounting Pronouncements

   In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 133 "Accounting for Derivative and Hedging Activities." ("SFAS No. 133"). SFAS No. 133, as amended, is required to be adopted in the first quarter of 2001. Because the Company had no derivative instruments as of November 10, 2000, management does not anticipate that the adoption of this statement will have a material impact on net earnings or the financial position of the Company.

7. Commitments and Contingencies

 Aircraft Commitments

   The Company has placed firm orders to purchase fifteen Boeing 737 aircraft ("737s"), has agreed to lease six additional 737s, and intends to lease one additional 737. Deliveries of two of the leased 737 aircraft occurred in December 1999 and January 2000, and delivery for the other nineteen 737 aircraft on firm order or subject to lease began in September 2000 and ends in October 2002. The additional 737 aircraft that the Company intends to lease is scheduled for delivery in January 2001. The Company has options to acquire ten additional 737s. The Company intends to purchase up to four CFM 56-7B spare engines to support the operation of its 737 aircraft.

   The Company has in place firm orders to purchase three newly manufactured CRJ-2100ER Canadair Regional Jet aircraft which are scheduled for delivery in January, September and December 2001.

   The Company currently leases eight Fokker F100s. In December 1999, the Company settled a pending lawsuit with the lessor of four Fokker F100 aircraft previously operated by the Company. As a result of this settlement, the Company recorded a pre-tax charge of approximately $700,000 during the fourth quarter of

                          MIDWAY AIRLINES CORPORATION

1999 and obtained an option to terminate leases on four other F100s. In February 2000, the Company exercised this option to terminate the leases on these four F100s prior to their scheduled lease expirations in 2003 and 2004, resulting in a revised scheduled return date of these aircraft in the first half of 2001. The Company is required to pay the lessor $2.125 million upon the termination of each of these four leases, of which $4.25 million is payable in each of the first two quarters of 2001. In addition, the Company is required to perform certain maintenance tasks on these aircraft prior to their return. During the nine months ended September 30, 2000, the Company recorded $9.2 million in equipment retirement charges related to the exercise of this option. As of September 30, 2000, the Company has recorded liabilities of $8.8 million related to the lease termination penalties and related expenses. The remaining $363,000 charge relates to the write-down of leasehold improvements resulting from the shortened lease terms.

   Pursuant to a March 1995 purchase agreement, Midway is obligated to purchase four Airbus A320 aircraft with deliveries in 2005 and 2006. To support the operation of the four A320 aircraft, the Company also agreed to purchase one IAE V2527-A5 spare engine scheduled for delivery in November 2005 from International Aero Engines AG ("IAE"). The purchase of the A320s and the associated spare engine no longer fit with the Company's current strategy. The Company is considering several alternatives with respect to the A320s, including restructuring its agreement with Airbus or selling its positions.

 Other Contingencies

   The Company's pilots, fleet service (ramp) agents, and flight attendants are represented by labor unions. The pilots' representative, the Air Line Pilots Association ("ALPA"), was elected in December 1997; the ramp employees' representative, International Association of Machinists and Aerospace Workers, AFL-CIO ("IAM"), was elected in June 1998; and the flight attendants' representative, the Association of Flight Attendants, AFL-CIO ("AFA") was elected in December 1998. Prior to those dates, none of the Company's employees were represented by a union. The Company's pilots ratified a collective bargaining agreement with the Company which became effective on April 1, 2000. With respect to the fleet service employees, a contract proposal was agreed upon by the IAM and the Company, and such agreement was submitted to the employees for ratification on October 28, 1999; it was rejected. The IAM filed an application for mediation with the National Mediation Board ("NMB") on November 3, 1999, and the NMB appointed a mediator on November 8, 1999. In February 2000, with the assistance of an NMB-appointed mediator, the Company reached agreement with the IAM and members of the fleet service agent negotiating committee on a collective bargaining agreement. The agreement was then submitted to the fleet service agents for ratification. On March 20, 2000, the Company was advised that the fleet service agents voted not to approve the agreement. Further mediation of this matter has commenced and additional meetings will be held. Negotiations with the AFA have not yet concluded.

   In August 1998, the Compliance and Enforcement Branch of the Drug Abatement Division of the Federal Aviation Administration ("FAA") conducted an inspection of the Company's compliance with certain regulations related to its alcohol and drug testing programs. In September 1998, the FAA notified the Company that it was investigating alleged violations discovered during the August 1998 inspection. The Company responded to these alleged violations in October 1998. In May 1999, the FAA requested that the Company provide the FAA with an update of certain matters raised during the investigation. The Company promptly provided this information to the FAA. The Company is unable to determine whether the FAA's investigation will result in the finding of violations of these regulations and, if so, whether the FAA will pursue an assessment as a result of any such findings or what the amount of any such assessment might be.

   In September 1997, the Civil Aviation Security Division of the FAA conducted an investigation of the Company's compliance with certain regulations requiring the Company to verify the accuracy of the

                          MIDWAY AIRLINES CORPORATION
background information provided by its employees who have access to secure airport areas. The Company revised its background check procedures during the course of the FAA's investigation and then obtained and verified the necessary background information of those employees who had been identified by the FAA as having insufficient background check documentation. This investigation will likely result in a finding by the FAA of violations of these regulations. The Company has received no communications from the FAA in this respect since 1998.

   The Company is involved in various legal proceedings that are incidental to the conduct of its business. The outcome of these matters cannot be predicted, but it is management's belief that whatever the outcome, the results will not, either individually or in the aggregate, have a material adverse effect on the Company's financial position, results of operations or cash flows.

                                                                      APPENDIX I

                         INDEX OF CERTAIN DEFINED TERMS

   The following is an index showing the page in this prospectus where certain defined terms appear.

Defined Term                                                                Page
------------                                                                ----
737s.......................................................................   1
Adjusted Expected Distributions............................................  93
Administration Expenses....................................................  93
AFA........................................................................  59
Agent's Message............................................................  36
Aggregate LTV Collateral Amount............................................  94
AIR-21.....................................................................  22
Aircraft...................................................................   4
Aircraft Operative Agreements..............................................  71
AISI.......................................................................  96
American...................................................................   1
Appraisals.................................................................  26
Appraised Current Market Value.............................................  94
Assumed Aggregate Aircraft Value...........................................  98
Assumed Aircraft Value..................................................... 104
Assumed Amortization Schedule..............................................  68
ATOP.......................................................................  34
Average Life Date.......................................................... 103
AvS........................................................................  96
Base Rate..................................................................  87
Basic Rent................................................................. 117
Book-Entry Transfer Facility...............................................  35
Business Day...............................................................  67
Call Reports...............................................................  82
Cash Collateral Account....................................................  85
Cede.......................................................................  72
Certificate Account........................................................  67
Certificateholders.........................................................  65
Certificates...............................................................   1
Class A Certificates.......................................................  64
Class A Trust..............................................................  64
Class B Certificates.......................................................  64
Class B Trust..............................................................  64
Class C Certificates.......................................................  64
Class C Trust..............................................................  64
Class Exemptions........................................................... 124
Code.......................................................................  76
Continuous Stay Period..................................................... 108
Controlling Party..........................................................  14
Corporate Airlines.........................................................   1
CRAF Program............................................................... 117
CRJs.......................................................................   1
Current Distribution Date..................................................  92
Definitive Certificates....................................................  79
Delivery Period............................................................  96

Defined Term                                                                Page
------------                                                                ----
Delivery Period Termination Date...........................................   4
Deposit....................................................................  80
Deposit Account............................................................  80
Deposit Agreement..........................................................  80
Deposit Make-Whole Premium.................................................  81
Depositary.................................................................  80
Depositor..................................................................  37
Depreciation Assumption.................................................... 104
Disqualified Investor......................................................  23
Disqualified Persons....................................................... 124
Distribution Date..........................................................  67
DOT........................................................................  23
Downgrade Drawing..........................................................  85
DTC........................................................................   8
DTC Participants...........................................................  72
Eligible Institution.......................................................  35
Equipment Notes............................................................  99
ERISA...................................................................... 124
ERISA Plans................................................................ 124
Escrow Agent...............................................................  83
Escrow Agreement...........................................................  83
Escrow Receipts............................................................  83
Event of Loss.............................................................. 116
Exchange Act...............................................................  ii
Exchange Certificates......................................................   1
Exchange Offer.............................................................   1
Exchange Offer Registration Statement......................................  31
Expected Distributions.....................................................  92
Expiration Date............................................................  33
F100s......................................................................   1
FAA........................................................................ iii
Final Distributions........................................................  91
Final Drawing..............................................................  87
Final Expected Distribution Date...........................................  64
Final Legal Distribution Date..............................................  66
Global Certificate.........................................................  78
H.15 (519)................................................................. 103
IAM........................................................................  59
Indenture Default..........................................................  72
Indentures.................................................................  69
Indirect Participants......................................................  78
Intercreditor Agreement....................................................  27
Interest Drawings..........................................................  84
IRS........................................................................ 118
Issuance Date..............................................................  70

Lease.......................................................................  99
Lease Event of Default......................................................  72
Leased Aircraft.............................................................  69
Leased Aircraft Indenture...................................................  69
Leased Aircraft Notes....................................................... 100
Leased Participation Agreement..............................................  69
Letter of Transmittal.......................................................   7
LIBOR.......................................................................  87
Liquidity Event of Default..................................................  88
Liquidity Expenses..........................................................  92
Liquidity Facility..........................................................  84
Liquidity Obligations.......................................................  92
Liquidity Provider..........................................................  88
LTV Appraisal...............................................................  94
LTV Collateral Amount.......................................................  94
LTV Ratio...................................................................  94
LTVs........................................................................  97
Make-Whole Premium.......................................................... 102
Mandatory Document Terms....................................................  71
Mandatory Economic Terms....................................................  70
Maximum Amount..............................................................  81
Maximum Available Commitment................................................  84
Midway......................................................................   1
Minimum Sale Price..........................................................  91
Moody's.....................................................................  28
most recent H.15 (519)...................................................... 103
MSCS........................................................................  10
MSDW........................................................................  10
Non-Delivery Redemption Amount..............................................  12
Non-Extension Drawing.......................................................  86
Non-Performing Equipment Note...............................................  94
Non-U.S. Certificateholder.................................................. 122
Note Purchase Agreement.....................................................  69
Old Certificates............................................................   1
Owned Aircraft..............................................................  69
Owned Aircraft Indenture....................................................  69
Owned Aircraft Notes........................................................ 100
Owned Participation Agreement...............................................  69
Owner Participant...........................................................  29
Owner Trust.................................................................  14
Owner Trustee...............................................................  64
Par Redemption Amount.......................................................  12
Participants................................................................  78
Participating Broker-Dealer.................................................  31
Participation Agreements....................................................  69
Parties In Interest......................................................... 124
Pass Through Trust Agreements...............................................  64
Paying Agent Account........................................................  67
Performing Equipment Note...................................................  85
Permitted Investments.......................................................  73
Permitted Lessee............................................................ 117

Placement Agents............................................................   2
Plan Asset Regulation....................................................... 124
Plans....................................................................... 124
Pool Balance................................................................  67
Pool Factor.................................................................  68
PTC Event of Default........................................................  74
PTCE........................................................................ 124
Rating Agencies.............................................................  28
RDU.........................................................................   1
Receiptholder...............................................................  83
Registration Event..........................................................  32
Registration Rights Agreement...............................................   2
Regular Distribution Dates..................................................  66
Remaining Weighted Average Life............................................. 103
Replacement Liquidity Facility..............................................  85
Required Amount.............................................................  84
RLA.........................................................................  59
Scheduled Payments..........................................................  66
SEC.........................................................................  ii
Section 1110 Period.........................................................  85
Securities Act..............................................................  ii
Series A Equipment Notes....................................................  99
Series B Equipment Notes....................................................  99
Series C Equipment Notes....................................................  99
SH&E........................................................................  96
Shelf Registration Statement................................................   2
Shortfall Amounts........................................................... 121
Special Distribution Date...................................................  66
Special Payment.............................................................  66
Special Payments Account....................................................  67
Specified Default........................................................... 114
Standard & Poor's...........................................................  28
Stated Interest Rate........................................................  65
Sublessee................................................................... 117
Subordinated Certificateholders............................................. 121
Subordinated Certificates................................................... 121
Subordinated Trusts......................................................... 121
Supplemental Rent........................................................... 117
Term........................................................................ 111
Termination Notice..........................................................  88
Threshold Rating............................................................  86
Transportation Code.........................................................  75
Treasury Yield.............................................................. 102
Triggering Event............................................................  75
Trust Agreements............................................................  99
Trust Indenture Act.........................................................  64
Trust Indenture Estate...................................................... 101
Trust Property..............................................................  64
Trusts......................................................................  64
U.S. Certificateholders..................................................... 118
U.S. Persons................................................................ 118

                                                                     APPENDIX II

                      AIRCRAFT
[LOGO]                INFORMATION
                      SERVICES, INC.

07 August 2000


Mr. Robert Ferguson
President and CEO
Midway Airlines
2801 Slater Drive, Suite 200
Morrisville, NC 27560


Subject: AISI Report No.: AOS035BVO
         AISI Sight Unseen New Aircraft Base Value Appraisal Eight B737-700
          Aircraft

Reference:     (a)  Morgan Stanley fax messages 09 May 2000 and 19 June 2000


Dear Mr. Ferguson:


Aircraft Information Services, Inc. (AISI) is pleased to offer our opinion of the sight unseen base value of eight B737-700 aircraft scheduled to be delivered from the manufacturers to Midway Airlines between September 2000 and August 2001 as listed and defined in the above reference (a) messages and Table I of this report.

1.   Methodology and Definitions
     ---------------------------

The standard terms of reference for commercial aircraft value are `half-life base value' and `half-life current market value' of an `average' aircraft. Base value is a theoretical value that assumes a balanced market while current market value is the value in the real market; both assume a hypothetical average aircraft condition. AISI value definitions are consistent with the current definitions of the International Society of Transport Aircraft Trading (ISTAT), those of 01 January 1994. AISI is a member of that organization and employs an ISTAT Certified and Senior Certified Aircraft Appraiser.

AISI defines a `base value' as that of a transaction between equally willing and informed buyer and seller, neither under compulsion to buy or sell, for a single unit cash transaction with no hidden value or liability, and with supply and demand of the sale item roughly in balance. Base values are typically given for aircraft in `new' condition, `average half-life' condition, or in a specifically described condition unique to a single aircraft at a specific time. An `average'

      Headquarters, 26072 Merit Circle, Suite 123, Laguna Hills, CA 92653
         TEL: 949-582-8888 FAX: 949-582-8887 E-MAIL: AISINews@aol.com

                                     AII-1

07 August 2000                                                            [LOGO]
AISI File No. A0S035BVO
Page -2-

aircraft is an operable airworthy aircraft in average physical condition and with average accumulated flight hours and cycles, with clear title and standard unrestricted certificate of airworthiness, and registered in an authority which does not represent a penalty to aircraft value or liquidity, with no damage history and with inventory configuration and level of modification which is normal for its intended use and age. AISI assumes average condition unless otherwise specified in this report. `Half-life' condition assumes that every component or maintenance service which has a prescribed interval that determines its service life, overhaul interval or interval between maintenance services, is at a condition which is one-half of the total interval. It should be noted that AISI and ISTAT value definitions apply to a transaction involving a single aircraft, and that transactions involving more than one aircraft are often executed at considerable and highly variable discounts to a single aircraft price, for a variety of reasons relating to an individual buyer or seller.

AISI defines a `current market value', which is synonymous with the older term `fair market value' as that value which reflects the real market conditions, whether at, above or below the base value conditions. Assumption of a single unit sale and definitions of aircraft condition, buyer/seller qualifications and type of transaction remain unchanged from that of base value. Current market value takes into consideration the status of the economy in which the aircraft is used, the status of supply and demand for the particular aircraft type, the value of recent transactions and the opinions of informed buyers and sellers. Current market value assumes that there is no short term time constraint to buy or sell.

AISI encourages the use of base values to consider historical trends, to establish a consistent baseline for long term value comparisons and future value considerations, or to consider how actual market values vary from theoretical base values. Base values are less volatile than current market values and tend to diminish regularly with time. Base values are normally inappropriate to determine near term values. AISI encourages the use of current market values to consider the probable near term value of an aircraft.

                                     AII-2

07 August 2000                                                            [LOGO]
AISI File No. A0S035BVO
Page -3-

2.   Valuation
     ---------

Following is AISI's opinion of the base value for the subject aircraft on their respective scheduled delivery dates in current US Dollars. Valuations are presented in Table I subject to the assumptions, definitions and disclaimers herein.

                                    Table I
                                    -------

--------------------------------------------------------------------------------------------------------------------
 Aircraft Model    Serial        Expected    Delivery Date        Engine          MTOW (Lbs.)       New Delivery
                   Number      Registration                                                        Base Value
                                  Number                                                         Current USDollars
--------------------------------------------------------------------------------------------------------------------
    B737-700         30736        N361ML         Sep-00         CFM56-7B20          133,000        $ 39,110,000
--------------------------------------------------------------------------------------------------------------------
    B737-700         30737        N362ML         Oct-00         CFM56-7B20          133,000        $ 39,200,000
--------------------------------------------------------------------------------------------------------------------
    B737-700         30738        N363ML         Nov-00         CFM56-7B20          133,000        $ 39,290,000
--------------------------------------------------------------------------------------------------------------------
    B737-700         30739        N364ML         Jan-01         CFM56-7B20          133,000        $ 39,480,000
--------------------------------------------------------------------------------------------------------------------
    B737-700         30740        N365ML         Feb-01         CFM56-7B20          133,000        $ 39,570,000
--------------------------------------------------------------------------------------------------------------------
    B737-700         30741        N366ML         Apr-01         CFM56-7B20          133,000        $ 39,750,000
--------------------------------------------------------------------------------------------------------------------
    B737-700         30742        N367ML         Jun-01         CFM56-7B20          133,000        $ 39,930,000
--------------------------------------------------------------------------------------------------------------------
    B737-700         30743        N368ML         Aug-01         CFM56-7B20          133,000        $ 40,120,000
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
Totals                                                                                             $316,450,000
--------------------------------------------------------------------------------------------------------------------

                                     AII-3

07 August 2000                                                            [LOGO]
AISI File No. A0S035BVO
Page -4-

Unless otherwise agreed by Aircraft Information Services, Inc. (AISI) in writing, this report shall be for the sole use of the client/addressee. This report is offered as a fair and unbiased assessment of the subject aircraft. AISI has no past, present, or anticipated future interest in the subject aircraft. The conclusions and opinions expressed in this report are based on published information, information provided by others, reasonable interpretations and calculations thereof and are given in good faith. Such conclusions and opinions are judgments that reflect conditions and values which are current at the time of this report. The values and conditions reported upon are subject to any subsequent change. AISI shall not be liable to any party for damages arising out of reliance or alleged reliance on this report, or for any parties action or failure to act as a result of reliance or alleged reliance on this report.

Sincerely,

AIRCRAFT INFORMATION SERVICES, INC.




John D. McNicol
Vice President
Appraisals & Forecasts

                                     AII-4

                                                       AvSOLUTIONS, INC.
                                                       -------------------------
                                                       Aviation Solutions

                                                                  August 9, 2000

Mr. Robert Ferguson
President and CEO
Midway Airlines
2801 Slater Drive
Suite 200
Morrisville, North Carolina 27560

Dear Mr. Ferguson:

     AvSOLUTIONS is pleased to provide this opinion on the base value, as of July 2000, of eight Boeing 737-700 aircraft (the aircraft). The Boeing 737-700 aircraft are powered by CFM International CFM56-7B20 engines. The aircraft will be delivered to Midway Airlines before the end of the third quarter of 2001. A listing of the Boeing 737-700 aircraft is provided as Attachment 1 of this document.

     Set forth below is a summary of the methodology, considerations and assumptions utilized in this appraisal.

BASE VALUE
----------

     Base value is the appraiser's opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its "highest and best use". An aircraft's base value is founded in the historical trend of values and in the projection of future value trends and presumes an arm's length, cash transaction between willing, able and knowledge parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

CURRENT FAIR MARKET VALUE
-------------------------

     According to the International Society of Transport Aircraft Trading's (ISTAT) definition of Fair Market Value (FMV), to which AvSOLUTIONS subscribes, the quoted FMV is the appraiser's opinion of the most likely trading price that may be generated for an aircraft under the market circumstances that are perceived to exist at the time in question. The fair market value assumes that the aircraft is valued for its highest and best use, that the parties to the hypothetical sales transaction are willing, able, prudent and knowledgeable, and under no unusual pressure for a prompt sale, and that the transaction would be negotiated in an open and unrestricted market on an arm's length basis, for cash equivalent consideration, and given an adequate amount of time for effective market exposure to prospective buyers, which AvSOLUTIONS considers to be ten to twenty months.

       10687 Gaskins Way, Suite 200, Manassas, Virginia 20109-2371, USA
                   Telephone: 703-330-0461 Fax: 703-330-0581
                         Email: avsol@avsolutions.com

                                     AII-5

                                                                  AvSOLUTIONS
-----------------------------------------------------------------------------

Page 2
Midway Airlines

APPRAISAL METHODOLOGY
---------------------

         The method employed by AvSOLUTIONS to appraise the current values of aircraft and the associated equipment addresses the factors that influence the market value of an aircraft, such as its age, condition, configuration, the population of similar aircraft, similar aircraft on the market, operating costs, cost to acquire a new aircraft, and the state of demand for transportation services.

         To achieve this objective, cross-sectional data concerning the values of aircraft in each of several general categories is collected and analyzed. Cross-sectional data is then postulated and compared with reported market values at a specified point in time. Such data reflects the effect of deterioration in aircraft performance due to usage and exposure to the elements, as well as the effect of obsolescence due to the evolutionary development and implementation of new designs and materials.

         The product of the analysis identifies the relationship between the value of each aircraft and its characteristics, such as age, model designation, service configuration and engine type. Once the relationship is identified, one can then postulate the effects of the difference between the economic circumstances at the time when the cross-sectional data were collected and the current situation. Therefore, if one can determine the current value of an aircraft in one category, it is possible to estimate the current values of all aircraft in that category.

         The manufacturer and size of the aircraft usually determine the specific category to which it is assigned. Segregating the world airplane fleet in this manner accommodates the potential effects of different size and different design philosophies.

         The variability of the data used by AvSOLUTIONS to determine the current market values implies that the actual value realized will fall within a range of values. Therefore, if a contemplated value falls within the specified confidence range, AvSOLUTIONS cannot reject the hypothesis that it is a reasonable representation of the current market situation.

LIMITING CONDITIONS AND ASSUMPTIONS
-----------------------------------

         In order to conduct this valuation, AvSOLUTIONS is solely relying on information as supplied by Midway Airlines or Morgan Stanley Dean Witter, and from data within AvSOLUTIONS' own database. In determining the base value of the subject Boeing 737-700 aircraft, the following assumptions have been researched and determined:

                                     AII-6

                                                                  AvSOLUTIONS
-----------------------------------------------------------------------------

Page 3
Midway Airlines

1. AvSOLUTIONS has not inspected these aircraft or their maintenance records; accordingly, AvSOLUTIONS cannot attest to their specific location or condition.

2. The aircraft will be delivered to Midway Airlines by the end of the third quarter of 2001.

3. The aircraft will be certified, maintained and operated under United States Federal Aviation Regulation (FAR) part 121.

4. All mandatory inspections and Airworthiness Directives have been complied with.

5.       The aircraft have no damage history.

6.       The aircraft are in good condition.

7. AvSOLUTIONS considers the economic useful life of these aircraft to be at least 32 years.

         Based upon the above methodology, considerations and assumptions, it is AvSOLUTIONS' opinion that the base values of each aircraft are as listed in attachment 1.

                                     AII-7

                                                                  AvSOLUTIONS
-----------------------------------------------------------------------------

Page 4
Midway Airlines

STATEMENT OF INDEPENDENCE
-------------------------

         This appraisal report represents the opinion of AvSOLUTIONS, and is intended to be advisory in nature. Therefore, AvSOLUTIONS assumes no responsibility or legal liability for actions taken or not taken by the Client or any other party with regard to the subject aircraft. By accepting this report, the Client agrees that AvSOLUTIONS shall bear no responsibility or legal liability regarding this report. Further, this report is prepared for the exclusive use of the Client and shall not be provided to other parties without the Client's express consent.

         Aviation Solutions Inc. (AvSOLUTIONS) hereby states that this valuation report has been independently prepared and fairly represents the subject aircraft and AvSOLUTIONS' opinion of their values. Aviation Solutions Inc. (AvSOLUTIONS) further states that it has no present or contemplated future interest or association with the subject aircraft.

Signed,




Bryant Lynch
Manager, Commercial Appraisals

                                     AII-8

                                                                  AvSOLUTIONS
-----------------------------------------------------------------------------

                                 ATTACHMENT I
                            EETC COLLATERAL SUMMARY

================================================================================================================
 Aircraft                         Tail     Delivery                       Serial        MTOW
  Number         Aircraft        Number      Mo/Yr         Engines        Number      (pounds)     Base Value
----------------------------------------------------------------------------------------------------------------
     1        Boeing 737-700     N361ML     Sep-00       CFM56-7B20        30736      133,000     $39,790,000
----------------------------------------------------------------------------------------------------------------
     2        Boeing 737-700     N362ML     Oct-00       CFM56-7B20        30737      133,000     $40,180,000
----------------------------------------------------------------------------------------------------------------
     3        Boeing 737-700     N363ML     Nov-00       CFM56-7B20        30738      133,000     $40,180,000
----------------------------------------------------------------------------------------------------------------
     4        Boeing 737-700     N364ML     Jan-01       CFM56-7B20        30739      133,000     $40,520,000
----------------------------------------------------------------------------------------------------------------
     5        Boeing 737-700     N365ML     Feb-01       CFM56-7B20        30740      133,000     $40,520,000
----------------------------------------------------------------------------------------------------------------
     6        Boeing 737-700     N366ML     Apr-01       CFM56-7B20        30741      133,000     $41,130,000
----------------------------------------------------------------------------------------------------------------
     7        Boeing 737-700     N367ML     Jun-01       CFM56-7B20        30742      133,000     $41,130,000
----------------------------------------------------------------------------------------------------------------
     8        Boeing 737-700     N368ML     Aug-01       CFM56-7B20        30743      133,000     $41,540,000
----------------------------------------------------------------------------------------------------------------

                                     AII-9

                     (This page intentionally left blank.)

                                     AII-10

                                                                    Appraisal of
                                                   Eight Boeing 737-700 Aircraft

--------------------------------------------------------------------------------










                                                                   Prepared For:

                              [Aircraft graphic]
                                                                 Midway Airlines

                                                                    Prepared By:

                                                                            SH&E

                                                     International Air Transport
                                                                     Consultancy

                                                       90 Park Avenue 27th Floor
                                                              New York, NY 10016
                                                        United States of America
                                                            Tel: +1-212-682.8455
                                                            Fax: +1-212-986-1825


                                                                   June 20, 2000

                                     AII-11

                               TABLE OF CONTENTS
                               -----------------

1.       INTRODUCTION, DETERMINATION & ASSUMPTIONS..............................................................  1

     1.1.     Introduction......................................................................................  1
     1.2.     Determination.....................................................................................  1
     1.3.     Assumptions.......................................................................................  1

2.       AIRCRAFT DESCRIPTION...................................................................................  2

     2.1.     The Boeing 737 Series.............................................................................  2
     2.2.     Subject Aircraft Specification Summary............................................................  3

3.       VALUE DEFINITIONS......................................................................................  4

     3.1.     Base Value........................................................................................  4
     3.2.     Valuation Methodology Summary.....................................................................  4

4.       MARKET OUTLOOK.........................................................................................  5

     4.1.     Historic Overview Of The Market...................................................................  5
     4.2.     Aircraft Manufacturers............................................................................  5
     4.3.     Current Market Conditions.........................................................................  6
     4.4.     Commercial Jets...................................................................................  7
     4.5.     Aircraft Operating Leasing........................................................................  8
         4.5.1.         Growth in Aircraft Leasing..............................................................  8
         4.5.2.         Entry of New Lessors....................................................................  9
     4.6.     Current Airline Profitability.....................................................................  9
     4.7.     Boeing 737 Market................................................................................. 10
     4.8.     Principal Aircraft Operators...................................................................... 10

5.       QUALIFICATIONS......................................................................................... 11

6.       LIMITATIONS............................................................................................ 11

                                     AII-12

1.   INTRODUCTION, DETERMINATION & ASSUMPTIONS

     1.1.   Introduction

Simat, Helliesen & Eichner, Inc., ("SH&E") was retained by Midway Airlines (the "Client") to conduct a Desk-top Appraisal of eight new Boeing 737-700 aircraft that are to be acquired by Midway Airlines, Inc. (the "Subject Aircraft").

SH&E was asked to determine the Base Value ("BV) of the Subject Aircraft.

     1.2.   Determination

SH&E is of the opinion that the Base Value of the Subject Aircraft are listed below:

            ----------------------------------------------------------------------------------------------------

                                                Registration                Delivery                 Base Value
                                                   Number                                             (US$ mil)
            ----------------------------------------------------------------------------------------------------
                  Boeing 737-700                   N361ML                September 2000                 $40.6
            ----------------------------------------------------------------------------------------------------
                  Boeing 737-700                   N362ML                 October 2000                  $40.7
            ----------------------------------------------------------------------------------------------------
                  Boeing 737-700                   N363ML                 November 2000                 $40.7
            ----------------------------------------------------------------------------------------------------
                  Boeing 737-700                   N364ML                 January 2001                  $40.9
            ----------------------------------------------------------------------------------------------------
                  Boeing 737-700                   N365ML                 February 2001                 $41.0
            ----------------------------------------------------------------------------------------------------
                  Boeing 737-700                   N366ML                  April 2001                   $41.2
            ----------------------------------------------------------------------------------------------------
                  Boeing 737-700                   N367ML                   June 2001                   $41.3
            ----------------------------------------------------------------------------------------------------
                  Boeing 737-700                   N368ML                  August 2001                  $41.5
            ----------------------------------------------------------------------------------------------------

     1.3    Assumptions

SH&E made the following assumptions while performing this valuation:

  . The Subject Aircraft meet all specifications and performance capabilities for typical newly manufactured Boeing 737-700 aircraft.

  . All of the data and information provided by the Client is an accurate representation of the actual conditions or circumstances of the Subject Aircraft.

  . All maintenance records and documents are assumed to be complete and accurate, in compliance with all regulatory requirements and in accordance with accepted industry standards.

--------------------------------------------------------------------------------
SH&E                                                                    Page -1-

                                     AII-13

  . SH&E assumed that the Subject Aircraft will remain in its delivery configuration and will be certified for operations under the U.S. Federal Aviation Administration (or a comparable authority) and will have maintenance performed that is in accordance with industry recognized standards.

SH&E's opinions are based upon historical relationships and expectations that it believes are reasonable. Some of the underlying assumptions, including those described above are detailed explicitly or implicitly elsewhere in this report, and may not materialize because of unanticipated events and circumstances. SH&E's opinions could, and would, vary materially, should any of the above assumptions prove to be inaccurate.

2.   AIRCRAFT DESCRIPTION

     2.1.   The Boeing 737 Series

The Boeing 737 entered service in 1967 and was primarily designed to compete with the BAC One-Eleven and DC-9 in the short-haul markets. The first model, the 737-100 had a passenger capacity of 100 and a fuselage of a width similar to the Boeing 707 and 727, thereby ensuring a degree of manufacturing commonality with other Boeing aircraft.

In April 1968, Boeing introduced the 737-200 to meet the strong demand for an aircraft with a slightly larger passenger capacity. United Airlines became the launch customer, ordering 40 aircraft. The overall fuselage was lengthened to 100 ft, providing two more seat rows and increasing capacity to 119 passengers in a two-class configuration and 130 passengers in a high-density configuration.

Boeing made numerous improvements and refinements to the 737 resulting, in May 1971, with the delivery of the 737-200 Advanced model. In addition to an increased fuel capacity which gives a range of up to 2,400 nautical mile, the 737-200 Advanced was equipped with new target--type thrust reversers in place of the old clamshell design, extended engine nacelles, aerodynamic wing modifications, changes in the flap settings and structure, optional use of greater thrust Pratt & Whitney engines and nose-wheel brakes.

The 737-200 Advanced aircraft continued in production until 1988. However, the first flight of the 737-300 was made on February 24, 1984. Boeing's goal had been to build an aircraft with Stage 3 compliant engines but at minimum development cost and incorporating the technological advances developed in the 757 and 767 programs. The 737-300 shares approximately 70 percent commonality with the 737-200 Advanced. The fuselage was lengthened by 8ft 8in., in order to accommodate 149 passengers, nineteen more passengers than the 737-200ADV.

--------------------------------------------------------------------------------
SH&E                                                                    Page -2-

                                     AII-14

Other significant improvements include CFM56-3 turbofan engines, a composite material rudder and an increase in the tail-section surface area. The 737-300 also incorporates optional digital avionics, a laser inertial guidance system and Full Authority Digital Engine Controls ("FADEC"). As of January 2000, there are currently 1, 103 737-300 flying with 122 operators.

In developing the 737-400, Boeing further increased the fuselage length, in addition to strengthening the wing and landing gear, thereby allowing a higher maximum landing weight. This increase in fuselage length permits the 737-400 to carry up to 168 passengers in a single class configuration or 146 in a mixed class configuration. As of January 2000, there were 480 737-400s with 67 operators in the world.

The 737-500 is a shortened version of the 737-300 that can accommodate up to 132 passengers. The 737-500 incorporates the technology found in the 737-300 and -400 models.

The `Next Generation' ("NG") series of the Boeing 737 was launched in November 1993 and these aircraft have a radically different wing to the earlier 737 aircraft. This wing design allows for significantly faster cruise speeds together with higher operating altitudes and also greater range capabilities. The more advanced engines, the CFM56-7B, reduce noise levels and emission pollution.

The 737-600 is the smallest of the NG series and, seating a maximum of 132 people, it has a design range of 3,720 miles with a maximum takeoff weight of 124,000 to 143,500 pounds.

The 737-700 was the first of this generation of 737s to be ordered and it first flew in February 1997. This aircraft was certified by the FAA on November 7, 1997. Similar in capacity to the 737-300, it can carry up to 126 passengers with a design range of 3,797 miles and with a maximum takeoff weight ("MTOW") capability of 133,000 to 153,000 pounds.

The 737-800 and 737-900 are the largest of the 737 NG series. Both aircraft can carry up to 189 passengers, however, the -900 has a higher standard maximum takeoff weight of 166,000 pounds as compared to the 155,500 pounds of the -800 but both aircraft have options to increase the maximum takeoff weight to 174,200 pounds. The 737-800 has a longer design range than the - 900, 3,370 miles as compared to 3,140 miles.

     2.2.   Subject Aircraft Specification Summary

                    Boeing 737-700                       Specification
               ============================================================

                     Manufacturer                            Boeing
                      Engine Type                          CFM 56-7B
                       Capacity                          126 passengers
                         MTOW                             133,000 lbs.
                   Maximum Payload                         36,710 lbs.
                      Max Range                             3,300 nm


--------------------------------------------------------------------------------
SH&E                                                                    Page -3-

                                     AII-15

3.   VALUE DEFINITIONS

     3.1.   Base Value

The Base Value is the appraiser's opinion of the underlying economic value of an asset in an open, unrestricted and stable market environment with a reasonable balance of supply and demand, and also assumes full considerations of its "highest and best use". The Base Value is founded in the historical trend of values and in the projection of value trends and presumes an arm's-length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing. Since Base Value pertains to a somewhat idealized combination of the market and asset, it may not necessarily reflect the actual value of the asset, but is a nominal starting value to which adjustments may be applied to determine an actual value.

The Base Value is derived from SH&E's valuation models. The SH&E Base Value models provide trend lines derived from known transactions, econometric factors affecting aircraft, and economic life estimates of aircraft. Because it is related to long-term market trends, Base Value is normally applied to analyses of historical values and projections of residual values.

     3.2.   Valuation Methodology Summary

Since SH&E was formed in 1963, the firm has appraised virtually every major commercial jet and turboprop aircraft, in addition to many general aviation and corporate aircraft. SH&E's appraisal's are performed in accordance with the Principles of Appraisal Practice and Code of Ethics established by the International Society of Transport Aircraft Trading ("ISTAT").

The SH&E valuation approach starts by determining a half-life value for the appraised asset. The term "half-life" represents an asset that is mid-way between scheduled or routine major repairs and overhauls, with all life-limited components at half-life. This initial appraisal can then be adjusted (positive or negative) for each individual unit to reflect the asset's maintenance status relative to the next overhaul. In most cases, the half-life value of an asset assumes its physical condition is average and its maintenance time is at mid-life (or benefiting from an above-average maintenance status if it is new or nearly new, as the case may be).

SH&E half-life values are determined on an annual basis by reviewing recent past sales, aircraft and engine availability trends, technological aspects, environmental constraints and maintenance requirements.

--------------------------------------------------------------------------------
SH&E                                                                    Page -4-

                                     AII-16

4.   MARKET OUTLOOK

     4.1.   Historic Overview of the Market

Deliveries of civil jet aircraft began in 1958, with first generation aircraft such as Boeing 707's and Douglas DC-8's./1/ These aircraft offered much greater speed, capacity and passenger comfort than the long-haul piston engine aircraft which they replaced. These aircraft were followed by a second generation of smaller jet aircraft, such as the Boeing 727 and Douglas DC-9, which were designed for short-haul, high yield routes. The third generation followed with the development of wide-body aircraft including the Boeing 747, DC-10, L1011 and Airbus A300. Finally, the newest generation of aircraft includes both wide and narrow-bodied aircraft that offer significantly quieter operations and lower fuel consumption than their predecessors. This group includes the Boeing 737-300/400/500, 747-400, 757, 767 and 777; Airbus A310, A320, A330 and A340;
McDonnell Douglas MD-80, MD-90 and MD-95; and the Fokker F100.

The categorization of all civil jet airliners into these four groups is somewhat difficult as some aircraft fall between the groups. However, it is useful as a way to describe the forces driving airlines to purchase new jet aircraft. The first generation jets were purchased to take advantage of the greater capacity and operating efficiencies provided by these aircraft over longer stage lengths. The second generation jets extended these improvements in productivity to shorter routes where less capacity was required. The third generation jets reduced seat-mile costs and increased passenger comfort on the most heavily traveled routes.

Finally, the fourth and current generation of jet aircraft provides much greater fuel efficiency and produces less noise and emissions than their predecessors.

From 1990 to 1993 the airline industry suffered unprecedented worldwide losses, resulting from a combination of depressed global economies, high fuel prices and the instability and war in the Middle East. Due to the above factors, airline failures, consolidations and downsizing proliferated during the 1990-1992 period. The weakened industry's problems were compounded by the generally moribund international economy. Traffic growth was marginal in many markets and negative in a few. Even with the demise of so many carriers there remained a demonstrable over-capacity in some sectors of the industry. Airlines deferred deliveries of new aircraft, canceled orders and options and prematurely retired many aircraft.

     4.2.   Aircraft Manufacturers

The mid-1990s has seen a dramatic transformation of the worldwide aircraft industry. Only Boeing Commercial Airplane Group ("Boeing") and Airbus Industrie ("Airbus") remain as viable competitors for the large jet aircraft that dominate the fleets of the world's major airlines. The Dutch manufacturer of narrow-body twinjets, Fokker N.V. ("Fokker"), declared bankruptcy in 1995. In North America, the McDonnell Douglas Corporation was taken over by Boeing.

---------------
/1/The three other competitors in this group, the VC-10, Comet and Convair 880 all failed to sell in significant numbers.

--------------------------------------------------------------------------------
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                                     AII-17

Although never an important provider of commercial transports, except in the communist world, the ex-Soviet manufacturers of Tupolev, Ilyushin and Antonov equipment do meet air transport needs of various developing countries. These manufacturers still nominally exist, but have been unsuccessful in attracting orders from western major airlines.

The manufacturers of smaller jet aircraft have recently introduced new types of equipment. Bombardier Aerospace ("Bombardier"), Empresa Brasileira de Aeronautica S.A. ("Embraer") and Fairchild Aerospace ("Fairchild") now compete with the larger turboprop equipment and the regional jets, a market previously dominated by British Aerospace and Fokker. However, there is a consolidation trend that is also impacting the regional aircraft manufacturers.

     4.3.   Current Market Conditions

The aviation industry, and therefore the aircraft manufacturing segment, has its own business cycles due, in part, to the delay between the placement of orders for, and the delivery of, commercial aircraft. Airlines have tended to order aircraft during periods of strong relative profitability. Consequently, Boeing and Airbus now find themselves with large order books and long backlogs. Boeing, in particular, is having difficulty delivering aircraft at the rate desired by its customers.

Orders for new aircraft were pretty high in the 1999 to 2000 time period. However, when viewed in terms of the percentage of the current fleet, the orders are still below the peak reached at the top of the prior cycle, when airlines had a backlog order as high as almost 40% of the fleet. Moreover, Boeing expects orders to decline after the year 2000 and remain consistent with passenger and cargo traffic growth thereafter/2/.

                                              Jet Aircraft Order Backlog
                 ---------------------------------------------------------------
                                                        2000            1991
                 ---------------------------------------------------------------
                  Order Backlog                          4,076          3,535
                  Commercial Jet Aircraft Fleet         15,311          8,936
                  Backlog as a percent of fleet           26.6%          39.6%
                 ---------------------------------------------------------------
                   Source: ACAS - April 2000

The availability of used aircraft reflects a reasonable balance between used aircraft supply and demand. However, availability has been rising since 1996, similar to the increases experienced prior to the industry downturn in the 1990 to 1992 period, as shown in the table below. Furthermore, unofficial reports suggest that the underlying availability of new and used Stage III aircraft is slightly higher than that reported.

                                                   [Graph entitled "Total Used
                                                   Aircraft Availability"
                                                   showing number of aircraft at
                                                   the end of years 1989 through
                                                   1999].

While demand for aircraft has been strong, most aircraft ordered during the past two years have not yet been delivered. If these deliveries occur during the next industry downturn, capacity may exceed demand and force aircraft owners and operators to retire more

-----------------
/2/Boeing 1999 Current Market Outlook

--------------------------------------------------------------------------------
SH&E                                                                    Page -6-

                                     AII-18
aircraft or sell assets, perhaps at substantial discounts from today's levels.

     4.4.   Commercial Jets

The worldwide demand for increased air transport can be met in a number of ways:
(1) an increase in the number of aircraft in service; (2) an increase in the average number of seats per aircraft; (3) more efficient utilization of the aircraft.

The current size of the worldwide commercial jet fleet is approximately 15,144 aircraft3. Boeing predicts this fleet to almost double to 28,400 aircraft over the next two decades, while Airbus forecasts it to go up to around 22,526 aircraft. One of the main reasons for the variance in forecasts is Airbus's belief in the market for a 550-700 seat aircraft which it will pursue using its A3XX model. The two manufacturers differ in their forecast for aircraft additions as Boeing believes that there will be a greater need for short to medium haul aircraft to serve point-to-point markets whereas Airbus believes in the demand for bigger aircraft for the long haul routes.

         Projected Commercial Aircraft Fleet Growth for Twenty Years/4/
      ----------------------------------------------------------------------
       Source                             Boeing      Airbus       Airline
                                                                   Monitor
      ----------------------------------------------------------------------
       Projected Total Fleet              28,400      22,526       26,673
       Projected Aircraft Additions       20,150      15,518       19,000
        Growth                            15,845      9,643        14,040
        Replacement                       4,305       5,875        4,960
       Forecast Period                    1998-2018   1998-2018    1998-2018
       Aircraft Additions per year        1,008       776          950
      ----------------------------------------------------------------------

In addition to incorporating new deliveries, the size of the active commercial jet fleet reflects the increasing longevity of some commercial jets. Some types of modem jet aircraft are remaining in service much longer than their planned lives due to their favorable operating economics as well as very successful aging aircraft maintenance and modernization programs. Although more expensive to maintain, some types of these aircraft can continue to generate revenues and be profitable at ages in excess of 30 years.

Demand for aircraft is also influenced by the relative growth in the average seat capacity of commercial aircraft. If traffic increases and average seat capacity remains constant, additional aircraft units must be added to meet demand. The average seat capacity of the world's airlines remained relatively constant at 175 to 178 seats per aircraft in the 1990 to 1997 period. This has resulted in aircraft unit growth that is closely correlated to the underlying increase in passenger demand. As indicated below, industry analysts expect average aircraft seat capacity to increase to roughly 210 seats by 2018.

--------------
/3/ ACAS, April 2000
/4/ Boeing Commercial Market Outlook 1999, Airbus Global Market Forecast 1999-2018, The Airline Monitor February 2000
/5/ BACK Lundkvist Fleet Database, April 1998

--------------------------------------------------------------------------------
SH&E                                                                    Page -7-

                                     AII-19

If this occurs, the demand for aircraft units will be dampened modestly because some capacity growth will be accomplished by adding seats to aircraft. It also implies that wide-body aircraft demand would increase in the next 10 to 20 years.

                        Average Aircraft Seat Capacity
     --------------------------------------------------------------------------
       Source                         Boeing      Airbus      Airline Monitor
     --------------------------------------------------------------------------
       Forecast Period                1998-2007   1999-2018   1999-2018
       Beginning of Forecast Period   190         180         174
       End of Forecast Period         202         218         206
     --------------------------------------------------------------------------

Airlines can increase aircraft productivity with faster block times, shorter turn times and more efficient aircraft scheduling, all of which will help increase daily utilization. Airlines can also increase utilization by selling more of their available capacity. Capacity utilization or load factors have been rising within the regions that have higher utilization, as shown in the table below. This trend is especially pronounced in the Americas.

     4.5.   Aircraft Operating Leasing

            4.5.1.  Growth in Aircraft Leasing

Over the past 20 years, the world's airlines have leased a growing proportion of the aircraft that they operate. As shown below, the percentage of leased aircraft in commercial fleets has risen to 47.4% over the last 10 years, 21.2 % on operating leases and 26.2% on financial leases. In absolute terms the number of aircraft on operating leases has risen from 1,614 in 1991 to 2,922 in 2000, an increase of over 80%.

                             Aircraft Lease Trends
         ----------------------------------------------------------------------
                  Operating Leases       Financial Leases    Owned Aircraft
         ----------------------------------------------------------------------
           1991   18.1%                  24.6%               57.2%
         ----------------------------------------------------------------------
           1994   19.5%                  25.2%               55.3%
         ----------------------------------------------------------------------
           1997   20.5%_                 25.6%               53.9%
         ----------------------------------------------------------------------
           2000   21.2%                  26.2%               52.6%
         ----------------------------------------------------------------------
           Source: Airclaims Data

The growth of aircraft leasing has been accompanied by the entry of a wide range of financial institutions into the leasing market. These companies include large organizations such as International Lease Finance Corporation ("ILFC"), which is owned by American International Group, and GECAS, as well as many smaller organizations, including public and private financial institutions, financing arms of manufacturers and public and private partnerships. Lessors supply a mix of new and used aircraft operating leases, finance or capital leases of new aircraft and sale-leaseback transactions generally involving used aircraft.

--------------------------------------------------------------------------------
SH&E                                                                    Page -8-

                                     AII-20

           4.5.2. Entry of New Lessors

The health of the airline industry over the past three years has supported a general strengthening of the prices paid for used aircraft. More banks and financial institutions have been attracted to the aircraft financing sector and have begun again competing aggressively for available transactions. Several aircraft lessors have been able to access the capital markets and raise funds for expansion. New leasing companies also have formed and attracted sources of funding, including lessors created as part of the securitization of a portfolio of operating leases that were in another lessor's portfolio.

     4.6.  Current Airline Profitability

     Many airlines have enjoyed record             [Graph entitled "World Airline Operating
levels of profitability in 1997 and 1998.          Results vs. Percent Change in Real GDP"
However, the aviation industry historically        showing Operating Profit/Loss ($ billion)
has been cyclical and is seen to be headed         and Annual Percent Change in Real GDP
for a downturn, which could appear as soon         in years 1983 through 1998.]
as the end of 2000. The industry correlates
well with regional and global economic             Source:  ICAO Financial Data 1998
performance, which, in turn, drives relative
demand for air travel. Airline profitability
has historically moved in the same direction
as world gross domestic product ("GDP"). In
1998, the worldwide airline industry earned
an operating profit of $16.5 billion./6/

     Overall unit costs, as measured by Cost per Available Ton Kilometer ("CATK"), have been steadily decreasing in both real and nominal terms since 1991 as a result of high traffic volume and lower than expected operating costs. Fuel prices, though, have risen steeply in the last few months to an average of
80.2 cents per gallon in January 2000 from 62.61 cents per gallon in October 1999/7/. The increase in fuel costs has significantly impacted the bottom line for most airlines in 1999 and it seems that this trend will continue in 2000. Commissions, when expressed as a percentage of sales, have also fallen as a result of caps that have been implemented in the U.S. and elsewhere as well as the increasing sale of tickets online by carriers. Unit revenue, as expressed by Revenue per Available Ton Kilometer ("RATK"), has increased 1.1% per annum from 1987 to 1997. This unit revenue growth is mostly attributable to passenger unit revenues, an indication that carriers are pricing seats accordingly. Freight and mail unit revenue has remained flat or declined slightly over the period./8/ Real passenger yield, which is a function of real passenger revenue and RATKs, has generally declined since its peak in 1981. Optimal pricing and yield management systems are now utilized to manage this erosion, resulting in no decline in real passenger yield from 1996 to 1997./9/

__________________________
/6/ ICAO Financial Data - Commercial Air Carriers 1998.
/7/ Air Transport World - March 2000.
/8/ ICAO Financial Data - Commercial Air Carriers, 1997.
/9/ ICAO Financial Data - Commercial Air Carriers, 1997.

--------------------------------------------------------------------------------
SH&E                                                                    Page -9-

                                     AII-21

     4.7  Boeing 737 Market/10/

The Boeing 737 is the most successful airliner ever built and, as the table/11/ below shows, its variants have achieved significant market penetration. The latest generation of the 737, of which the Subject Aircraft are part, are proving to be as popular as their forerunners due, in part to their significantly improved performance capabilities.

Although facing formidable competition from Airbus, SH&E believes that the market for the 737-700, in particular, will continue to be strong for many years to come.

     ---------------------------------------------------------------------------------------------
                                                                                 # Available For
          Aircraft    # Built    # In Service    # On Order    # of Operators       Sale/Lease
     ---------------------------------------------------------------------------------------------
      737-100/200      1,144           938            0              181                58
     ---------------------------------------------------------------------------------------------
      737-300          1,113         1,103            0              121                10
     ---------------------------------------------------------------------------------------------
      737-400            486           482            0               74                 6
     ---------------------------------------------------------------------------------------------
      737-500            389           388            0               38                 2
     ---------------------------------------------------------------------------------------------
      737-600             32            32           72                2                 0
     ---------------------------------------------------------------------------------------------
      737-700            199           199          401               28                 5
     ---------------------------------------------------------------------------------------------
      737-800            238           236          417               36                 1
     ---------------------------------------------------------------------------------------------
      737-900              0             0           45                0                 0
     ---------------------------------------------------------------------------------------------

     4.8  Principal Aircraft Operators/12/

                       Top 10 Boeing 737-700 Operators:

            -----------------------------------------------------
                OPERATOR                                 TOTAL
            -----------------------------------------------------
              Southwest Airlines                              62
            -----------------------------------------------------
              Continental Airlines                            36
            -----------------------------------------------------
              Braathens (Norway)                               9
            -----------------------------------------------------
              Germania Flug (Germany)                          8
            -----------------------------------------------------
              LAPA (Argentina)                                 8
            -----------------------------------------------------
              Maersk Air (Denmark)                             7
            -----------------------------------------------------
              COPA (Panama)                                    6
            -----------------------------------------------------
              SAS (Sweden)                                     6
            -----------------------------------------------------
              BNJ Sales Company (USA)                          5
            -----------------------------------------------------
              Varig Brazil                                     5
            -----------------------------------------------------

_______________
/10/ ACAS April 2000, BACK Associates Jet Fleet April 2000 and Aircraft
     Transportation and Availability April 2000.
/12/ ACAS April 2000

--------------------------------------------------------------------------------
SH&E                                                                   Page -10-

                                     AII-22

5.   QUALIFICATIONS

Founded in 1963 and with offices in New York, Boston, Washington, London and Amsterdam, SH&E is the world's largest consulting firm specializing in commercial aviation. Its staff of over 90 personnel encompasses expertise in all disciplines of the industry and the firm has provided appraisal, consulting, strategic planning and technical services to airlines, leasing companies, government agencies, airframe and engine manufacturers, and financial institutions.

A related service that SH&E offers its clients is Asset Management. Over the last few years, SH&E has been the principal Asset Manager responsible for the recovery and subsequent re-marketing of a number of individual aircraft and some significant portfolios.

In addition, we have been the advisors and re-marketing agents to Bank of New York, NationsCredit, NationsBank, Greyrock Capital, Potomac, Concorde, Integrated Resources and the First Fidelity Trust.

In the course of those and other similar assignments we have sold, leased or parted-out over 150 aircraft, a like number of engines and approximately $30 million worth of spare parts.

In addition to the above aircraft valuations, SH&E annually values in excess of $1 billion worth of aircraft spare parts and spare engines. We have developed a statistically based methodology for the appraisal of spare parts that provides accurate valuations with known confidence levels. SH&E has also valued a number of portfolios of ground equipment, the valuations of which have been assisted by our recent acquisition, on behalf of a client, of sufficient ground equipment for the start-up of an eight aircraft airline.

This active participation in the market place provides SH&E with practical and first hand knowledge of aircraft values and lease rates. SH&E annually appraises aviation equipment worth over $10 billion. The major U.S. bond rating agencies have used SH&E's Residual Value model to validate their own depreciation schedules.

6.   LIMITATIONS

SH&E used information supplied by the Client together with in-house data accumulated through other recent studies of aircraft and engine transactions. Data sources included FAA and manufacturer forecasts.

SH&E's opinions are based upon historical relationships and expectations that it believes are reasonable. Some of the underlying assumptions, including those described above and detailed explicitly or implicitly elsewhere in this report, may not materialize because of unanticipated events and circumstances. SH&E's opinions could, and would, vary materially, should any of the above assumptions prove to be inaccurate.

--------------------------------------------------------------------------------
SH&E                                                                   Page -11-

                                     AII-23

The opinions expressed herein are not given for, or as an inducement or endorsement for, any financial transaction. They are prepared for the exclusive use of the addressee. The report is not to be furnished to any third party without the written permission of SH&E. SH&E accepts no responsibility for damages, if any, that result from decisions made or actions taken based on this report.

This report reflects SH&E's expert opinion and best judgment based upon the information available to it at the time of its preparation. SH&E does not have, and does not expect to have, any financial interest in the appraised property and nor has SH&E addressed questions of title regarding the appraised property. It should be noted, however, that, although not at present, in the normal course of business, SH&E may well be involved in the re-marketing of equipment similar to that, which is the subject of this report.

                                             For SH&E:



June 20, 2000                                Clive G. Medland, FRAeS
                                             Vice President
                                             Senior Appraiser
                                             International Society of
                                             Transport Aircraft Trading

--------------------------------------------------------------------------------
SH&E                                                                   Page -12-

                                     AII-24

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

   Pursuant to Section 145 of the Delaware General Corporation Law ("DGCL"), Midway Airlines Corporation (the "Company") generally has the power to indemnify its current and former directors, officers, employees and agents against expenses and liabilities incurred by them in connection with any suit to which they are, or threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of the Company, however, indemnification is generally limited to attorneys' fees and other expenses and is not available if such person is adjudged to be liable to the Company unless the court determines that indemnification is appropriate. The statute expressly provides that the power to indemnify authorized hereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Company also has purchased and maintains insurance for such persons.

   The above discussion of Section 145 of the DGCL is not intended to be exhaustive and is qualified in its entirety by such statute.

Item 21. Exhibits.

   See Index to Exhibits.

Item 22. Undertakings.

   (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
  Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (6) That every prospectus: (i) that is filed pursuant to paragraph (5) immediately preceding, or (ii) that purports to meet the requirements of
  Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

   (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Morrisville, State of North Carolina, on January 15th, 2001.

                                          Midway Airlines Corporation

                                                /s/ Robert R. Ferguson, III
                                          By___________________________________
                                                  Robert R. Ferguson, III
                                            Chairman of the Board, President &
                                                  Chief Executive Officer
                                               (Principal Executive Officer)

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert R. Ferguson, III, Jonathan S. Waller and Steven Westberg, jointly and severally, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

   /s/ Robert R. Ferguson, III         Chairman of the Board,      January 15, 2001
______________________________________  President and Chief
       Robert R. Ferguson, III          Executive Officer
                                        (Principal Executive
                                        Officer)

       /s/ Steven Westberg             Executive Vice President    January 15, 2001
______________________________________  and General Manager
           Steven Westberg              (Principal Financial and
                                        Accounting Officer)

      /s/ W. Greyson Quarles           Director                    January 15, 2001
______________________________________
          W. Greyson Quarles

    /s/ Gregory J. Robitaille          Director                    January 12, 2001
______________________________________
        Gregory J. Robitaille


              Signature                          Title                   Date
              ---------                          -----                   ----
        /s/ Timothy Smith              Director                    January 10, 2001
______________________________________
            Timothy Smith

    /s/ Gregory Harding-brown          Director                    January 13, 2001
______________________________________
        Gregory Harding-Brown

                               INDEX TO EXHIBITS

 Exhibit
   No.                                Description
 -------                              -----------
  3.1*    Amended and Restated Certificate of Incorporation.

  3.2*    Amended and Restated Bylaws.

  4.1+ Offering Memorandum of Midway Airlines Corporation pertaining to the offering of Class A, Class B, and Class C Certificates by Midway
          Airlines Corporation.

  4.2+ Pass Through Trust Agreement, dated as of September 27, 2000, between Midway Airlines Corporation and Allfirst Bank, as Trustee, made with respect to the formation of Midway Airlines 2000-1A Pass
          Through Trust and the issuance of 8.82% Midway Airlines 2000-1A Pass
          Through Certificates representing fractional undivided interests in such Trust (includes form of Class A Certificate).

  4.3+ Pass Through Trust Agreement, dated as of September 27, 2000, between Midway Airlines Corporation, and Allfirst Bank, as Trustee, made with respect to the formation of Midway Airlines 2000-1B Pass
          Through Trust and the issuance of 10.07% Midway Airlines 2000-1B
          Pass Through Certificates representing fractional undivided interests in such Trust (includes form of Class B Certificate).

  4.4+ Pass Through Trust Agreement, dated as of September 27, 2000, between Midway Airlines Corporation and Allfirst Bank, as Trustee, made with respect to the formation of Midway Airlines 2000-1C Pass
          Through Trust and the issuance of 11.19% Midway Airlines 2000-1C
          Pass Through Certificates representing fractional undivided interests in such Trust (includes form of Class C Certificate).

  5.1 Opinion of Fulbright & Jaworski L.L.P. as to the legality of the Exchange Certificates being registered hereby.

 10.1+    Placement Agreement, dated September 22, 2000, between Midway
          Airlines Corporation, Morgan Stanley & Co. Incorporated and Seabury
          Securities LLC.

 10.2+    Registration Rights Agreement, made and entered into on September
          27, 2000, among Midway Airlines Corporation, Allfirst Bank, as
          Trustee, and Morgan Stanley & Co. Incorporated and Seabury
          Securities LLC.

 10.3+    Revolving Credit Agreement, dated as of September 27, 2000, between
          Allfirst Bank, not in its individual capacity but solely as Subordination Agent under the Intercreditor Agreement, as Agent and
          Trustee for the Class A Trust, and Morgan Stanley Capital Services
          Inc.

 10.4+    Revolving Credit Agreement, dated as of September 27, 2000, between
          Allfirst Bank, not in its individual capacity but solely as Subordination Agent under the Intercreditor Agreement, as Agent and
          Trustee for the Class B Trust, and Morgan Stanley Capital Services
          Inc.

 10.5+    Revolving Credit Agreement, dated as of September 27, 2000, between
          Allfirst Bank, not in its individual capacity but solely as Subordination Agent under the Intercreditor Agreement, as Agent and
          Trustee for the Class C Trust, and Morgan Stanley Capital Services
          Inc.

 10.6+    Intercreditor Agreement, dated as of September 27, 2000, among
          Allfirst Bank, as Trustee, Morgan Stanley Capital Services Inc., as
          Class A Liquidity Provider, Class B Liquidity Provider and Class C
          Liquidity Provider, and Allfirst Bank, as Subordination Agent.

 10.7+    Deposit Agreement (Class A), dated as of September 27, 2000, between
          First Union Trust Company, National Association, as Escrow Agent, and Allfirst Bank, as Depositary.

  Exhibit
    No.                                Description
  -------                              -----------

 10.8+ Deposit Agreement (Class B), dated as of September 27, 2000, between First Union Trust Company, National Association, as Escrow
            Agent, and Allfirst Bank, as Depositary.

 10.9+ Deposit Agreement (Class C), dated as of September 27, 2000, between First Union Trust Company, National Association, as Escrow
            Agent, and Allfirst Bank, as Depositary.

 10.10+     Escrow and Paying Agent Agreement (Class A), dated as of September
            27, 2000, among First Union Trust Company, National Association, as Escrow Agent, Morgan Stanley & Co. Incorporated and Seabury
            Securities LLC, as Placement Agents of the Certificates, and
            Allfirst Bank, as Trustee and as Paying Agent.

 10.11+     Escrow and Paying Agent Agreement (Class B), dated as of September
            27, 2000, among First Union Trust Company, National Association, as Escrow Agent, Morgan Stanley & Co. Incorporated and Seabury
            Securities LLC, as Placement Agents of the Certificates, and
            Allfirst Bank, as Trustee and as Paying Agent.

 10.12+     Escrow and Paying Agent Agreement (Class C), dated as of September
            27, 2000, among First Union Trust Company, National Association, as Escrow Agent, Morgan Stanley & Co. Incorporated and Seabury
            Securities LLC, as Placement Agents of the Certificates, and
            Allfirst Bank, as Trustee and as Paying Agent.

 10.13+     Note Purchase Agreement, dated as of September 27, 2000, among
            Midway Airlines Corporation, Allfirst Bank, as Subordination Agent and Trustee, and First Union Trust Company, National Association, as Escrow Agent.

 10.14+(S)  Participation Agreement [N588ML], dated as of September 21, 2000, among Midway Airlines Corporation, First Union Trust Company,
            National Association, as Owner Trustee, General Electric Capital
            Corporation, each Loan Participant identified on Schedule II thereto, and Allfirst Bank, as Indenture Trustee. The Company is party to two additional Participation Agreements which are substantially identical in all material respects except as indicated on the exhibit.

 10.15+     Trust Agreement [N588ML], dated as of September 21, 2000, between
            General Electric Capital Corporation and First Union Trust
            Company, National Association, in its individual capacity only as expressly stated therein and otherwise as Trustee thereunder. The
            Company is party to two additional Trust Agreements which are substantially identical in all material respects except as indicated on the exhibit.

 10.16+     Trust Indenture and Security Agreement [N588ML], dated as of
            September 21, 2000, between First Union Trust Company, National
            Association, not in its individual capacity, except as otherwise specifically set forth therein under the Trust Agreement, as defined therein, and Allfirst Bank. The Company is party to two additional Trust Indenture and Security Agreements which are substantially identical in all material respects except as indicated on the exhibit.

 10.17+     Indenture Supplement No. 1 [N588ML], dated September 22, 2000, of
            First Union Trust Company, National Association, not in its individual capacity except as expressly provided in the Aircraft
            Operative Agreements, but solely as Owner Trustee under the Trust
            Agreement. The Company is party to two additional Indenture
            Supplements which are substantially identical in all material respects except as indicated on the exhibit.

  Exhibit
    No.                                Description
  -------                              -----------

 10.18+(S)  Lease Agreement [N588ML], dated as of September 21, 2000, between
            First Union Trust Company, National Association, as Owner Trustee, the Lessor (as defined therein), and Midway Airlines Corporation.
            The Company is party to two additional Lease Agreements which are substantially identical in all material respects except as indicated on the exhibit.

 10.19+     Lease Supplement No. 1 [N588ML], dated September 22, 2000, between
            First Union Trust Company, National Association, as Owner Trustee, except as otherwise provided therein, the Lessor (as defined therein) and Midway Airlines Corporation. The Company is party to two additional Lease Supplements which are substantially identical in all material respects except as indicated on the exhibit.

 10.20+     Purchase Agreement Assignment [N588ML], dated as of September 21,
            2000, between Midway Airlines Corporation and First Union Trust
            Company, National Association, as Owner Trustee. The Company is party to two additional Purchase Agreement Assignments which are substantially identical in all material respects except as indicated on the exhibit.

 10.21+     Engine Warranty Assignment [N588ML], made on the 21st day of
            September, 2000, between Midway Airlines Corporation and First
            Union Trust Company, National Association, as Owner Trustee. The
            Company is party to two additional Engine Warranty Assignments which are substantially identical in all material respects except as indicated on the exhibit.

 10.22+(S)  Credit Agreement [Midway/LBK], dated as of July 31, 2000, among
            Midway Airlines Corporation, each Senior Loan Participant identified on Schedule I thereto, Boeing Nevada, Inc., as Junior
            Loan Participant, and Landesbank Schleswig-Holstein Girozentrale, as Security Agent.

 10.23+(S)  Mortgage and Security Agreement [Midway/LBK], dated as of July 31,
            2000, between Midway Airlines Corporation and Landesbank
            Schleswig-Holstein Girozentrale, as Security Agent.

 10.24+(S)  Participation Agreement [N361ML], dated as of September 27, 2000, among Midway Airlines Corporation, First Union Trust Company,
            National Association, as Owner Trustee under the Trust Agreement,
            Silvermine River Finance One, Inc., Allfirst Bank, as Indenture
            Trustee under the Indenture, as Pass Through Trustee of three separate Pass Through Trusts, and as Subordination Agent.

 10.25+     Trust Agreement [N361ML], dated as of September 27, 2000, between
            Silvermine River Finance One, Inc., and First Union Trust Company,
            National Association, in its individual capacity only as expressly stated therein and otherwise solely as Trustee thereunder.

 10.26+(S)  Trust Indenture and Security Agreement [N361ML], dated as of
            September 27, 2000, between First Union Trust Company, National
            Association, not in its individual capacity, except as otherwise specifically set forth therein under the Trust Agreement, and Allfirst Bank.

 10.27+     Indenture Supplement No. 1 [N361ML], dated September 27, 2000, of
            First Union Trust Company, National Association, as Owner Trustee under the Trust Agreement [N361ML], dated as of September 27, 2000, between First Union Trust Company, National Association, and the Owner Participant named therein.

 10.28+(S)  Lease Agreement [N361ML], dated as of September 27, 2000, between
            First Union Trust Company, National Association, as Owner Trustee, the Lessor (as defined therein), and Midway Airlines Corporation.

 10.29+     Lease Supplement No. 1 [N361ML], dated September 27, 2000, between
            First Union Trust Company, National Association, as Owner Trustee, except as otherwise provided therein, the Lessor (as defined therein), and Midway Airlines Corporation.

 Exhibit
   No.                               Description
 -------                             -----------

 10.30+   Purchase Agreement Assignment [N361ML], dated as of September 27,
          2000, between Midway Airlines Corporation and First Union Trust
          Company, National Association, as Owner Trustee.

 10.31+     Engine Warranty Assignment [N361ML], made on the 27th day of
            September, 2000, between Midway Airlines Corporation and First
            Union Trust Company, National Association, as Owner Trustee.

 10.32+(S)  Aircraft Lease Agreement (Serial No. 29893), dated as of September
            15, 2000, between Aviation Financial Services, Inc., as Lessor, and Midway Airlines Corporation, as Lessee.

 10.33+(S)  Aircraft Lease Agreement (Serial No. 32244), dated as of September
            15, 2000, between Aviation Financial Services, Inc., as Lessor, and Midway Airlines Corporation, as Lessee.

 10.34+(S)  Aircraft Lease Agreement (Serial No. 28654), dated as of September
            15, 2000, between Aviation Financial Services, Inc., as Lessor, and Midway Airlines Corporation, as Lessee.

 23.1       Consent of Ernst & Young LLP.

 23.2       Consent of Aircraft Information Services, Inc.

 23.3       Consent of AvSOLUTIONS, Inc.

 23.4       Consent of Simat, Helliesen & Eichner, Inc.

 23.5       Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1).

 24.1       Powers of Attorney of Certain Officers and Directors of Midway
            Airlines Corporation (included on signature page).

 25.1 Form T-1, Statement of Eligibility under the Trust Indenture Act of Allfirst Bank.

 99.1       Form of Letter of Transmittal.

 99.2       Form of Notice of Guaranteed Delivery.

 99.3       Form of Instructions to Registered Holder and/or Book-Entry
            Transfer Facility Participant from Beneficial Owner.

 99.4       Certified Resolution.

--------
* Incorporated by reference to the Company's Registration Statement on Form S-1 (Registration No. 333-37375), as amended, effective December 7, 1997.
+ Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000.
(S)Portions omitted pursuant to request for confidential treatment. The confidential portions have been separately filed with the Securities and Exchange Commission.